      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 14, 1997

                                                     REGISTRATION NO. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                             AMCORE FINANCIAL, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

              NEVADA                                 6022                               36-3183870
   (STATE OR OTHER JURISDICTION          (PRIMARY STANDARD INDUSTRIAL                (I.R.S. EMPLOYER
OF INCORPORATION OR ORGANIZATION)        CLASSIFICATION CODE NUMBER)               IDENTIFICATION NO.)

                               501 SEVENTH STREET
                            ROCKFORD, ILLINOIS 61104
                                 (815) 968-2241
    (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                  OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                            ------------------------

                                 JOHN R. HECHT
                             SENIOR VICE PRESIDENT
                             AMCORE FINANCIAL, INC.
                               501 SEVENTH STREET
                            ROCKFORD, ILLINOIS 61104
                                 (815) 968-2241
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)
                            ------------------------

                                   COPIES TO:

                     WILLIAM R. KUNKEL
                      PETER C. KRUPP                                                  KENNETH V. HALLETT
      SKADDEN, ARPS, SLATE, MEAGHER & FLOM (ILLINOIS)                                   QUARLES & BRADY
                   333 WEST WACKER DRIVE                                           411 EAST WISCONSIN AVENUE
                  CHICAGO, ILLINOIS 60606                                          MADISON, WISCONSIN 53202
                      (312) 407-0700                                                    (414) 277-5000

                            ------------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
PUBLIC: As soon as practicable after this Registration Statement becomes effective.
     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]
                            ------------------------
                        CALCULATION OF REGISTRATION FEE

==========================================================================================================
     TITLE OF EACH                                          PROPOSED MAXIMUM           PROPOSED MAXIMUM
  CLASS OF SECURITIES                AMOUNT                  OFFERING PRICE               AGGREGATE
    BEING REGISTERED          BEING REGISTERED (1)              PER UNIT                OFFERING PRICE
----------------------------------------------------------------------------------------------------------
Common Stock ($0.33 par
value)..................        2,473,175 shares              (2)  $42.15              (2)  $18,533,313
----------------------------------------------------------------------------------------------------------
Share Purchase Rights...           2,473,175            (4)                         (4)
==========================================================================================================

-------------------------------------------------
     TITLE OF EACH
  CLASS OF SECURITIES           AMOUNT OF
    BEING REGISTERED         REGISTRATION FEE
-------------------------------------------------
Common Stock ($0.33 par
value)..................      (2)  $5,616(3)
-------------------------------------------------
Share Purchase Rights...  (4)
=================================================

(1) Estimated solely for the purpose of calculating the registration fee. The amount being registered represents the maximum number of shares of common stock of AMCORE Financial, Inc. ("AMCORE") and associated share purchase rights that may be issued in connection with the conversion and exchange of all outstanding shares of common stock of Country Bank Shares Corporation ("CBSC"), subject to adjustment pursuant to the Merger Agreement, as described herein.

(2) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(f)(2) based upon the book value per share of CBSC Common Stock on December 31, 1996 ($42.15) and the 439,699 shares of CBSC Common Stock which are to be received by the Registrant or cancelled in the transaction discussed herein.

(3) In accordance with Rule 457(b), the registration fee paid herewith has been reduced by $3,707 which is the amount of the fee previously paid in connection with the Registrant's Schedule 14A filed with the Commission on May 2, 1997.

(4) The value attributable to the share purchase rights is reflected in the market price of the AMCORE Common Stock to which the Rights are attached.
                            ------------------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
================================================================================

                        COUNTRY BANK SHARES CORPORATION
                             100 SOUTH FIRST STREET
                           MT. HOREB, WISCONSIN 53572
                           -------------------------

   NOTICE OF SPECIAL MEETING OF COUNTRY BANK SHARES CORPORATION STOCKHOLDERS
                                 JUNE 18, 1997
                           -------------------------

TO THE STOCKHOLDERS OF COUNTRY BANK SHARES CORPORATION:

     YOU ARE HEREBY NOTIFIED of and invited to attend a special meeting (the "Special Meeting") of stockholders of Country Bank Shares Corporation, a Wisconsin corporation ("CBSC"), to be held at the principal offices of CBSC at 100 South First Street, Mt. Horeb, Wisconsin 53572, on June 18, 1997, at 9:30 a.m., local time, for the purpose of considering and voting upon the following:

(1) A proposal ("Proposal") to approve and adopt the Amended and Restated Agreement and Plan of Merger, dated as of May 1, 1997 (the "Merger Agreement"), among AMCORE Financial, Inc., a Nevada corporation ("AMCORE"), CBS Acquisition Corp., a Wisconsin corporation and a wholly-owned subsidiary of AMCORE ("Newco"), and CBSC and the transactions contemplated thereby, pursuant to which, among other things, (i) Newco will merge with and into CBSC, with CBSC being the surviving corporation in the merger (the "Merger"), and (ii) each outstanding share of common stock, no par value, of CBSC ("CBSC Common Stock") (other than shares of CBSC Common Stock held by CBSC as treasury stock immediately prior to the Effective Time (as defined in the Merger Agreement) and shares of CBSC Common Stock held by AMCORE, Newco, or any direct or indirect subsidiary of AMCORE, which shares will be cancelled, and other than shares of CBSC Common Stock held by stockholders of CBSC who have properly exercised their dissenters' rights under Wisconsin law) will be cancelled and converted into the right to receive a number of shares (ranging from 5.6247 to 3.7193) (the "Exchange Ratio") of common stock, par value $0.33 per share, of AMCORE, to be determined based upon the average per share closing price of AMCORE Common Stock as reported on the Nasdaq National Market for the period of twenty trading days ending at the end of the third trading day immediately preceding the date of the Special Meeting. A description of the procedure to be used in determining the Exchange Ratio, together with other important information, is contained in the accompanying CBSC Proxy Statement and AMCORE Prospectus ("Proxy Statement/Prospectus").

(2) Such other business as may properly come before the Special Meeting or any postponements or adjournments thereof.

     A copy of the Merger Agreement is attached as Annex II to the Proxy Statement/Prospectus that accompanies this Notice of Special Meeting of Country Bank Shares Corporation Stockholders.

     Stockholders of CBSC ("CBSC Stockholders") have the statutory right to assert dissenters' rights under Sections 180.1301 to 180.1331 of the Wisconsin Business Corporation Law (the "WBCL"). In order to perfect this right, a stockholder must not vote in favor of the Merger (this may be done by marking the proxy either to vote against the Merger or to abstain from voting thereon or by not voting at all) and must take such other action as is required by such statute, including delivery of, prior to the vote upon the Merger, written notice of intent to demand the "fair value" of such stockholder's shares of CBSC Common Stock. Sections 180.1301 et seq. of the WBCL are attached to the accompanying Proxy Statement/Prospectus as Annex III.

     THE BOARD OF DIRECTORS OF CBSC HAS DETERMINED THAT THE TERMS OF THE MERGER ARE FAIR TO AND IN THE BEST INTERESTS OF CBSC AND ITS STOCKHOLDERS, HAS APPROVED AND ADOPTED THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY, AND RECOMMENDS THAT THE CBSC STOCKHOLDERS VOTE "FOR" THE APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY.

                                                        (continued on next page)

     The Board of Directors of CBSC has fixed the close of business on May 5, 1997, as the record date (the "Record Date") for determination of the stockholders entitled to receive notice of, and to vote at, the Special Meeting. The Special Meeting may be postponed or adjourned from time to time without any notice other than by announcement at the Special Meeting of any postponements or adjournments thereof, and any and all business for which notice is hereby given may be transacted at such postponed or adjourned Special Meeting.

     The affirmative vote of the holders of a majority of the shares of CBSC Common Stock outstanding on the Record Date is required to approve the above proposal. Please complete, date, sign and promptly return the enclosed proxy card, which is solicited by the Board of Directors of CBSC, in the enclosed envelope, whether or not you expect to attend the Special Meeting. The giving of such proxy does not affect your right to vote in person in the event you attend the Special Meeting. You may revoke the proxy at any time prior to its exercise by filing a written notice of revocation to CBSC, delivering to CBSC a duly executed proxy bearing a later date, or by voting in person at the Special Meeting. Failure to return a properly executed proxy card, or to vote at the Special Meeting, will have the same effect, in most cases, as a vote against the Merger.

May 14, 1997                              By Order of the Board of Directors

                                          NEAL H. BRUNNER

                                          Neal H. Brunner
                                          President

                                   IMPORTANT

PLEASE DO NOT SEND YOUR COMMON STOCK CERTIFICATES AT THIS TIME. IF THE MERGER IS CONSUMMATED, YOU WILL BE SENT INSTRUCTIONS REGARDING THE SURRENDER OF YOUR STOCK CERTIFICATES.

                             AMCORE FINANCIAL, INC.
                                   PROSPECTUS

                        COUNTRY BANK SHARES CORPORATION
AMCORE FINANCIAL, INC. LOGO                                                 CBSC
                                PROXY STATEMENT

                                  COMMON STOCK

     This Proxy Statement/Prospectus ("Proxy Statement/Prospectus") constitutes a prospectus of AMCORE Financial, Inc., a Nevada corporation ("AMCORE"), with respect to shares of common stock of AMCORE to be issued pursuant to an Amended and Restated Agreement and Plan of Merger, dated as of May 1, 1997 (the "Merger Agreement"), providing for the merger (the "Merger") of CBS Acquisition Corp., a Wisconsin corporation and a wholly-owned subsidiary of AMCORE ("Newco"), with and into Country Bank Shares Corporation, a Wisconsin corporation ("CBSC"). The Merger Agreement is set forth in Annex II and incorporated herein by reference.

     This Proxy Statement/Prospectus also serves as a Proxy Statement of CBSC for the special meeting of stockholders of CBSC to be held on June 18, 1997, and any adjournments or postponements thereof (the "Special Meeting"). At the Special Meeting, holders of shares of common stock of CBSC will consider and vote upon the approval and adoption of the Merger Agreement.

     Under the Merger Agreement, each outstanding share of common stock, no par value, of CBSC ("CBSC Common Stock"), other than shares held by any stockholder of CBSC (individually a "CBSC Stockholder" and collectively the "CBSC Stockholders") who properly exercises and preserves his or her statutory dissenters' rights, will be converted into the right to receive a number of shares (ranging from 5.6247 to 3.7193) (the "Exchange Ratio") of common stock, $0.33 par value per share, of AMCORE, and associated share purchase rights (collectively referred to herein as "AMCORE Common Stock"), to be determined based upon the average per share closing price of AMCORE Common Stock as reported on the Nasdaq National Market for the period of twenty trading days ending at the end of the third trading day immediately preceding the date of the Special Meeting. A description of the procedure to be used in determining the Exchange Ratio is contained elsewhere in this Proxy Statement/Prospectus. See "THE MERGER AGREEMENT -- Conversion of Shares and Exchange Ratio."

     AMCORE Common Stock is quoted on the Nasdaq National Market (the "NASDAQ"). The composite closing price of AMCORE Common Stock on the NASDAQ on May 13, 1997 was $27.75 per share.

     All information herein with respect to AMCORE and Newco has been furnished by AMCORE and all information with respect to CBSC and its subsidiaries has been furnished by CBSC.

     This Proxy Statement/Prospectus does not cover any resale of the securities to be received by stockholders of CBSC upon consummation of the Merger and no person is authorized to make any use of this Proxy Statement/Prospectus in connection with any such resale.

     Stockholders of record at the close of business on the record date, May 5, 1997 (the "Record Date"), are entitled to notice of, and to vote at, the Special Meeting. As of the Record Date, approximately 433,699 shares of CBSC Common Stock were issued and outstanding and entitled to vote at the Special Meeting. Each share of CBSC Common Stock is entitled to one vote on each matter to be voted upon at the Special Meeting.

     A list of CBSC Stockholders of record as of the Record Date will be available at CBSC's executive offices beginning two (2) business days after the notice of the Special Meeting is given and continuing to the date of the Special Meeting and will also be available at the Special Meeting. Such list may be examined during ordinary business hours by any CBSC Stockholder of record for any purpose germane to the meeting.

CBSC STOCKHOLDERS SHOULD NOT SEND THEIR CBSC COMMON STOCK CERTIFICATES AT THIS TIME. IF THE MERGER IS CONSUMMATED, CBSC STOCKHOLDERS WILL BE SENT INSTRUCTIONS REGARDING THE SURRENDER OF THEIR STOCK CERTIFICATES.

 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE COMMISSIONER NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSIONER
  PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROXY STATEMENT/PROSPECTUS. ANY
             REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

  THE SHARES OF AMCORE COMMON STOCK OFFERED HEREBY ARE NOT DEPOSITS OR SAVINGS ACCOUNTS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY
                 OTHER GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

          The date of this Proxy Statement/Prospectus is May 14, 1997.

     NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROXY STATEMENT/PROSPECTUS AND, IF GIVEN OR MADE, THE INFORMATION OR REPRESENTATION SHOULD NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY AMCORE, NEWCO OR CBSC. THIS PROXY STATEMENT/PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO PURCHASE THE SECURITIES OFFERED HEREBY, OR THE SOLICITATION OF A PROXY, IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION OF AN OFFER OR PROXY IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROXY STATEMENT/PROSPECTUS NOR ANY DISTRIBUTION OF THE SECURITIES TO WHICH THIS PROXY STATEMENT/PROSPECTUS RELATES SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF AMCORE, NEWCO OR CBSC SINCE THE DATE OF THIS PROXY STATEMENT/PROSPECTUS.

                             AVAILABLE INFORMATION

     AMCORE is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, or at its regional offices at Citicorp Center, Suite 1400, 500 West Madison Street, Chicago, Illinois 60661 and Seven World Trade Center, 13th Floor, New York, New York 10048. Copies of such material may also be obtained at prescribed rates by writing to the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549. The Commission maintains a World Wide Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission and the address of such site is http://www.sec.gov.

     AMCORE has filed a Registration Statement on Form S-4 (the "Registration Statement") with the Commission under the Securities Act of 1933, as amended (the "Securities Act") relating to the shares of AMCORE Common Stock to be issued in connection with the Merger. This Proxy Statement/Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. Such additional information may be obtained from the Commission's principal office in Washington, D.C., as set forth above. Reference is hereby made to the Registration Statement and related exhibits for further information with respect to AMCORE, Newco, CBSC and the securities offered hereby. Statements contained in this Proxy Statement/Prospectus as to the contents of any document are not necessarily complete, and in each instance reference is made to such document itself, each such statement being qualified in all respects by such reference.

     CBSC is not subject to the informational requirements of the Exchange Act and does not file reports and other information with the Commission.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     THIS PROXY STATEMENT/PROSPECTUS INCORPORATES DOCUMENTS RELATING TO AMCORE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THESE DOCUMENTS, EXCLUDING EXHIBITS UNLESS SPECIFICALLY INCORPORATED BY REFERENCE HEREIN, ARE AVAILABLE WITHOUT CHARGE TO EACH PERSON, INCLUDING ANY BENEFICIAL OWNER, TO WHOM A PROXY STATEMENT/PROSPECTUS IS DELIVERED, UPON ORAL OR WRITTEN REQUEST TO MR. JOHN R. HECHT, SENIOR VICE PRESIDENT AND CHIEF FINANCIAL OFFICER, AMCORE FINANCIAL, INC., 501 SEVENTH STREET, ROCKFORD, ILLINOIS 61104 (TELEPHONE: 815-968-2241). IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, ANY REQUEST SHOULD BE MADE BY JUNE 11, 1997.

     The following documents filed by AMCORE with the Commission are incorporated herein by reference:

     1. AMCORE's Annual Report on Form 10-K and Form 11-K, for the year ended December 31, 1996;

     2. AMCORE's Current Reports on Form 8-K dated February 6, 1997 and April 30, 1997; and

     3. the description of AMCORE Common Stock (including the share purchase rights) contained in AMCORE's registration statements filed pursuant to
        Section 12 of the Exchange Act and any amendment or report filed for the purpose of updating such description.

     All reports and other documents filed by AMCORE pursuant to Section 13 (a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the date of the Special Meeting will be deemed to be incorporated by reference into this Proxy Statement/Prospectus and to be a part hereof from the date of filing of such reports and other documents.

     Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Proxy Statement/Prospectus to the extent that a statement contained herein (or in any subsequently filed document which also is incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded.

                           FORWARD-LOOKING STATEMENTS

     THIS PROXY STATEMENT/PROSPECTUS CONTAINS AND INCORPORATES BY REFERENCE CERTAIN FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 WITH RESPECT TO THE RESULTS OF OPERATIONS AND BUSINESSES OF AMCORE AND CBSC. THESE FORWARD-LOOKING STATEMENTS INVOLVE CERTAIN RISKS AND UNCERTAINTIES. FACTORS THAT MAY CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CONTEMPLATED OR PROJECTED, FORECAST, ESTIMATED OR BUDGETED IN SUCH FORWARD-LOOKING STATEMENTS INCLUDE, AMONG OTHERS, THE FOLLOWING
POSSIBILITIES: (i) HEIGHTENED COMPETITION, INCLUDING SPECIFICALLY THE INTENSIFICATION OF PRICE COMPETITION, THE ENTRY OF NEW COMPETITORS AND THE FORMATION OF NEW PRODUCTS BY NEW AND EXISTING COMPETITORS; (ii) ADVERSE STATE AND FEDERAL LEGISLATION AND REGULATION; (iii) FAILURE TO OBTAIN NEW CUSTOMERS OR RETAIN EXISTING CUSTOMERS; (iv) INABILITY TO CARRY OUT MARKETING AND/OR EXPANSION PLANS; (v) LOSS OF KEY EXECUTIVES; (vi) CHANGES IN INTEREST RATES;
(vii) GENERAL ECONOMIC AND BUSINESS CONDITIONS WHICH ARE LESS FAVORABLE THAN EXPECTED; (viii) UNANTICIPATED CHANGES IN INDUSTRY TRENDS; AND (ix) CHANGES IN FEDERAL RESERVE BOARD MONETARY POLICIES. IN ADDITION, FACTORS THAT COULD CAUSE ACTUAL RESULTS OF CBSC (ASSUMING CONSUMMATION OF THE MERGER) TO DIFFER MATERIALLY FROM THOSE CONTEMPLATED BY OR PROJECTED, FORECAST, ESTIMATED OR BUDGETED IN FORWARD-LOOKING STATEMENTS RELATING TO THE RESULTS OF OPERATIONS AND BUSINESS OF CBSC FOLLOWING THE MERGER, INCLUDING (A) COST SAVINGS THAT WILL BE REALIZED FROM THE MERGER (SEE "THE MERGER -- REASONS FOR THE MERGER; RECOMMENDATION OF THE BOARD"), (B) THE ACTUAL NUMBER OF MINORITY SHARES OF BELLEVILLE STATE BANK ACQUIRED IN THE BELLEVILLE TRANSACTIONS (AS DEFINED HEREIN) AND (C) COSTS ASSOCIATED WITH THE MERGER INCLUDE, AMONG OTHERS, THE FOLLOWING POSSIBILITIES: (i) THE EXPECTED COST SAVINGS TO BE REALIZED THROUGH COMBINING CERTAIN FUNCTIONS OF BOTH AMCORE AND CBSC CANNOT BE FULLY REALIZED BECAUSE THE CHANGES ARE NOT MADE OR UNANTICIPATED OFFSETTING COSTS ARE INCURRED; AND (ii) COSTS OR DIFFICULTIES RELATED TO THE INTEGRATION OF THE BUSINESSES OF AMCORE AND CBSC ARE GREATER THAN EXPECTED.

                               TABLE OF CONTENTS

                                            PAGE
                                            ----
AVAILABLE INFORMATION.....................    2
INCORPORATION OF CERTAIN INFORMATION BY
  REFERENCE...............................    2
FORWARD-LOOKING STATEMENTS................    3
SUMMARY...................................    5
THE CBSC SPECIAL MEETING..................   17
  General.................................   17
  Date, Place and Time....................   17
  Matters to be Considered at the
    Meeting...............................   17
  Record Date; Vote Required..............   17
  Solicitation, Revocation and Use of
    Proxies...............................   18
  Other Matters...........................   18
THE MERGER................................   18
  Background of the Merger................   18
  Reasons for the Merger; Recommendation
    of the CBSC Board.....................   21
  Opinion of CBSC's Financial Advisor.....   22
  Interests of Certain Persons in the
    Merger................................   26
  Stockholder Voting Agreements...........   26
  Management and Operations of CBSC after
    the Merger............................   27
  Regulatory Approval.....................   27
  Certain Federal Income Tax
    Consequences..........................   27
  Accounting Treatment of the Merger......   28
  Rights of Dissenting Stockholders.......   29
  Resale of AMCORE Common Stock...........   30
THE MERGER AGREEMENT......................   30
  Terms...................................   30
  Date of Merger..........................   32
  Conversion of Shares and Exchange
    Ratio.................................   32
  Stock Option Agreements.................   33
  Certain Representations and
    Warranties............................   34
  Conduct of Business Pending the
    Merger................................   34
  Dividends...............................   36
  Employee Benefits.......................   36
  Conditions to the Merger................   36
  Termination.............................   37
  Termination Fees and Expenses...........   37
  Amendment and Waiver....................   38
COMPARISON OF STOCKHOLDERS' RIGHTS........   38
  General.................................   38
  Merger, Consolidation and Sales of
    Assets................................   38
  Preferred Stock.........................   40
  Directors...............................   41
  Dividends...............................   41
  Amendments to the Charter...............   41
  Amendments to the Bylaws................   41
  Cumulative Voting.......................   42
  Structure of Board of Directors.........   42
  Removal of Directors....................   42
  Rights of Dissenting Stockholders.......   42
  Special Meetings of Stockholders........   43
  Action Without a Meeting................   43
  Preemptive Rights.......................   43
  Liquidation and Dissolution.............   43
  Indemnification and Personal Liability
    of Directors and Officers.............   43
  Share Purchase Rights...................   44

                                            PAGE
                                            ----
AMCORE FINANCIAL, INC. ...................   46
  General.................................   46
  Recent Developments.....................   47
COUNTRY BANK SHARES CORPORATION...........   48
  General.................................   48
  Corporate Structure.....................   48
  BBC/Belleville..........................   49
  Products................................   49
  Competition.............................   49
  Employees...............................   49
  Properties..............................   50
  Legal Proceedings.......................   50
  Stock Option Agreements.................   50
  Selected Financial Data.................   50
SELECTED CONSOLIDATED FINANCIAL DATA OF
  CBSC....................................   51
  CBSC'S Management's Discussion and
    Analysis of Results of Operations and
    Financial Condition...................   51
  General.................................   51
  Results of Operations...................   52
  Net Interest Revenue....................   52
  Provision for Loan Losses...............   52
  Other Operating Revenue and Expenses....   52
  Income Taxes............................   52
  Financial Condition.....................   52
  Loan Portfolio..........................   53
  Non-Performing Assets...................   54
  Summary of Loan Loss Experience.........   55
  Securities..............................   56
  Deposits................................   56
  Capital.................................   56
  Liquidity...............................   56
  Belleville Acquisition..................   56
  Recent Accounting Developments..........   56
SUPERVISION AND REGULATION................   57
  General.................................   57
  Certain Transactions with Affiliates....   57
  Payment of Dividends....................   57
  Capital Adequacy........................   58
  The Interstate Banking and Community
    Development Legislation...............   58
  FDIC Insurance Assessments..............   59
  FIRREA and FDICIA.......................   59
  Principal Stockholders, Directors and
    Officers..............................   60
OPINIONS..................................   61
EXPERTS...................................   61
PRO FORMA COMBINING FINANCIAL
  STATEMENTS..............................   61
INDEX TO COUNTRY BANK SHARES CORPORATION
  FINANCIAL STATEMENTS....................   67
                 LIST OF ANNEXES
Annex I     Opinion of CBSC's Financial Advisor
Annex II    Agreement and Plan of Merger
Annex III   Sections 180.1301 et seq. of the
            Wisconsin Business Corporation Law

                                    SUMMARY

     The following is a brief summary of certain information contained or incorporated by reference elsewhere in this Proxy Statement/Prospectus. This summary is not intended to be complete and is qualified in its entirety by reference to the more detailed information contained elsewhere herein and in the documents incorporated by reference herein. The Merger Agreement is set forth in Annex II to this Proxy Statement/Prospectus, and reference is made thereto for a complete description of the terms of the Merger. CBSC Stockholders are urged to review carefully the entire Proxy Statement/Prospectus, each of the Annexes hereto and the documents incorporated by reference herein. As used in this Proxy Statement/Prospectus, the terms "AMCORE" and "CBSC" refer to such corporations, respectively, and, where the context requires, such corporations and their respective subsidiaries.

GENERAL

     CBSC and AMCORE have entered into an Agreement and Plan of Merger, dated as of January 30, 1997, as amended and restated on May 1, 1997 (the "Merger Agreement"), among AMCORE, CBS Acquisition Corp., a Wisconsin corporation and a wholly-owned subsidiary of AMCORE ("Newco"), and CBSC, pursuant to which, among other things, Newco will merge with and into CBSC, with CBSC being the surviving corporation in the Merger. Additionally, each outstanding share of common stock, no par value, of CBSC ("CBSC Common Stock") (other than shares of CBSC Common Stock held by CBSC as treasury stock immediately prior to the Effective Time (as defined below) and shares of CBSC Common Stock held by AMCORE, Newco or any direct or indirect subsidiary of AMCORE, which shares will be cancelled, and other than shares of CBSC Common Stock held by CBSC Stockholders who have properly exercised their dissenters' rights under Wisconsin law) will be cancelled and converted into the right to receive a number (the "Exchange Ratio") of shares of common stock, par value $0.33 per share, of AMCORE, and associated share purchase rights (collectively referred to herein as "AMCORE Common Stock," unless otherwise required by the context), to be determined as follows: (i) in the event the average of the daily closing prices of a share of AMCORE Common Stock as reported on the Nasdaq National Market during the period of twenty (20) trading days ending at the end of the third trading day immediately preceding the date of the Special Meeting Date (the "AMCORE Average Price") is less than $15.00, each share of CBSC Common Stock shall be exchanged for and converted into 5.6247 shares of AMCORE Common Stock, (ii) in the event the AMCORE Average Price is greater than $15.00 but less than $19.50, each share of CBSC Common Stock shall be exchanged for and converted into a number of shares of AMCORE Common Stock determined by dividing (A) 84.37 by (B) the AMCORE Average Price, (iii) in the event the AMCORE Average Price is greater than or equal to $19.50 but less than or equal to $24.50, each share of CBSC Common Stock shall be exchanged for and converted into 4.3267 shares of AMCORE Common Stock, (iv) in the event the AMCORE Average Price is greater than $24.50 but less than or equal to $28.50, each share of CBSC Common Stock shall be exchanged for and converted into a number of shares of AMCORE Common Stock determined by dividing (A) 106.00 by (B) the AMCORE Average Price or (v) in the event the AMCORE Average Price is greater than $28.50, each share of CBSC Common Stock shall be exchanged for and converted into 3.7193 shares of AMCORE Common Stock. Notwithstanding the foregoing, if up to fifteen days following the Special Meeting AMCORE enters into a letter of intent or definitive agreement for a tender offer, merger, other business combination or sale or other disposition involving all or substantially all of AMCORE's assets, the Exchange Ratio will be equal to 4.3267. There can be no assurance that the closing price for AMCORE Common Stock on the Effective Date will be equal to the AMCORE Average Price. See "THE MERGER AGREEMENT -- Conversion of Shares and Exchange Ratio" and " -- Terms." As of May 13, 1997, the most recent practicable date prior to the printing of this Proxy Statement/Prospectus, the average of the daily closing prices of a share of AMCORE Common Stock during the 20-day period ending on May 13, 1997 was 27.1375 which, assuming an AMCORE Average Price equal to such average, would result in an Exchange Ratio of 3.9060. See "THE MERGER AGREEMENT -- Conversion of Shares and Exchange Ratio" and "-- Terms." Upon the consummation of the Merger, the rights of AMCORE stockholders will be governed by Nevada law and the Restated Articles of Incorporation and Bylaws of AMCORE.

     The proposed Merger is conditioned upon, among other matters, the approval of CBSC Stockholders of the Merger.

THE COMPANIES

AMCORE FINANCIAL, INC.

     AMCORE is a multi-bank holding company incorporated under the laws of the State of Nevada in 1982. AMCORE has five banks operating in 41 locations and eight financial services companies. AMCORE's primary region of operations includes the Illinois cities of Rockford, Elgin, Woodstock, Carpentersville, Crystal Lake, Sterling, Dixon, Princeton, Aledo, Rochelle, Ashton, Gridley, Mt. Morris, Mendota and Peru. At December 31, 1996, AMCORE and its subsidiaries had total assets of $2.8 billion, total deposits of $1.9 billion and stockholders' equity of $221 million.

     On April 18, 1997, AMCORE completed the merger of FNB Acquisition, Inc., a wholly owned subsidiary of AMCORE with and into First National Bancorp, Inc. ("FNB"), a one-bank holding company with assets of approximately $215 million at December 31, 1996. FNB is now a wholly owned subsidiary of AMCORE. As a result of the merger, the former stockholders of FNB received, in total, 1,881,524 shares of AMCORE Common Stock.

     Additional information concerning AMCORE is included in the AMCORE reports and documents incorporated by reference herein. See "AMCORE FINANCIAL, INC." and "INCORPORATION OF CERTAIN INFORMATION BY REFERENCE."

     The principal executive offices of AMCORE are located at 501 Seventh Street, Rockford, Illinois 61104, and its telephone number is (815) 968-2241.

COUNTRY BANK SHARES CORPORATION

     CBSC is a five-bank holding company incorporated under the laws of Wisconsin in 1983 and registered under the Federal Bank Holding Company Act (the "BHCA"). Its headquarters is in Mount Horeb, Wisconsin. CBSC owns all of the outstanding common stock of the State Bank of Mount Horeb, Montello State Bank and the State Bank of Argyle, 98.7% of the outstanding common stock of Citizens State Bank of Clinton and 83.8% of the outstanding common stock of Belleville State Bank (together, the "Banks"). The Banks collectively have eleven branch locations. Through its bank subsidiaries, CBSC offers transaction, savings and investment accounts to its customers in addition to providing commercial and consumer loan services in southern Wisconsin communities. The primary region of CBSC operations includes Dane, Green, Lafayette, Rock, Walworth and Marquette Counties, Wisconsin. At December 31, 1996, prior to the subsequent Belleville acquisition, CBSC and its subsidiaries had total assets of $261.2 million, total deposits of $233.3 million and stockholders' equity of $15.5 million. Giving effect to CBSC's acquisition of Belleville Bancshares Corporation ("BBC") in February of 1997, such amounts would be equal to $301.6 million, $269.3 million and $18.3 million, respectively. See "COUNTRY BANK SHARES CORPORATION." The principal executive offices of CBSC are located at 100 South First Street, Mount Horeb, Wisconsin 53572, and its telephone number is (608) 437-5566.

THE MERGER

     Subject to the satisfaction of the terms and conditions set forth in the Merger Agreement, Newco will be merged with and into CBSC. Upon consummation of the Merger, Newco's corporate existence will terminate and CBSC will continue as the surviving corporation. As a result of the Merger, AMCORE will directly own 100% of the stock of the surviving corporation, CBSC, and indirectly own all of the issued and outstanding shares of common stock of the Banks, with the exception of 1.3% of the issued and outstanding shares of common stock of Citizens State Bank of Clinton. Currently, CBSC owns 83.8% of the issued and outstanding shares of Belleville State Bank. Consummation of the Merger is subject to the satisfaction of certain conditions, including the completion of CBSC's acquisition of the outstanding shares of Belleville State Bank that it does not already own, in an amount necessary to increase ownership of the shares of Belleville State Bank to not less than 97.5% of the issued and outstanding shares of Belleville State Bank (together with CBSC's acquisition of BBC, the "Belleville Transactions"). In connection with such purchase, the minority shareholders of Belleville State Bank will provide a full release of certain claims and CBSC will acquire up to 1,166 shares of common stock of Belleville State Bank for cash in the amount of $1,110 for each share of

Belleville State Bank common stock. It is anticipated that the Belleville Transactions will be completed in May or June of 1997. See "THE MERGER."

     Subject to certain limitations and dissenters' rights provided by law, each issued and outstanding share of CBSC Common Stock (other than shares of CBSC Common Stock held by CBSC as treasury stock immediately prior to the Effective Time and shares of CBSC Common Stock held by AMCORE, Newco or any direct or indirect subsidiary of AMCORE, which shares will be cancelled, and other than shares of CBSC Common Stock held by CBSC Stockholders who have properly exercised their dissenters' rights under Wisconsin law) will be cancelled and converted into the right to receive a number of shares of AMCORE Common Stock to be determined as follows: (i) in the event the AMCORE Average Price is less than $15.00, each share of CBSC Common Stock shall be exchanged for and converted into 5.6247 shares of AMCORE Common Stock, (ii) in the event the AMCORE Average Price is greater than $15.00 but less than $19.50, each share of CBSC Common Stock shall be exchanged for and converted into a number of shares of AMCORE Common Stock determined by dividing (A) 84.37 by (B) the AMCORE Average Price,
(iii) in the event the AMCORE Average Price is greater than or equal to $19.50 but less than or equal to $24.50, each share of CBSC Common Stock shall be exchanged for and converted into 4.3267 shares of AMCORE Common Stock, (iv) in the event the AMCORE Average Price is greater than $24.50 but less than or equal to $28.50, each share of CBSC Common Stock shall be exchanged for and converted into a number of shares of AMCORE Common Stock determined by dividing (A) 106.00 by (B) the AMCORE Average Price or (v) in the event the AMCORE Average Price is greater than $28.50, each share of CBSC Common Stock shall be exchanged for and converted into 3.7193 shares of AMCORE Common Stock. Notwithstanding the foregoing, if up to fifteen days following the Special Meeting AMCORE enters into a letter of intent or definitive agreement for a tender offer, merger, other business combination or sale or other disposition involving all or substantially all of AMCORE's assets, the Exchange Ratio will be equal to
4.3267. There can be no assurance that the closing price for AMCORE Common Stock on the Effective Date will be equal to the AMCORE Average Price. Upon consummation of the Merger, the rights of holders of AMCORE Common Stock will be governed by Nevada law and the Restated Articles of Incorporation and Bylaws of AMCORE. See "THE MERGER AGREEMENT -- Conversion of Shares and Exchange Ratio" and "-- Terms."

     The Merger will become effective upon the filing of the Articles of Merger with the State of Wisconsin (the "Effective Time"). Promptly after the Effective Time, a letter of transmittal containing instructions with respect to the surrender of stock certificates for CBSC Common Stock will be furnished to each holder of CBSC Common Stock outstanding as of the Effective Time of the Merger for use in exchanging such stock certificates for shares of AMCORE Common Stock in connection with the Merger. See "THE MERGER AGREEMENT -- Conversion of Shares and Exchange Ratio."

THE SPECIAL MEETING

     The Special Meeting will be held at the offices of CBSC, located at 100 South First Street, Mount Horeb, Wisconsin, on June 18, 1997, at 9:30 a.m. (local time) (the "Special Meeting Date"). At the Special Meeting, CBSC Stockholders will consider and vote upon a proposal to approve the Merger Agreement and transact such other business as may properly come before the Special Meeting. Only holders of record of CBSC Common Stock at the close of business on May 5, 1997 (the "Record Date") will be entitled to notice of and to vote at the Special Meeting. At such date, there were outstanding and entitled to vote approximately 433,699 shares of CBSC Common Stock. Each share of CBSC Common Stock is entitled to one vote. For additional information relating to the Special Meeting, see "THE CBSC SPECIAL MEETING."

RECORD DATE; VOTE REQUIRED

     The Wisconsin Business Corporation Law (the "WBCL") requires that the Merger Agreement be approved by the affirmative vote of a majority of the outstanding shares of CBSC Common Stock. At the Record Date, the directors and executive officers of CBSC and their affiliates and certain other significant shareholders beneficially owned approximately 306,853 shares of CBSC Common Stock. At the Record Date, the directors and executive officers of AMCORE and its subsidiaries did not beneficially own any shares of

CBSC Common Stock. At the Record Date, subsidiaries of CBSC and subsidiaries of AMCORE, acting as fiduciaries, custodians or agents, had voting power over no outstanding shares of CBSC Common Stock. Each of the directors and executive officers of CBSC (with one exception) and certain significant shareholders have entered into voting agreements with AMCORE and CBSC (the "Stockholder Voting Agreements"), pursuant to which such directors and executive officers and certain other significant shareholders have agreed to vote all of their shares of CBSC Common Stock in favor of the Merger Agreement, constituting in the aggregate approximately 71% of the outstanding shares of CBSC Common Stock. See "THE SPECIAL MEETING -- Record Date; Vote Required" and "THE MERGER -- Stockholder Voting Agreements."

RECOMMENDATION OF THE BOARD OF DIRECTORS

     THE BOARD OF DIRECTORS OF CBSC RECOMMENDS THAT CBSC STOCKHOLDERS VOTE "FOR" APPROVAL OF THE MERGER AGREEMENT. The Board of Directors of CBSC (the "CBSC Board") believes that the terms of the Merger Agreement are fair and that the Merger is in the best interest of CBSC and the CBSC Stockholders. In making its recommendation, the CBSC Board has sought the advice of an independent financial advisor. See "THE MERGER -- Background of the Merger"; "-- Reasons for the Merger, Recommendation of the Board" and " -- Opinion of CBSC's Financial Advisor."

OPINION OF FINANCIAL ADVISOR

     CBSC's financial advisor, ABN AMRO Chicago Corporation ("AACC"), rendered a verbal opinion in December, 1996, updated the verbal opinion in April 1997 and rendered a written opinion dated as of the date of this Proxy Statement/Prospectus to the CBSC Board to the effect that, as of the date of such opinion, the consideration to be received by the holders of CBSC Common Stock upon consummation of the Merger is fair, from a financial point of view, to such holders. The opinion of AACC, attached to this Proxy Statement/Prospectus as Annex I, sets forth the assumptions made, the matters considered and the limitations in the review undertaken in rendering such opinion. See "THE MERGER -- Opinion of CBSC's Financial Advisor."

DISSENTERS' RIGHTS

     Under the provisions of the WBCL, any CBSC Stockholders who assert dissenters' rights will have a statutory right to demand payment of the "fair value" of their CBSC Common Stock in cash. To perfect this right, a CBSC Stockholder must not vote such shares in favor of the Merger Agreement at the Special Meeting (this may be done by marking the proxy either to vote against the Merger Agreement or to abstain from voting thereon or by not voting at all) and must take such other action as is required by the provisions of Sections
180.1301 to 180.1331 of the WBCL, including delivering written notice of intent to demand the "fair value" of CBSC Common Stock. A copy of Sections 180.1301 to
180.1331 of the WBCL is attached hereto as Annex III. See "THE MERGER -- Rights of Dissenting CBSC Stockholders."

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The consummation of the Merger is conditioned, among other things, upon the receipt by CBSC of an opinion of Quarles & Brady, special counsel to CBSC, to the effect that the Merger will be treated as a tax-free reorganization under
Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"). Such opinion will be dated the date of the closing of the Merger, will be based upon certain customary representations, and will be subject to certain customary assumptions and limitations set forth therein. No ruling will be sought from the Internal Revenue Service (the "IRS") regarding the Merger, and the IRS may disagree with the conclusions expressed in such opinion of counsel.

     In accordance with such opinion, no gain or loss will be recognized by a CBSC Stockholder upon the conversion of such holder's shares of CBSC Common Stock into shares of AMCORE Common Stock pursuant to the Merger (except to the extent that cash is received in lieu of fractional shares of AMCORE Common Stock). See "THE MERGER -- Certain Federal Income Tax Consequences."

     EACH CBSC STOCKHOLDER IS ADVISED TO CONSULT SUCH HOLDER'S OWN TAX ADVISOR AS TO THE SPECIFIC TAX CONSEQUENCES TO SUCH HOLDER OF THE MERGER UNDER FEDERAL, STATE, LOCAL, FOREIGN INCOME AND OTHER APPLICABLE TAX LAWS.

ACCOUNTING TREATMENT

     The Merger will be accounted for as a "pooling of interests." See "THE MERGER -- Accounting Treatment of the Merger." It is a condition to the Merger that independent public accountants deliver an opinion to the effect that, on the basis of a review of the Merger Agreement and the transactions contemplated thereby, the Merger will be accounted for as a "pooling of interests." See "THE MERGER AGREEMENT -- Conditions to the Merger."

RESALES OF AMCORE COMMON STOCK BY AFFILIATES

     Resales of AMCORE Common Stock issued to "affiliates" of CBSC have not been registered under applicable securities laws in connection with the Merger. Such shares may only be sold (a) under a separate registration for distribution (which AMCORE has not agreed to provide), (b) pursuant to Rule 145 under the Securities Act, or (c) pursuant to some other exemption from registration. For AMCORE to be able to account for the Merger as a "pooling of interests," certain additional restrictions have been placed on affiliates of CBSC and AMCORE with respect to dispositions of CBSC Common Stock and AMCORE Common Stock during the period beginning 30 days before the Merger and ending once the results of at least 30 days of post-Merger combined operations have been published. See "THE MERGER -- Resale of AMCORE Common Stock."

DATE OF THE MERGER

     The Merger Agreement provides that the Merger will be consummated on a date no later than five business days after the satisfaction or waiver of the conditions to the Merger Agreement, including the receipt of all necessary approvals of governmental agencies and authorities and expiration of the statutory 30-day waiting period following approval by the Board of Governors of the Federal Reserve System (the "Federal Reserve Board") or on another mutually agreed upon date (the "Closing Date"). With the approval of the Federal Reserve Board and the Department of Justice, the waiting period following approval of the Federal Reserve Board may be reduced to no less than 15 days. See "THE MERGER AGREEMENT -- Terms"; "-- Date of Merger"; and "-- Conditions to the Merger."

TERMS AND CONDITIONS OF THE MERGER; REGULATORY APPROVAL

     The Merger is conditioned upon approval by the CBSC Stockholders, the Federal Reserve Board and the State of Wisconsin, Division of Banking (the "Wisconsin Division") and upon the satisfaction of other terms and conditions of the Merger Agreement, including the consummation of the Belleville Transactions and treatment of the Merger as a "pooling of interests" for accounting purposes. There can be no assurance that the Federal Reserve Board or the Wisconsin Division will approve the Merger and, if the Merger is approved, there can be no assurance concerning the date of any such approval. See "THE MERGER -- Regulatory Approval"; "THE MERGER AGREEMENT -- Terms" and "-- Conditions to the Merger."

MANAGEMENT AND OPERATIONS AFTER THE MERGER

     Certain executive officers of CBSC and the directors of Newco prior to the Merger will continue as officers and directors of the surviving corporation. Following the Merger, CBSC will survive as a separate wholly-owned subsidiary of AMCORE. AMCORE intends that CBSC will continue to operate the Banks at their present locations and that CBSC will expand its products and services by providing certain products and services currently offered by AMCORE affiliates. See "THE MERGER -- Management and Operations of CBSC After the Merger."

TERMINATION; TERMINATION FEES AND EXPENSES

     The Merger Agreement may be terminated under certain circumstances, including at any time before the Closing Date (i) by mutual written consent of the Board of Directors of AMCORE and CBSC, (ii) by either AMCORE or CBSC if (a) any condition set forth in Articles VIII, IX or X of the Merger Agreement has not been substantially satisfied or waived in writing by September 30, 1997, (b) any warranty or representation made by the other party in the Merger Agreement is discovered to have become untrue, incomplete or misleading in any material respect, where such change has not been cured within ten business days of notice, or (c) the other party commits one or more material breaches of the Merger Agreement considering all such breaches in the aggregate, where such breach has not been cured within 20 business days of notice, (iii) by CBSC if the CBSC Board receives a Superior Proposal (as hereinafter defined) and promptly thereafter, after providing notice and certain information to AMCORE, enters into a definitive acquisition, merger or similar agreement to effect such proposal, (iv) by AMCORE if (a) the CBSC Board withdraws or modifies in a manner adverse to AMCORE its approval or recommendation of the Merger or fails to reconfirm such recommendation within five business days of a reasonable written request for such confirmation by AMCORE, or (b) AMCORE's good-faith estimate of certain environmental remediation costs relating to certain real properties held or previously held by CBSC is equal to $700,000 or more. In the event the Merger Agreement is terminated under certain circumstances, CBSC will be obligated to pay AMCORE a fee of $1 million plus AMCORE's out-of-pocket expenses (not to exceed $400,000) in connection with the Merger Agreement. See "THE MERGER AGREEMENT -- Termination;" and "-- Termination Fees and Expenses."

WAIVERS AND AMENDMENTS

     AMCORE and CBSC may amend, modify or waive certain terms and conditions of the Merger Agreement. Any such action taken by CBSC following a favorable vote by its stockholders may be taken only if, in the opinion of the CBSC Board, the action will not have a material adverse effect on the benefits intended for its stockholders. See "THE MERGER AGREEMENT -- Amendment and Waiver."

INTERESTS OF CERTAIN PERSONS IN THE MERGER

     Certain members of CBSC management and the CBSC Board may be deemed to have certain interests in the Merger in addition to their interests as stockholders of CBSC. Certain executive officers of CBSC will be executive officers of the surviving corporation following the Merger. See "THE MERGER -- Management and Operations of CBSC After the Merger." CBSC has option agreements with four executive officers of CBSC, entitling each individual to acquire shares of CBSC Common Stock upon certain terms and conditions. At the Effective Time, each of such options will be converted into options to purchase a number of shares of AMCORE Common Stock equal to (a) the number of shares of CBSC Common Stock that could have been purchased under any such options multiplied by (b) the Exchange Ratio, at a price per share of AMCORE Common Stock equal to (i) the option exercise price determined pursuant to such option agreements divided by (ii) the Exchange Ratio. See "THE MERGER AGREEMENT -- Stock Option Agreements." AMCORE has agreed to indemnify the executive officers and directors of CBSC and its subsidiaries for a period of six years after the Effective Time to the same extent such persons are currently indemnified pursuant to CBSC's Articles of Incorporation and Bylaws. See "THE MERGER -- Interests of Certain Persons in the Merger."

MARKETS AND MARKET PRICES

     The following table sets forth the closing price per share of AMCORE Common Stock as reported on the NASDAQ on the dates set forth, which includes October 2, 1996, the last trading day preceding public announcement of the proposed Merger, October 3, 1996, the day on which the proposed Merger was publicly announced and October 4, 1996, the day following the public announcement of the Merger, as well as the equivalent per share prices for CBSC Common Stock. The table also includes the closing price per share of AMCORE Common Stock on January 31, 1997, the day on which the signing of the Merger Agreement was publicly announced and on May 13, 1997, the most recent practicable date prior to the printing of this Proxy

Statement/Prospectus. Pursuant to the Merger Agreement, each issued and outstanding share of CBSC Common Stock will be cancelled and converted into the right to receive a number of shares of AMCORE Common Stock to be determined as follows: (i) in the event the AMCORE Average Price is less than $15.00, each share of CBSC Common Stock shall be exchanged for and converted into 5.6247 shares of AMCORE Common Stock, (ii) in the event the AMCORE Average Price is greater than $15.00 but less than $19.50, each share of CBSC Common Stock shall be exchanged for and converted into a number of shares of AMCORE Common Stock determined by dividing (A) 84.37 by (B) the AMCORE Average Price, (iii) in the event the AMCORE Average Price is greater than or equal to $19.50 but less than or equal to $24.50, each share of CBSC Common Stock shall be exchanged for and converted into 4.3267 shares of AMCORE Common Stock, (iv) in the event the AMCORE Average Price is greater than $24.50 but less than or equal to $28.50, each share of CBSC Common Stock shall be exchanged for and converted into a number of shares of AMCORE Common Stock determined by dividing (A) 106.00 by (B) the AMCORE Average Price or (v) in the event the AMCORE Average Price is greater than $28.50, each share of CBSC Common Stock shall be exchanged for and converted into 3.7193 shares of AMCORE Common Stock. The equivalent per share price of CBSC Common Stock at each specified date listed below represents the closing price of a share of AMCORE Common Stock on such date multiplied by an assumed exchange ratio. In each case, such assumed exchange ratio has been determined as if the AMCORE Average Price was equal to the market value per share of AMCORE Common Stock specified at each date. See "THE MERGER AGREEMENT -- Terms" and "-- Conversion of Shares and Exchange Ratio."

                                                      AMCORE          EQUIVALENT CBSC
                                                   COMMON STOCK       PER SHARE PRICE
                                                   ------------       ---------------
Market Value Per Share at:
  May 13, 1997.................................      $27.750             $106.000
  January 31, 1997.............................      $23.875             $103.300
  October 2, 1996..............................      $20.750             $ 89.780
  October 3, 1996..............................      $21.125             $ 91.401
  October 4, 1996..............................      $20.750             $ 89.780

     Because the market price of AMCORE Common Stock is subject to fluctuation the market value of the shares of AMCORE Common Stock that holders of CBSC Common Stock will receive in the Merger may increase or decrease prior to the Merger. CBSC Stockholders are advised to obtain current market quotations for AMCORE Common Stock and current trading prices, if any, of CBSC Common Stock.

     There is no established public trading market for CBSC Common Stock. In the ordinary course of its business, AACC may from time to time trade the securities of CBSC or AMCORE for its own account or the accounts of its customers and accordingly, may at any time hold long or short positions of such securities. AMCORE Common Stock is quoted on the NASDAQ.

     The following table sets forth the market value of AMCORE Common Stock for the periods indicated as reported on the NASDAQ:

                                                               HIGH          LOW
                                                               ----          ---
1997:
  First quarter...........................................    $29.25       $23.00
  Second quarter (through May 13, 1997)...................     28.50        25.75
1996:
  First quarter...........................................    $21.75       $20.25
  Second quarter..........................................     21.25        19.50
  Third quarter...........................................     21.25        18.875
  Fourth quarter..........................................     27.25        20.375
1995:
  First quarter...........................................    $21.25       $18.25
  Second quarter..........................................     19.75        17.00
  Third quarter...........................................     23.25        18.50
  Fourth quarter..........................................     24.00        19.75

     Prior to the fourth quarter of 1996, CBSC had not paid dividends since its formation. The Merger Agreement provides that between execution of the Merger Agreement and the Closing Date, CBSC can pay cash dividends, for the quarter ending December 31, 1996, and each quarter thereafter ending prior to the consummation of the Merger, provided such dividends are paid prior to the consummation of the Merger and do not exceed for any quarter $0.6923 per share; and further provided, that CBSC cannot declare or pay any dividends in any amount on CBSC Common Stock in any calendar quarter in which the Effective Time is expected to occur and in which the CBSC Stockholders are entitled to receive dividends on the shares of AMCORE Common Stock into which their shares of CBSC Common Stock will be converted. CBSC has declared and paid a $0.6923 per share dividend for the fourth quarter of 1996 and declared a $0.6923 per share dividend for the first quarter of 1997, paid on April 21, 1997. Because the dividend policy of CBSC is subject to the discretion of the Board of Directors of CBSC, cash needs and general business conditions, there can be no assurance as to the amount of future dividends on CBSC Common Stock prior to the Closing Date.

                           COMPARATIVE PER SHARE DATA

     The following table presents selected comparative unaudited per share data for AMCORE Common Stock on a historical and pro forma combined basis and for CBSC Common Stock on a pro forma equivalent basis giving effect to the Merger on a "pooling of interests" accounting basis. For a description of the "pooling of interests" accounting basis with respect to the Merger and the related effects on the historical financial statements of AMCORE, see "THE MERGER -- Accounting Treatment of the Merger." The information is derived from the consolidated historical financial statements of AMCORE, including the related notes thereto, incorporated by reference into this Proxy Statement/Prospectus. This information should be read in conjunction with such historical and pro forma financial statements and the related notes thereto. See "INCORPORATION OF CERTAIN INFORMATION BY REFERENCE" and "PRO FORMA COMBINING FINANCIAL STATEMENTS."

     This information is not necessarily indicative of the results of the future operations of the combined entity or the actual results that would have occurred had the Merger been consummated prior to the periods indicated.

                                                         YEARS ENDED DECEMBER 31,
                                                     --------------------------------
                                                      1996         1995         1994
                                                      ----         ----         ----
Per Share of AMCORE Common Stock:
  Book Value:
     Historical(1)...............................    $14.81       $14.08       $12.57
     Pro forma(2)................................     14.34        13.59        12.02
  Cash dividends:
     Historical(1)...............................    $ 0.60       $ 0.54       $ 0.51
     Pro forma(2)................................      0.56         0.49         0.46
  Net income:
     Historical(1)...............................    $ 1.77       $ 1.30       $ 1.51
     Pro forma(2)................................      1.75         1.30         1.45
Per Share of CBSC Common Stock:
  Book Value:
     Historical(3)...............................    $42.15       $37.16       $28.90
     Pro forma equivalent(2).....................     57.36        54.36        48.08
  Cash dividends:
     Historical(3)...............................    $ 0.69       $ 0.00       $ 0.00
     Pro forma equivalent(2).....................      2.24         1.96         1.84
  Net income:
     Historical(3)...............................    $ 6.17       $ 5.32       $ 3.94
     Pro forma equivalent(2).....................      7.00         5.20         5.80

-------------------------
(1) AMCORE Historical per share amounts have been restated to give effect to the merger with FNB which occurred on April 18, 1997 and was accounted for using the pooling-of-interests method, and 1996 per share amounts have been restated for issuance of trust preferred securities.

(2) Based upon an exchange ratio of 4.000 shares of AMCORE Common Stock for each share of CBSC Common Stock, assuming an AMCORE Average Price of $26.50.

(3) CBSC Historical per share amounts have been restated to give effect to the merger with Belleville which occurred on February 6, 1997 and was accounted for using the pooling-of-interests method.

SELECTED FINANCIAL DATA

     The following tables set forth certain historical consolidated financial information for AMCORE and CBSC, giving effect to the Merger under the "pooling of interests" method of accounting. AMCORE historical consolidated financial information has been restated to include the effect of the merger with FNB which was accounted for as a pooling-of-interests, and includes the effects of the issuance of trust preferred securities in the 1996 information. See "THE MERGER -- Accounting Treatment of the Merger."

                             AMCORE FINANCIAL, INC.

               SELECTED CONSOLIDATED FINANCIAL DATA (HISTORICAL)
                   (DOLLARS IN THOUSANDS, EXCEPT SHARE DATA)

                                                           YEARS ENDED DECEMBER 31,
                                      ------------------------------------------------------------------
                                         1996          1995          1994          1993          1992
                                         ----          ----          ----          ----          ----
STATEMENT OF INCOME:
  Interest Income...................  $213,394...   $  180,235    $  152,732    $  150,412    $  149,331
  Interest expense..................     119,765        93,146        67,412        65,597        69,517
  Net interest income...............      93,629        87,089        85,320        84,815        79,814
  Provision for loan losses.........       5,206         2,753           628         2,124         5,547
  Non-interest income...............  40,065....        35,331        32,414        30,806        27,013
  Operating expense.................      89,608        92,998        84,583        81,958        72,508
  Income before income taxes........      38,880        26,669        32,523        31,539        28,772
  Net income........................  $   28,495    $   20,689    $   23,999    $   23,483    $   20,326
PER COMMON SHARES:
  Net income........................  $     1.77    $     1.30    $     1.51    $     1.48    $     1.31
  Cash dividends....................  0.60......          0.54          0.51          0.39          0.35
  Book value........................       14.81         14.08         12.57         11.97         10.76
  Dividend payout ratio.............        33.9%         41.5%         33.8%         26.4%         26.7%
  Average Common Shares Outstanding
     (in thousands).................      16,095        15,964        15,904        15,853        15,540
SELECTED FINANCIAL RATIOS:
  Return on average assets..........         .98%         0.85%         1.07%         1.09%         1.03%
  Return on average equity..........       12.70%         9.87%        12.20%        12.96%         2.04%
  Net interest margin(1)............        3.76%         4.17%         4.50%         4.62%         4.75%
  Average equity to average
     assets.........................        7.68%         8.58%         8.76%         8.44%         8.47%
BALANCE SHEET INFORMATION:
  Total assets......................  $3,055,511    $2,625,035    $2,344,034    $2,165,587    $2,121,448
  Loans and leases, net of unearned
     income.........................  1,601,206..    1,428,130     1,290,531     1,147,264     1,098,688
  Securities........................  1,232,112..      958,515       835,614       773,425       770,362
  Deposits..........................   2,082,258     1,959,983     1,880,488     1,804,701     1,796,482
  Long-term borrowings..............  151,036...       108,343        28,087        34,275        35,442
  Stockholders' equity..............     238,434       225,979       200,194       190,273       171,316

-------------------------
(1) On a fully tax equivalent basis.

                        COUNTRY BANK SHARES CORPORATION

               SELECTED CONSOLIDATED FINANCIAL DATA (HISTORICAL)
                      (DOLLARS IN THOUSANDS, EXCEPT SHARE DATA)

                                                     YEARS ENDED DECEMBER 31,
                                     --------------------------------------------------------
                                       1996        1995        1994        1993        1992
                                       ----        ----        ----        ----        ----
STATEMENT OF INCOME:
  Interest Income..................  $ 23,488    $ 22,033    $ 19,547    $ 18,807    $ 18,651
  Interest expense.................    12,216      11,265       9,349       9,012       9,831
  Net interest income..............    11,272      10,768      10,198       9,795       8,820
  Provision for loan losses........       221         412       1,123         638         340
  Other income.....................     1,989       1,543       1,477       1,887       1,444
  Other expenses...................     8,829       8,259       7,959       7,682       6,744
  Income before income taxes.......     4,211       3,640       2,593       3,362       3,180
  Net income.......................  $  2,676    $  2,308    $  1,710    $  2,206    $  2,116
PER COMMON SHARES:
  Net income.......................  $   6.17    $   5.32    $   3.94    $   5.09    $   4.88
  Cash dividends...................      0.69        0.00        0.00        0.00        0.00
  Book value.......................     42.15       37.16       28.90       28.40       22.32
  Dividend payout ratio............      11.2%        0.0%        0.0%        0.0%        0.0%
  Average Common Shares Outstanding
     (in thousands)................       434         434         434         434         434
SELECTED FINANCIAL RATIOS:
  Return on average assets.........      0.93%       0.85%       0.67%       0.92%       0.98%
  Return on average equity.........     15.58%      15.98%      13.71%      20.62%      24.37%
  Net interest margin(1)...........      4.21%       4.27%       4.24%       4.35%       4.49%
  Average equity to average
     assets........................      5.95%       5.32%       4.85%       4.46%       4.03%
BALANCE SHEET INFORMATION:
  Total assets.....................  $301,601    $278,247    $263,592    $255,517    $231,611
  Loans............................   205,622     192,236     190,966     172,939     152,243
  Securities.......................    62,641      56,230      49,369      54,786      54,671
  Deposits.........................   269,346     248,855     238,575     229,040     209,695
  Long term borrowing..............     6,376       7,409       2,070         929         548
  Stockholders' equity.............    18,281      16,117      12,377      12,316       9,678

                    AMCORE FINANCIAL, INC. AND SUBSIDIARIES
                COUNTRY BANK SHARES CORPORATION AND SUBSIDIARIES

                   SELECTED PRO FORMA COMBINED FINANCIAL DATA
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                    YEARS ENDED DECEMBER 31,
                                                             --------------------------------------
                                                                1996          1995          1994
                                                                ----          ----          ----
STATEMENT OF INCOME:
  Interest income........................................    $  236,409    $  202,268    $  172,279
  Interest expense.......................................       131,385       104,411        76,761
  Net interest income....................................       105,024        97,857        95,518
  Provision for loan losses..............................         5,427         3,165         1,751
  Non-interest income....................................        42,054        36,874        33,891
  Operating expense......................................        98,479       101,336        92,604
  Income before income taxes.............................        43,172        30,230        35,054
  Net income.............................................    $   31,236    $   22,960    $   25,685
PER COMMON SHARE:
  Net income.............................................    $     1.75    $     1.30    $     1.45
  Cash dividends.........................................          0.56          0.49          0.46
  Book value.............................................         14.34         13.59         12.02
  Dividend payout ratio..................................         32.00%        37.69%        31.72%
  Average Common Shares Outstanding (in thousands).......        17,855        17,725        17,664
SELECTED FINANCIAL RATIOS:
  Return on average assets...............................           .98%         0.85%         1.03%
  Return on average equity...............................         12.90%        10.24%        12.28%
  Net interest margin(1).................................          3.83%         4.19%         4.48%
  Average equity to average assets.......................          7.61%         8.25%         8.36%
BALANCE SHEET INFORMATION:
  Total assets...........................................    $3,349,930    $2,903,282    $2,607,626
  Loans and leases, net of unearned income...............     1,806,828     1,620,366     1,481,497
  Securities.............................................     1,286,873     1,014,745       884,983
  Deposits...............................................     2,351,604     2,208,838     2,119,063
  Long-term borrowings...................................       153,759       115,752        30,157
  Stockholders' equity...................................       256,780       242,096       212,571

-------------------------
(1) On a fully tax-equivalent basis.

                            THE CBSC SPECIAL MEETING

GENERAL

     This Proxy Statement/Prospectus is being furnished in connection with the solicitation on behalf of the CBSC Board of Directors of proxies to be voted at the Special Meeting to be held at the principal offices of CBSC, 100 South First Street, Mt. Horeb, Wisconsin 53572, on June 18, 1997, at 9:30 a.m. local time, and any adjournment or postponements thereof.

     This Proxy Statement/Prospectus is also furnished by AMCORE to CBSC Stockholders as a prospectus in connection with the issuance by AMCORE of shares of AMCORE Common Stock upon consummation of the Merger. This Proxy Statement/Prospectus, the attached Notice of Special Meeting of Country Bank Shares Corporation Stockholders, and the form of proxy enclosed herewith are first being mailed to CBSC Stockholders on or about May 14, 1997.

DATE, PLACE AND TIME

     The Special Meeting will be held at the principal offices of CBSC, 100 South First Street, Mount Horeb, Wisconsin, on June 18, 1997, at 9:30 a.m., local time (the "Special Meeting Date").

MATTERS TO BE CONSIDERED AT THE MEETING

     At the Special Meeting, holders of shares of CBSC Common Stock as of the Record Date will be asked to consider and vote upon a proposal to approve and adopt the Merger Agreement and the transactions contemplated thereby. See "THE MERGER AGREEMENT." The description of the Merger and the Merger Agreement in this Proxy Statement/Prospectus is, of necessity, selective and is, therefore, qualified in its entirety by reference to the Merger Agreement, a copy of which is attached to this Proxy Statement/Prospectus as Annex II.

RECORD DATE; VOTE REQUIRED

     The CBSC Board of Directors has fixed May 5, 1997 as the Record Date for the determination of the CBSC Stockholders entitled to notice of and to vote at the Special Meeting. On the Record Date, approximately 433,699 shares of CBSC Common Stock were issued and outstanding. Shares of CBSC Common Stock are the only outstanding voting securities of CBSC. Each holder of record of shares of CBSC Common Stock on the Record Date is entitled to cast one vote per share, exercisable in person or by properly executed proxy, upon each matter properly submitted for the vote of the CBSC Stockholders at the Special Meeting. The presence, in person or by properly executed proxy, of the holders of a majority of the shares of CBSC Common Stock outstanding and entitled to vote at the Special Meeting is necessary to constitute a quorum at the Special Meeting.

     THE CBSC BOARD OF DIRECTORS HAS DETERMINED THAT THE TERMS OF THE MERGER ARE FAIR TO, AND IN THE BEST INTERESTS OF, CBSC AND THE CBSC STOCKHOLDERS, HAS APPROVED AND ADOPTED THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY, AND RECOMMENDS THAT THE CBSC STOCKHOLDERS VOTE "FOR" THE APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY.

     Holders of shares of CBSC Common Stock on the Record Date will be entitled to dissenters' rights under the WBCL in connection with the Merger. CBSC Stockholders who vote in favor of the Merger, however, will waive their dissenters' rights. See "THE MERGER -- Rights of Dissenting CBSC Stockholders" and Annex III -- Sections 180.1301 et seq. of the WBCL.

     The affirmative vote of the holders of a majority of the outstanding shares of CBSC Common Stock is required under applicable law to approve and adopt the Merger Agreement. All shares of CBSC Common Stock which are entitled to vote and are represented at the Special Meeting by properly executed proxies received and not duly and timely revoked will be voted at the Special Meeting in accordance with the instructions contained therein. In the absence of contrary instructions, such shares will be voted "FOR" the approval and adoption of the Merger Agreement. The directors and executive officers of CBSC (with one exception) and certain other significant shareholders, who collectively beneficially own approximately 306,853 shares of CBSC Common Stock (approximately 71% of the outstanding shares of CBSC Common Stock as of the Record Date) have entered into Stockholder Voting Agreements with CBSC and AMCORE. Pursuant to such Stockholder Voting Agreements, the directors and executive officers of CBSC have agreed to vote their shares in favor of the Merger Agreement and the transactions contemplated thereby, provided that the Merger Agreement has not been terminated. In addition, such directors and officers have agreed not to transfer shares in violation of the "pooling of interests" rules. See "THE MERGER -- Stockholder Voting Agreements."

SOLICITATION, REVOCATION AND USE OF PROXIES

     CBSC will bear all expenses of the solicitation of proxies, including the cost of mailing this Proxy Statement/Prospectus. In addition to solicitation by use of the mails, proxies may be solicited by directors, officers and employees of CBSC in person or by telephone, facsimile or by other means of communication. Such directors, officers and employees will not be additionally compensated, but may be reimbursed for reasonable out-of-pocket expenses, in connection with such solicitation. Arrangements will be made with banks and brokerage firms and other custodians, nominees and fiduciaries for forwarding of proxy solicitation materials to the beneficial owners of shares held of record by such custodians, nominees and fiduciaries, and CBSC will reimburse such custodians, nominees and fiduciaries for reasonable expenses incurred in connection therewith.

     A stockholder may revoke any proxy given pursuant to this solicitation at any time prior to its exercise by the execution of a proxy signed at a later date or by the giving of written notice of revocation to the Secretary of CBSC at any time before the taking of the vote at the Special Meeting. Any written notice of revocation should be delivered to Country Bank Shares Corporation, 100 South First Street, Mount Horeb, Wisconsin 53572, Attention: Thomas D. Heuerman, Secretary, before the taking of the vote at the Special Meeting. Furthermore, a stockholder giving a proxy may revoke such proxy by attending the Special Meeting and voting the stockholder's shares in person.

     HOLDERS OF CBSC COMMON STOCK ARE REQUESTED TO COMPLETE, DATE AND SIGN THE ACCOMPANYING PROXY AND RETURN IT PROMPTLY TO CBSC IN THE ENCLOSED ENVELOPE. CBSC STOCKHOLDERS SHOULD NOT SEND STOCK CERTIFICATES WITH THEIR PROXY CARDS. IF THE MERGER IS CONSUMMATED, CBSC STOCKHOLDERS WILL BE SENT INSTRUCTIONS REGARDING THE SURRENDER OF THEIR STOCK CERTIFICATES.

OTHER MATTERS

     As of the date of this Proxy Statement/Prospectus, the CBSC Board does not intend to bring any other business before the Special Meeting and, so far as is known to the CBSC Board, no matters are to be brought before the Special Meeting except as specified in the Notice of Special Meeting of Country Bank Shares Corporation Stockholders. However, as to any other business that may properly come before the meeting, the proxy holders intend to vote the proxies in respect thereof in accordance with their judgment and discretion.

                                   THE MERGER

     The following description of the Merger does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is incorporated by reference into this Proxy Statement/Prospectus. All CBSC Stockholders are urged to read the Merger Agreement in its entirety.

BACKGROUND OF THE MERGER

     The past several years have been a period of substantial and rapid change in the banking industry, characterized by, among other things, intensifying competition and increasing consolidation. This consolidation is an outgrowth, in part, of the removal of many interstate barriers limiting expansion of banking institutions. During this period, the Boards of Directors of both AMCORE and CBSC have periodically reviewed their strategic alternatives and taken various steps to maintain and enhance their long-term competitive positions and profitability in the face of these changing regulatory and market conditions.

     From time to time, the CBSC Board has considered and discussed alternative strategic directions for CBSC to take for the benefit of its shareholders, including a possible acquisition of CBSC by another entity, further expansion of CBSC or other options.

     In 1994, the CBSC Board took action to acquire BBC. BBC, which was partially owned by two executive officers of CBSC, was considered to be an attractive acquisition candidate for CBSC because of BBC's market area and CBSC's ability to supply additional management resources to enhance the performance of BBC. Because CBSC's capital status in 1994 was somewhat below preferred regulatory guidelines, CBSC was advised by regulators that the regulators would be unlikely to approve such a combination until CBSC had enhanced its capital status. CBSC, therefore, withdrew its proposed acquisition of BBC.

     In early 1996, CBSC determined that its capital had grown sufficiently to allow it to obtain regulatory approval to acquire BBC. Due to common ownership between CBSC and BBC, the CBSC Board determined that it would be advisable to obtain an independent opinion from an investment advisor as to the fairness of the transaction, as well as an evaluation of the likely effect of an acquisition of BBC on a possible future decision to seek affiliation of CBSC with another entity. The CBSC Board retained AACC to conduct such a review.

     In April of 1996, AACC reported the results of its review to the CBSC Board. On the basis of that review and other factors, the CBSC Board determined to proceed with the acquisition of BBC. In addition, based upon AACC's preliminary evaluation of a combined enterprise, and consultations with several other large CBSC shareholders who were not members of the CBSC Board, the CBSC Board determined it would be appropriate to engage AACC to solicit possible indications of interest of other entities in acquiring CBSC.

     During the same period, the Board of Directors of AMCORE (the "AMCORE Board") continued to review its long-term business goals and explore means to maintain its competitiveness in the banking industry and to enhance stockholder value. In this regard, AMCORE considered strategic alternatives, including a number of opportunities in the Wisconsin area. AMCORE reviewed recent combinations of Wisconsin banking companies as well as the potential for increased competition resulting from future combinations in Wisconsin, the prospect for future growth of AMCORE through future mergers and acquisitions in Wisconsin and other states, and the ability of AMCORE to develop new customers on a profitable basis. In light of the foregoing, throughout the remainder of 1995 and early 1996, AMCORE considered several possible acquisitions in the Wisconsin area.

     In May of 1996, AACC approached various Midwestern bank holding companies which it believed may have had an interest in the acquisition of CBSC and would have the ability to effect such an acquisition on terms likely to be acceptable to CBSC. Based upon initial discussions, AACC provided further information with respect to CBSC to several requesting financial institutions. As a result of this process, in June 1996, AACC and CBSC received informal expressions of interest from three bank holding companies, including AMCORE.

     AACC contacted Messrs. Meuleman and Gagnier at AMCORE to discuss a possible business combination between CBSC and AMCORE. AACC had informed the CBSC Board that AMCORE had expressed an interest in acquiring a bank serving communities in Wisconsin. AACC provided Messrs. Meuleman and Gagnier with evaluation material prepared by AACC on behalf of CBSC.

     Upon review of initial expressions of interest from the bank holding companies, the CBSC Board determined that none of the proposals was within a range which would be acceptable to CBSC. However, the Board noted that the expression of interest from AMCORE was superior to other indications of interest, both in its amount as well as the profile of a potential acquiring company and the opportunity for future enhancement of value. Based upon this determination, AACC and CBSC management were authorized to conduct additional informal discussions with AMCORE, which proceeded in June of 1996, to determine if AMCORE would enhance its proposal.

     On June 12, 1996, the Executive Committee of the AMCORE Board (the "Executive Committee") met to review the discussions that Messrs. Meuleman and Gagnier had held with AACC concerning a possible transaction with CBSC.

     On July 9, 1996, the Executive Committee met with senior management of AMCORE to discuss the possible acquisition of CBSC. Following a full discussion, the Executive Committee recommended that the senior officers of AMCORE present an enhanced indication of interest to CBSC.

     As a result of further discussions and review, AMCORE presented an enhanced expression of interest to AACC and CBSC. The CBSC Board, together with AACC and its other advisors, reviewed that proposal and met with representatives of AMCORE in late July of 1996. AACC also presented to the CBSC Board an analysis of AMCORE and AMCORE's proposal. As a result of those discussions, reviews and its consideration, the CBSC Board agreed (with one director dissenting) to enter into an exclusivity arrangement with AMCORE, whereby AMCORE restated its interest in pursuing a possible acquisition, CBSC gave AMCORE an exclusive period of time in which to conduct further diligence with respect to CBSC, and CBSC could conduct additional diligence with respect to AMCORE.

     On August 23, 1996, the Executive Committee reviewed with the AMCORE Board the preliminary discussions that had taken place to date with CBSC. At that time, the AMCORE Board also reviewed its potential affiliation with other Wisconsin bank holding companies, including its potential acquisition of FNB. The AMCORE Board determined that AMCORE senior management should pursue further discussions with both CBSC and FNB.

     On October 3, 1996, CBSC and AMCORE entered into a letter of intent requiring continued exclusivity of negotiations and confidential treatment of information concerning CBSC and AMCORE until December 31, 1996 (such letter agreement was subsequently amended to extend its terms to January 31, 1997). Execution of the letter of intent was announced on that day by AMCORE and CBSC. To permit AMCORE to complete additional diligence, and to accommodate delays in the regulatory approval process relating to the proposed acquisition of BBC by CBSC, final negotiation of a definitive agreement between AMCORE and CBSC was deferred until after regulatory approval of CBSC's acquisition of BBC was obtained.

     Regulatory approval of the BBC acquisition was obtained by CBSC in December 1996, and negotiation of a definitive agreement between CBSC and AMCORE then resumed.

     On December 23, 1996, AACC rendered an oral opinion to the CBSC Board that the consideration to be received by the CBSC Stockholders was fair to such stockholders from a financial point of view. See "THE MERGER -- Opinion of CBSC's Financial Advisor." Following the delivery of such opinion, the CBSC Board determined, with one exception, that the Merger was in the best interests of the CBSC Stockholders and recommended approval of the Merger Agreement. The CBSC Board authorized completion of negotiations and execution of the Merger Agreement.

     On January 29, 1997, the Executive Committee, together with its legal advisors, reviewed the discussions which senior management had with CBSC, certain environmental issues discovered during the due diligence investigation and the proposed terms of the Merger Agreement. Upon completion of its review, the Executive Committee approved the Merger Agreement and the other documents contemplated by the Merger.

     The Merger Agreement and other documents contemplated by the Merger were executed by authorized officers of AMCORE and CBSC on January 30, 1997. The Merger Agreement, as executed in January of 1997 contained a fixed Exchange Ratio of 4.3267.

     The execution of the Merger Agreement was publicly announced on January 31, 1997.

     The Merger Agreement, as executed on January 30, 1997, included termination rights pursuant to which (i) CBSC had the right to abandon the Merger under certain circumstances if the AMCORE Average Price was less than $19.00, unless AMCORE elected to cancel such termination by agreeing to adjust the Exchange Ratio to fix a minimum value for CBSC, and (ii) AMCORE had the right to abandon the Merger under certain circumstances if the AMCORE Average Price was greater than $24.00 unless CBSC elected to cancel such termination by agreeing to adjust the Exchange Ratio to fix a maximum value for CBSC. During the first two weeks of April of 1997, the market value of AMCORE Common Stock as reported on the Nasdaq National Market averaged in excess of $26.00 per share. In response to the increased market value of AMCORE Common Stock, the parties negotiated an amendment to the Merger Agreement to establish a fixed range of value for CBSC and to eliminate the termination rights based upon an increase or decrease in the market value of AMCORE Common Stock. In addition, AMCORE and CBSC agreed to eliminate any adjustment to the Exchange Ratio based upon environmental remediation costs related to certain real properties held or previously held by CBSC.

     During the course of negotiating the amendment, in April 1997, AACC orally advised the CBSC Board that the amendment to the Merger Agreement would be fair to CBSC from a financial point of view.

     The AMCORE Executive Committee approved the amended and restated Merger Agreement on April 29, 1997. On April 30, 1997, the CBSC Board approved the amended and restated Merger Agreement. The amended and restated Merger Agreement was executed on May 1, 1997.

REASONS FOR THE MERGER; RECOMMENDATION OF THE CBSC BOARD

REASONS FOR MERGER--AMCORE

     The AMCORE Board and Executive Committee considered a number of factors, including, among other things, the financial condition of CBSC and projected synergies which are anticipated to result from the Merger. The Executive Committee concluded that the Merger presents an unique opportunity for AMCORE to increase its presence in Wisconsin through the acquisition of an established banking organization having operations in the targeted area. AMCORE's decision to pursue discussions with CBSC was primarily a result of AMCORE's assessment of the value of CBSC's banking franchise, its substantial asset base within the Wisconsin area, the potential of other acquisitions in the Wisconsin area and the compatibility of the businesses of the two banking organizations. The AMCORE Board and Executive Committee believe that the Merger will benefit AMCORE's stockholders.

     The AMCORE Board and Executive Committee considered that the Merger would be effective in fulfilling AMCORE's long-term objective of enhancing its market presence in Wisconsin. The AMCORE Board and Executive Committee also considered that the Merger would extend AMCORE's advanced consumer banking technology and customer services to CBSC's retail customer base, while similarly extending a broader range of corporate and private banking services to its Wisconsin customers.

     The AMCORE Board further considered the gains to be achieved through the application of AMCORE's Acquisition Integration Policy which is used as a framework for the integration and consolidation of institutions which it acquires. Integration involves the process of including a new subsidiary in the products, services, practices, and general operating philosophies of AMCORE, thereby employing the combined resources of AMCORE and CBSC to better serve the communities and offer a broad array of products and services through an expanded branch network. The AMCORE Board and Executive Committee considered that such gains may be further enhanced with the acquisition of FNB.

     The foregoing discussion of the information and factors considered by the AMCORE Board and the Executive Committee is not intended to be exhaustive, but includes the material factors considered by the AMCORE Board and the Executive Committee in approving the Merger.

REASONS FOR MERGER--CBSC

     CBSC's Board of Directors believes that the proposed Merger between CBSC and AMCORE is fair and in the best interests of CBSC and the CBSC Stockholders. In approving the Merger Agreement, the CBSC Board considered a variety of factors, although it did not assign any relative or specific weight to any factor. Among the factors considered were the following material factors:

     - AMCORE offered acquisition consideration in an amount which the CBSC Board deemed to be attractive. In part, the CBSC Board has based this determination upon the advice of its investment advisor that the transaction was fair from a financial point of view and the relative value of the offer as compared to other indications of interest received by CBSC. See "THE MERGER -- Opinion of CBSC's Financial Advisor."

     - The Merger is structured to provide tax-free reorganization treatment to CBSC stockholders. The CBSC Board considered this to be a significant benefit in view of the relatively low basis of many CBSC stockholders as compared to the acquisition value.

     - Stockholders of CBSC will receive shares of AMCORE Common, which has a trading market on NASDAQ. There is no current independent market for CBSC Common Stock.

     - The CBSC Board believes that AMCORE Common Stock will provide a good opportunity for potential future appreciation. Affiliation with AMCORE will provide CBSC stockholders with ownership of a company with a sound franchise value, operations that are more geographically diverse than CBSC's and greater capital resources than CBSC. The CBSC Board also noted that AMCORE Common Stock had recently traded at a relatively modest price to earnings ratio and premium to book value.

     - Additionally, the CBSC Board believed that an affiliation with a holding company such as AMCORE which emphasizes local autonomy and service to relatively small communities is in the best interests of stockholders and customers, because that approach enhances bank customer relationships and thereby business opportunities for the subsidiary banks.

     - Affiliation with a larger holding company would provide the opportunity to realize economies of scale and increased efficiencies of operations, to the benefit of shareholders and customers. Affiliation with AMCORE will also enhance the development of new products and services, as changes in the banking industry are becoming increasingly difficult to address by smaller holder companies.

     - Potential benefits and opportunities for employees of the CBSC subsidiary banks, as a result of both employment in a larger enterprise and AMCORE's benefit plans and policies.

     - Growth of CBSC without affiliation with a larger bank holding company would likely be somewhat limited because of CBSC's need for increasing capital resources to support that growth. Without such a combination, the CBSC Board believed it would be necessary to obtain additional capital resources beyond those which could be obtained from operations, in order to achieve a size which the CBSC Board believed would be necessary to maintain CBSC as a viable independent entity.

     FOR THESE REASONS, THE CBSC BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE MERGER AND TO APPROVE THE TRANSACTIONS CONTEMPLATED BY THE AGREEMENT.

OPINION OF CBSC'S FINANCIAL ADVISOR

     On March 19, 1996, the CBSC Board entered into an agreement with ABN AMRO Chicago Corporation ("AACC") pursuant to which AACC agreed to provide financial advisory and investment banking services to CBSC and the CBSC Board. The services to be provided were in connection with: (i) the possible acquisition of BBC; (ii) a possible merger with or acquisition of another bank or savings association; (iii) the possible sale of CBSC. As part of AACC's engagement, AACC agreed, if requested by the CBSC Board, to render an opinion as to the fairness, from a financial point of view, of any proposed transaction. AACC delivered a verbal opinion to the CBSC Board in April 1996 that the consideration to be paid to the stockholders of BBC was fair, from a financial point of view, to the stockholders of CBSC (the "BBC Opinion").

     AACC delivered a verbal opinion to the CBSC Board in December 1996 and updated the verbal opinion in April 1997 that, based upon and subject to the considerations set forth in its opinion, the consideration to be received by the stockholders of CBSC in the Merger is fair, from a financial point of view. AACC also delivered an updated written Opinion to the CBSC Board dated as of the date of this Proxy Statement/Prospectus (the "Opinion"). The updated Opinion is based upon a review of the financial and other information reviewed by AACC in rendering its verbal opinions along with a review of the information set forth in this Proxy Statement/Prospectus and the financial results for CBSC and AMCORE since April 23, 1997. The full text of the Opinion, which sets forth assumptions made, matters considered, and limitations on the review undertaken, is attached as Annex I to this Proxy Statement/Prospectus. CBSC Stockholders are urged to read the Opinion in its entirety.

     During the course of its engagement, and as a basis for arriving at the Opinion, AACC reviewed and analyzed material bearing upon the financial and operating condition of CBSC and AMCORE and material prepared in connection with the Merger, including, among other things, the following: (i) the Merger Agreement and related documents; (ii) certain publicly-available information concerning CBSC and AMCORE, including financial statements and reports of condition and income for each of the three fiscal years ended December 31, 1996, 1995, and 1994, and for the interim period ending March 31, 1997; (iii) the operating characteristics of certain other financial institutions deemed relevant to the contemplated Merger; (iv) the nature and terms of recent sale and merger transactions involving banks and bank holding companies and other financial institutions that AACC considered relevant; and (v) historical and current market data for AMCORE Common Stock and financial and other information provided to AACC by management of CBSC and AMCORE. In addition, AACC conducted meetings with members of senior management of CBSC and AMCORE for the purpose of reviewing the future prospects of CBSC and AMCORE. AACC evaluated the pro forma ownership of AMCORE Common Stock by CBSC stockholders, relative to the pro forma contribution of the assets, liabilities, equity, and earnings of CBSC to the pro forma company. AACC also took into account its experience in other transactions, as well as its knowledge of the banking industry and its general experience in securities valuation.

     In preparing the Opinion, AACC assumed and relied upon the accuracy and completeness of all financial and other information reviewed by it for purposes of the Opinion, and did not independently verify such information or undertake an independent evaluation or appraisal of the assets or liabilities of CBSC or AMCORE, nor was it furnished with any such evaluation or appraisal. AACC is not an expert in the evaluation of allowances for loan losses and has not made an independent evaluation of the adequacy of the allowance for loan losses of CBSC or AMCORE; it assumed that the aggregate allowances for loan losses is adequate to cover such losses. AACC assumed and relied upon the senior managements of CBSC and AMCORE as to the reasonableness and achievability of the financial and operating forecasts and the assumptions utilized by AACC in its analyses. The Opinion is necessarily based on economic, market, and other conditions as in effect on, and the information made available to AACC as of the date of this Proxy Statement/Prospectus.

     THE OPINION IS DIRECTED ONLY TO THE FINANCIAL CONSIDERATION TO BE PAID TO THE CBSC STOCKHOLDERS AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY CBSC STOCKHOLDER AS TO HOW EACH STOCKHOLDER SHOULD VOTE AT THE SPECIAL MEETING OR AS TO THE ADVISABILITY OF RETAINING OR DISPOSING OF SHARES OF AMCORE COMMON STOCK RECEIVED PURSUANT TO THE MERGER.

     The following is a summary of the analyses conducted in April 1997, December 1996 and July 1996 which has been updated for the written Opinion dated as of the date of this Proxy Statement/Prospectus.

     COMPARABLE COMPANY ANALYSIS. AACC compared financial ratios for the twelve months ended December 31, 1996 and trading multiples as of April 22, 1997 of selected comparable companies which AACC deemed to be reasonably similar to CBSC in size, financial and operating character, and/or geographic market. The comparable companies, which consist of selected publicly-traded commercial bank holding companies headquartered in the Midwest with total assets ranging from $200 million to $500 million, included: Franklin Bank N.A.; ANB Corporation; People's Bank Corporation of IN; Capitol Bancorp Ltd.; Cass Commercial Corporation; Northern States Financial Corporation; Princeton National Bancorp, Inc.; S.Y. Bancorp, Inc.; German American Bancorp; Allegiant Bancorp, Inc.; Belmont Bancorp; Wayne Bancorp; Ohio Valley Banc Corporation; Indiana United Bancorp; State Financial Services Corporation; Premier Financial Bancorp, Inc.; BNCCORP, Inc.; Mahaska Investment Company; Oak Hill Financial, Inc.; Community Bank Shares; and United Bancorp Inc.

     The analysis indicated that, as of April 22, 1997, the common stock of the comparable companies sold at a median of 14.42x and an average of 15.21x trailing twelve months earnings per share, or EPS, through December 31, 1996;
(ii) a median of 12.30x and an average of 12.87x estimated 1997 EPS; (iii) a median of 1.68x and an average of 1.80x December 31, 1996 book value; (iv) a median of 1.72x and an average of 1.89x December 31, 1996 tangible book value.

     AACC also compared financial ratios for the twelve months ended December 31, 1996 and trading multiples as of April 22, 1997, of AMCORE to those of selected comparable companies which AACC deemed to be reasonably similar to AMCORE in size, financial and operating character, and/or geographic market. The comparable companies, which consist of selected publicly-traded commercial bank holding companies headquartered in the Midwest with total assets ranging from $2.0 billion to $10 billion, included: Commerce Bancshares, Inc.; Provident Bancorp, Inc.; UMB Financial Corporation; FirstMerit Corporation; Magna Group, Inc.; Old National Bancorp; Associated Banc-Corp.; CNB Bancshares, Inc.; Citizens Banking Corporation; First Michigan Bank Corporation; Fort Wayne National Corporation; First Midwest Bancorp, Inc.; Community First Bankshares, Inc.; First Financial Bancorp.; Mid Am, Inc.; Corus Bankshares, Inc.; 1st Source Corporation; First Commerce Bancshares, Inc.; Firstbank of Illinois Co.; and Trans Financial Inc.

     The analysis indicated that, as of April 22, 1997, AMCORE Common Stock sold at price of: (i) 14.11x trailing twelve months EPS through December 31, 1996, compared to a median of 15.78x and an average of 15.77x for the comparable companies; (ii) 12.21x estimated 1997 EPS, compared to a median of 13.31x and an average of 13.69x for the comparable companies; (iii) 1.70x December 31, 1996 book value, compared to a median of 2.05x and an average of 2.09x for the comparable companies; (iv) 1.80x December 31, 1996 tangible book value, compared to a median of 2.15x and an average of 2.22x for the comparable companies.

     COMPARABLE TRANSACTION ANALYSIS. AACC reviewed two sets of comparable merger and acquisition transactions based on publicly-available data: (i) selected mergers and acquisitions of commercial banks and bank holding companies in which the acquired company was headquartered in the Midwest and had total assets ranging from $200 million to $500 million ("Midwest Transactions"); and
(ii) selected mergers and acquisitions of commercial banks and bank holding companies in which the acquired company was headquartered in Wisconsin and had total assets greater than $50 million ("Wisconsin Transactions").

     The twenty two Midwest Transactions included (the acquiror is the first name and is italicized followed by the seller): Commerce Bancshares, Shawnee Bank Shares; AMCORE Financial, Inc., First National Bancorp; United Community Bankshares, Park Financial Corporation; Union Planters Corporation, Financial Bancshares, Inc.; Old Kent Financial Corp., Seaway Financial Corporation; Associated Banc-Corp., Greater Columbia Bancshares; Matewan Bancshares, Bank One
- Pikeville, N.A.; First Bank System, Inc., Midwestern Services; National City Corporation, United Bancorporation of Kentucky; Community First Bankshares, Inc., Abbott Bank Group; Illinois Financial Services, Alpha Financial Corporation; First Bank System, Inc., First Western Corporation; Commerce Bancshares, Inc., Peoples Mid-Illinois Corporation; Community First Bankshares, Inc., Minowa Bancshares, Inc.; Mercantile Bancorporation Inc., Wedge Bank; FirsTier Financial Inc., Cornerstone Bank Group; Banc One Corporation, American Holding Co.; KeyCorp, First Citizens Bancorporation of Indiana; Investor Group, Indecorp; Firstar Corporation, First Southeast Banking Corporation; First of America Bank Corporation, First Park Ridge Corporation; and Dickinson Financial Corporation, First American Bankshares.

     The fourteen Wisconsin Transactions included (the acquiror is the first name and is underlined followed by the seller): AMCORE Financial, Inc., First National Bancorp; St. Francis Capital, Kilbourn State Bank; F&M Bancorporation, East Troy Bancshares; Associate Banc-Corp, Centra Financial; First State Bancorp, Inc., First Bancorporation, Inc.; Associated Banc-Corp., F&M Bankshares of Reedsburg Inc.; F&M Bancorporation, Community State Bank; Associated Banc-Corp., Greater Columbia Bancshares; Associated Banc-Corp., SBL Capital Bank Shares Inc.; Marshall & Ilsley Corporation, Citizens Bancorp of Delavan; Marshall & Ilsley Corporation, Bank of Burlington; F&M Bancorporation, Union State Bank; Firstar Corporation, First Southeast Banking Corporation; and Capital Commerce Bancorp, Milwaukee Western Bank.

     For the Midwest Transactions, the offer value to last twelve months EPS ranged from a low of 9.71x to a high of 19.38x with a median of 15.39x and an average of 14.88x; the offer value to book value ranged from a low of 1.33x to a high of 2.59x with a median of 1.86x and an average of 1.88x; the offer value to tangible book value ranged from a low of 1.36x to a high of 2.89x with a median of 1.89x and an average of 2.04x. For the Wisconsin Transactions, the offer value to last twelve months EPS ranged from a low of 6.70x to a high of 19.66x with a median of 15.45x and an average of 15.05x; the offer value to book value ranged from a low of 1.31x to a high of 2.33x with a median of 1.78x and an average of 1.78x; the offer value to tangible book value ranged from a low of 1.31x to a high of 2.89x with a median of 1.78x and an average of 1.83x.

     Based on an assumed Exchange Ratio of 3.9274 (determined pursuant to the Merger Agreement and an AMCORE Average Price of $26.99), the value of the Merger Consideration represented a multiple of 17.02x CBSC's trailing twelve months EPS through March 31, 1997; the value of the Merger Consideration to CBSC's March 31, 1997 book value represented a multiple of 2.55x; the value of the Merger Consideration to CBSC's March 31, 1997 tangible book value represented a multiple of 2.73x.

     CONTRIBUTION ANALYSIS. AACC prepared a contribution analysis displaying the percentages of assets, deposits, loans, total equity, tangible equity and 1996 net income contributed to the combined company on a pro forma basis by both CBSC and AMCORE. This analysis showed that CBSC, as of December 31, 1996, would contribute 9.05% of pro forma consolidated total assets, 11.45% of deposits, 11.36% of gross loans, 7.12% of total equity, 7.08% of tangible equity and 9.21% of 1996 net income. Based on an assumed Exchange Ratio of 3.9274 (determined pursuant to the Merger Agreement and an AMCORE Average Price of 26.99), CBSC Stockholders would own 9.66% of AMCORE following the Merger.

     NET PRESENT VALUE ANALYSIS. AACC prepared a net present value analysis which estimated future cash flows that CBSC might produce over the period from January 1, 1997 through December 31, 2001. These cash flows were then discounted to a present value. AACC also estimated the terminal value of CBSC common equity at December 31, 2001 by applying a range of multiples to projected calendar year 2001 earnings. The multiples were chosen based on past and current trading multiples of comparable institutions and past and current multiples of comparable merger and acquisition transactions. The result of this analysis indicated a theoretical value range for CBSC of $28.3 million to $36.2 million. The market value of the AMCORE Common Stock to be issued in the Merger would be $46.6 million (assuming an AMCORE Average Price and market value of $26.99 per share).

     The summary of AACC analyses set forth above is a fair summary thereof, but does not purport to be a complete description of the presentations by AACC to the CBSC Board. AACC believes that its analyses and the summary set forth above must be considered as a whole and that selecting portions of the analyses, without considering all factors, could create an incomplete view of the process by which a fairness opinion is rendered. In connection with its analyses, AACC assumed that there would not be any material adverse change in general economic, business, market, and/or regulatory conditions, all of which are beyond the control of CBSC and AMCORE. The analyses performed by AACC are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by such analyses.

     The CBSC Board retained AACC based upon its experience and expertise with regard to the banking industry and merger and acquisition transactions. AACC is an investment banking and securities firm with membership on all principal U.S. security exchanges. As part of its investment banking services, AACC is regularly engaged in the independent valuation of securities in connection with negotiated underwritings, private placements, merger and acquisition transactions, and recapitalizations.

     Pursuant to the engagement, AACC has received a retainer fee of $25,000 from CBSC and a fee of $25,000 for the BBC Opinion. CBSC has also agreed to pay AACC a cash fee of approximately 1.25% of the transaction value at Closing. AACC will also receive reimbursement for certain out-of-pocket expenses, and CBSC has agreed to indemnify AACC against certain liabilities, including liabilities which may arise under the securities laws.

     In the ordinary course of its business, AACC may from time to time trade the securities of AMCORE for its own account or the accounts of its customers and accordingly, may at any time hold long or short positions in such securities.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

     Certain directors and officers of CBSC may be deemed to have interests in the Merger in addition to their interest solely as CBSC Stockholders, as described below.

OFFICERS OF THE SURVIVING CORPORATION

     The Merger Agreement provides that the directors of Newco and the officers of CBSC immediately prior to the Effective Time will become the officers of the surviving corporation. See "THE MERGER -- Management and Operations of CBSC after the Merger."

STOCK OPTIONS

     CBSC has entered into four stock option agreements (the "Stock Option Agreements") with certain key employees of CBSC granting such employees options to purchase shares of CBSC common stock (each a "CBSC Option" and collectively, the "CBSC Options"), each with an exercise price of $41.12, per share. Under the terms of the Stock Option Agreements, any shares remaining unexercised upon the ten year anniversary of the date of the grant of each of the CBSC Options will lapse. Currently, there are 6,000 awarded but unexercised options outstanding, held by Mr. Thomas D. Heuerman (2,000 shares), Mr. Leon J. Holschbach (1,500 shares), Mr. Wayne W. Pivotto (1,500 shares) and Mr. John M. Jones (1,000 shares). At the Effective Time, each CBSC Option that is outstanding and unexercised immediately prior to the Effective Time will cease to represent a right to acquire shares of CBSC Common Stock. All such options will be automatically converted at the Effective Time into options to purchase a number of shares of AMCORE Common Stock equal to the number of shares of CBSC Common Stock that could have been purchased under such CBSC Option, multiplied by the Exchange Ratio. See "THE MERGER AGREEMENT -- Stock Option Agreements."

INDEMNIFICATION

     Pursuant to the Merger Agreement, AMCORE has agreed to indemnify the executive officers and directors of CBSC and its subsidiaries for a period of six years after the Effective Time to the same extent such persons are currently indemnified pursuant to CBSC's Articles of Incorporation and Bylaws.

     The AMCORE Board and the CBSC Board were each aware of these interests and considered them, among other matters, in approving the Merger Agreement and the transactions contemplated thereby. Neither AMCORE nor CBSC is aware of any other manner in which directors or executive officers of AMCORE or CBSC will benefit from consummation of the Merger other than in their capacities as stockholders of the respective companies to the extent that it will affect their stock of CBSC.

STOCKHOLDER VOTING AGREEMENTS

     Concurrent with the execution of the Merger Agreement, AMCORE, CBSC and each of the directors and executive officers of CBSC, with one exception, and certain other significant shareholders executed a separate Stockholder Voting Agreement (each a "Voting Agreement," and collectively, the "Voting Agreements") by which each such person agreed that he will vote all shares of CBSC Common Stock owned or subsequently acquired in favor of the Merger and the Merger Agreement at any meeting of CBSC Stockholders. Additionally, until the earliest to occur of the Effective Time of the Merger, the termination of the Voting Agreements or the abandonment of the Merger, each such person agreed that he will not vote any such shares in favor of the approval of any other action, proposal or agreement which would result in conditions under the Merger Agreement not being fulfilled or against any extraordinary corporate transaction, or sale or transfer of subsidiaries. Each such stockholder also agreed not to transfer shares of CBSC Common Stock owned by such person without the prior written consent of AMCORE and to the entry of stop transfer instructions with CBSC against the transfer of such shares. The Voting Agreements will terminate upon the termination of the Merger Agreement or at the Effective Time. As of the Record Date, persons who had executed Voting Agreements owned beneficially an aggregate of approximately 306,853 shares of CBSC Common Stock, or approximately 71% of the issued and outstanding shares.

     The foregoing summary of the Voting Agreements is qualified in its entirety by the text of the Voting Agreements, the form of which is attached as Exhibit B to Annex II hereto and which is incorporated herein by reference.

MANAGEMENT AND OPERATIONS OF CBSC AFTER THE MERGER

     The Merger Agreement provides that, on the Closing Date, Newco will be merged with and into CBSC. The surviving entity will be CBSC and the separate corporate existence of Newco will terminate. As a result of the Merger, CBSC will become and be operated as a wholly-owned subsidiary of AMCORE, and the Banks, which are now owned by CBSC, will be controlled by AMCORE.

     The directors of Newco and the officers of CBSC immediately prior to the Merger will continue as the directors and officers of the surviving corporation following the Merger. After the Merger, AMCORE contemplates that CBSC will continue to maintain its separate corporate identity and name, and that the officers of CBSC as the surviving entity will be the same individuals who currently serve as CBSC's officers. Following the Merger, AMCORE will manage and direct the operations of the Banks as it manages and directs its present bank subsidiaries.

REGULATORY APPROVAL

     The Merger is subject to prior approval by the Federal Reserve Board under the BHCA, which requires that the Federal Reserve Board take into consideration the financial and managerial resources and future prospects of the respective institutions and the convenience and needs of the communities to be served. The BHCA prohibits the Federal Reserve Board from approving the Merger if it would result in a monopoly or be in furtherance of any combination or conspiracy to monopolize or to attempt to monopolize the business of banking in any part of the United States, or if its effect in any section of the country may be substantially to lessen competition or to tend to create a monopoly, or if it would in any other manner be a restraint of trade, unless the Federal Reserve Board finds that the anti-competitive effects of the Merger are clearly outweighed in the public interest by the probable effect of the transaction in meeting the convenience and needs of the communities to be served. The Federal Reserve Board has the authority to deny an application if it concludes that the combined organizations would have an inadequate capital position. Furthermore, the Federal Reserve Board must also assess the records of the depository subsidiaries of AMCORE and CBSC under the Community Reinvestment Act of 1977, as amended (the "CRA"). The CRA requires that the Federal Reserve Board analyze, and take into account when evaluating an application, each depository institution's record of meeting the credit needs of its local communities, including low and moderate-income neighborhoods, consistent with safe and sound operation. See "SUPERVISION AND REGULATION."

     Under the BHCA, the Merger may not be consummated until the 30th day following the date of Federal Reserve Board approval, during which time the United States Department of Justice may challenge the Merger on antitrust grounds. The commencement of an antitrust action would stay the effectiveness of the Federal Reserve Board's approval unless a court specifically orders otherwise. With the approval of the Federal Reserve Board and the Department of Justice, the waiting period following Federal Reserve Board approval may be reduced to no less than fifteen days. The BHCA provides for the publication of notice and public comment on the application and authorizes the regulatory agency to permit interested parties to intervene in the proceedings. See "SUPERVISION AND REGULATION."

     The Merger is also subject, under the Wisconsin Statutes, to the approval of the State of Wisconsin, Department of Financial Institutions, Division of Banking.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following is a summary description of the material federal income tax consequences of the Merger to the CBSC Stockholders. The discussion is based upon the provisions of the Code, applicable Treasury Regulations promulgated thereunder, judicial decisions and administrative rulings and practices, all as in effect on the date of this Proxy Statement/Prospectus and all of which are subject to possible prospective or retroactive change. The discussion does not address any state, local or foreign income or other tax consequences of the Merger.

     The following discussion is not a complete description of all of the federal income tax consequences of the Merger to CBSC Stockholders, and, in particular, does not address all aspects of federal income taxation that may be relevant to a particular CBSC Stockholder in light of such holder's personal investment or tax circumstances, or to a CBSC Stockholder that is subject to special treatment under the federal income tax laws (including life insurance companies, foreign persons, tax-exempt entities, financial institutions, broker-dealers, or holders who acquired CBSC Common Stock pursuant to the exercise of employee stock options or otherwise as compensation). In addition, no information is provided as to the tax consequences of the Merger to any CBSC Stockholder who exercises and perfects dissenters' rights. The discussion further assumes that the CBSC Common Stock will be held as capital assets by the CBSC Stockholders at the Effective Time of the Merger.

EACH CBSC STOCKHOLDER IS ADVISED TO CONSULT SUCH HOLDER'S OWN TAX ADVISOR AS TO THE SPECIFIC TAX CONSEQUENCES TO SUCH HOLDER OF THE MERGER, INCLUDING THE APPLICATION AND EFFECT OF STATE, LOCAL AND FOREIGN INCOME AND OTHER TAX LAWS.

     The consummation of the Merger is conditioned, among other things, upon the receipt by CBSC of an opinion of Quarles & Brady, special counsel to CBSC, to the effect that the Merger will be treated as a tax-free reorganization under
Section 368(a) of the Code. Such opinion, which has not yet been rendered and will be dated the Closing Date, will be based upon certain customary representations that are expected to be made at the Effective Time of the Merger by executives of CBSC and AMCORE and by certain CBSC Stockholders, and will be subject to certain customary assumptions and limitations set forth therein. It should be noted that a ruling will not be sought from the IRS regarding the Merger. The opinion of counsel referred to above will not be binding on the IRS, and the IRS may disagree with the conclusions expressed in such opinion.

     Quarles & Brady has advised CBSC that, in accordance with its opinion referred to above, the material federal income tax consequences of the Merger to the CBSC Stockholders, assuming tax-free reorganization treatment, will be as follows:

     (i) No gain or loss will be recognized by a CBSC Stockholder upon the conversion of the holder's shares of CBSC Common Stock solely into shares of AMCORE Common Stock pursuant to the Merger. A CBSC Stockholder that receives cash in lieu of a fractional share of AMCORE Common Stock will recognize gain or loss, which will be capital gain or loss, equal to the difference between the amount of cash received and the ratable portion of the holder's tax basis in the shares of CBSC Common Stock being converted pursuant to the Merger that is allocable to such fractional share.

     (ii) The aggregate tax basis of the shares of AMCORE Common Stock received by a former CBSC Stockholder pursuant to the Merger will be the same as the holder's aggregate tax basis in the shares of CBSC Common Stock being converted pursuant to the Merger, reduced by the ratable portion of such tax basis that is allocable to any fractional share of AMCORE Common Stock with respect to which cash is being received.

     (iii) The holding period of the shares of AMCORE Common Stock received by a former CBSC Stockholder pursuant to the Merger will include the holder's holding period with respect to the shares of CBSC Common Stock being converted pursuant to the Merger.

ACCOUNTING TREATMENT OF THE MERGER

     It is anticipated that the acquisition of CBSC will be accounted for as a "pooling of interests" transaction under generally accepted accounting principles. Under such accounting method, holders of CBSC Common Stock will be deemed to have combined their existing voting common stock interest with that of holders of AMCORE Common Stock. Accordingly, the book value of the assets, liabilities and stockholders' equity of CBSC will be carried over to the consolidated balance sheet of AMCORE and no goodwill will be created. In order for the Merger to qualify for "pooling of interests" accounting treatment, among other criteria, substantially all (90% or more) of the outstanding CBSC Common Stock must be exchanged for AMCORE Common Stock.

     The Merger is conditioned upon the receipt by AMCORE of a letter from McGladrey and Pullen, LLP to the effect that the Merger qualifies for "pooling of interests" accounting treatment. See "THE MERGER AGREEMENT -- Conditions to the Merger."

     The unaudited pro forma combined financial information contained in this Proxy Statement/Prospectus has been prepared using the "pooling of interests" accounting method to account for the Merger. See "PRO FORMA COMBINING FINANCIAL INFORMATION."

RIGHTS OF DISSENTING STOCKHOLDERS

     Under the provisions of Section 180.1301 et seq. of the WBCL, a copy of which is attached to this Proxy Statement/Prospectus as Annex III, any holder of record or beneficial stockholder of CBSC Common Stock has the statutory right to dissent from the Merger and obtain payment of the fair value of his or her shares in cash. However, certain stockholders of CBSC have contractually agreed with AMCORE to vote in favor of the Merger. See "THE MERGER -- Stockholder Voting Agreements." Any holder electing to exercise his or her statutory dissenters' rights must deliver written notice of his or her intent to demand payment for his or her shares to CBSC and not vote in favor of the Merger Agreement. Such notice must be delivered to CBSC before the vote on the Merger Agreement is taken. Further, AMCORE's obligations under the Merger Agreement are conditioned upon holders of not more than five percent of CBSC Common Stock outstanding as of the Record Date having undertaken steps to perfect their right to object under the WBCL. A stockholder may object as to less than all of the shares registered in his or her name only if the stockholder dissents with respect to all shares beneficially owned by any one person and notifies CBSC in writing of the name and address of each person on whose behalf he or she asserts dissenters' rights, subject to the provisions of Section 180.1303 of the WBCL.

     A PROXY OR VOTE AGAINST THE MERGER AGREEMENTS WILL NOT, OF ITSELF, BE REGARDED AS A WRITTEN NOTICE OF INTENT TO DEMAND PAYMENT FOR PURPOSES OF ASSERTING DISSENTERS' RIGHTS.

     The Effective Time of the Merger will occur upon the filing of the Articles of Merger with the Department of Financial Institutions of the State of Wisconsin. Within 10 days of the Effective Time, CBSC will give a written dissenters' notice to each dissenting stockholder who has made demand in accordance with Section 180.1321(1), containing a form for demanding payment, a statement indicating where the holder must send the payment demand, an explanation of the extent to which the transfer of shares will be restricted after the payment demand is received and a date by which the payment demand must be received by CBSC. A holder to whom a dissenters' notice is sent, must demand payment in writing and certify whether he or she acquired beneficial ownership of the shares before the date specified in the dissenters' notice.

     As soon as the Merger is effected or upon receipt of a demand for payment, whichever is later, CBSC will pay each holder who has complied with the provisions of Section 180.1301 et seq. the amount that the corporation estimates to be the fair value of the holder's shares, plus accrued interest. Such payment will be accompanied by a copy of CBSC's latest available financial statement, a statement of the corporation's estimate of the fair value of the shares, an explanation of how the interest was calculated, a statement of the dissenter's right to demand payment under Section 180.1328 of the WBCL if he or she is dissatisfied with the payment and a copy of Sections 180.1301 to 180.1331 of the WBCL.

     CBSC may elect to withhold the payment required by Section 180.1325 from a dissenter unless the dissenter was the beneficial owner of the shares before the date specified in the dissenter's notice under Section 180.1322(2)(c) as the date of the first announcement to news media or to stockholders of the terms of the Merger. To the extent CBSC makes such an election, it must estimate the fair value of the shares, plus accrued interest and pay that amount to each dissenter who agrees to accept it in full satisfaction of his or her demand. CBSC will send with its offer a statement of its estimate of the fair value of the shares, an explanation of how the interest was calculated and a statement of the dissenter's right to demand payment under Section 180.1328 if the dissenter is dissatisfied with the offer.

     Any dissenter may notify the corporation of his or her estimate of the fair value of his or her shares and demand payment of such estimate less any payment received from the corporation or reject the corporation's payment or offer of payment for any one of the following reasons: (i) the dissenter believes that the amount paid or offered by the corporation is less than the fair value of his or her shares or that the accrued interest is incorrectly calculated; (ii) the corporation fails to make the payment within 60 days after the date for demanding payment set out in the dissenters' notice; or (iii) CBSC fails to effect the Merger and does not return the deposited shares within 60 days of the date set for demand of payment.

     In the event any holder of CBSC Common Stock fails to comply strictly with the applicable statutory requirements, he or she will be bound by the terms of the Merger Agreement and will not be entitled to payment for his or her shares under such statute. ANY HOLDER OF CBSC COMMON STOCK WHO WISHES TO OBJECT TO THE MERGER AND DEMAND PAYMENT FOR HIS OR HER SHARES OF CBSC COMMON STOCK SHOULD CONSIDER CONSULTING HIS OR HER OWN LEGAL ADVISOR.

     Since an executed proxy relating to CBSC Common Stock on which no voting direction is made will be voted at the Special Meeting in favor of the Merger Agreement, an objecting stockholder who wishes to have his or her shares of CBSC Common Stock represented by proxy at the Special Meeting, but preserve his or her rights of appraisal, must mark his or her proxy either to vote against the Merger Agreement or to abstain from voting thereon, make the required objection and demand, and make the required submission of stock certificates as described herein.

     The foregoing, while a summary of all material provisions of Section
180.1301 et seq. of the WBCL, is qualified in its entirety by reference to the text of such statutory provision, which is set forth in Annex III hereto.

RESALE OF AMCORE COMMON STOCK

     The shares of AMCORE Common Stock to be issued in the Merger to holders of CBSC Common Stock will be issued pursuant to a Registration Statement under the Securities Act, and thus may be freely traded by holders of CBSC Common Stock, who are not "affiliates" of CBSC (and are not affiliates of AMCORE at the time of the proposed resale). Pursuant to the Merger Agreement, AMCORE has received a written undertaking from each person CBSC identified to AMCORE as a shareholder who is an executive officer or director of CBSC or a holder of five percent (5%) or more of the outstanding shares of CBSC Common Stock, to the effect that (a) such person will not sell or dispose of AMCORE Common Stock acquired by such person in the Merger, except (i) under a separate registration for distribution (which AMCORE has not agreed to provide), or (ii) pursuant to Rule 145 promulgated under the Securities Act, or (iii) pursuant to some other exemption from registration; and (b) such person will not otherwise dispose of the AMCORE Common Stock or otherwise reduce his or her risk relative to the AMCORE Common Stock (i) during the 30-day period immediately preceding the Effective Time or
(ii) prior to the publication by AMCORE of an earnings statement covering at least 30 days of combined operations after the Closing Date.

                              THE MERGER AGREEMENT

TERMS

     At the Effective Time, Newco will merge with and into CBSC, with CBSC as the surviving corporation, and CBSC will become a wholly-owned subsidiary of AMCORE. At the Effective Time, each outstanding share of CBSC Common Stock (other than shares of CBSC Common Stock held by CBSC as treasury stock immediately prior to the Effective Time and shares of CBSC Common Stock held by AMCORE, Newco or any direct or indirect subsidiary of AMCORE, which shares will be cancelled, and other than shares of CBSC Common Stock held by CBSC Stockholders who have properly exercised their dissenters' rights under Wisconsin law) will be cancelled and converted into the right to receive a number of shares of AMCORE

Common Stock, to be determined as follows: (i) in the event the AMCORE Average Price is less than $15.00, each share of CBSC Common Stock shall be exchanged for and converted into 5.6247 shares of AMCORE Common Stock, (ii) in the event the AMCORE Average Price is greater than $15.00 but less than $19.50, each share of CBSC Common Stock shall be exchanged for and converted into a number of shares of AMCORE Common Stock determined by dividing (A) 84.37 by (B) the AMCORE Average Price, (iii) in the event the AMCORE Average Price is greater than or equal to $19.50 but less than or equal to $24.50, each share of CBSC Common Stock shall be exchanged for and converted into 4.3267 shares of AMCORE Common Stock, (iv) in the event the AMCORE Average Price is greater than $24.50 but less than or equal to $28.50, each share of CBSC Common Stock shall be exchanged for and converted into a number of shares of AMCORE Common Stock determined by dividing (A) 106.00 by (B) the AMCORE Average Price or (v) in the event the AMCORE Average Price is greater than $28.50, each share of CBSC Common Stock shall be exchanged for and converted into 3.7193 shares of AMCORE Common Stock. Notwithstanding the foregoing, if up to fifteen days following the Special Meeting AMCORE enters into a letter of intent or definitive agreement for a tender offer, merger, other business combination or sale or other disposition involving all or substantially all of AMCORE's assets, the Exchange Ratio will be equal to 4.3267. There can be no assurance that the closing price for AMCORE Common Stock on the Effective Date will be equal to the AMCORE Average Price, subject to statutory dissenters' rights. As of May 13, 1997, the most recent practicable date prior to the printing of this Proxy Statement/Prospectus, the average of the daily closing prices of a share of AMCORE Common Stock during the 20-day period ending on May 13, 1997 was 27.1375 which, assuming an AMCORE Average Price equal to such average, would result in an Exchange Ratio of
3.9060. See "THE MERGER AGREEMENT -- Conversion of Shares and Exchange Ratio" and "THE MERGER -- Rights of Dissenting Stockholders."

     Set forth below is a table setting forth several numerical examples of the Exchange Ratio that would be used to determine the number of shares of AMCORE Common Stock that stockholders of CBSC would receive in the Merger per share of CBSC Common Stock, based on assumed AMCORE Average Prices.

                 EXAMPLES OF CALCULATION OF THE EXCHANGE RATIO

ASSUMED
AMCORE                                                         EXCHANGE
AVERAGE PRICE                                                  RATIO(1)
-------------                                                  --------
15.00 (and below)...........................................     5.6247
16.50.......................................................     5.1133
17.50.......................................................     4.8211
18.50.......................................................     4.5605
19.50-24.50.................................................     4.3267
25.50.......................................................     4.1569
26.50.......................................................     4.0000
27.50.......................................................     3.8545
28.50 (and above)...........................................     3.7193

-------------------------
(1) Represents the number of shares of AMCORE Common Stock to be issued for each share of CBSC Common Stock. THERE CAN BE NO ASSURANCE THAT THE CLOSING PRICE FOR AMCORE COMMON STOCK ON THE EFFECTIVE DATE WILL BE EQUAL TO THE AMCORE AVERAGE PRICE. See "THE MERGER -- Conversion of Shares and Exchange Ratio."

     The Articles of Incorporation and the Bylaws of Newco in effect at the Effective Time will govern the surviving corporation until amended or repealed in accordance with applicable law. The directors of Newco and the officers of CBSC immediately prior to the Effective Time will be the directors and officers of the surviving corporation, each of such directors and officers to hold office in accordance with the Articles of Incorporation and Bylaws of the surviving corporation. The terms of the Merger were determined on the basis of arm's-length negotiations. See "THE MERGER -- Management and Operations of CBSC After the Merger."

DATE OF MERGER

     Under the BHCA, the Merger requires the prior approval of the Federal Reserve Board. The Merger cannot take effect before the 30th calendar day or, absent an extension granted by the Federal Reserve Board, later than three months following the date of approval by the Federal Reserve Board. With the approval of the Federal Reserve Board and the Department of Justice, the waiting period may be reduced to no less than fifteen days. In addition, the Merger must be approved by the State of Wisconsin, Department of Financial Institutions, Division of Banking. See "THE MERGER -- Regulatory Approval"; and "THE MERGER AGREEMENT -- Conditions to the Merger."

     Under the Merger Agreement, the Merger will occur within five days of satisfaction of all of the conditions to the Merger, including the expiration of the statutory waiting period after Federal Reserve Board approval, or on such date as AMCORE and CBSC may both agree to, and will take effect upon the date Newco and CBSC file the Articles of Merger. There can be no assurances as to if or when such approvals will be obtained or that the Merger will be consummated. If the Merger is not effected on or before September 30, 1997, the Merger Agreement may be terminated by either AMCORE or CBSC. See "THE MERGER -- Conditions to the Merger" and "-- Termination."

     The Merger will become effective upon the filing of the Articles of Merger with the Department of Financial Institutions of the State of Wisconsin. It is anticipated that such filing will be made immediately after the closing under the Merger Agreement.

CONVERSION OF SHARES AND EXCHANGE RATIO

     At the Effective Time of the Merger, all the issued and outstanding shares of CBSC Common Stock, except any Dissenting Shares, will be acquired in exchange for AMCORE Common Stock or cash in lieu of any fractional shares of AMCORE Common Stock. Each outstanding share of CBSC Common Stock (other than shares of CBSC Common Stock held by CBSC as treasury stock immediately prior to the Effective Time (as defined below) and shares of CBSC Common Stock held by AMCORE, Newco or any direct or indirect subsidiary of AMCORE, which shares will be cancelled, and other than shares of CBSC Common Stock held by CBSC Stockholders who have properly exercised their dissenters' rights under Wisconsin law) will be cancelled and converted into the right to receive a number of shares of AMCORE Common Stock to be determined as follows: (i) in the event the AMCORE Average Price (as described below) is less than $15.00, each share of CBSC Common Stock shall be exchanged for and converted into 5.6247 shares of AMCORE Common Stock, (ii) in the event the AMCORE Average Price is greater than $15.00 but less than $19.50, each share of CBSC Common Stock shall be exchanged for and converted into a number of shares of AMCORE Common Stock determined by dividing (A) 84.37 by (B) the AMCORE Average Price, (iii) in the event the AMCORE Average Price is greater than or equal to $19.50 but less than or equal to $24.50, each share of CBSC Common Stock shall be exchanged for and converted into 4.3267 shares of AMCORE Common Stock, (iv) in the event the AMCORE Average Price is greater than $24.50 but less than or equal to $28.50, each share of CBSC Common Stock shall be exchanged for and converted into a number of shares of AMCORE Common Stock determined by dividing (A) 106.00 by (B) the AMCORE Average Price or (v) in the event the AMCORE Average Price is greater than $28.50, each share of CBSC Common Stock shall be exchanged for and converted into 3.7193 shares of AMCORE Common Stock. Notwithstanding the foregoing, if up to fifteen days following the Special Meeting AMCORE enters into a letter of intent or definitive agreement for a tender offer, merger, other business combination or sale or other disposition involving all or substantially all of AMCORE's assets, the Exchange Ratio will be equal to
4.3267. The AMCORE Average Price will be an amount equal to the average of the daily closing prices of a share of AMCORE Common Stock as reported on the NASDAQ during the period of twenty (20) trading days ending at the end of the third trading day immediately preceding the Special Meeting. There can be no assurance that the closing price for AMCORE Common Stock on the Effective Date will be equal to the AMCORE Average Price. As of May 13, 1997, the most recent practicable date prior to the printing of this Proxy Statement/Prospectus, the average of the daily closing prices of a share of AMCORE Common Stock during the 20-day period ending on May 13, 1997 was 27.1375 which, assuming an AMCORE Average Price equal to such average, would result in an Exchange Ratio of 3.9060. See "THE MERGER AGREEMENT -- Terms" and "THE MERGER -- Rights of Dissenting Stockholders."

     Each CBSC Option that is outstanding and unexercised immediately prior the Effective Time will cease to represent a right to acquire shares of CBSC Common Stock. At the Effective Time, all such options will be automatically converted into options to purchase a number of shares of AMCORE Common Stock equal to the number of shares of CBSC Common Stock that could have been purchased under such CBSC Option, multiplied by the Exchange Ratio at an exercise price per share equal to the original exercise price divided by the Exchange Ratio. See "THE MERGER AGREEMENT -- Stock Option Agreements."

     No fractional shares of AMCORE Common Stock will be issued in the Merger. Each holder of CBSC Common Stock who would otherwise be entitled to receive a fractional share will receive cash in an amount equal to the cash value of the fraction, which cash value will be based upon the average market value of AMCORE Common Stock on the NASDAQ for the five trading days immediately preceding the date of the Effective Time.

     Within five business days after the Effective Time, CBSC or an agent acting on its behalf (the "Exchange Agent") will send to each holder of CBSC Common Stock a letter of transmittal containing instructions with respect to the surrender of stock certificates of CBSC Common Stock for exchange into one or more certificates evidencing AMCORE Common Stock, as provided in the Merger Agreement. Until so surrendered, each outstanding certificate which, prior to the Effective Time represented shares of CBSC Common Stock will be deemed for all purposes to evidence only the right to receive the shares of AMCORE Common Stock into which such shares of CBSC Common Stock have been converted; provided, however, unless and until such certificates representing CBSC Common Stock are so surrendered, no stock certificates representing the shares of AMCORE Common Stock, nor any dividends or other distributions of any kind payable in respect of shares of AMCORE Common Stock into which such CBSC Common Stock has been converted, shall be paid or delivered to the holder of an unsurrendered certificate and no interest shall be earned on such cash dividend amounts. After the Effective Time, upon surrender of certificates representing shares of CBSC Common Stock, there shall be delivered to the record holder of the certificates representing AMCORE Common Stock issued in exchange therefor, on or as soon as practicable after such date of surrender, the amount of any such dividends, or other distributions, and the certificates representing the CBSC Common Stock, which as of any date subsequent to the Effective Time, but prior to the surrender of CBSC certificates, became payable or deliverable and were not paid or delivered to such holder with respect to such shares.

STOCK OPTION AGREEMENTS

     The Merger Agreement provides that each of CBSC and AMCORE will take such action as may be necessary to cause each unexpired and unexercised CBSC Option granted under any of CBSC's Stock Option Agreements to be automatically converted at the Effective Time into an option (a "New AMCORE Option") to purchase a number of shares of AMCORE Common Stock equal to the number of shares of CBSC Common Stock that could have been purchased under the CBSC Option, multiplied by the Exchange Ratio, at a price per share of AMCORE Common Stock equal to the option exercise price determined pursuant to the CBSC Stock Option Agreements divided by the Exchange Ratio. Such New AMCORE Option will be subject to substantially similar terms and conditions as the CBSC Option. The Merger Agreement also provides that AMCORE will (i) as of the Effective Time, assume all of CBSC's obligations with respect to CBSC Options as so converted, (ii) on or prior to the Effective Time, reserve for issuance the number of shares of AMCORE Common Stock that will become subject to New AMCORE Options pursuant to the Merger Agreement, (iii) from and after the Effective Time, upon exercise of the New AMCORE Options in accordance with the terms thereof, make available for issuance all shares of AMCORE Common Stock covered thereby and (iv) at the Effective Time, issue to each holder of an outstanding CBSC Option a document evidencing the foregoing assumption by AMCORE.

     AMCORE has agreed to file as soon as practicable, but in no event later than 30 days after the Effective Time, a registration statement on Form S-8 under the Securities Act covering the shares of AMCORE

Common Stock issuable upon the exercise of the New AMCORE Options created upon the assumption by AMCORE of CBSC Options.

CERTAIN REPRESENTATIONS AND WARRANTIES

     The Merger Agreement contains representations and warranties of AMCORE, Newco and CBSC customary for transactions of this nature. These include, among other things, representations and warranties of AMCORE and Newco as to (i) their respective due organization, existence, good standing, organizational documents and similar corporate matters, (ii) their respective capital structures, (iii) their authority relative to the execution and delivery of, and performance of their respective obligations under the Merger Agreement, (iv) no prior activities of Newco, (v) their compliance with applicable laws and the absence of any (A) conflict with their organizational documents, applicable law or certain contracts, or (B) governmental or regulatory authorization, consent or approval required to consummate the Merger, (vi) reports and other documents, including financial statements, filed by AMCORE with the Commission, (vii) the absence of material adverse changes since September 30, 1996, (viii) litigation;
(ix) the accuracy of the information supplied for inclusion in this Proxy Statement/Prospectus, (x) the absence of actions that would jeopardize the "pooling of interests" treatment, (xi) no current plan to liquidate, merge or sell the stock of CBSC after the consummation of the Merger, and (xii) the absence of ownership of CBSC Common Stock by certain persons.

     CBSC's representations and warranties with respect to itself and its subsidiaries include, among other things, those as to (i) their due organization, existence, good standing, organizational documents and similar corporate matters, (ii) their respective capital structures, (iii) their authority relative to the execution and delivery of, and performance of their obligations under the Merger Agreement, (iv) their compliance with applicable laws and the absence of any (A) conflict with their organizational documents, applicable law or certain contracts, or (B) governmental or regulatory authorization, consent or approval required to consummate the Merger; (v) CBSC's audited consolidated financial statements, (vi) the absence of certain changes or events since December 31, 1995, (vii) litigation, (viii) the accuracy of information supplied in this Proxy Statement/Prospectus, (ix) the absence of actions that would jeopardize the "pooling of interests" treatment; (x) title and condition of properties, (xi) intellectual property, employee benefit plans, and insurance matters, (xii) certain contracts and commitments, (xiii) opinion of financial advisor; (xiv) certain environmental matters, (xv) the absence of undisclosed liabilities, (xvi) Affiliate's Undertakings and Stockholder Voting Agreements, (xvii) tax matters, (xviii) continuity of interest in CBSC Common Stock, (xix) administration of trust accounts, (xx) allowance for loan and lease losses and non-performing assets, (xxi) the absence of undisclosed agreements between CBSC and directors, officers and stockholders, and (xxii) certain interest rate management instruments.

CONDUCT OF BUSINESS PENDING THE MERGER

     The Merger Agreement provides that CBSC and AMCORE will take or refrain from taking certain actions prior to the Closing Date.

     Pursuant to the Merger Agreement, unless AMCORE's prior written consent is obtained, CBSC will, and will cause each of its subsidiaries to, operate its business only in accordance with sound banking and business practices and in the usual, regular and ordinary course as conducted prior to the date of the Merger Agreement. CBSC will (i) preserve intact its business organization and assets taken as a whole, (ii) use its best efforts to retain the services of its officers and key employees and to maintain its relationships with its customers,
(iii) upon AMCORE's request, subject to certain conditions, modify certain of its procedures and practices and will regularly confer with representatives of AMCORE on the general status of its operations, (iv) advise AMCORE of actions taken at meetings, furnish monthly financial statements and inform AMCORE of any proposed action to be taken with respect to loans of $800,000 or more that are nonperforming assets and (v) promptly notify AMCORE of any material change in the normal course of its business.

     In addition, CBSC has agreed that it and its subsidiaries will not, among other things, (i) declare or pay dividends or make any other distribution on, or directly or indirectly redeem, purchase or otherwise acquire, any shares of its capital stock or the capital stock of its subsidiaries or any securities or obligations convertible into or exchangeable for any shares of its capital stock or issue any additional shares of capital stock or capital stock of its subsidiaries, except pursuant to certain exceptions set forth in the Merger Agreement, including that CBSC Stockholders shall receive either payment of cash dividends on their shares of CBSC Common Stock or the payment of cash dividends as holders of shares of AMCORE Common Stock received in the Merger for the calendar quarter during which the Effective Time shall occur, though not both;
(ii) sell, lease, license or dispose of any of its properties or assets or make any acquisition or investment except in the ordinary course of business consistent with past practice; (iii) amend its certificate of incorporation, bylaws or similar organizational documents; (iv) split, combine or reclassify any of its outstanding capital stock; (v) merge or consolidate with another entity; (vi) acquire or purchase (A) any shares of AMCORE Common Stock except in its fiduciary capacity or (B) any business, other than passive instruments in the ordinary course of business and consistent with past practice; (vii) enter into, renew, amend or terminate any material contract, commitment or transaction (other than renewals in the ordinary course of business after consultation with AMCORE); (viii) incur, assume or prepay any indebtedness or become otherwise responsible for the obligations of any other party; (ix) adopt, terminate or amend (except as may be required to comply with applicable law) any employee benefit plan or benefit or welfare of any director, (x) grant an increase in the compensation or fringe benefits of, or pay any bonus to, any director or any employee, except for normal increases in compensation in the ordinary course of business and consistent with past practice or as required by law; (xi) make any change in methods of accounting in effect at December 31, 1995 unless to comply with generally accepted accounting principles; (xii) make any equity investment in real estate, except foreclosure and debt restructuring in the ordinary course of business consistent with prudent banking practices; (xiii) enter into any new line of business; or (xiv) agree in writing or otherwise to do any of the foregoing.

     In the Merger Agreement, CBSC has agreed not to solicit, initiate or encourage (including by way of furnishing information) or take any other action to facilitate any inquiries or the making of any proposal that constitutes or may lead to any Transaction Proposal (as hereinafter defined). However, CBSC may engage in discussions with a third party in response to an unsolicited Superior Proposal (as hereinafter defined) if the CBSC Board determines (i) in good faith on the basis of advice of its financial advisors and an opinion of outside counsel that failure to take such action could reasonably be expected to violate the fiduciary obligations of the CBSC Board, (ii) CBSC requires such third party to execute a confidentiality agreement with terms no less favorable than those contained in the confidentiality agreement between CBSC and AMCORE and (iii) CBSC promptly notifies AMCORE of all relevant details of such proposal (including such third party's identity) and provides AMCORE with copies of all materials delivered to such person. "Transaction Proposal" means, in general, any of the following involving CBSC or the Banks: a bona fide proposal to acquire more than 25% of the outstanding shares of CBSC Common Stock or shares of the Banks; any merger or other business combination involving CBSC or the Banks; a sale or other disposition of a substantial portion of assets of CBSC or the Banks; the acquisition by any person (other than AMCORE or any subsidiary of CBSC) of beneficial ownership of 25% or more of the outstanding shares of CBSC Common Stock; any reclassification of securities or recapitalization of CBSC or the Banks that effectively changes control of either; any transaction having an effect similar to the foregoing, or a public announcement with respect to a proposal, plan of intention by any person to effect any of the foregoing transactions. "Superior Proposal" means, in general, a bona fide, written and unsolicited proposal or offer made with respect to a Transaction Proposal (i) on terms which the CBSC Board determines in good faith, and in the exercise of reasonable judgment, to be more favorable to CBSC and the CBSC Stockholders than the transactions contemplated hereby.

     CBSC and AMCORE have agreed to use their reasonable best efforts to promptly prepare and file all necessary documentation to effect all applications, notices, petitions and filings, and to obtain and to cooperate in obtaining permits, consents, approvals and authorizations of all third parties and governmental entities necessary or advisable to consummate the transactions contemplated by the Merger Agreement and to comply with the terms and conditions of all such permits, consents, approvals and authorizations. CBSC and AMCORE have, subject to the restrictions set forth in the Merger Agreement, each agreed, upon request, to furnish to the other party all information concerning themselves and their subsidiaries, directors, officers and shareholders and such other matters as may be necessary in furtherance of the Merger. CBSC and AMCORE have also agreed, subject to the terms and conditions of the Merger Agreement, to use their best efforts to take, or cause to be taken, all actions necessary, proper or advisable to comply promptly with all legal requirements which may be imposed on such party or its subsidiaries and to consummate the Merger. AMCORE has further agreed to use all reasonable efforts to cause the shares of AMCORE Common Stock to be issued in the Merger to be approved for listing on the NASDAQ, subject to official notice of issuance.

     The Merger Agreement contemplates that, prior to the Effective Time, the parties will continue to conduct environmental site assessments of certain real properties held or previously held by CBSC. In the event that AMCORE's good-faith estimate of certain environmental remediation costs is equal to $700,000 or more, AMCORE may choose to terminate the Merger Agreement by notifying CBSC of such termination on or prior to the Special Meeting Date.

DIVIDENDS

     Under the Merger Agreement, CBSC cannot declare or pay any dividend on, or make any other distribution in respect of, its outstanding shares of CBSC Common Stock, except for cash dividends on CBSC Common Stock for the quarter ending December 31, 1996, and each quarter thereafter ending prior to the Effective Time, each of which dividends shall be paid prior to the Effective Time and shall not exceed for any quarter $0.6923 per share. Further, CBSC cannot declare or pay any dividends or make any distributions in any amount on CBSC Common Stock for any calendar quarter in which the Effective Time is expected to occur and in which the stockholders of CBSC Common Stock will be entitled to receive dividends on the shares of AMCORE Common Stock into which their shares of CBSC Common Stock will be converted. The intent is that the holders of CBSC Common Stock will not receive and will not become entitled to receive for the same calendar quarter period a payment of cash dividends both as holders of CBSC Common Stock and as holders of AMCORE Common Stock.

EMPLOYEE BENEFITS

     The Merger Agreement requires AMCORE to honor all employment, severance and other compensation agreements disclosed to AMCORE in the Merger Agreement in accordance with their terms. The Merger Agreement provides that AMCORE will honor and assume all employee benefit plans and other similar agreements of CBSC for all current or former CBSC employees as of the Closing Date. In the event that AMCORE amends or terminates an existing employee benefit plan or similar agreement of CBSC, prior to the first anniversary of the Closing Date, AMCORE agrees to provide to such benefits which in the aggregate are comparable to the employee benefits provided by CBSC as of the Closing Date. Employees of CBSC will be given credit for service at CBSC for purposes of determining the eligibility and vesting of such employees in the plans of AMCORE in which such employees participate.

CONDITIONS TO THE MERGER

     The obligations of AMCORE, Newco and CBSC to consummate the Merger are subject to the satisfaction or waiver of certain conditions, including (i) approval of the Merger Agreement by the requisite holders of CBSC Common Stock,
(ii) receipt and continued effectiveness of all regulatory approvals necessary to consummate the Merger and expiration of all applicable statutory waiting periods, (iii) the Registration Statement shall have become effective by an order of the Commission and the AMCORE Common Stock issued in the Merger shall have been qualified or exempted under all state securities laws, and (iv) absence of any suit or proceeding pending or overtly threatened by any governmental agency to restrain or prohibit the consummation of the Merger and
(v) the Merger Agreement not having been earlier terminated.

     The obligations of AMCORE and Newco to consummate the Merger are also subject to the satisfaction or waiver by AMCORE of certain conditions, including
(i) each obligation of CBSC under the Merger Agreement must have been performed in all material respects, CBSC's representations and warranties contained in the Merger Agreement must be true in all material respects as of the Effective Time (except to

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

the extent such representations and warranties refer to an earlier date) and AMCORE having received certificates signed by the chief executive officer of CBSC to such effect, (ii) the absence of any material adverse change since December 31, 1995 to the Closing Date, in the condition (financial or otherwise), assets, liabilities, reserves, results of operations or business of CBSC and its subsidiaries taken as a whole, (iii) the absence of any suit, action or proceeding pending or overtly threatened involving the assets or business of CBSC or its subsidiaries that would reasonably be expected to have a material adverse effect, (iv) the receipt by AMCORE, within five days prior to the Closing Date, of a letter from McGladrey & Pullen, LLP to the effect that the Merger will be accounted for as a "pooling of interests," (v) the receipt by AMCORE of certain letter agreements from CBSC affiliates, (vi) the receipt of all consents or approvals from third parties required under agreements between CBSC and such third parties, other than those agreements for which failure to obtain such consents or approvals would not, in the reasonable opinion of AMCORE, have a material adverse effect on AMCORE, individually or in the aggregate, (vii) holders of not more than five percent (5%) of the outstanding shares of CBSC Common Stock perfecting their dissenters rights, (viii) in the event that the Closing Date shall occur on or after February 15, 1997, receipt by AMCORE of audited consolidated financial statements for the fiscal year ended December 31, 1996 of CBSC and its subsidiaries, (ix) receipt of good standing certificates from the states of Nevada and Wisconsin and a statement from the Wisconsin Division of Banking within 15 days prior to the Closing Date, (x) completion of the Belleville Transactions and (xi) delivery by Arthur Andersen LLP of letters addressed to AMCORE covering matters reasonably requested by AMCORE and Newco with respect to CBSC's financial condition.

     The obligations of CBSC to consummate the Merger are also subject to satisfaction or waiver by CBSC of certain conditions, including (i) each obligation of AMCORE and Newco under the Merger Agreement must have been performed in all material respects, AMCORE's and Newco's representations and warranties contained in the Merger Agreement must be true in all material respects as of the Effective Time (except to the extent such representations and warranties refer to an earlier date) and CBSC having received certificates signed by the chief financial officer of AMCORE to such effect, (ii) the absence of any material adverse change in the consolidated condition (financial or otherwise), assets, liabilities, results of operation or business of AMCORE from December 31, 1995 to the Closing Date, and (iii) the receipt by CBSC of an opinion from Quarles & Brady that the Merger will be treated as a reorganization within the meaning of Section 368(a) of the Code.

TERMINATION

     The Merger Agreement is terminable (i) by the mutual consent of the parties, (ii) by either party after September 30, 1997 if the Merger has not occurred as a result of failure to satisfy any condition to the Merger, (iii) by either party upon material breach of a representation, warranty or covenant by the other party, which breach is not cured within twenty (20) business days of receipt of notice, (iv) by AMCORE if AMCORE's good-faith estimate of environmental remediation costs relating to certain real properties held or previously held by CBSC is equal to $700,000 or more, (v) by CBSC, subject to certain conditions, if the CBSC Board determines to accept a Superior Proposal pursuant to its fiduciary duties, or (vi) by AMCORE if the CBSC Board rescinds its recommendation of the transactions contemplated by the Merger Agreement, or fails to recommend such transactions, or takes any action or public position consistent with approving a competing transaction. Termination of the Merger Agreement pursuant to its terms will not relieve any party from liability for any intentional breach of the Merger Agreement.

TERMINATION FEES AND EXPENSES

     CBSC has agreed to pay AMCORE a $1 million termination fee if the Merger Agreement is terminated as a result of: (i) the determination by the CBSC Board of the existence of a Superior Proposal, where CBSC terminates the Merger Agreement after giving AMCORE full information on the competing proposal and after five business days still determines the competing proposal to be a Superior Proposal and promptly thereafter enters into a definitive agreement for such Superior Proposal, (ii) the CBSC Board failing to recommend the Merger to the CBSC Stockholders, or modifying or rescinding its prior recommendation of the Merger to the CBSC Stockholders, (iii) CBSC taking any action or public position consistent with the approval of a competing proposal, or (iv) as a result of (A) the failure of CBSC to satisfy its conditions to the Merger by September 30, 1997 or (B) upon material breach of a representation, warranty or covenant by CBSC, which breach is not cured within twenty (20) business days of receipt of notice from AMCORE (other than CBSC's failure to obtain an opinion letter from its accountant that the transaction qualifies for treatment as a "pooling of interests").

     The Merger Agreement contains a provision that provides for fees and expenses to be paid by one party to the other in the event the Merger Agreement is terminated for certain specified reasons. Each party has agreed to pay up to $400,000 of the other party's expenses if the Merger Agreement is terminated (i) as a result of the failure of such party to satisfy its conditions to the Merger by September 30, 1997 or (ii) upon material breach of a representation, warranty or covenant by such party, which breach is not cured within twenty (20) business days of receipt of notice from the other party (other than as a result of material governmental litigation regarding the transaction or CBSC's failure to obtain an opinion letter from its accountant that the transaction qualifies for treatment as a "pooling of interests"). In addition, CBSC has agreed to pay up to $400,000 of AMCORE's expenses if the Merger Agreement is terminated (i) by AMCORE if certain estimated environmental remediation costs related to certain real properties held or previously held by CBSC are equal to $700,000 or more,
(ii) by CBSC if the CBSC Board decides to accept a Superior Proposal pursuant to its fiduciary duties, or (iii) by AMCORE if, without the prior approval of AMCORE, the CBSC Board rescinds its recommendation of the transactions under the Merger Agreement, or fails to recommend such transactions.

AMENDMENT AND WAIVER

     AMCORE and CBSC may each waive, as to the other, performance of any of the obligations and compliance with any of the covenants or conditions of the Merger Agreement (other than items (i), (ii) and (iii) in the first paragraph of the "Conditions to the Merger" section above) and may amend or modify the Merger Agreement. Any such action by CBSC taken following a favorable vote on or consent to the Merger by its stockholders may be taken only if, in the opinion of the CBSC Board, the action would not have a material adverse effect on the benefits intended for its stockholders under the Merger Agreement.

                       COMPARISON OF STOCKHOLDERS' RIGHTS

GENERAL

     AMCORE is incorporated under the laws of the State of Nevada. Accordingly, the rights of AMCORE stockholders are governed by AMCORE's Restated Articles of Incorporation (the "AMCORE Charter"), its Bylaws and Nevada law. CBSC is incorporated under the laws of the State of Wisconsin and, accordingly, the rights of CBSC Stockholders are governed by CBSC's Articles of Incorporation (the "CBSC Charter"), its Bylaws and Wisconsin law. The Nevada and Wisconsin corporation laws differ in many respects, as do the respective Charters and Bylaws of AMCORE and CBSC. AMCORE and CBSC are both bank holding companies regulated by the Federal Reserve Board under the BHCA. Newco is chartered under the laws of the State of Wisconsin and is therefore subject to regulation under such laws and to regulation and examination by the State of Wisconsin Division of Banking.

     Upon consummation of the Merger, CBSC Stockholders will become stockholders of AMCORE and, as such, all of their rights will be governed by the AMCORE Charter, Bylaws and Nevada law.

     The following summary of the material differences that may affect the rights and interests of CBSC Stockholders is not intended to be an all-inclusive discussion of such differences.

MERGER, CONSOLIDATION AND SALES OF ASSETS

     Nevada law requires that certain extraordinary corporate actions, such as most mergers, consolidations, dissolutions or sales of substantially all of a corporation's assets, be approved by the vote of a majority of the corporation's outstanding shares and by a majority of each class entitled to vote thereon unless a higher percentage is required by the corporation's charter.

     Nevada law also contains a "control share" statute that would require the acquiror of a "controlling interest" of certain Nevada corporations (an "Issuing Corporation") to obtain the approval of the holders of a majority of the outstanding shares of the Issuing Corporation not owned by such acquiror and officers and employee-directors of the Issuing Corporation in order to receive voting rights for (i) shares acquired or proposed to be acquired in an acquisition in which such acquiror obtained or proposed to acquire a "controlling interest" in the Issuing Corporation, and (ii) all shares acquired within 90 days immediately preceding the date the acquiror obtained or proposed to acquire a "controlling interest" in the Issuing Corporation. Under this statute, a person is deemed to have acquired a "controlling interest" in an Issuing Corporation if, subject to certain exceptions, such person acquires voting power equal to or more than 20% of the outstanding voting power of the Issuing Corporation.

     This statute applies only to corporations organized in Nevada having 200 or more stockholders, at least 100 of whom are stockholders of record and residents of Nevada, that do business in Nevada directly or through an affiliated corporation. The provisions of this statute are applicable to any acquisition of a controlling interest in an issuing corporation unless, before an acquisition is made, the articles of incorporation or bylaws of the corporation in effect on the 10th day following the acquisition of a controlling interest by an acquiring person provide that the provisions of those sections do not apply. The AMCORE Charter and Bylaws do not provide that such sections of the statute do not apply to AMCORE, though AMCORE does not believe this statute is currently applicable to AMCORE.

     The AMCORE Charter requires the approval of at least 70% of the outstanding shares of AMCORE Common Stock entitled to vote if a transaction involves a Business Combination (as hereinafter defined) with, or proposed by or on behalf of, any Interested Stockholder (as hereinafter defined) or any Affiliate or Associate (as hereinafter defined) of any Interested Stockholder or any person who thereafter would be an Affiliate or Associate of such Interested Stockholder, unless certain fair price criteria and procedural requirements are satisfied or the transaction is approved by a majority of Continuing Directors (as hereinafter defined).

     An "Interested Stockholder" is any person who is or has announced or publicly disclosed an intention to become the beneficial owner of 30% or more of the voting stock of AMCORE. The terms "Affiliate" and "Associate" have the same meanings ascribed for such terms in Rule 12b-2 under the Exchange Act as in effect on February 12, 1986. A "Business Combination" includes certain transactions with or proposed by or on behalf of an Interested Stockholder or related parties, including, among others, (i) a merger or consolidation of AMCORE or any subsidiary; (ii) the sale or disposition by AMCORE or any subsidiary of any assets or securities having an aggregate value of $5 million or more or constituting more than 10% of the book value of the total assets or of the stockholders' equity of the entity in question; (iii) the adoption of any plan or proposal for the liquidation or dissolution of AMCORE or for any amendment of AMCORE's bylaws; or (iv) any reclassification of securities, recapitalization, merger or other transaction with the effect, directly or indirectly, of increasing an Interested Stockholder's proportionate share of the outstanding capital stock of AMCORE or a subsidiary. A "Continuing Director" is a member of the AMCORE Board of Directors who is not affiliated with an Interested Stockholder or was a director before any Interested Stockholder became an Interested Stockholder or was recommended or elected by a majority of Continuing Directors.

     The Business Combination provisions of the AMCORE Charter are intended to prevent certain of the potential inequities of Business Combinations that are part of "two-step" transactions. In the absence of such provisions, a purchaser who acquired control of AMCORE could subsequently, by virtue of such control force the remaining stockholders to sell or exchange their shares at a price that would not reflect any premium such purchaser may have paid in order to acquire its controlling interest. Such provisions may also discourage the accumulation of large blocks of AMCORE's stock which could be disruptive to the stability of AMCORE'S important relationships with its employees, customers and the communities that it serves. Such an accumulation could precipitate a change of control of AMCORE on terms unfavorable to AMCORE's other stockholders.

     The Business Combination provisions of the AMCORE Charter may render more difficult or discourage a merger with or takeover of AMCORE, the acquisition of control of AMCORE by a large stockholder and the removal of incumbent management. Such provisions would also discourage some takeover attempts by persons who intend to acquire AMCORE in two steps and eliminate remaining stockholder interests by means of a Business Combination involving less consideration per share than the acquiring person would propose to pay for its initial interest in AMCORE equal to or greater than 30% (but less than 100%) of the outstanding voting stock of AMCORE. To the extent that this provision discourages certain business combinations, AMCORE's stockholders may be deprived of higher market prices for their stock that often prevail as a result of such events.

     Section 180.1150 of the WBCL provides that in particular circumstances the voting of shares of a Wisconsin "issuing public corporation" (a Wisconsin corporation which has at least 100 Wisconsin resident stockholders, 500 or more stockholders of record and total assets exceeding $1 million) held by any person in excess of 20% of the voting power is limited to 10% of the full voting power of such excess shares. Full voting power may be restored under Section 180.1150 if a majority of the voting power of shares represented at a meeting, including those held by the party seeking restoration, are voted in favor of such restoration.

     In addition, Section 180.1132 of the WBCL sets forth certain fair price provisions which govern mergers and share exchanges with, or sales of substantially all a Wisconsin issuing public corporation's assets to, a 10% stockholder, mandating that any such transaction meet one of two requirements. The first requirement is that the transaction be approved by 80% of all stockholders and two-thirds of "disinterested" stockholders, which generally exclude the 10% stockholder. The second requirement is the payment of a statutory fair price, which is intended to insure that stockholders in the second step merger, share exchange or asset sale receive at least what stockholders received in the first step.

     Further, Section 180.1134 of the WBCL requires stockholder approval for certain transactions in the context of a tender offer or similar action for in excess of 50% of a Wisconsin issuing public corporation's stock. Stockholder approval is required for the acquisition of more than 5% of the corporation's stock at a price above market value, unless the corporation makes an equal offer to acquire all shares. Stockholder approval is also required for the sale or option of assets which amount to at least 10% of the market value of the corporation, but this requirement does not apply if the corporation meets certain minimum outside director standards.

     Sections 180.1140 through 180.1144 of the WBCL prohibit certain "business combinations" between a "resident domestic corporation" and a person beneficially owning 10% or more of the outstanding voting stock of such corporation (an "interested shareholder") within three years after the date such person became a 10% beneficial owner (the "acquisition date"), unless the business combination or the acquisition of such stock has been approved before the acquisition date by the corporation's board of directors. After such three-year period, a business combination with the interested shareholder may be consummated only with the approval of the holders of a majority of the voting stock not beneficially owned by the interested shareholder, unless the combination satisfied certain adequacy-of-price standards intended to provide a fair price for shares held by disinterested shareholders. CBSC presently meets the definition of a "resident domestic corporation."

PREFERRED STOCK

     The AMCORE charter authorizes the AMCORE Board to issue up to 10 million shares of AMCORE preferred stock from time to time or in series, without any action on the part of Amcore's stockholders, and to determine the designation of each series, the number of shares to be issued, dividend rates, redemption provisions, sinking fund provisions, liquidation preferences and such other provisions and rights as the Board of Directors may deem advisable. The dividends fixed by the Board of Directors will be in preference to dividends on any other class of stock of AMCORE. The preferred dividends may or may not be cumulative. The preferred stock may also be entitled to a preference upon dissolution or liquidation if AMCORE's Board of Directors so designates. The preferred stock may not have any voting rights and cannot be convertible or exchangeable for shares of AMCORE Common Stock. There is no preferred stock issued or outstanding at the present time.

     CBSC has no authorized shares of preferred stock and, accordingly, the rights of holders of CBSC Common Stock to receive dividends or payment in the event of voluntary or involuntary dissolution, liquidation or winding up of CBSC are not subject to the prior satisfaction of the rights of any other stockholders.

DIRECTORS

     The AMCORE Board is divided into three classes as nearly equal in number as possible, with the directors in each class serving for staggered three-year terms. At each annual meeting of AMCORE's stockholders, the successors to the class of directors whose term expires at the time of such meeting are elected by a majority of the votes cast, assuming a quorum is present.

     All the directors of CBSC are elected at the annual meeting of stockholders by a plurality of the votes entitled to vote in the election, at a meeting at which a quorum is present. A director of CBSC may be removed, with or without cause, by the affirmative vote of the holders of a majority of the then issued and outstanding stock of CBSC cast at a special meeting of stockholders called for that purpose.

     Holders of CBSC Common Stock are not entitled to any preemptive rights, except in certain circumstances required by Wisconsin law. CBSC Common Stock is fully paid and not liable to any calls or assessments by CBSC, except in the event of a capital impairment of CBSC, and under Section 180.0622(2)(b) of the WBCL.

DIVIDENDS

     Under Nevada law, a corporation may authorize and make a distribution to its stockholders unless, after giving effect to such distribution, (i) the corporation would be unable to pay its debts as they become due, or (ii) except as specifically allowed by the corporation's charter, the corporation's total assets would be less than the sum of its total liabilities plus the amount necessary, if the corporation were dissolved at the time of distribution, to satisfy the preferential rights of stockholders whose preferential rights are superior to those receiving the distribution.

     Subject to any restrictions contained in a corporation's charter, Wisconsin law generally provides that a corporation may issue share dividends.

     There are no provisions in the AMCORE Charter or Bylaws allowing distributions in a manner other than that prescribed by Nevada law or in the CBSC Charter or Bylaws restricting the declaration or payment of dividends. In addition, the ability of both AMCORE and CBSC to pay dividends is dependent upon their ability to receive dividends from their respective subsidiaries. The bank subsidiaries of AMCORE and CBSC are subject to federal and state regulations that impose restrictions on the payment of dividends.

AMENDMENTS TO THE CHARTER

     Unless a higher vote is required by a corporation's charter or bylaws, Nevada law requires that a proposed charter amendment be approved by a majority of the voting power entitled to vote upon the amendment and, under certain circumstances, a majority of the outstanding stock of each class entitled to vote thereon. The AMCORE Charter provides that certain amendments require the affirmative vote of 70% of the outstanding shares, including amendments that affect the provisions related to the size and structure of the Board of Directors, the provision governing the nomination of directors contained in AMCORE's Bylaws, the prohibition of stockholder action by written consent, and the Business Combination provisions discussed above.

     Under Wisconsin law, unless a higher vote is required by a corporation's charter, an amendment to the charter of a Wisconsin corporation may be approved by a majority of the outstanding shares entitled to vote upon the proposed amendment and a majority of the outstanding stock of each group entitled to vote thereon as a group. The CBSC Charter does not require a higher vote for amendment of the CBSC Charter, and thus the charter may be amended in the manner specified by the Wisconsin statute.

AMENDMENTS TO THE BYLAWS

     The AMCORE Bylaws may be altered or repealed and new bylaws adopted by the AMCORE Board, but any bylaws adopted by the AMCORE Board may be altered or repealed, and new bylaws adopted, by the stockholders entitled to vote thereon.

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

     The CBSC Bylaws may be altered, amended, repealed or adopted by either the CBSC Board or the stockholders, and such action may be taken at either an annual or special meeting.

CUMULATIVE VOTING

     The AMCORE Charter specifically precludes cumulative voting for the election of directors. The CBSC Charter does not provide for cumulative voting rights.

STRUCTURE OF BOARD OF DIRECTORS

     The AMCORE Charter provides for a Board of Directors divided into three classes, with the term of one class expiring each year. The AMCORE Charter further requires that the Board consist of between three and fourteen directors with each class consisting of as near to one-third the total number of directors as possible. The AMCORE Board currently consists of 12 members divided into classes of three, four and five directors, respectively.

     The AMCORE Bylaws require that to nominate a person for election to the Board of Directors a stockholder must provide notice to AMCORE that is delivered or mailed to and received at the principal executive offices of AMCORE not less than 50 nor more than 75 days prior to the meeting. The stockholder's notice must identify each person whom the stockholder proposes to nominate, provide information regarding the nominee's principal occupation, the class and number of shares of AMCORE capital stock beneficially owned by the nominee, and any other information required to be disclosed in solicitations for proxies pursuant to Regulation 14A of the Exchange Act. The notice must also set forth the nominating stockholder's identity and the class and number of shares of AMCORE capital stock that are beneficially owned by the stockholder. AMCORE may also require the proposed nominee to furnish such reasonable additional information as may be required to determine the eligibility of the proposed nominee to serve as director.

     The CBSC Charter provides for only one class of directors. The CBSC Charter further requires that the CBSC Board consist of between five and eleven directors. The CBSC Board is presently composed of eight members.

REMOVAL OF DIRECTORS

     Under Nevada law, unless a higher vote is required by a corporation's charter, a director may be removed from office, with or without cause, by the affirmative vote of stockholders representing at least two-thirds of the issued and outstanding voting stock. The AMCORE Charter does not require a higher percentage for removal of directors.

     Under Wisconsin law, any director or the entire board of directors may be removed with or without cause by stockholders representing a majority of the shares entitled to-vote at an election of directors, unless the corporation's charter or bylaws provide that director's may be removed only for cause. Under the CBSC Bylaws, a director may be removed from office with or without cause.

RIGHTS OF DISSENTING STOCKHOLDERS

     If a stockholder dissents from a merger or consolidation in the manner provided by Nevada law, the Nevada statute entitles such holder to appraisal rights unless the shares received in connection with the transaction are registered on a securities exchange on the record date fixed to determine the stockholders entitled to vote on the agreement of merger or consolidation. The AMCORE Charter and Bylaws do not confer any additional appraisal rights.

     Under the provisions of Wisconsin law, any shareholders who assert dissenters' rights will have a statutory right to demand payment of the "fair value" of their stock in cash. To perfect this right, a shareholder must not vote such shares in favor of the Merger Agreement at the Special Meeting (this may be done by marking the proxy either to vote against the Merger Agreement or to abstain from voting thereon or by not voting at all) and must take such other action as is required by the provisions of Section 180.1301 to 180.1331 of the WBCL, including delivering written notice of intent to demand the "fair value" of CBSC Common Stock.

SPECIAL MEETINGS OF STOCKHOLDERS

     The AMCORE Bylaws permit a special meeting of stockholders to be called by the Chairman of the Board, the President or a majority of the AMCORE Board. A meeting is required to be held upon the written request of the holders of not less than 10% of outstanding AMCORE Common Stock entitled to vote at the meeting.

     The CBSC Bylaws require a special meeting of the stockholders be called by the CBSC Board or the President or by the person designated in the written request of the stockholders owning at least 10% of all of the votes entitled to be cast on any issue proposed to be considered at the meeting.

ACTION WITHOUT A MEETING

     The AMCORE Charter prohibits stockholder action by written consent.

     The CBSC Bylaws allow action to be taken without a meeting and without action by the CBSC Board if a written consent, describing the action to be taken, is signed by all of the shareholders entitled to vote with respect to the subject matter thereof.

     Wisconsin law permits any action which may be taken at an annual or special stockholder meeting to be taken without a meeting and without a vote if written consents are obtained from holders of the outstanding stock having the minimum number of votes necessary to authorize the action at a meeting at which all shares entitled to vote thereon were present and voted.

PREEMPTIVE RIGHTS

     Although both Nevada and Wisconsin law permit the designation of preemptive rights in a corporation's charter, neither the AMCORE Charter nor the CBSC Charter provides holders of common stock preemptive rights to acquire any securities of AMCORE or CBSC, respectively.

LIQUIDATION AND DISSOLUTION

     Under both Nevada and Wisconsin law, voluntary dissolution of a corporation requires the adoption of a resolution by a majority of the board of directors and the affirmative vote of a majority of the outstanding shares entitled to vote thereon. The AMCORE Charter requires the approval of 70% of the votes entitled to be cast by the holders of all outstanding shares of voting stock for the adoption of any plan or proposal for the liquidation or dissolution of the company that is proposed by an Interested Stockholder. The CBSC Charter and Bylaws do not contain any provision relating to dissolution procedures.

INDEMNIFICATION AND PERSONAL LIABILITY OF DIRECTORS AND OFFICERS

     AMCORE is required, pursuant to the AMCORE Charter, to indemnify all persons who may be indemnified under Nevada law to the fullest extent permitted by such law. Similarly, CBSC is required, pursuant to CBSC Bylaws to indemnify all persons who may be indemnified under the Wisconsin indemnification statute to the fullest extent permitted thereunder. Generally, under Nevada and Wisconsin law, a corporation may indemnify officers, directors, employees and agents of a corporation against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by them in connection with any threatened, pending or completed civil, criminal, administrative or investigative proceeding (other than derivative actions) if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action, they had no reasonable cause to believe their conduct was unlawful. With respect to derivative actions, officers, directors, employees and agents of a corporation may be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by them in connection with the defense or settlement of such action if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no such indemnification may be made in respect of any claim as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which the action was brought determines that such person is entitled to indemnification despite the adjudication of liability. To the extent that an officer, director, employee or agent is successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, the corporation shall indemnify such officer, director, employee or agent against expenses (including attorneys' fees) actually and reasonably incurred in connection therewith.

     The AMCORE Charter and the CBSC Charter also each permit each respective corporation to purchase and maintain insurance or make other financial arrangements to insure its directors, officers, employees and agents against liabilities, whether or not AMCORE or CBSC, respectively, are themselves permitted to indemnify against such liabilities.

     As permitted by Nevada law, the AMCORE Charter eliminates, to the fullest extent permitted by Nevada law, the personal liability of directors and officers to AMCORE for breaches of fiduciary duty. Under the AMCORE Charter, directors and officers are not indemnified for acts or omissions involving intentional misconduct, fraud or a knowing violation of law or for violations of Section
78.300 of the Nevada General Corporation Law regarding unlawful payment of dividends. The CBSC Charter also does not indemnify directors and officers for negligence or misconduct in the performance of their fiduciary duties.

     AMCORE has entered into indemnification contracts (the "Indemnification Agreements") with its directors and officers. The Indemnification Agreements provide for indemnification of directors and officers to the fullest extent permitted by law. These agreements cover all expenses, judgments, fines and penalties incurred and amounts paid in settlement in connection with investigating, defending, being a witness or participating in or preparing to defend, be a witness in or participate in any threatened, pending or completed action, suit or proceeding or any inquiry or investigation, whether civil, criminal, administrative or otherwise, related to the fact that such director or officer was a director or officer, employee, agent or fiduciary of AMCORE or was serving as such at the request of AMCORE. The Indemnification Agreements impose upon AMCORE the burden of proving that the director or officer is not entitled to indemnification.

     CBSC is not a party to indemnification contracts with CBSC's directors and officers.

     Insofar as the foregoing provisions may permit indemnification of directors, officers or persons controlling AMCORE for liabilities arising under the Securities Act, AMCORE understands that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and therefore is unenforceable.

SHARE PURCHASE RIGHTS

     The AMCORE Common Stock Purchase Rights Plan provides that each share of AMCORE Common Stock issued in the Merger will have attached thereto one Right. Each Right, when exercisable, entitles the registered holder to purchase from AMCORE one share of AMCORE Common Stock at a purchase price of $70.00 per share (the "Purchase Price"), subject to adjustment. The description and terms of the Rights are set forth in the Rights Agreement (the "Rights Agreement") dated as of February 21, 1996, between AMCORE and Firstar Trust Company, as Rights Agent.

     Initially, the Rights are attached to all Common Stock certificates representing shares then outstanding, and no separate certificates representing the Rights ("Rights Certificates") will be distributed. The Rights will separate from the Common Stock and a Distribution Date (as hereinafter defined) will occur upon the earlier of (i) 10 days following a public announcement that a person or group of affiliated or associated persons (an "Acquiring Person") has acquired, or obtained the right to acquire, beneficial ownership of 15% or more of the outstanding AMCORE Common Stock (the date of such announcement being the "Stock Acquisition Date"), (ii) 10 business days (or such later date as the AMCORE Board shall determine) following the commencement of a tender offer or exchange offer that would result in a person or group beneficially owning 15% or more of such outstanding AMCORE Common Stock or (iii) 10 business days after the AMCORE Board shall declare any person to be an "Adverse Person." In order to declare a person to be an Adverse Person the AMCORE Board must determine that such person, alone or together with its affiliates and associates, has become the beneficial owner of an amount of AMCORE Common Stock which the AMCORE Board determines to be substantial (which amount shall in no event be less than 10% of the

AMCORE Common Stock then outstanding) and, after reasonable inquiry and investigation, including consultation with such persons as such directors shall deem appropriate, that (a) such beneficial ownership by such person is intended to cause AMCORE to repurchase the AMCORE Common Stock beneficially owned by such person or to cause pressure on AMCORE to take action or enter into a transaction or series of transactions intended to provide such person with short-term financial gains under circumstances where the AMCORE Board determines that the best long-term interests of AMCORE would not be served by taking such action or entering into such transaction or series of transactions at that time or (b) such beneficial ownership is causing or reasonably likely to cause a material adverse impact (including, but not limited to, impairment of relationships with customers or impairment of AMCORE's ability to maintain its competitive position) on the business or prospects of AMCORE, on AMCORE's employees, customers or suppliers or on the communities in which AMCORE operates or is located.

     As soon as practicable after the Distribution Date, Rights Certificates will be mailed to holders of record of the AMCORE Common Stock as of the close of business on the Distribution Date and, thereafter, the separate Rights Certificates alone will represent the Rights. All shares of AMCORE Common Stock issued prior to the Distribution Date will be issued with Rights. Shares of AMCORE Common Stock issued after the Distribution Date will be issued with Rights if such shares are issued pursuant to the exercise of stock options or under an employee benefit plan, or upon the conversion of securities issued after adoption of the Rights Agreement. Except as otherwise determined by the AMCORE Board, no other shares of AMCORE Common Stock issued after the Distribution Date will be issued with Rights.

     The Rights are not exercisable until the Distribution Date and will expire at the close of business on February 27, 2006, unless earlier redeemed by AMCORE as described above.

     In the event that (i) a person becomes the beneficial owner of more than 15% of the then-outstanding AMCORE Common Stock (except pursuant to an offer for all outstanding shares of AMCORE Common Stock which the independent directors determine to be fair to and otherwise in the best interests of AMCORE and its shareholders) or (ii) the AMCORE Board declares a person to be an Adverse Person, following the Distribution Date, each holder of a Right will thereafter have the right to receive, upon exercise, AMCORE Common Stock (or, in certain circumstances, cash, property or other securities of AMCORE) having a value equal to two times the Exercise Price of the Right. The Exercise Price is the Purchase Price multiplied by the number of shares of AMCORE Common Stock issuable upon exercise of a Right prior to any of the events described in this paragraph (initially, one). Notwithstanding any of the foregoing, following the occurrence of any of the events set forth in this paragraph, all Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by any Acquiring Person or Adverse Person will be null and void. However, Rights are not exercisable following the occurrence of any of the events set forth above until such time as the Rights are no longer redeemable by AMCORE as set forth below.

     In the event that, at any time following the Stock Acquisition Date, (i) AMCORE is acquired in a share exchange, merger or other business combination transaction, (other than a merger which follows an offer described in the second preceding paragraph), or (ii) 50% or more of AMCORE's assets or earning power is sold or transferred, each holder of a Right (except Rights which previously have been voided as set forth above) shall thereafter have the right to receive, upon exercise, common stock of the acquiring company having a value equal to two times the exercise price of the Right. The events set forth in this paragraph and in the second preceding paragraph are referred to as the "Triggering Events."

     The Purchase Price payable, and the number of shares of AMCORE Common Stock or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the AMCORE Common Stock, (ii) if holders of the AMCORE Common Stock are granted certain rights or warrants to subscribe for shares of AMCORE Common Stock or convertible securities at less than the current market price of the AMCORE Common Stock, or (iii) upon the distribution to holders of the AMCORE Common Stock of evidences of indebtedness or assets (excluding regular quarterly cash dividends) or of subscription rights or warrants (other than those referred to above).

     With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments amount to at least 1% of the Purchase Price. No fractional shares of AMCORE Common Stock will be issued and, in lieu thereof, an adjustment in cash will be made based on the market price of the AMCORE Common Stock on the last trading date prior to the date of exercise.

     At any time prior to the earlier of (i) ten days following the Stock Acquisition Date, and (ii) the Expiration Date, AMCORE may redeem the Rights in whole, but not in part, at a price of $.01 per Right, subject to adjustment. Notwithstanding the foregoing, the AMCORE Board may not redeem the Rights following a determination that any person is an Adverse Person. AMCORE may, at its option, pay the redemption price in cash, shares of AMCORE Common Stock (based on the current market price of the AMCORE Common Stock at the time of redemption) or any other form of consideration deemed appropriate by the AMCORE Board. Immediately upon the action of AMCORE's Board of Directors electing to redeem the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights thereafter will be to receive the applicable redemption price.

     Until a Right is exercised, the holder thereof, as such, will have no rights as a shareholder of AMCORE, including, without limitation, the right to vote or to receive dividends.

     The provisions of the Rights Agreement may be amended by the AMCORE Board prior to the Distribution Date without the approval of the holders of the Rights. After the Distribution Date, the provisions of the Rights Agreement may be amended by the AMCORE Board in order to cure any ambiguity, defect or inconsistency, to make changes which do not adversely affect the interests of holders of Rights (excluding the interests of any Acquiring Person or Adverse Person), or to shorten or lengthen any time period under the Rights Agreement; provided, however, that no amendment to adjust the time period governing redemption shall be made at such time as the Rights are not redeemable.

     The Rights have certain anti-takeover effects. The Rights will cause substantial dilution to a person or group that attempts to acquire AMCORE without conditioning the offer on a substantial number of Rights being acquired. Accordingly, the existence of the Rights may deter certain acquirors from making takeover proposals or tender offers. However, the Rights are not intended to prevent a takeover, but rather are designed to enhance the ability of the AMCORE Board to negotiate with an acquiror on behalf of all of the shareholders. In addition, the Rights should not interfere with a proxy contest.

     CBSC does not have a similar common stock purchase rights plan in place.

                             AMCORE FINANCIAL, INC.

GENERAL

     AMCORE, a Nevada corporation, is a multi-bank holding company registered under the federal BHCA. AMCORE is headquartered in Rockford, Illinois, and operates five banks in 41 locations and eight financial services companies. AMCORE is a primary supplier of financial services in the Rockford area and a number of northern Illinois communities. The primary region includes the cities of Rockford, Elgin, Woodstock, Carpentersville, Crystal Lake, Sterling, Dixon, Princeton, Aledo, Rochelle, Ashton, Gridley, Mt. Morris, Mendota and Peru. AMCORE owns all of the outstanding common stock of AMCORE Bank N.A., Rockford; AMCORE Bank N.A., Northwest; AMCORE Bank N.A., Rock River Valley; AMCORE Bank N.A., North Central; AMCORE Bank Aledo. AMCORE owns directly or indirectly, all of the outstanding common stock of AMCORE Mortgage, Inc.; AMCORE Investment Group, N.A.; AMCORE Consumer Finance Company, Inc.; AMCORE Financial Life Insurance Company; Rockford Mercantile Agency, Inc.; AMCORE Investment Services, Inc.; AMCORE Capital Management, Inc.; AMCORE Insurance Group, Inc. On December 31, 1996, AMCORE and its subsidiaries had total assets of $2.8 billion, total deposits of $1.9 billion and stockholders' equity of $221 million. During the past decade, AMCORE's total assets have grown from $950 million in 1985 to $2.8 billion in 1996 and the number of shares outstanding has risen from 2.2 million to more than 14 million.

     AMCORE provides various personal banking, commercial banking and related financial services. AMCORE also conducts banking business through ten supermarket branches which gives the customer convenient access to bank services seven days a week and offers three electronic banking services to commercial and retail customers and facilities access to commercial customers' accounts via personal computers.

     Through AMCORE Mortgage, Inc., AMCORE provides each bank affiliate and correspondent lenders with a variety of mortgage lending products to meet their customer needs. AMCORE Investment Group, N.A. includes the former trust departments of AMCORE's subsidiary banks and provides personal trust services, employee benefit plan and estate administration and various other services to corporations and individuals. AMCORE Consumer Finance Company, Inc. provides installment and real estate loans to a segment of the market not served by AMCORE's banks. AMCORE Insurance Group, Inc. offers both consumer and commercial insurance products. AMCORE Investment Services, Inc. is a full service brokerage company that offers a full range of investment alternatives including annuities, mutual funds, stocks and bonds.

     AMCORE Financial Life Insurance Company ("AFLIC"), a wholly-owned subsidiary, was incorporated under the laws of the State of Arizona in 1984. Through AFLIC, AMCORE is engaged in reinsuring credit life and accident and health insurance in conjunction with the lending activities of AMCORE's affiliate banks.

     AMCORE Capital Management, Inc. ("ACMI") was incorporated under the laws of the State of Illinois as a wholly-owned subsidiary of AMCORE Bank N.A., Rockford in December 1992. ACMI is comprised of the former AMCORE Bank N.A., Rockford investment department staff, and manages the assets of AMCORE's Vintage Fund family, which were introduced in December 1992. In addition to serving as investment advisor to these funds, ACMI manages the investment portfolios for AMCORE Investment Group, N.A. and other unaffiliated institutions.

     Rockford Mercantile Agency, Inc. ("RMA"), a local collection agency, was acquired in January 1993. RMA has been in business in the Rockford area since 1908 and works with many nationally-known clients. RMA was incorporated under the laws of the State of Illinois in January 1993 as a wholly-owned subsidiary of AMCORE.

RECENT DEVELOPMENTS

     On April 18, 1997, FNB Acquisition, Inc. ("Merger Sub"), a wholly-owned subsidiary of AMCORE, merged with and into First National Bancorp, Inc., a one-bank holding company located in Monroe, Wisconsin ("FNB"), pursuant to an Agreement and Plan of Merger dated as of October 30, 1996, among AMCORE, Merger Sub and FNB. Upon the effective time of the merger transaction, FNB became a wholly-owned subsidiary of AMCORE. As a result of the merger, the former stockholders of FNB received, in total, 1,881,524 shares of Common Stock of AMCORE. FNB had approximately $216 million of assets and five branch locations.

     On March 25, 1997, AMCORE issued $40 million of capital securities through AMCORE Capital Trust I (the "Trust"), a statutory business trust, of which all common securities are owned by AMCORE. The capital securities pay cumulative cash distributions semiannually at an annual rate of 9.35%. The securities are redeemable from March 25, 2007 until March 25, 2017 at a declining rate of 104.6750% to 100.0% of the principal amount. After March 25, 1017, they are redeemable at par until June 15, 2027 when redemption is mandatory. The capital securities qualify as Tier I capital for regulatory capital purposes. The proceeds of the issue will be used to repay in full the parent company term debt, repay in full the long term borrowings of pending acquisitions, and general corporate purposes.

     In its first quarter earnings reported on April 22, 1997, AMCORE reported an increase of 20 percent in earnings per share, from 40 cents to 48 cents and a rise in net income of 21.8 percent to $6.9 million, up from $5.6 million for the same period of 1996. Return on equity for the first quarter of 1997 was 12.54 percent, up from 10.77 percent during the same period in 1996. Return on assets also improved to .98 percent compared to

 .92 percent in 1996. Net interest income rose $1.8 million or 8.6 percent compared to the same quarter of 1996. The increase is attributed primarily to a
12.6 percent, or $162.8 million, increase in average loans and an increase of approximately $275 million on average in the investment leveraging program. Trust and asset management revenues increased $492,000 or 15.2 percent. Revenues from insurance increased $194,000 or 76.4 percent as a result of new business and a change to recognize income on a gross rather than a net basis. Mortgage revenues rose $254,000 or 34.6 percent. Provisions for loan losses increased $957,000 or 107.6 percent to $1.8 million compared to the first quarter of 1996. The allowance for loan losses to non-performing loans remained above 100 percent at 101.25 percent, despite a $3.8 million or 30.8 percent increase in non-performing assets. Total non-performing assets as of March 31, 1997 were $16.2 million, or .57 percent of total assets. While non-interest expense increased $1.2 million, or 5.8 percent, compared to the first quarter of 1996, the increase in net revenues offset any increase in expenses. Net revenues grew $3.9 million or 13.2 percent, resulting in a reduction in the efficiency ratio to 62.8 percent compared to 67.2 percent for the first quarter of 1996.

     The principal executive offices of AMCORE are located at 501 Seventh Street, Rockford, Illinois 61104 and its telephone number is (815) 968-2241. Additional information concerning AMCORE is included in the AMCORE documents incorporated herein by reference. See "INCORPORATION OF CERTAIN INFORMATION BY REFERENCE."

                        COUNTRY BANK SHARES CORPORATION

GENERAL

     CBSC, a Wisconsin corporation, is a bank holding company registered under the BHCA. CBSC has its main offices located in Mount Horeb, Wisconsin. CBSC's direct subsidiaries are the State Bank of Mt. Horeb, Montello State Bank, State Bank of Argyle and Citizen's State Bank of Clinton. Each of the above-referenced bank subsidiaries has organized a wholly-owned Nevada investment subsidiary respectively, as follows, CBSC Mt. Horeb, Inc., CBSC-Montello, Inc., CBSC Argyle, Inc., and CBSC-Clinton, Inc.

     On February 7, 1997, CBSC acquired 100% of the outstanding stock of Belleville Bancshares Corporation ("BBC"), a Wisconsin corporation and a bank holding company registered under the BHCA. BBC owns 83.8% of the outstanding common stock of Belleville State Bank ("Belleville"). Belleville has a wholly-owned Nevada investment subsidiary, BBC-Belleville, Inc.

     At December 31, 1996, CBSC and its subsidiaries (excluding BBC and its subsidiaries) had total assets of $261.2 million, total deposits of $233.3 million and stockholders equity of $15.5 million. CBSC has increased its net income by 21% from $1.9 million in 1992 to $2.3 million in 1996. Since 1992, year-end assets have increased annually by an average of 7.8% from $199 million in 1992 to $261 million in 1996. At December 31, 1996, BBC and its subsidiaries had total assets of $40.4 million, total deposits of $36.0 million and stockholders equity of $2.7 million.

     The principal offices of CBSC are located at 100 South First Street, P.O. Box 108, Mount Horeb, Wisconsin 53572, and its telephone number is (608) 437-5566.

CORPORATE STRUCTURE

     State Bank of Mt. Horeb ("Mt. Horeb") was acquired by CBSC from Mt. Horeb's former shareholders in 1990. Mt. Horeb is a state bank organized under Wisconsin law in 1901. The main offices of the bank are located at 100 South First Street, Mount Horeb, Wisconsin, with a second office located in Mount Horeb as well.

     Montello State Bank ("Montello") was acquired by CBSC more than 25 years ago. Montello is a state bank organized under Wisconsin law in 1900. The main offices of Montello are located at 24 West Street, Montello, Wisconsin, with a branch office located in Westfield, Wisconsin.

     State Bank of Argyle ("Argyle") was acquired by CBSC from Argyle's previous shareholders in 1990. Argyle is a state bank organized under Wisconsin law in 1895. The main offices of the bank are located at 321 Milwaukee Avenue, Argyle, Wisconsin, with a branch office located in Darlington, Wisconsin.

     CBSC acquired 98.7% of the outstanding stock of Citizens' State Bank of Clinton ("Citizens") from Citizens' former shareholders in 1990. Citizens' is a state bank organized under Wisconsin law in 1932. The main offices of the bank are located at 214 Allen Street, Clinton, Wisconsin, with a second office in Clinton and a branch office in Darien, Wisconsin.

     Each of Mount Horeb, Montello, Argyle and Citizens maintains a wholly-owned subsidiary corporation to hold the investments of the bank. These subsidiaries were developed to enhance the yield and returns on the banks' investment portfolios.

BBC/BELLEVILLE

     Effective February 7, 1997 (and pursuant to an Agreement and Plan of Merger dated July 9, 1996) CBSC acquired 100% of the outstanding common stock of BBC. The two bank holding companies were merged under Wisconsin law with CBSC as the surviving corporation (the "Merger"). Holders of BBC common stock received newly issued shares of CBSC common stock in exchange for their shares of BBC common stock. Prior to the merger, Neal Brunner, a shareholder and director and the President of CBSC, and Thomas Heuerman, an executive officer of CBSC, were shareholders of BBC.

     BBC owned 83.8% of the outstanding common stock of Belleville State Bank ("Belleville"). Belleville is a state bank organized under Wisconsin law in 1903. The main offices of the bank are located at 24 West Main Street, Belleville, Wisconsin, with a branch office located in Verona, Wisconsin. BBC-Belleville, Inc. was organized as a Nevada corporation in 1991 and is a wholly-owned investment subsidiary of the bank. BBC-Belleville was developed to enhance the yield and returns on the bank's investment portfolio through tax savings.

     Approximately thirty-five shareholders own the remaining outstanding common stock of Belleville. As of April 9, 1997, CBSC offered to purchase each share of Belleville common stock held by such minority shareholders for a price of $1,110.00 per share, which price is approximately twice the current book value per share of Belleville common stock. This offer was contingent upon certain circumstances, including the consummation of the Merger and the giving of releases by such minority shareholders with respect to action previously threatened by certain shareholders.

PRODUCTS

     CBSC, through its subsidiary banks, is engaged in general commercial banking business. Full service banking is offered to individuals and small to medium size businesses, including checking accounts, savings accounts, time deposits, non-deposit retail investment products, commercial loans, consumer loans, agricultural loans, real estate loans, safe deposit facilities, transmitting of funds, and such other banking services as are usual and customary for commercial banks under the banking laws of the United States.

COMPETITION

     Factors affecting competition for CBSC include office locations, customer convenience, and the various types of banking and financial services provided by CBSC and its competitors. The commercial banking business in central Wisconsin is very competitive. Numerous financial institutions are located in these areas, including several regional institutions and regional and national financial institutions operating by mail, telephone and other electronic means. CBSC's strategy has been to focus on meeting the financing needs of individuals and small and medium size businesses in markets not served effectively by competitors or larger institutions. The vast majority of the Banks' loans and the majority of all deposits are from customers in Dane, Walworth, Rock, Lafayette and Marquette Counties, Wisconsin.

EMPLOYEES

     CBSC and its subsidiaries (excluding BBC and its subsidiaries) employ 117 full-time and 28 part-time employees. Each employee who meets eligibility requirements is entitled to participate in CBSC's qualified employee benefit plans, including CBSC's profit sharing/401(k) plan, group life insurance, health and dental insurance plans, long-term and short-term disability programs and vacation and sick leave benefits. Under the profit sharing/401(k) plan, CBSC is not bound, though, to make a discretionary contribution. An employee's interest in CBSC contributions, if any, is not subject to any vesting schedule.

PROPERTIES

     Except as noted below, CBSC or its subsidiaries are in sole possession of and own all real property on which CBSC or any subsidiary (or branch office thereof) is located.

     CBSC's subsidiary, Darlington Community Bank, a branch of Argyle, leases its real property from a realty corporation. Mt. Horeb leases portions of its owned real property in Mount Horeb to the United States Postal Service and an insurance agency. Also, the Verona branch of Belleville leases portions of its owned real property to a travel agency and a real estate company.

LEGAL PROCEEDINGS

     Neither CBSC nor any bank subsidiary is party to any material pending legal proceeding. The management of CBSC believes that there is no threatened or pending litigation in which CBSC or its subsidiaries face potential loss or exposure which will materially affect shareholders equity.

STOCK OPTION AGREEMENTS

     CBSC has stock option agreements with Thomas D. Heuerman, John M. Jones, Wayne W Pivotto and Leon J. Holschbach entitling each such individual to acquire shares of CBSC Common Stock upon certain terms and conditions in the respective amounts of 2,000, 1,000, 1,500, and 1,500 shares.

SELECTED FINANCIAL DATA

     The selected financial data presented below for CBSC and Belleville for each of the years in the five year period ending December 31, 1996, is derived from the supplemental combined financial statements of CBSC and should be read in conjunction with other financial information presented elsewhere in this Proxy Statement/Prospectus. The CBSC merger with Belleville was accounted for using the pooling-of-interests method, and the supplemental combined financial statements are presented to give effect to that transaction. The financial statements of CBSC and Belleville have been audited by Arthur Andersen LLP to the extent indicated in their report thereon. The information below should be read in conjunction with the separate financial statements and notes thereto, and CBSC's Management's Discussion and Analysis of Results of Operations and Financial Condition, all included elsewhere in this Proxy Statement/Prospectus.

                         COUNTY BANK SHARES CORPORATION

               SELECTED CONSOLIDATED FINANCIAL DATA (HISTORICAL)
                   (DOLLARS IN THOUSANDS, EXCEPT SHARE DATA)

                                                     YEARS ENDED DECEMBER 31,
                                     --------------------------------------------------------
                                       1996        1995        1994        1993        1992
                                       ----        ----        ----        ----        ----
STATEMENT OF INCOME:
  Interest Income..................  $ 23,488    $ 22,033    $ 19,547    $ 18,807    $ 18,651
  Interest expense.................    12,216      11,265       9,349       9,012       9,831
  Net interest income..............    11,272      10,768      10,198       9,795       8,820
  Provision for loan losses........       221         412       1,123         638         340
  Other income.....................     1,989       1,543       1,477       1,887       1,444
  Other expenses...................     8,829       8,259       7,959       7,682       6,744
  Income before income taxes.......     4,211       3,640       2,593       3,362       3,180
  Net income.......................  $  2,676    $  2,308    $  1,710    $  2,206    $  2,116
PER COMMON SHARES:
  Net income.......................  $   6.17    $   5.32    $   3.94    $   5.09    $   4.88
  Cash dividends...................      0.69        0.00        0.00        0.00        0.00
  Book value.......................     42.15       37.16       28.90       28.40       22.32
  Dividend payout ratio............      11.2%        0.0%        0.0%        0.0%        0.0%
  Average Common Shares Outstanding
     (in thousands)................       434         434         434         434         434
SELECTED FINANCIAL RATIOS:
  Return on average assets.........      0.93%       0.85%       0.67%       0.92%       0.98%
  Return on average equity.........     15.58%      15.98%      13.71%      20.62%      24.37%
  Net interest margin(1)...........      4.21%       4.27%       4.24%       4.35%       4.49%
  Average equity to average
     assets........................      5.95%       5.32%       4.85%       4.46%       4.03%
BALANCE SHEET INFORMATION:
  Total assets.....................  $301,601    $278,247    $263,592    $255,517    $231,611
  Loans............................   205,622     192,236     190,966     172,939     152,243
  Securities.......................    62,641      56,230      49,369      54,786      54,671
  Deposits.........................   269,346     248,855     238,575     229,040     209,695
  Long term borrowing(1)...........     6,376       7,409       2,070         929         548
  Stockholders' equity.............    18,281      16,117      12,377      12,316       9,678

-------------------------
(1) On a fully tax equivalent basis.

CBSC MANAGEMENT'S DISCUSSION AND ANALYSIS OF RESULTS OF OPERATIONS AND FINANCIAL CONDITION

GENERAL

     The following discussion and analysis provides information regarding the historical results of operations and financial condition of CBSC for the years ending December 31, 1996, 1995 and 1994. This discussion and analysis should be read in conjunction with the related financial statements thereto and the other financial information included herein.

     On February 7, 1997, CBSC acquired BBC in a transaction being accounted for using the pooling of interest method of accounting. Although the financial statements of CBSC will be restated to reflect this acquisition, historical financial statements of CBSC included herein, and the discussions in this Management's Discussion and Analysis, have not been restated to reflect the Belleville Acquisition unless specifically indicated otherwise. While CBSC does not expect the Belleville Transactions to result in a material change of character in its business and results of operations going forward, the acquisition may have a material effect on financial conditions and results of operations. See "Belleville Acquisition" below.

RESULTS OF OPERATIONS

     For the period ended December 31, 1996, CBSC's net income was $2,311,000, an increase of $349,000, or 17.8% from 1995. For the year ended December 31, 1995, CBSC's net income was $1,962,000, an increase of $508,000, or 34.9% from 1994 CBSC's net income of $1,454,000.

NET INTEREST REVENUE

     CBSC's net interest revenue in 1996 was $9,703,000, an increase of $545,000, or 6.0% over CBSC's 1995 net interest revenue of $9,158,000, which was $361,000, or 4.1% over CBSC's 1994 net interest revenue of $8,797,000. The increase in net interest revenue resulted primarily from internally generated growth in net loans and securities held. Net interest margins remained relatively stable.

PROVISION FOR LOAN LOSSES

     The amount charged to provision for loan losses is based on management's evaluation of CBSC's loan portfolio. Management determines the adequacy of the allowance for loan losses based on past loan loss experience, current economic conditions, composition of the loan portfolio and the potential for future loss. CBSC's provision for loan losses was $148,000 in 1996, as compared to $313,000 in 1995 and $1,086,000 in 1994.

     A substantial portion of the reduction in CBSC's provision for loan losses in 1996, as compared to 1995 and 1994, results from reductions in loans charged off and an increase in total recoveries (including a net recovery in 1996). At year end 1996, the allowance for loan and lease losses was 1.28% of total loans, which was relatively constant as compared to prior years. However, the percentage of non-performing loans to gross loans increased in 1996 as compared to prior years. See "Financial Condition -- Non-Performing Assets" below.

OTHER OPERATING REVENUE AND EXPENSES

     Other operating revenue increased $432,000 to $1,756,000 in 1996, primarily due to increased revenue from brokerage of investment products and sale of loans. Other revenue increased $60,000 in 1995 from $1,264,000 in 1994, reflecting lower revenues from sales of mortgage loans to the secondary market.

     Other operating expenses increased $610,000, or 8.5% to $7,786,000 in 1996 from 1995. The majority of the increase was in personnel and occupancy expense, reflecting growth through branch expansion. Other operating expenses increased from $6,860,000 in 1994 to $7,176,000 in 1995.

INCOME TAXES

     Income taxes were $1,214,000 in 1996 compared to $1,031,000 in 1995 and $661,000 in 1994. Tax expense as a percentage of income before income taxes was 34.4% in 1996, 34.4% in 1995 and 31.3% in 1994.

FINANCIAL CONDITION

     At December 31, 1996, CBSC's total assets of $261,153,000 represented an increase of 9.1% or $21,723,000 from a year earlier. The increase resulted primarily from an increase in deposits of $19,412,000 and an increase in stockholder's equity of $1,824,000. Loans increased $14,132,000 and securities increased $5,667,000.

LOAN PORTFOLIO

     The following table sets forth the major categories of CBSC loans outstanding.

             ANALYSIS OF LOAN PORTFOLIO AND LOSS EXPERIENCE -- CBSC

                                          1996          1995          1994          1993          1992
                                          ----          ----          ----          ----          ----
                                                                 (IN THOUSANDS)
Commercial, financial and
  agricultural........................  $ 58,547      $ 55,147      $ 56,667      $ 56,363      $ 49,179
Real estate -- mortgage...............    94,481        84,485        80,035        66,573        66,784
Real estate -- construction...........     6,837         7,087         7,618         4,474         4,202
Installment and consumer..............    18,585        17,498        17,571        17,525        13,370
Lease financing.......................       205           306           399           496             0
                                        --------      --------      --------      --------      --------
  Gross Loans.........................   178,655       164,523       162,290       145,431       133,535
  Allowance for loan and lease
     losses...........................    (2,286)       (2,100)       (2,054)       (1,482)       (1,361)
                                        --------      --------      --------      --------      --------
NET LOANS.............................  $176,369      $162,423      $160,236      $143,949      $132,174
                                        ========      ========      ========      ========      ========
Allowance to year-end loans...........      1.28%         1.28%         1.27%         1.02%         1.02%
Net charge-offs (recoveries) to
  average loans.......................     (0.02)%        0.16%         0.34%         0.22%         0.26%
Allowance to non-performing loans.....    117.71%       307.47%       444.59%       437.17%       443.32%
Recoveries to charge-offs.............    140.86%        30.65%         7.55%         7.42%        13.33%
Non-performing loans to loans, net of
  unearned............................      1.09%         0.42%         0.28%         0.23%         0.23%

     The following table sets forth the major categories of Belleville loans outstanding.

          ANALYSIS OF LOAN PORTFOLIO AND LOSS EXPERIENCE -- BELLEVILLE

                                          1996          1995          1994          1993          1992
                                          ----          ----          ----          ----          ----
                                                                 (IN THOUSANDS)
Commercial, financial and
  agricultural........................  $ 10,626      $ 11,216      $ 12,377      $ 10,453      $  5,217
Real estate -- mortgage...............    10,307        10,645        10,676        10,353         8,367
Real estate -- construction...........     2,540         1,722         1,082         1,458         1,084
Installment and consumer..............     3,820         4,166         4,680         5,481         4,256
Lease financing.......................         0             0             0             0             0
                                        --------      --------      --------      --------      --------
  Gross Loans.........................    27,293        27,749        28,815        27,745        18,924
  Unearned income.....................        (6)          (36)         (139)         (237)         (216)
                                        --------      --------      --------      --------      --------
  Loans, net of unearned income.......    27,287        27,713        28,676        27,508        18,708
  Allowance for loan and lease
     losses...........................      (302)         (304)         (281)         (280)         (188)
                                        --------      --------      --------      --------      --------
NET LOANS.............................  $ 26,985      $ 27,409      $ 28,395      $ 27,228      $ 18,520
                                        ========      ========      ========      ========      ========
Allowance to year-end loans...........      1.11%         1.10%         0.98%         1.02%         1.00%
Net charge-offs to average loans......      0.28%         0.26%         0.13%         0.48%         0.26%
Allowance to non-performing loans.....    487.10%      1381.82%       155.25%       123.35%        55.46%
Recoveries to charge-offs.............      7.41%        17.39%        43.75%         1.74%        22.03%
Non-performing loans to loans, net of
  unearned............................      0.23%         0.08%         0.63%         0.83%         1.81%

NON-PERFORMING ASSETS

     Non-performing assets are a broad measure of problem loans. The following table sets forth the amount of CBSC's non-performing loans, other real estate owned and non-performing assets.

                    NON-PERFORMING LOANS AT YEAR-END -- CBSC

                                                          1996       1995      1994      1993      1992
                                                          ----       ----      ----      ----      ----
                                                                         (IN THOUSANDS)
Non-accrual..........................................    $1,942      $683      $462      $339      $307
Restructured.........................................         0         0         0         0         0
                                                         ------      ----      ----      ----      ----
  Total Non-Performing Loans.........................    $1,942      $683      $462      $339      $307
                                                         ======      ====      ====      ====      ====
Past due 90 days or more not included above..........        94       153         4        68       271
Interest income that would have been recorded if
  loans had been current:............................       190
Interest income included in net income:..............       143

     As indicated in the above table, non-performing assets increased 184% at year end 1996 as compared to 1995. The substantial increase in non-performing assets in 1996 results primarily as a result of the status of one secured loan in the amount of $1.2 million. However, in spite of the increase in non-performing assets, the allowance for loans and losses is at 118% of non-performing assets at December 1, 1996.

     The following table sets forth the amount of Belleville's non-performing loans.

                 NON-PERFORMING LOANS AT YEAR-END -- BELLEVILLE

                                                            1996      1995      1994      1993      1992
                                                            ----      ----      ----      ----      ----
                                                                           (IN THOUSANDS)
Non-accrual.............................................    $62       $22       $181      $227      $339
Restructured............................................      0         0          0         0         0
                                                            ---       ---       ----      ----      ----
  Total Non-Performing Loans............................    $62       $22       $181      $227      $339
                                                            ===       ===       ====      ====      ====
Past due 90 days or more not included above.............      0         0          0         0         0
Interest income that would have been recorded if loans
  had been current:.....................................             Not significant
Interest income included in net income..................             Not significant

SUMMARY OF LOAN LOSS EXPERIENCE

     The following table summarizes CBSC's loan balances at the end of each year, changes in the allowance for loan losses arising from loans charged off and recoveries on loans previously charged off, by loan category and provisions for loan losses that have been charged to expense.

                    SUMMARY OF LOAN LOSS EXPERIENCE -- CBSC

                                                    1996        1995        1994        1993        1992
                                                    ----        ----        ----        ----        ----
                                                                       (IN THOUSANDS)
Allowance for loan and lease losses,
  beginning....................................    $2,100      $2,054      $1,482      $1,361      $1,411
Amounts charged-off:
  Commercial, financial and agricultural.......        23         307         354         235         334
  Real estate..................................         6           0         110           9           5
  Installment and consumer.....................        64          78          92          93          51
  Lease financing..............................         0           0           0           0           0
                                                   ------      ------      ------      ------      ------
     Total Charge-offs.........................        93         385         556         337         390
Recoveries on amounts previously charged off:
  Commercial, financial and agricultural.......       103         113          26          18          44
  Real estate..................................         8           0           6           0           0
  Installment and consumer.....................        20           5          10           7           8
  Lease financing..............................         0           0           0           0           0
                                                   ------      ------      ------      ------      ------
     Total Recoveries..........................       131         118          42          25          52
     Net Charge-offs (Recoveries)..............       (38)        267         514         312         338
Provision charged to expense...................       148         313       1,086         433         288
                                                   ------      ------      ------      ------      ------
Allowance for Loan and Lease Losses, End of
  Year.........................................    $2,286      $2,100      $2,054      $1,482      $1,361
                                                   ======      ======      ======      ======      ======

     The following table summarizes Belleville's loan balances at the end of each year, changes in the allowance for loan losses arising from loans charged off and recoveries on loans previously charged off, by loan category and provisions for loan losses that have been charged to expense.

                 SUMMARY OF LOAN LOSS EXPERIENCE -- BELLEVILLE

                                                           1996      1995      1994      1993      1992
                                                           ----      ----      ----      ----      ----
                                                                          (IN THOUSANDS)
Allowance for loan and lease losses, beginning.........    $304      $281      $280      $188      $182
Amounts charged-off:
  Commercial, financial and agricultural...............      48        48        23        89        49
  Real estate..........................................       0         6         0         0         0
  Installment and consumer.............................      33        38        41        26        10
  Lease financing......................................       0         0         0         0         0
                                                           ----      ----      ----      ----      ----
     Total Charge-offs.................................      81        92        64       115        59
Recoveries on amounts previously charged off:
  Commercial, financial and agricultural...............       2         2        17         2        11
  Real estate..........................................       0         0         0         0         0
  Installment and consumer.............................       4        14        11         0         2
  Lease financing......................................       0         0         0         0         0
                                                           ----      ----      ----      ----      ----
     Total Recoveries..................................       6        16        28         2        13
     Net Charge-offs...................................      75        76        36       113        46
Provision charged to expense...........................      73        99        37       205        52
                                                           ----      ----      ----      ----      ----
Allowance for Loan and Lease Losses, Ending............    $302      $304      $281      $280      $188
                                                           ====      ====      ====      ====      ====

SECURITIES

     Securities held by CBSC (including both securities available for sale and held to maturity) increased $5.7 million to $55.1 million at year end 1996, as compared to one year earlier. The increase in securities represents a use of net funds available for investment resulting from the 1996 increase in deposits.

DEPOSITS

     Deposits at year end 1996 increased $19.4 million as compared to one year earlier to $233.3 million. The increase in deposits resulted primarily from internally generated growth.

CAPITAL

     CBSC's stockholders' equity increased $1,824,000 to $15,539,000 from 1995 to 1996, $3,227,000 from 1994 to 1995, and decreased $9,000 in 1994. The 1996 increase includes a negative impact of $187,000, the 1995 increase includes a positive impact of $1,265,000, and the 1994 decrease includes a negative impact of $1,463,000, due to the adjustment to fair value of investment securities available for sale. In addition, the equity at year end 1996 reflects the payment of $300,000 in dividends recognized in 1996 by CBSC; dividends had not been paid by CBSC in prior years.

LIQUIDITY

     Liquidity relates to the ability of CBSC to provide adequate funds to meet its cash requirements, primarily for loans, deposit withdrawals, and maturing liabilities. The liquidity to meet these demands is provided by maturing assets, short-term liquid assets, and the ability to raise funds when required from external sources. CBSC includes cash and due from banks, federal funds sold, and marketable securities to calculate total liquidity. This policy is intended to stabilize the long term earnings power of CBSC and to allow flexibility to take advantage of changes in interest rates.

     Year-end total liquidity (measured as cash, short term assets and marketable securities) for 1996, 1995 and 1994 was $64.4 million, $58.5 million and $44.9 million, respectively. Total liquidity as a percentage of deposits and short term liabilities was 27.3%, 26.7% and 21.7% for the same period. Liquidity exceeded the guidelines set by the CBSC Board for these periods, which was 20%.

BELLEVILLE ACQUISITION

     On February 7, 1997, CBSC acquired BBC in an acquisition using the pooling of interest method of accounting. In the acquisition, CBSC issued approximately 75,448 shares of its common stock to former BBC shareholders, representing 17.4% of CBSC's outstanding shares after the acquisition on a pro forma combined basis. Also on a pro forma combined basis, BBC, at December 31, 1996 represented 13.4%, 13.3%, 13.4% and 15.0% of the total assets, net loans, total deposits and stockholders' equity, respectively, of the combined entity. The combination with BBC did not materially change CBSC's allocation of assets among major categories, and slightly enhanced capital of the combined entity because of the relatively higher stockholder's equity.

     On a pro forma combined basis, BBC would have contributed 13.6% of the combined entity's net income in 1996. The acquisition did not effect in any material respect the allocation of income of expense among major categories in the combined entity. For 1996, the acquisition was slightly dilutive to CBSC earnings on a per share basis, with pro forma combined net income per share of $6.17.

RECENT ACCOUNTING DEVELOPMENTS

     Beginning January 1, 1996 with the adoption of Statement of Financial Accounting Standards ("SFAS") No. 122, "Accounting for Mortgage Servicing Rights," CBSC has recognized as separate assets rights to service mortgage loans when purchased or originated and sold with servicing retained. Mortgage servicing rights are amortized over the periods during which the corresponding mortgage servicing revenues are anticipated to be generated. During 1996, mortgage servicing rights of $51,000 were capitalized and related amortization was $6,000.

     Effective January 1, 1997, CBSC must adopt SFAS No. 125, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities". SFAS No. 125 provides accounting and reporting standards for transfers and servicing of financial assets and extinguishments of liabilities such as accounting for transfers of partial interests, servicing of financial assets, securitizations, transfers of certain lease receivables, repurchase agreements and loan syndications and participations. CBSC does not anticipate that SFAS No. 125 will have a material impact on CBSC's consolidated financial statements.

     The Financial Accounting Standards Board has issued SFAS No. 128, "Earnings per Share" which is effective for fiscal years ending after December 15, 1997 and will require restatement of prior years' net income per share. CBSC has not quantified the effect of applying this standard.

                           SUPERVISION AND REGULATION

GENERAL

     As bank holding companies, AMCORE and CBSC are subject to regulation under the BHCA and its examination and reporting requirements. Under the BHCA, a bank holding company may not directly or indirectly acquire the ownership or control of more than 5% of the voting shares or substantially all of the assets of any company, without the prior approval of the Federal Reserve Board. In addition, bank holding companies are generally prohibited under the BHCA from engaging in nonbanking activities, subject to certain exceptions.

     Under current regulations of the Federal Reserve Board, a holding company and its non-bank subsidiaries are permitted, among other activities, to engage in such banking-related businesses as sales and consumer finance, equipment leasing, mortgage banking, computer service bureau and software operations and financial advisory services. The BHCA does not place territorial restrictions on the activities of non-bank subsidiaries of bank holding companies. In addition, federal legislation prohibits acquisition of "control" of a bank or bank holding company without prior notice to certain federal bank regulators. "Control" is defined in certain cases as acquisition of ten percent or more of the outstanding shares of a bank or bank holding company.

     Federal and state laws and regulations of general application to banks regulate, among other things, the scope of business, investments, reserves against deposits, capital levels relative to assets and risk and the establishment of branches, mergers, consolidations and the payment of dividends.

     AMCORE and certain of AMCORE's subsidiary banks are supervised and examined by the Federal Reserve Board. Nationally chartered affiliate banks are supervised and regularly examined by the OCC and are subject to examination by the Federal Reserve Board. In addition, all affiliate banks are subject to periodic examinations by the Federal Deposit Insurance Corporation ("FDIC").

CERTAIN TRANSACTIONS WITH AFFILIATES

     There are various legal restrictions on the extent to which a bank holding company and certain of its nonbank subsidiaries can borrow or otherwise obtain credit from its bank subsidiaries. In general, these restrictions require that any such extensions of credit must be on non-preferential terms and secured by designated amounts of specified collateral and be limited, as to any one of the holding company or such nonbank subsidiaries, to 10% of the lending bank's capital stock and surplus, and as to the holding company and all such nonbank subsidiaries in the aggregate, to 20% of such capital stock and surplus.

PAYMENT OF DIVIDENDS

     AMCORE and CBSC are legal entities separate and distinct from their banking and other subsidiaries. The principal source of AMCORE's and CBSC's revenues are dividends from their national and state banking subsidiaries. Various federal and state statutory provisions limit the amount of dividends the affiliate banks can pay to AMCORE or CBSC without regulatory approval. The approval of the appropriate bank regulator is required for any dividend by a national bank or state member bank if the total of all dividends declared by the bank in any calendar year would exceed the total of its net profits, as defined by regulatory agencies, for such year combined with its retained net profits for the preceding two years. In addition, a national bank or a state member bank may not pay a dividend in an amount greater than its net profits then on hand. The payment of dividends by any affiliate bank may also be affected by other factors, such as the maintenance of adequate capital for such affiliate bank.

CAPITAL ADEQUACY

     The Federal Reserve Board has issued standards for measuring capital adequacy for bank holding companies. These standards are designed to provide risk-responsive capital guidelines and to incorporate a consistent framework for use by financial institutions operating in major international financial markets. The banking regulators have issued standards for banks that are similar to, but not identical with, the standards for bank holding companies.

     In general, the risk-related standards require banks and bank holding companies to maintain capital based on "risk adjusted" assets so that categories of assets with potentially higher credit risk will require more capital backing than categories with lower credit risk. In addition, banks and bank holding companies are required to maintain capital to support off-balance sheet activities such as loan commitments.

     The standards classify total capital for this risk-based measure into two tiers referred to as Tier 1 and Tier 2. Tier 1 capital consists of common shareholders' equity, certain non-cumulative and cumulative perpetual preferred stock, and minority interests in equity accounts of consolidated subsidiaries; Tier 2 capital consists of the allowance for loan and lease losses (within certain limits), perpetual preferred stock not included in Tier 1, hybrid capital instruments, term subordinated debt, and intermediate-term preferred stock. Bank holding companies are required to meet a minimum ratio of 8% of qualifying total capital to risk-adjusted assets, and a minimum ratio of 4% of qualifying Tier 1 capital to risk-adjusted assets. Capital that qualifies as Tier 2 capital is limited in amount to 100% of Tier 1 capital in testing compliance with the total risk-based capital minimum standards.

     In addition, the Federal Reserve Board has established minimum leverage ratio guidelines for bank holding companies. These guidelines provide for a minimum ratio of Tier 1 capital to adjusted average total assets (the "leverage ratio") of 3% for bank holding companies that meet certain specified criteria, including having the highest regulatory rating. Other bank holding companies generally are required to maintain a leverage ratio of at least 3% plus 100 to 200 basis points. The guidelines also provide that bank holding companies experiencing internal growth or making acquisitions will be expected to maintain strong capital positions substantially above minimum supervisory levels, without significant reliance on intangible assets. Furthermore, the Federal Reserve Board has indicated that it may consider other indicia of capital strength in evaluating proposals for expansion or new activities.

     The federal bank regulatory agencies have issued various proposals to amend the risk-based capital guidelines for banks and bank holding companies. Under one proposal, banks would be required to give explicit consideration to interest rate risk as an element of capital adequacy by maintaining capital to compensate for such risk in an amount measured by the bank's exposure to interest rate risk in excess of a regulatory threshold. Another proposal would revise the treatment given to (i) low-level recourse arrangements to reduce the amount of capital required and (ii) certain direct credit substitutes provided by banking organizations to require that capital be maintained against the value of the assets enhanced or the loans protected. A proposal recently issued by the Federal Reserve Board and expected to be joined in by the other bank regulatory agencies increases the amount of capital required to be carried against certain long-term derivative contracts; in addition, the proposal recognizes the effect of certain bilateral netting arrangements in reducing potential future exposure under these contracts. AMCORE and CBSC believe that these changes will not, if adopted, have a material effect on their compliance with capital adequacy requirements.

THE INTERSTATE BANKING AND COMMUNITY DEVELOPMENT LEGISLATION

     In September 1994, legislation was enacted that may have a significant effect in restructuring the banking industry in the United States. The Riegle-Neal Interstate Banking and Branching Efficiency Act of 1994 facilitates the interstate expansion and consolidation of banking organizations by permitting (i) bank holding companies that are adequately capitalized and managed to acquire banks located in states outside their home states regardless of whether such acquisitions are authorized under the law of the host state, (ii) the interstate merger of banks after June 1, 1997, subject to the right of individual states to "opt in" or to "opt out" of this authority before that date, (iii) banks to establish new branches on an interstate basis provided that such action is specifically authorized by the law of the host state, (iv) foreign banks to establish, with approval of the regulators in the United States, branches outside their home states to the same extent that national or state banks located in the home state would be authorized to do so, and (v) banks to receive deposits, renew time deposits, close loans, service loans and receive payments on loans and other obligations as agent for any bank or thrift affiliate, whether the affiliate is located in the same state or a different state. One effect of this legislation is to permit AMCORE to acquire banks located in any state and to permit bank holding companies located in any state to acquire banks and bank holding companies in Wisconsin. Overall, this legislation is likely to have the effects of increasing competition and promoting geographic diversification in the banking industry.

     The Riegle Community Development and Regulatory Improvement Act of 1994, also enacted in September 1994, is intended to (i) increase the flow of loans to businesses in distressed communities by providing incentives to lenders to provide credit within those communities, (ii) remove impediments to the securitization of small business loans, (iii) provide for a reduction in paperwork and to streamline bank regulation through, for example, the coordination of examinations in a bank holding company context, a reduction in the number of currency transaction reports required and improvements to the National Flood Insurance Program that include enabling lenders to force place flood insurance and (iv) increase the level of consumer protection provided to customers in banking transactions. AMCORE and CBSC believes that these provisions of the new law will not have a material effect on their operations.

FDIC INSURANCE ASSESSMENTS

     The subsidiary banks of AMCORE and CBSC are subject to FDIC deposit insurance assessments based on a risk-based premium schedule. Under this schedule, the annual premiums ranged from $.04 to $.31 for every $100 of deposits with an average assessment rate of $.045. Beginning in 1996, the FDIC announced it would reduce the deposit assessment premiums for 92% of its members that are assessed in the highest capital and supervisory categories to $2,000 per year. Each financial institution is assigned to one of three capital groups -- well capitalized, adequately capitalized or undercapitalized -- and further assigned to one of three subgroups within a capital group, on the basis of supervisory evaluations by the institution's primary federal and, if applicable, state supervisors and on the basis of other information relevant to the institution's financial condition and the risk posed to the applicable insurance fund. The actual assessment rate applicable to a particular institution will, therefore, depend in part upon the risk assessment classification so assigned to the institution by the FDIC. See "SUPERVISION AND REGULATION -- FIRREA and FDICIA."

FIRREA AND FDICIA

     In recent years Congress has enacted significant legislation which has substantially changed the federal deposit insurance system and the regulatory environment in which depository institutions and their holding companies operate. The Financial Institutions Reform, Recovery and Enforcement Act of 1989 ("FIRREA"), the Comprehensive Thrift and Bank Fraud Prosecution and Taxpayer Recovery Act of 1990 and the Federal Deposit Insurance Corporation Improvement Act of 1991 ("FDICIA") have significantly increased the enforcement powers of the federal regulatory agencies having supervisory authority over AMCORE and its subsidiaries. Certain parts of such legislation, most notably those which increase deposit insurance assessments and authorize further increases to recapitalize the bank deposit insurance fund, increase the cost of doing business for depository institutions and their holding companies. FIRREA also provides that all commonly controlled FDIC insured depository institutions may be held liable for any loss incurred by the FDIC resulting from a failure of, or any assistance given by the FDIC, to any of such commonly controlled institutions. Federal regulatory agencies have implemented provisions of FDICIA with respect to taking prompt corrective action when a depository institution's capital falls to certain levels. Under the new rules, five capital categories have been established which range from "critically undercapitalized" to "well capitalized"

Failure of a depository institution to maintain a capital level within the top two categories will result in specific actions from the federal regulatory agencies. These actions could include the inability to pay dividends' restricting new business activity, prohibiting bank acquisitions, asset growth limitations and other restrictions on a case-by-case basis.

     In addition to the impact of regulation, commercial banks are affected significantly by the actions of the Federal Reserve Board as it attempts to control the money supply and credit availability in order to influence the economy. Changes to such monetary policies have had a significant effect on operating results of financial institutions in the past and are expected to have such an effect in the future; however, the effect of possible future changes in such policies on the business and operations of the subsidiary banks cannot be determined.

PRINCIPAL STOCKHOLDERS, DIRECTORS AND OFFICERS

     The following table shows the ownership of shares of CBSC Common Stock as of April 30, 1997 by (i) each person known to CBSC to own beneficially more than 5% of the outstanding shares of CBSC Common Stock, (ii) each director and executive officer of CBSC and (iii) all directors and executive officers as a group.

                    NAME AND ADDRESS OF                                      PERCENTAGE
                      BENEFICIAL OWNER                          SHARES(1)    OF CLASS(2)
                    -------------------                         ---------    -----------
Richard Bauch(3)............................................       26,345        6.1%
William E. Brandt(4)........................................       39,517        9.1%
Neal H. Brunner(5)..........................................     68,251.2       15.7%
Delmar E. DeLong............................................       21,331        4.9%
Lawrence Endres(6)..........................................       41,164        9.5%
Thomas Heuerman(7)..........................................     18,923.4        4.3%
Richard E. Huffman(8).......................................       32,932        7.6%
William H. Robichaux(9).....................................       24,990        5.8%
Total of Directors and Officers as a Group (8 persons)......    273,453.6       62.9%
Patricia Robichaux(10)......................................       24,406        5.6%
Jeremy C. Shea(11)..........................................       33,480        7.7%

-------------------------
 (1) The information contained in this column is based upon information furnished by the persons named above or obtained from records of CBSC. The nature of beneficial ownership for shares shown in this column is sole voting and investment power unless otherwise indicated herein. The foregoing information is not necessarily an admission of beneficial ownership.

 (2) Based on 433,699 shares of CBSC Common Stock issued and outstanding and including shares of CBSC Common Stock beneficially owned. For purposes of this table, a person or group of persons is deemed to have "beneficial ownership" of any shares as of April 30, 1997 that such person or group of persons has the right to acquire within 60 days after such date.

 (3) Mr. Bauch's address is W318 N991 Huckleberry Way, Delafield, Wisconsin
     53018.

 (4) Mr. Brandt's address is 3006 Brynwood Drive, Madison, Wisconsin 53711.

 (5) Mr. Brunner's business address is Brunner & Associates, Inc., 3207 West Beltline Highway, Suite 210, Middleton, Wisconsin 53562.

 (6) Mr. Endres' address is 802 Century Avenue, Waunakee, Wisconsin 53597.

 (7) Includes 800 shares subject to currently exercisable options.

 (8) Mr. Huffman's address is 1535 South State Street, Aberdeen, South Dakota 57401.

 (9) Mr. Robichaux's address is N4117 Ladwig Road, Monroe, Wisconsin 53566.

(10) Ms. Robichaux's address is P.O. Box 51, Santa Clara, Utah 84765.

(11) Mr. Shea's address is Suite 600, One South Pinckney Avenue, Madison, Wisconsin 53701.

                                    OPINIONS

     Certain legal matters in connection with the Merger will be passed upon for AMCORE by Skadden, Arps, Slate, Meagher & Flom (Illinois), Chicago, Illinois, relying as to all matters of Nevada law upon Marshall Hill Cassas & de Lipkau, Reno, Nevada and for CBSC by Quarles & Brady, Milwaukee, Wisconsin. Jeremy C. Shea, a partner practicing in the Madison, Wisconsin office of Quarles & Brady, owns 33,480 shares of CBSC Common Stock.

                                    EXPERTS

     The consolidated financial statements of AMCORE and its subsidiaries as of December 31, 1996 and for each of the years in the three-year period ended December 31, 1996, incorporated by reference herein and elsewhere in the Registration Statement have been incorporated by reference herein and in the Registration Statement in reliance on the report of McGladrey and Pullen, LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

     The consolidated financial statements of CBSC and its subsidiaries as of December 31, 1996 and for each of the years in the three-year period ended December 31, 1996, included herein and elsewhere in the Registration Statement, have been included herein and in the Registration Statement in reliance upon the report of Arthur Andersen LLP, independent certified public accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

                    PRO FORMA COMBINING FINANCIAL STATEMENTS

     The following unaudited pro forma combining balance sheet and statement of income are based upon the historical results of AMCORE and CBSC giving effect to the Merger accounted for as a "pooling of interests". The financials presented below for CBSC are derived from the supplemental combined financial statements of CBSC which give effect of the CBSC Merger with Belleville that was accounted for using the pooling of interests method. Pro forma adjustments, and the assumptions on which they are based, are described in the accompanying footnotes to the pro forma combining financial statements. These financial statements should be read in conjunction with the historical financial statements of AMCORE incorporated by reference into this Proxy Statement/Prospectus and the historical financial statements of CBSC included elsewhere herein. The pro forma combining financial statements are not necessarily indicative of the results that actually would have occurred had the companies constituted a single entity during the respective periods, nor are they indicative of future results of operations.

                    AMCORE FINANCIAL, INC. AND SUBSIDIARIES
                        COUNTRY BANK SHARES CORPORATION

                PRO FORMA CONSOLIDATED COMBINING BALANCE SHEETS
                            AS OF DECEMBER 31, 1996
                                  (UNAUDITED)

                                                                  AMCORE      PRO FORMA
                                          AMCORE                 CAPITAL       COMBINED                PRO FORMA       PRO FORMA
                                        HISTORICAL    FNB(1)    TRUST I(2)      AMCORE       CBSC     ADJUSTMENTS       COMBINED
                                        ----------    ------    ----------    ---------      ----     -----------      ---------
                                                                             (IN THOUSANDS)
ASSETS
 Cash and cash equivalents............  $   87,740   $  6,963                 $  94,703    $ 10,680          --        $  105,383
 Interest earning deposits in banks...         156        299                       455         216          --               671
 Federal funds sold and other
   short-term investments.............      12,706      1,365                    14,071      11,891          --            25,962
 Mortgage loans held for sale.........      11,252        184                    11,436         614          --            12,050
 Securities available for sale........   1,138,351     23,081     25,800      1,187,232      52,976      (7,880)(3)(4)  1,232,328
 Securities held to maturity..........      10,368     34,512                    44,880       9,665          --            54,545
                                        ----------   --------    -------      ----------   --------     -------        ----------
     Total securities.................  $1,148,719   $ 57,593    $25,800      $1,232,112   $ 62,641     $(7,880)       $1,286,873
 Loans and leases, net of unearned
   income.............................   1,456,217    144,989                 1,601,206     205,622          --         1,806,828
 Allowance for loan and lease
   losses.............................     (14,996)    (1,710)                  (16,706)     (2,588)         --           (19,294)
                                        ----------   --------    -------      ----------   --------     -------        ----------
     Net loans and leases.............  $1,441,221   $143,279                 $1,584,500   $203,034                    $1,787,534
 Premises and equipment, net..........      46,060      3,128                    49,188       7,361          --            56,549
 Intangible assets, net...............      12,255        423                    12,678       1,203         633(4)         14,514
 Other real estate owned..............         595         36         --            631         289          --               920
 Other Assets.........................      53,846      2,561       (670)        55,737       3,672          65(5)         59,474
                                        ----------   --------    -------      ----------   --------     -------        ----------
     TOTAL ASSETS.....................  $2,814,550   $215,831    $25,130      $3,055,511   $301,601     $(7,182)       $3,349,930
                                        ==========   ========    =======      ==========   ========     =======        ==========
LIABILITIES
 Deposits:
   Interest bearing...................  $1,625,590   $172,265                 $1,797,855   $240,475                    $2,038,330
   Non-Interest bearing...............     264,426     19,977                   284,403      28,871                       313,274
                                        ----------   --------    -------      ----------   --------     -------        ----------
     Total deposits...................  $1,890,016   $192,242                 $2,082,258   $269,346                    $2,351,604
   Short-term borrowings..............     544,508         --                   544,508       3,457      (2,927)(3)       545,038
   Long-term borrowings...............     124,095      1,141     25,800        151,036       6,376      (3,653)(3)       153,759
   Other liabilities..................      35,294      3,981                    39,275       3,474                        42,749
   Minority Interest..................          --         --                        --         667        (667)(4)             0
                                        ----------   --------    -------      ----------   --------     -------        ----------
     TOTAL LIABILITIES................  $2,593,913   $197,364    $25,800      $2,817,077   $283,320     $(7,247)       $3,093,150
STOCKHOLDERS' EQUITY
 Preferred stock ($1 par value).......  $       --   $     --                 $      --    $     --                    $       --
 Common stock ($.33 par value)........       4,976        628                     5,604          --         586(5)          6,190
 Additional paid-in capital...........      56,687      3,016                    59,703       8,208        (586)(5)        67,325
 Retained earnings....................     166,602     14,776       (670)       180,708      10,071          65(6)        190,844
 Net unrealized gain (loss) on
   securities available for sale......      (2,005)        47                    (1,958)          2          --            (1,956)
 Treasury stock and other.............      (5,623)        --                    (5,623)         --          --            (5,623)
                                        ----------   --------    -------      ----------   --------     -------        ----------
     TOTAL STOCKHOLDERS' EQUITY.......  $  220,637   $ 18,467    $  (670)     $ 238,434    $ 18,281     $    65        $  256,780
                                        ----------   --------    -------      ----------   --------     -------        ----------
     TOTAL LIABILITIES AND
       STOCKHOLDERS' EQUITY...........  $2,814,550   $215,831    $25,130      $3,055,511   $301,601     $(7,182)       $3,349,930
                                        ==========   ========    =======      ==========   ========     =======        ==========

-------------------------
NOTES:

(1) On April 18, 1997, AMCORE completed the merger of FNB Acquisition, Inc., a wholly owned subsidiary of AMCORE, with and into First National Bancorp, Inc. in a transaction to be accounted for using the pooling-of-interest method.

(2) On March 25, 1997, AMCORE issued $40 million of capital securities through AMCORE Capital Trust I, a statutory business trust, of which all common securities are owned by AMCORE. The proceeds of the issue will be used to repay in full the parent company long term debt of $13.6 million, repay in full the long term debt of First National Bancorp, Inc. in the amount of $600,000 and for general corporate purposes.

(3) The proceeds of the issue described in Note (2) above will also be used to repay in full the short term and long term debt, excluding Federal Home Loan Bank borrowings, of CBSC in the amount of $6.58 million, and serve as payment CBSC will pay to certain Belleville State Bank minority shareholders pursuant to an agreement with such shareholders described elsewhere in this Proxy Statement/Prospectus.

(4) It is a condition to the consummation of the Merger that CBSC acquire certain Belleville State Bank shares held by minority shareholders pursuant to an agreement with such shareholders described elsewhere in this Proxy Statement/Prospectus.

(5) These statements assume an AMCORE Average Price of $26.50. This would result in an Exchange Ratio of 4.0000 and the issuance of 1,758,861 shares of AMCORE common stock. The merger will be accounted for under the pooling-of-interest method. The aggregate par value of AMCORE shares being issued is greater than the aggregate par value of CBSC shares being acquired. Therefore, common stock will be increased by $586,000, and additional paid-in capital will be reduced by the same amount.

    An AMCORE Average Price of $24.50 would result in an Exchange Ratio of
    4.3267 and the issuance of 1,902,441 shares of AMCORE common shares. Common stock will be increased by $634,000 and additional paid-in capital will be reduced by the same amount.

    An AMCORE Average Price of $28.50 would result in an Exchange Ratio of
    3.7193 and the issuance of 1,635,432 shares of AMCORE common shares. Common stock will be increased by $545,000 and additional paid-in capital will be reduced by the same amount. See "The Merger -- Conversion of Shares and Exchange Ratio."

(6) Reflects the impact of pro forma statements of income adjustments.

                    AMCORE FINANCIAL, INC. AND SUBSIDIARIES
                        COUNTRY BANK SHARES CORPORATION

               PRO FORMA CONDENSED COMBINING STATEMENTS OF INCOME
                      FOR THE YEAR ENDED DECEMBER 31, 1996
                                  (UNAUDITED)

                                                                   AMCORE        PRO FORMA
                                            AMCORE                CAPITAL        COMBINED               PRO FORMA       PRO FORMA
                                          HISTORICAL   FNB(1)    TRUST I(2)       AMCORE      CBSC     ADJUSTMENTS      COMBINED
                                          ----------   ------    ----------      ---------    ----     -----------      ---------
                                                                   (IN THOUSANDS, EXCEPT PER SHARE DATA)
INTEREST INCOME
 Interest and fees on loans and
   leases...............................    $120,497   $13,537                   $134,034    $19,267                    $153,301
 Interest on securities:
   Taxable..............................     57,327      2,277      1,548(2)       61,152      3,168       (473)(3)       63,847
   Tax-exempt...........................     13,697        912                     14,609        449                      15,058
                                            --------   -------    -------        --------    -------      -----         --------
     Total Income from Securities.......    $71,024    $ 3,189    $ 1,548        $ 75,761    $ 3,617      $(473)        $ 78,905
 Interest on federal funds sold and
   other short-term investments.........        768        110                        878        563                       1,441
 Interest and fees on mortgage loans
   held for sale........................      2,611         51                      2,662         29                       2,691
 Interest on deposits in banks..........         34         25                         59         12                          71
                                            --------   -------    -------        --------    -------      -----         --------
     Total Interest Income..............    $194,934   $16,912    $ 1,548        $213,394    $23,488      $(473)        $236,409
INTEREST EXPENSE
 Interest on deposits...................    $73,197    $ 8,572                   $ 81,769    $11,453                    $ 93,222
 Interest on short-term borrowings......     25,680         76                     25,756        128       (118)(3)       25,766
 Interest on long-term borrowings.......      9,023        146      2,578(2)       11,747        635       (478)(3)       11,904
 Other..................................        493         --                        493         --                         493
                                            --------   -------    -------        --------    -------      -----         --------
   Total Interest Expense...............    $108,393   $ 8,794    $ 2,578        $119,765    $12,216      $(596)        $131,385
                                            --------   -------    -------        --------    -------      -----         --------
 Net Interest Income....................    $86,541    $ 8,118    $(1,030)       $ 93,629    $11,272      $ 123         $105,024
 Provision for loan and lease losses....      5,086        120         --           5,206        221                       5,427
                                            --------   -------    -------        --------    -------      -----         --------
 Net Interest Income After Provision for
   Loan and Lease Losses................    $81,455    $ 7,998    $(1,030)       $ 88,423    $11,051      $ 123         $ 99,597
OTHER INCOME
 Trust income...........................    $13,602    $   493                   $ 14,095    $     8                    $ 14,103
 Service charges on deposits............      6,755        467                      7,222        360                       7,582
 Mortgage revenues......................      3,667        204                      3,871         --                       3,871
 Insurance revenues.....................      2,038         28                      2,066        161                       2,227
 Collection fee income..................      2,145         --                      2,145         --                       2,145
 Other..................................      8,366        430                      8,796      1,460                      10,256
                                            --------   -------    -------        --------    -------      -----         --------
   Total Other Income, Excluding
     Security Gains.....................    $36,573    $ 1,622                   $ 38,195    $ 1,989                    $ 40,184
 Net security gains.....................      1,870         --                      1,870                                  1,870
OPERATING EXPENSES
 Compensation and employee benefits
   expense..............................    $47,067    $ 3,339                   $ 50,406    $ 5,141                    $ 55,547
 Net occupancy and equipment expense....     12,800        762                     13,562      1,404                      14,966
 Professional fees......................      2,503        153                      2,656        582                       3,238
 Advertising and business development...      2,274        128                      2,402        162                       2,564
 Amortization of intangible assets......      2,023         68                      2,091        152      $  42(4)         2,285
 Other..................................     17,330      1,161                     18,491      1,472        (84)(4)       19,879
                                            --------   -------    -------        --------    -------      -----         --------
   Total Operating Expenses.............    $83,997    $ 5,611                   $ 89,608    $ 8,913      $ (42)        $ 98,479
                                            --------   -------    -------        --------    -------      -----         --------
 Income Before Income Taxes.............    $35,901    $ 4,009    $(1,030)       $ 38,880    $ 4,127      $ 165         $ 43,172
 Income taxes...........................      9,518      1,227       (360)(3)      10,385      1,451        100(5)        11,936
                                            --------   -------    -------        --------    -------      -----         --------
 NET INCOME.............................    $26,383    $ 2,782    $  (670)       $ 28,495    $ 2,676      $  65         $ 31,236
                                            ========   =======    =======        ========    =======      =====         ========
 EARNINGS PER COMMON SHARE..............      $1.86     $11.43                      $1.77      $6.17                        $1.75(6)

-------------------------
NOTES:

(1) On April 18, 1997, AMCORE completed the merger of FNB Acquisition, Inc., a wholly owned subsidiary of AMCORE, with and into First National Bancorp, Inc. in a transaction to be accounted for using the pooling-of-interest method. This information reflects an increase in FNB's Federal marginal rate from 34% to 35%.

(2) On March 25, 1997, AMCORE ISSUED $40 million of capital securities through AMCORE Capital Trust I, a statutory business trust, of which all common securities are owned by AMCORE. The proceeds of the issue will be used to repay in full the parent company long term debt of $13.6 million, repay in full the long term debt at First National Bancorp, Inc. of $600,000, repay in full the short term and long term debt at CBSC of $6.58 million, and for general corporate purposes. The above adjustments reflect the adjustments to interest income and interest expense as if the transaction occurred at the beginning of the year.

(3) The proceeds of the issue described in Note (2) above will also be used to repay in full the short term and long term debt, excluding Federal Home Loan Bank borrowings, at CBSC of $6.58 million.

(4) It is a condition to the consummation of the Merger that CBSC acquire certain shares held by Belleville State Bank minority shareholders pursuant to an agreement with such shareholders described elsewhere in this Proxy Statement/Prospectus.

(5) Reflects tax expense for the adjustments in Note (3) and an increase in CBSC's Federal marginal rate from 34% to 35%.

(6) These statements assume an AMCORE Average Price of $26.50 resulting in earnings per common share of $1.75. Assuming an AMCORE Average Price of $28.50, the resultant earnings per common share would be equal to $1.76. Assuming an AMCORE Average Price of $24.50, the resultant earnings per common share would be equal to $1.74. See "The MERGER -- Conversion of Shares and Exchange Ratio."

                    AMCORE FINANCIAL, INC. AND SUBSIDIARIES
                        COUNTRY BANK SHARES CORPORATION

               PRO FORMA CONDENSED COMBINING STATEMENTS OF INCOME
                      FOR THE YEAR ENDED DECEMBER 31, 1995
                                  (UNAUDITED)

                                                                       PRO FORMA
                                                AMCORE                 COMBINED                PRO FORMA    PRO FORMA
                                              HISTORICAL    FNB(1)      AMCORE       CBSC     ADJUSTMENTS   COMBINED
                                              ----------    ------     ---------     ----     -----------   ---------
                                                               (IN THOUSANDS, EXCEPT PER SHARE DATA)
INTEREST INCOME
  Interest and fees on loans and leases.....    $109,488    $12,730    $122,218     $18,592                 $140,810
  Interest on securities:
    Taxable.................................     39,530      2,064       41,594       2,648                   44,242
    Tax-exempt..............................     11,984        896       12,880         366                   13,246
                                                --------    -------    --------     -------                 --------
      Total Income from Securities..........    $51,514     $2,960     $ 54,474     $ 3,014                 $ 57,488
  Interest on federal funds sold and other
    short-term investments..................        490         30          520         401                      921
  Interest and fees on mortgage loans held
    for sale................................      2,971         29        3,000          17                    3,017
  Interest on deposits in banks.............         23         --           23           9                       32
                                                --------    -------    --------     -------                 --------
      Total Interest Income.................    $164,486    $15,749    $180,235     $22,033                 $202,268
INTEREST EXPENSE
  Interest on deposits......................    $68,062     $7,864     $ 75,926     $10,361                 $ 86,287
  Interest on short-term borrowings.........     14,574        174       14,748         649                   15,397
  Interest on long-term borrowings..........      2,050         28        2,078         255                    2,333
  Other.....................................        394         --          394          --                      394
                                                --------    -------    --------     -------                 --------
      Total Interest Expense................    $85,080     $8,066     $ 93,146     $11,265                 $104,411
                                                --------    -------    --------     -------                 --------
  Net Interest Income.......................    $79,406     $7,683     $ 87,089     $10,768                 $ 97,857
  Provision for loan and lease losses.......      2,692         61        2,753         412                    3,165
                                                --------    -------    --------     -------                 --------
  Net Interest Income After Provision for
    Loan and Lease Losses...................    $76,714     $7,622     $ 84,336     $10,356                 $ 94,692
OTHER INCOME
  Trust income..............................    $11,864     $  460     $ 12,324     $     7                 $ 12,331
  Service charges on deposits...............      6,986        425        7,411         345                    7,756
  Mortgage revenues.........................      3,584         --        3,584          --                    3,584
  Insurance revenues........................  1,015....         31        1,046         142                    1,188
  Collection fee income.....................      1,831         --        1,831          --                    1,831
  Other.....................................      6,435        402        6,837       1,049                    7,886
                                                --------    -------    --------     -------                 --------
      Total Other Income, Excluding Security
        Gains...............................    $31,715     $1,318     $ 33,033     $ 1,543                 $ 34,576
  Net security gains........................      2,298         --        2,298          --                    2,298
OPERATING EXPENSES
  Compensation and employee benefits
    expense.................................    $45,662     $3,275     $ 48,937     $ 4,484                 $ 53,421
  Net occupancy and equipment expense.......     13,297        769       14,066       1,278                   15,344
  Professional fees.........................      2,733        160        2,893         515                    3,408
  Advertising and business development......      2,437        132        2,569         149                    2,718
  Amortization of intangible assets.........      2,331         45        2,376         253                    2,629
  Insurance Expense.........................      2,765        246        3,011          47                    3,058
  Impairment of long-lived assets...........      3,269         --        3,269          --                    3,269
  Other.....................................     14,946        931       15,877       1,612                   17,489
                                                --------    -------    --------     -------                 --------
      Total Operating Expenses..............    $87,440     $5,558     $ 92,998     $ 8,338                 $101,336
                                                --------    -------    --------     -------                 --------
  Income Before Income Taxes................    $23,287     $3,382     $ 26,669     $ 3,561                 $ 30,230
  Income taxes..............................      5,016        964        5,980       1,253      $ 37(2)       7,270
                                                --------    -------    --------     -------      ----       --------
  NET INCOME................................    $18,271     $2,418     $ 20,689     $ 2,308      $(37)      $ 22,960
                                                ========    =======    ========     =======      ====       ========
  EARNINGS PER COMMON SHARE.................      $1.30     $10.07        $1.30       $5.32                     $1.30(3)

-------------------------
NOTES:
(1) On April 18, 1997, AMCORE completed the merger of FNB Acquisition, Inc., a wholly owned subsidiary of AMCORE, with and into First National Bancorp, Inc. in a transaction to be accounted for using the pooling-of-interest method. This information reflects an increase in FNB's Federal marginal rate from 34% to 35%.
(2) Reflects an increase of CBSC's Federal marginal rate from 34% to 35%.
(3) These statements assume an AMCORE Average Price of $26.50 resulting in earnings per share of $1.30. Assuming an AMCORE Average Price of $28.50, the resultant earnings per common share would be equal to $1.30. Assuming an AMCORE Average Price of $24.50, the resultant earnings per common share would be equal to $1.29. See "THE MERGER -- Conversion of Shares and Exchange Ratio."

                    AMCORE FINANCIAL, INC. AND SUBSIDIARIES
                        COUNTRY BANK SHARES CORPORATION

               PRO FORMA CONDENSED COMBINING STATEMENTS OF INCOME
                      FOR THE YEAR ENDED DECEMBER 31, 1994
                                  (UNAUDITED)

                                                                   PRO FORMA
                                              AMCORE               COMBINED               PRO FORMA    PRO FORMA
                                            HISTORICAL   FNB(1)     AMCORE      CBSC     ADJUSTMENTS   COMBINED
                                            ----------   ------    ---------    ----     -----------   ---------
                                                           (IN THOUSANDS, EXCEPT PER SHARE DATA)
INTEREST INCOME
  Interest and fees on loans and leases...    $90,719    $10,837   $101,556    $16,254                 $117,810
  Interest on securities:
    Taxable...............................     32,030      2,030     34,060      2,610                   36,670
    Tax-exempt............................     12,552        863     13,415        484                   13,899
                                              --------   -------   --------    -------      ----       --------
    Total Income from Securities..........    $44,582    $ 2,893   $ 47,475    $ 3,094                 $ 50,569
  Interest on federal funds sold and other
    short-term investments................        585         20        605        143                      748
  Interest and fees on mortgage loans held
    for sale..............................      2,893         27      2,920         55                    2,975
  Interest on deposits in banks...........        176                   176          1                      177
                                              --------   -------   --------    -------      ----       --------
    Total Interest Income.................    $138,955   $13,777   $152,732    $19,547                 $172,279
INTEREST EXPENSE
  Interest on deposits....................    $53,202    $ 6,044   $ 59,246    $ 8,584                 $ 67,830
  Interest on short-term borrowings.......      5,595        126      5,721        117                    5,838
  Interest on long-term borrowings........  2,058....         47      2,105        648                    2,753
  Other...................................        340                   340                                 340
                                              --------   -------   --------    -------      ----       --------
    Total Interest Expense................    $61,195    $ 6,217   $ 67,412    $ 9,349                 $ 76,761
                                              --------   -------   --------    -------      ----       --------
  Net Interest Income.....................    $77,760    $ 7,560   $ 85,320    $10,198                 $ 95,518
  Provision for loan and lease losses.....        628                   628      1,123                    1,751
                                              --------   -------   --------    -------      ----       --------
  Net Interest Income After Provision for
    Loan and Lease Losses.................    $77,132    $ 7,560   $ 84,692    $ 9,075                 $ 93,767
OTHER INCOME
  Trust income............................    $11,535    $   612   $ 12,147    $     5                 $ 12,152
  Service charges on deposits.............      6,742        364      7,106        305                    7,411
  Mortgage revenues.......................      3,687                 3,687                               3,687
  Insurance revenues......................  845......         26        871        142                    1,013
  Collection fee income...................      1,700                 1,700                               1,700
  Other...................................      5,617        378      5,995      1,025                    7,020
                                              --------   -------   --------    -------      ----       --------
    Total Other Income, Excluding Security
      Gains...............................    $30,126    $ 1,380   $ 31,506    $ 1,477                 $ 32,983
  Net security gains......................        908                   908                                 908
OPERATING EXPENSES
  Compensation and employee benefits
    expense...............................    $41,385    $ 3,372   $ 44,757    $ 4,074                 $ 48,831
  Net occupancy and equipment expense.....     11,015        828     11,843      1,161                   13,004
  Professional fees.......................      3,370        161      3,531        581                    4,112
  Advertising and business development....      2,377        128      2,505        156                    2,661
  Amortization of intangible assets.......      2,585         45      2,630        310                    2,940
  Insurance Expense.......................      4,528        393      4,921         54                    4,975
  Other...................................     13,430        966     14,396      1,685                   16,081
                                              --------   -------   --------    -------      ----       --------
    Total Operating Expenses..............    $78,690    $ 5,893   $ 84,583    $ 8,021                 $ 92,604
                                              --------   -------   --------    -------      ----       --------
  Income Before Income Taxes..............    $29,476    $ 3,047   $ 32,523    $ 2,531                 $ 35,054
  Income taxes............................      7,675        849      8,524        821      $ 24(2)       9,369
                                              --------   -------   --------    -------      ----       --------
  NET INCOME..............................    $21,801    $ 2,198   $ 23,999    $ 1,710      $(24)      $ 25,685
                                              ========   =======   ========    =======      ====       ========
  EARNINGS PER COMMON SHARE...............      $1.55      $9.04      $1.51      $3.94                     $1.45(3)

-------------------------
NOTES:
(1) On April 18, 1997, AMCORE completed the merger of FNB Acquisition, Inc., a wholly owned subsidiary of AMCORE with and into First National Bancorp, Inc., in a transaction to be accounted for using the pooling-of-interest method. This information reflects an increase in FNB's Federal marginal rate from 34% to 35%.
(2) Reflects an increase of CBSC's Federal marginal rate from 34% to 35%.
(3) These statements assume an AMCORE Average Price of $26.50 resulting in earnings per common share of $1.45. Assuming an AMCORE Average Price of $28.50, the resultant earnings per common share would be equal to $1.46. Assuming an AMCORE Average Price of $24.50, the resultant earnings per common share would be equal to $1.44. See "THE MERGER -- Conversion of Shares and Exchange Ratio."

                        COUNTRY BANK SHARES CORPORATION

                       CONSOLIDATED FINANCIAL STATEMENTS

             TOGETHER WITH REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

              FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

                    INDEX TO COUNTRY BANK SHARES CORPORATION

                       CONSOLIDATED FINANCIAL STATEMENTS

                                                              PAGE
                                                              ----
AUDITED CONSOLIDATED FINANCIAL STATEMENTS:
  Report of Independent Public Accountants..................   F-1
  Consolidated Balance Sheets as of December 31, 1996 and
     1995...................................................   F-2
  Consolidated Statements of Income for the Years Ended
     December 31, 1996, 1995 and 1994.......................   F-3
  Consolidated Statements of Shareholders' Equity for the
     Years Ended December 31, 1996, 1995 and 1994...........   F-4
  Consolidated Statements of Cash Flows for the Years Ended
     December 31, 1996, 1995 and 1994.......................   F-5
  Notes to Consolidated Financial Statements................   F-6

                              ARTHUR ANDERSEN LLP

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors of
Country Bank Shares Corporation:

     We have audited the accompanying consolidated balance sheets of Country Bank Shares Corporation (a Wisconsin corporation) and subsidiaries as of December 31, 1996 and 1995, and the related consolidated statements of income, shareholders' equity and cash flows for the years ended December 31, 1996, 1995 and 1994. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Country Bank Shares Corporation and subsidiaries as of December 31, 1996 and 1995, and the results of their operations and their cash flows for the years ended December 31, 1996, 1995 and 1994 in conformity with generally accepted accounting principles.

     As discussed in Note 1 to the consolidated financial statements, effective January 1, 1994, the Company changed its method of accounting for certain investments in debt and equity securities.

                                          ARTHUR ANDERSEN LLP

Milwaukee, Wisconsin,
March 13, 1997.

                        COUNTRY BANK SHARES CORPORATION

                          CONSOLIDATED BALANCE SHEETS
                        AS OF DECEMBER 31, 1996 AND 1995

                                                                  1996        1995
                                                                  ----        ----
                                                                   (IN THOUSANDS,
                                                                 EXCEPT SHARE DATA)
                     ASSETS
CASH AND DUE FROM BANKS.....................................    $  8,720    $  8,379
FEDERAL FUNDS SOLD..........................................       9,548       7,967
                                                                --------    --------
     Total cash and cash equivalents........................      18,268      16,346
INVESTMENT SECURITIES AVAILABLE FOR SALE, at market.........      46,165      42,154
INVESTMENT SECURITIES HELD TO MATURITY, at amortized cost
  (market value of $8,945 and $7,309 in 1996 and 1995,
  respectively).............................................       8,925       7,269
MORTGAGE LOANS HELD FOR SALE................................         294         177
LOANS.......................................................     178,655     164,523
  Less -- Reserve for loan losses...........................       2,286       2,100
                                                                --------    --------
     Net loans..............................................     176,369     162,423
BANK PREMISES AND EQUIPMENT, net............................       6,496       6,864
GOODWILL (net of accumulated amortization of $603 and $451
  in 1996 and 1995, respectively)...........................       1,203       1,355
OTHER REAL ESTATE OWNED.....................................         289          61
OTHER ASSETS................................................       3,144       2,781
                                                                --------    --------
     Total assets...........................................    $261,153    $239,430
                                                                ========    ========
                 LIABILITIES AND SHAREHOLDERS' EQUITY
DEPOSITS:
  Demand....................................................    $ 23,610    $ 21,971
  Savings...................................................      59,494      52,188
  Time......................................................     128,414     118,014
  NOW.......................................................      21,781      21,714
                                                                --------    --------
     Total deposits.........................................     233,299     213,887
SHORT-TERM BORROWINGS.......................................         129       1,305
NOTES PAYABLE:
  Short-term................................................       2,725       1,825
  Long-term.................................................       6,377       6,484
OTHER LIABILITIES...........................................       3,045       2,182
MINORITY INTEREST...........................................          39          32
                                                                --------    --------
     Total liabilities......................................     245,614     225,715
                                                                --------    --------
SHAREHOLDERS' EQUITY:
  Common stock (no par value, 400,000 shares authorized;
     358,250 shares issued and outstanding) and paid-in
     surplus................................................       6,394       6,394
  Net unrealized appreciation on investment securities
     available for sale, net of deferred taxes..............          16         203
  Retained earnings.........................................       9,129       7,118
                                                                --------    --------
     Total shareholders' equity.............................      15,539      13,715
                                                                --------    --------
     Total liabilities and shareholders' equity.............    $261,153    $239,430
                                                                ========    ========

  The accompanying notes are an integral part of these consolidated financial statements.

                        COUNTRY BANK SHARES CORPORATION

                       CONSOLIDATED STATEMENTS OF INCOME
              FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

                                                                    1996           1995           1994
                                                                    ----           ----           ----
                                                                   (IN THOUSANDS, EXCEPT PER SHARE DATA)
INTEREST INCOME:
  Interest and fees on loans................................        $16,695        $15,878        $13,922
  Interest on investment securities --
     Taxable................................................          2,765          2,316          2,253
     Nontaxable.............................................            430            358            471
  Interest on Federal funds sold............................            422            365             82
                                                                    -------        -------        -------
       Total interest income................................         20,312         18,917         16,728
                                                                    -------        -------        -------
INTEREST EXPENSE:
  Interest on deposits......................................          9,896          8,906          7,214
  Interest on borrowed funds................................            713            853            717
                                                                    -------        -------        -------
       Total interest expense...............................         10,609          9,759          7,931
                                                                    -------        -------        -------
       Net interest income..................................          9,703          9,158          8,797
PROVISION FOR LOAN LOSSES                                               148            313          1,086
                                                                    -------        -------        -------
       Net interest income after provision for loan
          losses............................................          9,555          8,845          7,711
                                                                    -------        -------        -------
NONINTEREST INCOME:
  Service charges on deposit accounts.......................            248            245            234
  Other service charges, commissions and fees...............            712            587            597
  Trust income..............................................              8              7              5
  Insurance commissions.....................................            233            127             80
  Gain on sale of mortgages.................................            207            147            156
  Other.....................................................            348            211            192
                                                                    -------        -------        -------
       Total noninterest income.............................          1,756          1,324          1,264
                                                                    -------        -------        -------
NONINTEREST EXPENSE:
  Salaries..................................................          4,105          3,626          3,278
  Employee benefits.........................................            497            348            354
  Equipment.................................................            672            593            551
  Occupancy.................................................            536            491            454
  Amortization of intangible assets.........................            152            253            310
  Legal and professional fees...............................            497            389            328
  Regulatory agency fees....................................             71            308            465
  Advertising expense.......................................            121            109            120
  Other.....................................................          1,135          1,059          1,000
                                                                    -------        -------        -------
       Total noninterest expense............................          7,786          7,176          6,860
                                                                    -------        -------        -------
INCOME BEFORE INCOME TAXES..................................          3,525          2,993          2,115
PROVISION FOR INCOME TAXES..................................          1,214          1,031            661
                                                                    -------        -------        -------
       Net income...........................................        $ 2,311        $ 1,962        $ 1,454
                                                                    =======        =======        =======
NET INCOME PER SHARE........................................          $6.45          $5.48          $4.06
                                                                    =======        =======        =======

  The accompanying notes are an integral part of these consolidated financial statements.

                        COUNTRY BANK SHARES CORPORATION

                CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
              FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

                                                                 NET UNREALIZED
                                                                  APPRECIATION
                                                                 (DEPRECIATION)
                                                                 ON INVESTMENT
                                             COMMON STOCK     SECURITIES AVAILABLE                  TOTAL
                                                  AND              FOR SALE,         RETAINED   SHAREHOLDERS'
                                            PAID-IN SURPLUS       NET OF TAXES       EARNINGS      EQUITY
                                            ---------------   --------------------   --------   -------------
                                                          (IN THOUSANDS, EXCEPT PER SHARE DATA)
BALANCE, December 31, 1993................      $5,213              $   401           $4,883       $10,497
  Net income..............................          --                   --            1,454         1,454
  Transfers by subsidiaries from retained
     earnings to surplus..................         800                   --             (800)           --
  Net unrealized depreciation on
     investment securities carried at
     market value.........................          --               (1,463)              --        (1,463)
                                                ------              -------           ------       -------
BALANCE, December 31, 1994................       6,013               (1,062)           5,537        10,488
  Net income..............................          --                   --            1,962         1,962
  Transfers by subsidiaries from retained
     earnings to surplus..................         381                   --             (381)           --
  Net unrealized appreciation on
     investment securities carried at
     market value.........................          --                1,265               --         1,265
                                                ------              -------           ------       -------
BALANCE, December 31, 1995................       6,394                  203            7,118        13,715
  Net income..............................          --                   --            2,311         2,311
  Net unrealized depreciation on
     investment securities carried at
     market value.........................          --                 (187)              --          (187)
  Dividends -- $.6923 per share (record
     date of March 10, 1997)..............          --                   --             (300)         (300)
                                                ------              -------           ------       -------
BALANCE, December 31, 1996................      $6,394              $    16           $9,129       $15,539
                                                ======              =======           ======       =======

  The accompanying notes are an integral part of these consolidated financial statements.

                        COUNTRY BANK SHARES CORPORATION

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
              FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

                                                                  1996        1995        1994
                                                                  ----        ----        ----
                                                                         (IN THOUSANDS)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income................................................    $  2,311    $  1,962    $  1,454
  Adjustments to reconcile net income to net cash provided
     by operating activities --
     Depreciation and amortization..........................         889         916         921
     Provision for loan losses..............................         148         313       1,086
     Deferred income taxes..................................        (102)         13        (100)
     Net loss (gain) on sale of equipment...................           5          --         (10)
     Gain on sale of subsidiary.............................          --          --         (28)
     Increase (decrease) in other liabilities...............         771         273        (417)
     (Increase) decrease in other assets....................        (591)         87        (349)
     Net (increase) decrease in mortgage loans held for
       sale.................................................        (117)        251         656
                                                                --------    --------    --------
       Total adjustments....................................       1,003       1,853       1,759
                                                                --------    --------    --------
       Net cash provided by operating activities............       3,314       3,815       3,213
                                                                --------    --------    --------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Proceeds from maturities of investment securities held to
     maturity...............................................         244         400         193
  Proceeds from sales and maturities of investment
     securities available for sale..........................      13,015      11,050      11,670
  Purchases of investment securities........................     (19,213)    (15,088)     (9,440)
  Net increase in loans.....................................     (14,094)     (2,500)    (17,373)
  Purchases of premises and equipment.......................        (373)       (463)     (1,156)
  Proceeds from sale of equipment...........................          --          --          55
  Purchase of stock in subsidiary...........................          --          --          (2)
  Proceeds from sale of subsidiary..........................          --          --          31
                                                                --------    --------    --------
     Net cash used in investing activities..................     (20,421)     (6,601)    (16,022)
                                                                --------    --------    --------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Net increase in demand deposits...........................       1,639       2,356       2,715
  Net increase (decrease) in savings........................       7,306         229      (1,526)
  Net increase in time deposits.............................      10,400       8,624       7,767
  Net increase (decrease) in NOW accounts...................          67      (1,201)      2,430
  Net decrease in Federal funds purchased...................          --        (175)     (1,640)
  Net (decrease) increase in other borrowed funds...........      (1,176)       (537)      1,842
  Proceeds from issuance of notes payable...................       7,518       2,276       1,825
  Repayment of notes payable................................      (6,725)     (1,400)     (2,425)
                                                                --------    --------    --------
     Net cash provided by financing activities..............      19,029      10,172      10,988
                                                                --------    --------    --------
     Net increase (decrease) in cash and cash equivalents...       1,922       7,386      (1,821)
CASH AND CASH EQUIVALENTS, at beginning of year.............      16,346       8,960      10,781
                                                                --------    --------    --------
CASH AND CASH EQUIVALENTS, at end of year...................    $ 18,268    $ 16,346    $  8,960
                                                                ========    ========    ========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
  Cash paid during the year for --
     Interest...............................................    $ 10,441    $  9,682    $  7,808
     Income taxes...........................................    $  1,360    $    940    $  1,009

  The accompanying notes are an integral part of these consolidated financial statements.

                        COUNTRY BANK SHARES CORPORATION

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        DECEMBER 31, 1996, 1995 AND 1994
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

     Country Bank Shares Corporation (the "Company") is a bank holding company that provides financial services to corporate, government and individual customers. Such services, which include commercial, residential and consumer banking and investment related products and services, are offered through its four bank affiliates located in Wisconsin.

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES --

  Use of estimates --

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported periods. Actual results could differ from those estimates.

  Consolidation principles --

     The consolidated financial statements of the Company and its subsidiaries, Montello State Bank, State Bank of Mount Horeb, State Bank of Argyle, and Citizens State Bank of Clinton, have been prepared in conformity with generally accepted accounting principles. As of December 31, 1996, the Company owned 100% of the shares of Montello State Bank, State Bank of Mount Horeb and State Bank of Argyle, and 98.7% of the shares of Citizens State Bank of Clinton. All significant intercompany balances and transactions have been eliminated in consolidation. Certain amounts in the 1995 and 1994 consolidated financial statements have been reclassified to conform with the 1996 presentation.

  Cash equivalents --

     For purposes of the consolidated statements of cash flows, cash and cash equivalents include cash on hand, amounts due from banks and Federal funds sold.

  Investment securities --

     The Company's accounting for investment securities is prescribed by Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities." Securities, when purchased, are designated as Investment Securities Available for Sale or Investment Securities Held to Maturity and remain in that category until they are sold or mature. The specific identification method is used in determining the cost of securities sold. Premiums and discounts are recognized in interest income using the interest method over the period to maturity. The Company does not engage in the trading of securities.

     Investment Securities Available for Sale are carried at market value, determined on an aggregate basis. Market value adjustments and the related income tax effects are excluded from earnings and reported separately as a component of shareholders' equity. While the Company has no current intention to sell these securities, they may not be held to maturity.

     Investment Securities Held to Maturity are carried at cost, adjusted for amortization of premiums and accretion of discounts. The Company has the positive intent and ability to hold these securities to maturity.

  Mortgage loans held for sale --

     Mortgage loans held for sale are carried at the lower of cost or market value, determined on an aggregate basis, based on outstanding firm commitments received for such loans, current market prices or guaranteed prices.

                        COUNTRY BANK SHARES CORPORATION

  Loans --

     Loans that management has the intent and ability to hold for the foreseeable future or until maturity or pay-off are stated at the principal amount outstanding with interest accrued daily using the level-yield method adjusted for any charge-offs, the reserve for loan losses, and any deferred fees or costs. Loans are generally placed on nonaccrual status when they are past due 90 days or more. When a loan is placed on nonaccrual status, previously accrued and uncollected interest is charged against interest income. Loan origination fees and certain origination costs are deferred and amortized over the contractual term of the note as an adjustment to yield.

  Reserve for loan losses --

     The level of the reserve for loan losses is based upon management's evaluation of the effects on the loan portfolio of current economic conditions, various factors affecting the collectibility of loans and changes in the character of the loan portfolio. The reserve for loan losses is based on estimates. These estimates are reviewed periodically and, as adjustments become necessary, they are reported in earnings in the period in which they become known. Actual loan losses are recorded as charges to the reserve for the principal amount of the loan. Any subsequent recoveries are added to the reserve.

     For income tax purposes, the Company provides additions to the reserve in accordance with the maximum amounts allowed under Federal income tax law.

  Other real estate owned --

     Real estate properties acquired through, or in lieu of, loan foreclosure are to be sold and are initially recorded at fair value at the date of foreclosure, establishing a new cost basis. After foreclosure, valuations are periodically performed by management and the real estate is carried at the lower of carrying amount or fair value less cost to sell.

  Bank premises and equipment --

     Bank premises and equipment are stated at cost, less an allowance for depreciation. Provisions for depreciation are charged to operating expenses over the estimated useful lives of the assets (30 years for bank buildings and five to ten years for the remainder) using the straight-line method.

     Long-lived assets which are considered impaired are carried at fair value, and long-lived assets to be disposed of are carried at the lower of the carrying amount or fair value less costs to sell. Maintenance and repairs are charged to expense and betterments are capitalized.

  Intangibles --

     Goodwill arising from acquisitions is amortized on the straight-line basis over a period of up to 15 years.

     Beginning January 1, 1996 with the adoption of Statement of Financial Accounting Standards No. 122, "Accounting for Mortgage Servicing Rights," the Company recognizes as separate assets rights to service mortgage loans when purchased or originated and sold with servicing retained. Mortgage servicing rights are amortized over the periods during which the corresponding mortgage servicing revenues are anticipated to be generated. During 1996, mortgage servicing rights of $51 were capitalized and related amortization was $6.

     The Company continually evaluates whether later events and circumstances have occurred to indicate that intangibles should be evaluated for possible impairment and recognizes impairment, if required, through a valuation allowance.

                        COUNTRY BANK SHARES CORPORATION

  Interest rate swap --

     The net amount payable or receivable under an interest rate swap agreement is recognized as a component of interest expense. The agreement expired in 1996.

  Income taxes --

     Certain items are accounted for in different periods for financial reporting purposes than for income tax purposes. Provisions are made for deferred taxes in recognition of these temporary differences.

  Net income per share --

     Net income per share has been computed based on 358,250 weighted average shares outstanding for 1996, 1995 and 1994. Per share results have been retroactively restated for the 250 for one stock split which occurred in 1995. The calculation, assuming conversion of the shares exercisable under the Company's stock option plan, would not be materially affected.

     The Financial Accounting Standards Board has issued Statement of Financial Accounting Standards No. 128, "Earnings Per Share." It is effective for fiscal years ending after December 15, 1997 and will require restatement of prior years' net income per share. The Company has not quantified the effect of applying this standard.

(2) BUSINESS COMBINATION --

     In February 1997, the Company acquired Belleville Bancshares Corporation, a one bank Wisconsin holding company with total assets of $40,448 at December 31, 1996, by issuing 75,448.4 shares of the Company's common stock. Belleville Bancshares Corporation owns 83.806% of Belleville State Bank.

     The pro forma impact on the Company's results of operations in 1996, 1995 and 1994 had the pooling transaction been consummated as of January 1, 1994, would have been:

                                                      FOR THE YEAR ENDED DECEMBER 31,
                                                     ---------------------------------
                                                       1996        1995        1994
                                                       ----        ----        ----
Net interest income................................    $11,272     $10,768     $10,191
Provision for loan losses..........................        221         412       1,123
Net income.........................................      2,676       2,308       1,710
Net income per share...............................       6.17        5.32        3.94

     Also, on January 30, 1997, the Company entered into an agreement and plan of merger (the "Agreement") with AMCORE Financial, Inc. ("AMCORE"), a registered multibank holding company headquartered in Rockford, Illinois. The Agreement calls for the Company to exchange its common stock outstanding for the right to receive AMCORE's common stock, the number of which is specified in the Agreement. The transaction is expected to consummate in the second quarter of 1997.

(3) NEW ACCOUNTING PRONOUNCEMENTS --

     Effective January 1, 1997, the Company must adopt Statement of Financial Accounting Standards No. 125, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities" ("SFAS 125"). SFAS 125 provides accounting and reporting standards for transfers and servicing of financial assets and extinguishments of liabilities such as accounting for transfers of partial interests, servicing of financial assets, securitizations, transfers of certain lease receivables, repurchase agreements and loan syndications and participations. The Company does not anticipate that SFAS 125 will have a material impact on the consolidated financial statements.

                        COUNTRY BANK SHARES CORPORATION

(4) CASH AND INVESTMENT SECURITIES --

     A summary of the amortized cost and estimated market values, as computed by a correspondent bank, of investment securities at December 31, is as follows:

                                                                   1996                    1995
                                                           --------------------    --------------------
                                                           AMORTIZED    MARKET     AMORTIZED    MARKET
                                                             COST        VALUE       COST        VALUE
                                                           ---------    ------     ---------    ------
Investment Securities Available for Sale:
  U.S. Treasury securities.............................     $18,305     $18,278     $20,219     $20,302
  U.S. Agency securities...............................      24,273      24,319      18,999      19,222
  Other securities.....................................       3,568       3,568       2,630       2,630
                                                            -------     -------     -------     -------
     Total.............................................     $46,146     $46,165     $41,848     $42,154
                                                            =======     =======     =======     =======
Investment Securities Held to Maturity:
  State and Municipal securities.......................     $ 8,925     $ 8,945     $ 7,269     $ 7,309
                                                            =======     =======     =======     =======

     The unrealized gains and losses on investment securities at December 31, were:

                                                                  1996                        1995
                                                        ------------------------    ------------------------
                                                        UNREALIZED    UNREALIZED    UNREALIZED    UNREALIZED
                                                          GAINS         LOSSES        GAINS         LOSSES
                                                        ----------    ----------    ----------    ----------
Investment Securities Available for Sale:
  U.S. Treasury securities..........................       $ 63          $ 90          $167          $ 83
  U.S. Agency securities............................        192           146           262            40
                                                           ----          ----          ----          ----
     Total..........................................       $255          $236          $429          $123
                                                           ====          ====          ====          ====
Investment Securities Held to Maturity:
  State and Municipal securities....................       $ 56          $ 36          $ 61          $ 21
                                                           ====          ====          ====          ====

     The book values and market values of investment securities at December 31, 1996, by contractual maturity are shown below:

                                                             AVAILABLE FOR SALE      HELD TO MATURITY
                                                            --------------------    -------------------
                                                            AMORTIZED    MARKET     AMORTIZED    MARKET
                                                              COST        VALUE       COST       VALUE
                                                            ---------    ------     ---------    ------
Within one year.........................................     $ 8,132     $ 8,122     $2,667      $2,681
From one through five years.............................      34,762      34,647      5,601       5,603
From five through ten years.............................       3,252       3,396        657         661
                                                             -------     -------     ------      ------
     Total..............................................     $46,146     $46,165     $8,925      $8,945
                                                             =======     =======     ======      ======

     The gross realized gains and losses amounted to $1 and $0 in 1996, and $1 and $1 in 1995, respectively. There were no gross realized gains or losses in 1994.

     Securities with a par value of approximately $4,114 and $4,780 at December 31, 1996 and 1995, respectively, were pledged primarily to secure public deposits and short-term borrowings and for other purposes required by law.

     At December 31, 1996 and 1995, $697 and $591, respectively, of cash and due from banks was restricted due to Federal Reserve requirements to maintain certain reserve balances.

                        COUNTRY BANK SHARES CORPORATION

(5) LOANS --

     The composition of loans at December 31, is as follows:

                                                               1996        1995
                                                               ----        ----
Commercial...............................................    $ 58,752    $ 55,453
Real estate construction.................................       6,837       7,087
Commercial real estate...................................      35,073      30,925
Residential real estate..................................      59,408      53,560
Consumer.................................................      18,585      17,498
                                                             --------    --------
     Total loans.........................................    $178,655    $164,523
                                                             ========    ========

     96 percent of the Company's borrowers are located in Wisconsin. As a community lender, the Company extends all forms of credit to individuals and businesses in the communities and their surroundings. Those communities are often dependent on a small number of large employers or on the agricultural economy.

     The Company evaluates the credit risk of each customer on an individual basis and, where deemed appropriate, collateral is obtained. Collateral may include accounts receivable, inventory, real estate, equipment, personal guarantees and general security agreements. Access to collateral is dependent upon the types of collateral obtained. The Company monitors its collateral and the collateral value on an on-going basis.

     At December 31, 1996 and 1995, the Company had approximately $1,942 and $683, respectively, of nonperforming loans which were earning below a market interest rate or were nonincome producing. The effect of interest foregone on these loans was $82 and $58 in 1996 and 1995, respectively.

     All loans to officers, directors or their companies were made on the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with others. An analysis of these loans for the year ended December 31, 1996, is presented below:

Balance, beginning of year..................................    $3,726
New loans...................................................     1,070
Repayments..................................................    (1,237)
                                                                ------
Balance, end of year........................................    $3,559
                                                                ======

(6) RESERVE FOR LOAN LOSSES --

     Effective January 1, 1995, the Company adopted Statements of Financial Accounting Standards No. 114, "Accounting by Creditors for Impairment of a Loan" and No. 118, "Accounting by Creditors for Impairment of a Loan -- Income Recognition and Disclosures" (collectively "SFAS 114"). SFAS 114 requires that certain impaired loans be measured based on the present value of expected future cash flows discounted at the loan's effective interest rate. As a practical matter, impairment may be measured based on the loan's observable market price or the fair value of the collateral for loans which are collateral dependent. When the measure of the impaired loan is less than the recorded investment in the loan, the impairment is recorded through a valuation allowance.

                        COUNTRY BANK SHARES CORPORATION

     At December 31, 1996 and 1995, the Company's recorded investment in impaired loans and the related valuation allowance are as follows:

                                                                1996                           1995
                                                      -------------------------      -------------------------
                                                       RECORDED       VALUATION       RECORDED       VALUATION
                                                      INVESTMENT      ALLOWANCE      INVESTMENT      ALLOWANCE
                                                      ----------      ---------      ----------      ---------
Total impaired loans..............................      $2,015                          $762
Loans excluded from evaluation under FAS 114......          51                            42
                                                        ------                          ----
Impaired loans evaluated..........................      $1,964                          $720
                                                        ======                          ====
Valuation allowance required......................      $1,225          $279            $ 19            $19
No valuation allowance required...................         739            --             701             --
                                                        ------          ----            ----            ---
Impaired loans evaluated..........................      $1,964          $279            $720            $19
                                                        ======          ====            ====            ===

     The recorded investment in impaired loans for which no allowance is required is net of previous direct writedowns and applications of cash interest payments against the loan balance outstanding. The required valuation allowances are included in the reserve for loan losses in the consolidated balance sheets.

     The average recorded investment in total impaired loans for the years ended December 31, 1996 and 1995, amounted to $661 and $282, respectively.

     Interest payments received on impaired loans are recorded as interest income unless collection of the remaining recorded investment is doubtful at which time payments received are recorded as reductions of principal. For the years ended December 31, 1996 and 1995 interest income recognized on total impaired loans amounted to $143 and $13, respectively. The gross income that would have been recognized had such loans been performing in accordance with their original terms would have been $190 and $52 for the same periods, respectively.

     An analysis of the reserve for loan losses for the years ended December 31, is as follows:

                                                         1996     1995     1994
                                                         ----     ----     ----
Balance, beginning of year............................  $2,100   $2,054   $1,482
  Loans charged off...................................     (93)    (385)    (556)
  Recoveries of charged off loans.....................     131      118       42
  Provisions charged to operating expense.............     148      313    1,086
                                                        ------   ------   ------
Balance, end of year..................................  $2,286   $2,100   $2,054
                                                        ======   ======   ======

                        COUNTRY BANK SHARES CORPORATION

(7) PREMISES AND EQUIPMENT --

     Components of premises and equipment included in the consolidated balance sheets at December 31, 1996 and 1995 were as follows:

                                                              1996      1995
                                                              ----      ----
Land.......................................................  $   376   $   376
Bank buildings.............................................    6,623     6,626
Furniture and equipment....................................    2,870     3,096
Leasehold improvements.....................................       63        63
Software...................................................      666       511
                                                             -------   -------
     Total cost............................................   10,598    10,672
Less -- Accumulated depreciation...........................   (4,102)   (3,808)
                                                             -------   -------
     Total premises and equipment..........................  $ 6,496   $ 6,864
                                                             =======   =======

(8) INCOME TAXES --

     Income taxes reflected in the consolidated statements of income include the following components:

                                                           1996      1995     1994
                                                           ----      ----     ----
Current provision.....................................    $1,316    $1,018    $ 761
Deferred (benefit) provision..........................      (102)       13     (100)
                                                          ------    ------    -----
     Total............................................    $1,214    $1,031    $ 661
                                                          ======    ======    =====

     The tax effects of temporary differences that give rise to significant elements of the deferred tax assets and deferred tax liabilities at December 31, 1996 and 1995 are as follows:

                                                                1996     1995
                                                                ----     ----
Deferred tax assets:
  Reserve for loan losses...................................    $ 556    $ 490
  Other.....................................................      108       77
                                                                -----    -----
     Total deferred tax assets..............................      664      567
                                                                -----    -----
Deferred tax liabilities:
  Purchase accounting adjustments...........................      267      286
  Net unrealized appreciation on investment securities
     available for sale.....................................        4      103
  Bank premises and equipment, principally due to
     depreciation...........................................      253      277
  Other.....................................................      337      299
                                                                -----    -----
     Total deferred tax liabilities.........................      861      965
                                                                -----    -----
Net deferred tax (liability)................................    $(197)   $(398)
                                                                =====    =====

                        COUNTRY BANK SHARES CORPORATION

     Total income tax expense is less than the amount computed by applying the statutory Federal income tax rate to income before income taxes. The reasons for this difference are as follows:

                                                   1996                 1995                 1994
                                            ------------------   ------------------   ------------------
                                                      PERCENT              PERCENT              PERCENT
                                                     OF PRETAX            OF PRETAX            OF PRETAX
                                            AMOUNT    INCOME     AMOUNT    INCOME     AMOUNT    INCOME
                                            ------   ---------   ------   ---------   ------   ---------
Income tax computed at statutory rate.....  $1,198     34.0%     $1,018     34.0%     $ 719       34.0%
State taxes, net of Federal benefit.......     138      3.9          83      2.8         56        2.7
Tax-exempt state and municipal interest...    (173)    (4.9)       (174)    (5.8)      (213)     (10.1)
Amortization of intangibles...............      72      2.0         101      3.4        107        5.1
Other, net................................     (21)     (.6)          3       .1         (8)       (.4)
                                            ------     ----      ------     ----      -----      -----
     Total income tax expense.............  $1,214     34.4%     $1,031     34.5%     $ 661       31.3%
                                            ======     ====      ======     ====      =====      =====

(9) DEPOSITS --

     At December 31, 1996, the scheduled maturities of time deposits over $100,000 are as follows:

                                                           TIME REMAINING TO MATURITY
                                              -----------------------------------------------------
                                                                          SIX TO   AFTER
                                               DUE WITHIN     THREE TO    TWELVE   TWELVE
                                              THREE MONTHS   SIX MONTHS   MONTHS   MONTHS    TOTAL
                                              ------------   ----------   ------   ------    -----
Certificates of deposit.....................     $5,221        $3,965     $4,665   $3,222   $17,073

(10) NOTES PAYABLE --

     Notes payable at December 31, were:

                                                               1996     1995
                                                               ----     ----
Secured notes payable.......................................  $1,853   $4,453
Unsecured notes payable.....................................   4,125    2,650
Term notes payable..........................................   3,124    1,206
                                                              ------   ------
     Total notes payable....................................  $9,102   $8,309
                                                              ======   ======

     Secured notes payable consists of a note payable, due June 1998 under a $7,333 revolving credit agreement. Interest is at the prime rate (8.25% at December 31, 1996), and is payable quarterly. Collateral under the agreement is the stock of the Company's subsidiary banks.

     The Company also has a $250 line of credit, with interest at the prime rate (8.25% at December 31, 1996). There were no borrowings under the agreement during 1996.

     The secured notes payable and line of credit are all with the same bank and are covered by an agreement containing, among other things, restrictions on the declaration of dividends and the incurrence of additional debt. During 1996, the Company was in compliance with these covenants or had received the appropriate waivers.

     In addition, the Company has unsecured notes payable with shareholders of the Company. Interest is at rates between 7.25% and 8.25%, and is payable monthly or quarterly. Of the total, $1,550 is due on demand, $775 is due in 1997, $1,300 is due in 1998 and $500 is due in 1999.

                        COUNTRY BANK SHARES CORPORATION

     The Company's term notes payable are at interest rates between 5.51% and 7.40%, with interest payable monthly. Of the total, $400 is due in 1997, $1,600 is due in 1998, $450 is due in 2004 and the remainder is due in 2005. These notes are secured by one to four family residential real estate loans under a blanket lien.

(11) EMPLOYEE RETIREMENT AND HEALTH PLANS --

     The Company has a defined contribution retirement plan and profit sharing plan for substantially all full-time employees. The retirement plan is a 401(k) plan which provides for a guaranteed contribution to employees equal to 50 cents of each dollar contributed by the employee, up to a maximum of 4% of the employee's eligible salary. The profit sharing plan is funded via an annual contribution at the discretion of the Company's Board of Directors. Total expense relating to the plans was $236, $128 and $127 in 1996, 1995 and 1994, respectively.

(12) COMMITMENTS AND CONTINGENT LIABILITIES --

     In the normal course of business, there are various outstanding commitments and contingent liabilities, such as guarantees, commitments to extend credit, etc., which are not reflected in the accompanying financial statements. Outstanding commitments to extend credit totaled approximately $25,308 and $21,856 at December 31, 1996 and 1995, respectively. Outstanding letters of credit totaled approximately $1,240 and $2,242 at December 31, 1996 and 1995, respectively. The Company evaluates each customer's credit worthiness on an individual basis. Collateral obtained, if any, upon extension of credit, is based upon management's credit evaluation of the customer. Collateral requirements and the ability to access collateral is generally similar to that required on loans outstanding. Losses are not anticipated as a result of these transactions.

     In November, 1993, the Company entered into an interest rate swap agreement to hedge the impact of changes in interest rates on its floating rate notes payable. The agreement, with a notional amount of $5,000 expired in 1996, and provided for the Company to pay interest at the U.S. Federal funds rate (4.73% at December 31, 1995) and to receive interest at a fixed rate of 3.87%. The notional amount of the agreement did not represent the amount exchanged by the parties, and thus, was not a measure of the Company's exposure through its use of the agreement. The amounts exchanged were determined by reference to the notional amount and the other terms of the agreement.

(13) SHAREHOLDERS' EQUITY --

     Banks are subject to statutory and regulatory restrictions on the amount they may pay in dividends, and certain of their retained earnings are not available for dividend payment. The ability of the Company to pay dividends to its shareholders is dependent upon earnings and dividends paid by its subsidiary banks. Retained earnings of the banks which are available without restrictions for dividend payments to the Company total approximately $5,106 and $3,708, as of December 31, 1996 and 1995, respectively. The regulatory minimum capital standards, referred to in Note 14, which are applicable to the subsidiary banks, effectively restrict, to a substantially lesser amount, the amount which could be distributed by the subsidiary banks.

     In 1995, shareholders approved the adoption of the 1995 Nonqualified Stock Option Agreements ("Agreements"). The Agreements provide for the ability to grant stock options to key employees. The total number of shares approved and available for issuance under the Agreements is 10,000. At December 31, 1996 and 1995, the Company had 6,000 options outstanding, of which 2,400 and 1,200 were exercisable, respectively. No options were exercised during 1996 or 1995. The option price is $41.12 per share.

     In accordance with APB Opinion No. 25, no compensation cost has been recognized for stock options granted to employees pursuant to the Agreements. Had compensation cost for these grants been determined based on the grant date fair values of awards (the method described in Statements of Financial Accounting

                        COUNTRY BANK SHARES CORPORATION

Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123")), reported net income and earnings per common share would have been reduced by an immaterial amount.

(14) REGULATORY CAPITAL REQUIREMENTS --

     The Company is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory, and possibly additional discretionary, actions by regulators that, if undertaken, could have a direct material effect on the Company's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Company must meet specific capital guidelines that involve quantitative measures of the Company's assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The Company's capital amounts and classifications are also subject to qualitative judgments by the regulators about components, risk weightings and other factors.

     Quantitative measures established by regulation to ensure capital adequacy require maintenance of minimum amounts and ratios (set forth in the table below) of total and Tier I capital (as defined in the regulations) to risk-weighted assets (as defined). Management believes, as of December 31, 1996 and 1995, that the Company meets all capital adequacy requirements to which they are subject.

     The table below presents capital amounts and ratios of the Company.

                                                                                    TO BE WELL
                                                                                 CAPITALIZED UNDER
                                                               FOR CAPITAL       PROMPT CORRECTIVE
                                              ACTUAL        ADEQUACY PURPOSES    ACTION PROVISIONS
                                          ---------------   ------------------   -----------------
                                          AMOUNT    RATIO    AMOUNT     RATIO    AMOUNT     RATIO
                                          ------    -----    ------     -----    ------     -----
As of December 31, 1996:
  Total capital (to risk weighted
     assets):
     Consolidated.......................  $16,806    9.78%   $13,748     >8.00%  $17,185    >10.00%
                                                                         -                  -
     Montello State Bank................    5,098   13.50      3,021     >8.00     3,776    >10.00
                                                                         -                  -
     State Bank of Mount Horeb..........    8,762   12.97      5,405     >8.00     6,756    >10.00
                                                                         -                  -
     State Bank of Argyle...............    3,680   13.14      2,240     >8.00     2,800    >10.00
                                                                         -                  -
     Citizens State Bank of Clinton.....    4,915   11.06      3,555     >8.00     4,444    >10.00
                                                                         -                  -

  Tier 1 capital (to risk weighted
     assets):
     Consolidated.......................   14,656    8.53      6,874     >4.00    10,311    >6.00
                                                                         -                  -
     Montello State Bank................    4,650   12.31      1,510     >4.00     2,266    >6.00
                                                                         -                  -
     State Bank of Mount Horeb..........    7,701   11.40      2,703     >4.00     4,054    >6.00
                                                                         -                  -
     State Bank of Argyle...............    3,383   12.08      1,120     >4.00     1,680    >6.00
                                                                         -                  -
     Citizens State Bank of Clinton.....    4,436    9.98      1,778     >4.00     2,666    >6.00
                                                                         -                  -

  Tier 1 capital (to average assets):
     Consolidated.......................   14,656    5.75     10,201     >4.00    12,751    >5.00
                                                                         -                  -
     Montello State Bank................    4,650    7.78      2,391     >4.00     2,988    >5.00
                                                                         -                  -
     State Bank of Mount Horeb..........    7,701    8.27      3,726     >4.00     4,657    >5.00
                                                                         -                  -
     State Bank of Argyle...............    3,383    8.33      1,624     >4.00     2,029    >5.00
                                                                         -                  -
     Citizens State Bank of Clinton.....    4,436    6.91      2,569     >4.00     3,211    >5.00
                                                                         -                  -

                        COUNTRY BANK SHARES CORPORATION

                                                                                    TO BE WELL
                                                                                 CAPITALIZED UNDER
                                                               FOR CAPITAL       PROMPT CORRECTIVE
                                              ACTUAL        ADEQUACY PURPOSES    ACTION PROVISIONS
                                          ---------------   ------------------   -----------------
                                          AMOUNT    RATIO    AMOUNT     RATIO    AMOUNT     RATIO
                                          ------    -----    ------     -----    ------     -----

As of December 31, 1995:
  Total capital (to risk weighted
     assets):
     Consolidated.......................  $14,291    9.10%   $12,565    >$8.00%  $15,707   >$10.00%
                                                                        -                  -
     Montello State Bank................    4,856   14.21      2,734    >$8.00     3,417   >$10.00
                                                                        -                  -
     State Bank of Mount Horeb..........    8,362   13.23      5,055    >$8.00     6,319   >$10.00
                                                                        -                  -
     State Bank of Argyle...............    3,503   13.23      2,117    >$8.00     2,647   >$10.00
                                                                        -                  -
     Citizens State Bank of Clinton.....    3,869   11.79      2,884    >$8.00     3,605   >$10.00
                                                                        -                  -
  Tier 1 capital (to risk weighted
     assets):
     Consolidated.......................   12,191    7.76      6,283    >$4.00     9,424    >$6.00
                                                                        -                   -
     Montello State Bank................    4,429   12.96      1,367    >$4.00     2,050    >$6.00
                                                                        -                   -
     State Bank of Mount Horeb..........    7,582   12.00      2,528    >$4.00     3,791    >$6.00
                                                                        -                   -
     State Bank of Argyle...............    3,211   12.13      1,059    >$4.00     1,588    >$6.00
                                                                        -                   -
     Citizens State Bank of Clinton.....    4,251   10.73      1,442    >$4.00     2,163    >$6.00
                                                                        -                   -
  Tier 1 capital (to average assets):

     Consolidated.......................   12,191    5.18      9,421    >$4.00    11,776    >$5.00
                                                                        -                   -
     Montello State Bank................    4,429    7.85      2,258    >$4.00     2,823    >$5.00
                                                                        -                   -
     State Bank of Mount Horeb..........    7,582    8.49      3,573    >$4.00     4,466    >$5.00
                                                                        -                   -
     State Bank of Argyle...............    3,211    8.53      1,505    >$4.00     1,881    >$5.00
                                                                        -                   -
     Citizens State Bank of Clinton.....    4,251    7.61      2,034    >$4.00     2,543    >$5.00
                                                                        -                   -

(15) FAIR VALUE OF FINANCIAL INSTRUMENTS --

     The fair value of financial instruments for both assets and liabilities for which it is practicable to estimate that value is based primarily on quoted market prices. If quoted market prices were not available, fair values were based on estimates using present value or other valuation techniques. These techniques were significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. The calculated fair value estimates, therefore, cannot be substantiated by comparison to independent markets and, in many cases, could not be realized in immediate settlement of the instrument. Certain financial instruments and all nonfinancial instruments are excluded from the estimates below. Accordingly, the aggregate fair value amounts presented do not represent the underlying value of the Company.

     The book values, estimated fair values and the methods and assumptions used to estimate the fair value of the financial instruments of the Company are reflected below as of December 31, 1996 and 1995, respectively.

  Cash and cash equivalents --

     The carrying amounts reported for cash and cash equivalents approximate the fair values for those amounts.

  Investment securities available for sale and held to maturity --

     Fair value is based on quoted market prices received from a correspondent bank. See Note 4 on investment securities for additional information.

                        COUNTRY BANK SHARES CORPORATION

  Mortgage loans held for sale and loans --

     See Note 1 for discussion of fair value of mortgage loans held for sale. The loan balances were assigned fair values based on a discounted cash flow analysis. The discount rate was based on the Company's current loan rates. The estimated fair values of mortgage loans held for sale were $296 and $179 at December 31, 1996 and 1995, respectively. The estimated fair values for loans were $175,405 and $162,191 at December 31, 1996 and 1995, respectively:

  Deposits --

     The fair value for demand deposits and interest bearing deposits with no fixed maturity date was considered to be equal to the carrying value. Time deposits with defined maturity dates were assigned fair values based on a discounted cash flow analysis using discount rates which approximate interest rates currently being offered on time deposits with comparable maturities. The estimated fair values were $233,405 and $214,093 at December 31, 1996 and 1995, respectively.

  Notes payable and other borrowed funds --

     The book value of notes payable and other borrowed funds approximates the fair value which was determined based on current market rates offered on borrowings with similar terms and maturities.

  Interest rate swap --

     The fair value of the interest rate swap is determined based on pricing models using current rate assumptions. The estimated fair value was $(7) at December 31, 1995.

                        COUNTRY BANK SHARES CORPORATION

(16) PARENT COMPANY ONLY --

     The condensed balance sheets of the Parent Company (parent company only) as of December 31, 1996 and 1995, and the results of its operations and cash flows for the three years ended December 31, 1996, 1995 and 1994, are summarized below:

     The condensed balance sheets as of December 31:

                                                               1996      1995
                                                               ----      ----
Assets --
  Cash......................................................  $   227   $     8
  Investment in subsidiaries................................   21,349    20,615
  Other assets..............................................      367       206
  Equipment, net............................................      129       123
                                                              -------   -------
       Total assets.........................................  $22,072   $20,952
                                                              =======   =======
Liabilities --
  Notes payable.............................................  $ 5,978   $ 7,103
  Accrued interest..........................................       32        33
  Other liabilities.........................................      523       101
                                                              -------   -------
       Total liabilities....................................    6,533     7,237
                                                              -------   -------
Shareholders' equity --
  Common stock and paid-in surplus..........................    6,394     6,394
  Net unrealized appreciation (depreciation) on investment
     securities available for sale, net of deferred taxes...       16       203
  Retained earnings.........................................    9,129     7,118
                                                              -------   -------
       Total shareholders' equity...........................   15,539    13,715
                                                              -------   -------
       Total liabilities and shareholders' equity...........  $22,072   $20,952
                                                              =======   =======

                        COUNTRY BANK SHARES CORPORATION

     The condensed statements of income for the years ended December 31:

                                                               1996     1995     1994
                                                               ----     ----     ----
Income --
  Dividends from subsidiaries...............................  $2,070   $  998   $1,175
  Service fees from subsidiaries............................     301      288      216
  Data processing fees ($200, $137 and $133 from
     subsidiaries in 1996, 1995 and 1994, respectively).....     259      180      140
  Other income..............................................       3        2       --
                                                              ------   ------   ------
       Total income.........................................   2,633    1,468    1,531
                                                              ------   ------   ------
Expense --
  Administrative and general................................  $1,053   $  723   $  629
  Interest..................................................     547      726      604
                                                              ------   ------   ------
       Total expense........................................   1,600    1,449    1,233
                                                              ------   ------   ------
Income before income taxes and equity in undistributed
  earnings of subsidiaries..................................   1,033       19      298
Income tax benefit..........................................    (349)    (329)    (283)
                                                              ------   ------   ------
       Net income (parent company only).....................   1,382      348      581
Equity in undistributed earnings of subsidiaries............     929    1,614      873
                                                              ------   ------   ------
       Net income...........................................  $2,311   $1,962   $1,454
                                                              ======   ======   ======

                        COUNTRY BANK SHARES CORPORATION

     The condensed statements of cash flows for the years ended December 31:

                                                               1996      1995      1994
                                                               ----      ----      ----
Cash flows from operating activities:
  Net income (parent company only)..........................  $ 1,382   $   348   $   581
  Adjustments to reconcile net income to net cash provided
     by operating activities --
     Amortization and depreciation..........................      111        71        65
     Increase (decrease) in other liabilities...............      122       (22)       36
     Increase in other assets...............................     (161)      (65)      (58)
     Net gain on sale of equipment..........................       --        --         2
                                                              -------   -------   -------
       Net cash provided by operating activities............    1,454       332       626
                                                              -------   -------   -------
Cash flows from investment activities:
  Purchase of stock in subsidiary...........................       --        --        (2)
  Purchase of equipment.....................................     (110)      (27)      (41)
  Proceeds from sale of equipment...........................       --        --         6
                                                              -------   -------   -------
       Net cash used by investing activities................     (110)      (27)      (37)
                                                              -------   -------   -------
Cash flows from financing activities:
  Proceeds from issuance of notes payable...................  $ 5,600   $ 1,070   $ 1,825
  Repayment of notes payable................................   (6,725)   (1,400)   (2,425)
                                                              -------   -------   -------
       Net cash used by financing activities................   (1,125)     (330)     (600)
                                                              -------   -------   -------
       Net increase (decrease) in cash......................      219       (25)      (11)
Cash, at beginning of year..................................        8        33        44
                                                              -------   -------   -------
Cash, at end of year........................................  $   227   $     8   $    33
                                                              =======   =======   =======
Supplemental disclosure of cash flow information:
  Cash paid during the year for --
     Interest...............................................  $   549   $   761   $   761
     Taxes..................................................  $ 1,163   $   801   $   801

     Federal regulations limit amounts of, and require collateral on, extensions of credit by the Company's insured bank subsidiaries to the Parent Company. There were no such extensions during 1996 or 1995.

                                                                         ANNEX I

                       [ABN AMRO CHICAGO CORP LETTERHEAD]

May 14, 1997

Board of Directors
Country Bank Shares Corporation
100 South First Street, Box 108
Mr. Horeb, Wisconsin 53572

Members of the Board:

     Country Bank Shares Corporation, a Wisconsin corporation ("Country"), and AMCORE Financial, Inc., an Illinois corporation ("AMCORE"), have entered into an Agreement and Plan of Merger dated as of January 30, 1997 and are anticipating entering into an amended Agreement to be dated as of May 1, 1997 (together, the "Agreement"), pursuant to which Country will be merged with and into AMCORE, which will be the surviving entity. As set forth in the Agreement, each issued and outstanding share of Country common stock shall be exchanged for and converted into a number of fully paid and nonassessable shares of AMCORE common stock, as provided in the Agreement ("Merger Consideration"). You have requested our opinion as to the fairness of the Merger Consideration to be paid to the shareholders of Country, from a financial point of view.

     During the course of our engagement, we have, among other things: (i) reviewed the financial terms and conditions of the Agreement and certain related documents; (ii) reviewed certain publicly-available financial and other data, including the audited and unaudited financial statements of Country and AMCORE for each of the three fiscal years ended December 31, 1996, 1995, and 1994, as well as certain other relevant internally-generated Country and AMCORE reports relating to asset/liability management, asset quality and so forth, as made available to us; (iii) reviewed and analyzed other materials bearing upon the financial and operating condition of Country and AMCORE and materials prepared in connection with the proposed transaction; (iv) reviewed the operating characteristics of certain other financial institutions deemed relevant to the contemplated transaction; (v) reviewed the nature and terms of recent sale and merger transactions involving banks, thrifts, bank and thrift holding companies and other financial institutions that we considered relevant; (vi) reviewed historical and current market data for AMCORE Common Stock; (vii) conducted meetings with members of the senior managements of Country and AMCORE for the purpose of reviewing the future prospects of Country and AMCORE, the strategic objectives of each, and the possible financial benefits which might be realized following the Merger; (viii) reviewed certain information, including forecasts pertaining to prospective cost savings relative to the Merger; (ix) evaluated the pro forma ownership of AMCORE Common Stock by Country shareholders, relative to the pro forma contribution of Country's assets, liabilities, equity and earnings to AMCORE; and (x) performed such other analyses and examinations as we deemed appropriate.

     In rendering this opinion, we have relied upon, without independent verification, the accuracy and completeness of the financial and other information and representations provided to us by Country and AMCORE. We have relied upon the managements of Country and AMCORE as to the reasonableness and achievability of the financial forecasts and projections (and the assumptions and bases therefore) utilized in our analyses, and have assumed that such forecasts and projections represent the best available estimates of management. We are not experts in the evaluation of loan portfolios or the allowances for loan losses with

May 14, 1997
Board of Directors
Page 2

respect thereto and have assumed that such allowances by Country and AMCORE are in the aggregate adequate to cover such losses. In addition, we have not reviewed individual credit files nor have we made an independent appraisal of the assets and liabilities of Country and AMCORE or any of their subsidiaries and we have not been furnished with any such evaluation or appraisal. We have also assumed that the Merger will be recorded as a pooling of interests in accordance with generally accepted accounting principles as stipulated in the Agreement. Finally, our opinion is necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to us as of the date hereof.

     ABN AMRO Chicago Corporation ("AACC"), as part of its investment banking business, is continually engaged in the valuation of banks and bank holding companies and thrifts and thrift holding companies in connection with mergers and acquisitions, as well as initial and secondary offerings of securities and valuations for other purposes. AACC is a member of all principal U.S. securities exchanges and may from time to time purchase securities from, or sell securities to, Country or AMCORE and, either directly or through affiliates, buy or sell the equity securities of Country or AMCORE as principal or for the accounts of customers.

     The Board of Directors has requested that AACC issue this opinion and AACC will receive a fee from Country for delivering this opinion to be used in evaluating the proposed Merger.

     This opinion is limited to the fairness, from a financial point of view, to the holders of Country Common Stock, of the Merger Consideration. Moreover, this letter, and the opinion expressed herein, is directed to be the Board of Directors of Country and does not constitute a recommendation to any shareholder as to how such shareholder should vote on the Merger.

     Based on the foregoing and our experience as investment bankers, we are of the opinion that, as of the date hereof, the Merger Consideration to be paid to the shareholders of Country, as described in the Agreement, is fair from a financial point of view.

                                          Sincerely,

                                          ABN AMRO Chicago Corporation

                                                                        ANNEX II

                              AMENDED AND RESTATED

                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                            AMCORE FINANCIAL, INC.,

                             CBS ACQUISITION CORP.

                                      AND

                        COUNTRY BANK SHARES CORPORATION

                                  DATED AS OF

                                  MAY 1, 1997

                               TABLE OF CONTENTS

                                                                     PAGE
                                                                     ----
                                ARTICLE I

                                THE MERGER
 1.1   The Merger..................................................   II-1
 1.2   Effective Time of the Merger................................   II-1
 1.3   Articles of Incorporation...................................   II-1
 1.4   Bylaws of the Surviving Corporation.........................   II-1
 1.5   Board of Directors and Officers of the Surviving               II-2
       Corporation.................................................
 1.6   Closing.....................................................   II-2

                                ARTICLE II

               EFFECT OF THE MERGER ON COMPANY COMMON STOCK
 2.1   Effect on Common Stock......................................   II-2
 2.2   Adjustments for Dilution and Other Matters..................   II-4
 2.3   Dissenting Shares...........................................   II-4
 2.4   Stock Option Plans..........................................   II-4
 2.5   Registration of Company Stock Option Plans..................   II-4
 2.6   Exchange of Certificates....................................   II-4
 2.7   No Fractional Shares........................................   II-5
 2.8   Return of Exchange Fund.....................................   II-6

                               ARTICLE III

            REPRESENTATIONS AND WARRANTIES OF AMCORE AND NEWCO
 3.1   Corporate Organization......................................   II-6
 3.2   Capitalization..............................................   II-6
 3.3   Authorization...............................................   II-6
 3.4   No Violation................................................   II-7
 3.5   AMCORE Reports and Financial Statements.....................   II-7
 3.6   Absence of Certain Changes..................................   II-7
 3.7   Legal Proceedings...........................................   II-7
 3.8   Consents and Approvals......................................   II-8
 3.9   Registration Statement......................................   II-8
 3.10  Newco.......................................................   II-8
 3.11  Compliance with Laws and Orders.............................   II-8

                                ARTICLE IV

              REPRESENTATIONS AND WARRANTIES OF THE COMPANY
 4.1   Corporate Organization......................................   II-9
 4.2   Capitalization..............................................   II-9
 4.3   Organization of Company Subsidiaries........................   II-9
 4.4   Capitalization of Company Subsidiaries......................  II-10
 4.5   Authorization...............................................  II-10
 4.6   No Violation; Consents and Approvals........................  II-10
 4.7   Financial Statements........................................  II-11
 4.8   Absence of Certain Changes..................................  II-12
 4.9   Legal Proceedings...........................................  II-12
 4.10  Company Information.........................................  II-12

                                                                     PAGE
                                                                     ----
 4.11  Agreements with Regulatory Agencies.........................  II-12
 4.12  Intellectual Property.......................................  II-13
 4.13  Fairness Opinion............................................  II-13
 4.14  Employee Benefit Matters....................................  II-13
 4.15  Tax Matters.................................................  II-14
 4.16  Title and Condition.........................................  II-15
 4.17  Insurance...................................................  II-16
 4.18  Compliance with Laws and Orders.............................  II-16
 4.19  Governmental Regulation.....................................  II-17
 4.20  Contracts and Commitments...................................  II-17
 4.21  Affiliate's Undertakings and Stockholders Voting              II-17
       Agreement...................................................
 4.22  Agreements with Directors, Officers, and Stockholders.......  II-18
 4.23  Accuracy of Information.....................................  II-18
 4.24  No Undisclosed Liabilities..................................  II-18
 4.25  Continuity of Interest......................................  II-18
 4.26  Investment and Loan Portfolios..............................  II-18
 4.27  Certain Loans...............................................  II-19
 4.28  Administration of Trust Accounts............................  II-19
 4.29  Accounting Matters..........................................  II-19
 4.30  Interest Rate Risk Management Instruments...................  II-19

                                ARTICLE V

                           COVENANTS OF AMCORE
 5.1   Affirmative Covenants.......................................  II-20
 5.2   Negative Covenants..........................................  II-20
 5.3   Full Disclosure.............................................  II-21
 5.4   Breaches....................................................  II-21
 5.5   Supplement to AMCORE Letter.................................  II-21

                                ARTICLE VI

                         COVENANTS OF THE COMPANY
 6.1   Affirmative Covenants.......................................  II-21
 6.2   Current Information.........................................  II-21
 6.3   Certain Revaluations, Changes, and Adjustments..............  II-22
 6.4   Negative Covenants..........................................  II-22
 6.5   Full Disclosure.............................................  II-25
 6.6   Letter of the Company's Accountant..........................  II-25
 6.7   Report to AMCORE............................................  II-25
 6.8   Breaches....................................................  II-25
 6.9   Stockholders Meeting........................................  II-25
 6.10  Supplement to Company Letter................................  II-26
 6.11  Dissent Process.............................................  II-26
 6.12  Delivery of Shareholder List................................  II-26
 6.13  Affiliates; Accounting and Tax Treatment....................  II-26
 6.14  Expenses and Fees...........................................  II-26
 6.15  Consummation of the Belleville Transactions.................  II-28

                                                                     PAGE
                                                                     ----

                               ARTICLE VII

                          ADDITIONAL AGREEMENTS
 7.1   Preparation of Registration Statement and the Proxy           II-28
       Statement...................................................
 7.2   Legal Conditions to Merger..................................  II-28
 7.3   Indemnification; Directors and Officers Insurance...........  II-29
 7.4   Brokers or Finders..........................................  II-29
 7.5   Environmental Audits........................................  II-29
 7.6   Additional Agreements: Reasonable Efforts...................  II-30
 7.7   Release of Information......................................  II-30

                               ARTICLE VIII

            CONDITIONS TO THE OBLIGATIONS OF AMCORE AND NEWCO
 8.1   No Material Adverse Change..................................  II-30
 8.2   Representations and Warranties..............................  II-30
 8.3   Performance and Compliance..................................  II-30
 8.4   No Proceeding or Litigation.................................  II-30
 8.5   Pooling Letter..............................................  II-30
 8.6   Letters from the Company Affiliates.........................  II-31
 8.7   Consents Under Agreements...................................  II-31
 8.8   Dissenters..................................................  II-31
 8.9   1996 Audited Financial Statements...........................  II-31
 8.10  Certificate of the Company Officer..........................  II-31
 8.11  Good Standing Certificates..................................  II-31
 8.12  Accountant's Letter.........................................  II-31
 8.13  Belleville Transactions.....................................  II-31

                                ARTICLE IX

               CONDITIONS TO THE OBLIGATIONS OF THE COMPANY
 9.1   No Material Adverse Change..................................  II-32
 9.2   Representations and Warranties..............................  II-32
 9.3   Performance and Compliance..................................  II-32
 9.4   No Proceeding or Litigation.................................  II-32
 9.5   Certificate of Financial Officer............................  II-32
 9.6   Tax Opinion.................................................  II-32

                                ARTICLE X

               CONDITIONS TO THE OBLIGATIONS OF ALL PARTIES
10.1   Governmental Approvals......................................  II-32
10.2   Securities Law Compliance...................................  II-32
10.3   Stockholder Approval........................................  II-33

                                ARTICLE XI

                               TERMINATION
11.1   Reasons for Termination.....................................  II-33
11.2   Effect of Termination.......................................  II-34

                                                      ARTICLE XII
                                                     MISCELLANEOUS
    12.1   Non-survival of Representations, Warranties and Agreements........................................      II-35
    12.2   Expenses..........................................................................................      II-35
    12.3   Waivers; Amendments...............................................................................      II-35
    12.4   Assignment; Parties in Interest...................................................................      II-35
    12.5   Entire Agreement..................................................................................      II-35
    12.6   Captions and Counterparts.........................................................................      II-35
    12.7   Certain Definitions...............................................................................      II-35
    12.8   Governing Law.....................................................................................      II-36
    12.9   Notices...........................................................................................      II-36

                                                                     PAGE
                                                                     ----

                             INDEX TO DEFINED TERMS

                            TERM                                    SECTION
                            ----                                    -------
Affiliate...................................................  12.7(a)
Affiliate's Undertakings....................................  4.21
Agreement...................................................  Introduction
AMCORE......................................................  Introduction
AMCORE Average Price........................................  11.1(d)
AMCORE Common Stock.........................................  First Recital
AMCORE Letter...............................................  3.1
AMCORE Reports..............................................  12.7(b)
Articles of Merger..........................................  1.2
Audited Properties..........................................  7.5
Banks.......................................................  4.3(a)
Belleville Bank.............................................  4.3(c)
Belleville Sub..............................................  4.3(d)
Belleville Transactions.....................................  12.7(c)s
BHCA........................................................  3.1
Board.......................................................  6.4(d)
CERCLA......................................................  4.16(c)
Certificate.................................................  2.1(b)
Chicago Corp................................................  4.13
Closing.....................................................  1.6
Closing Date................................................  1.6
Code........................................................  Third Recital
Company.....................................................  Introduction
Company Common Stock........................................  First Recital
Company Financial Statements................................  4.7
Company Interested Property.................................  4.16(d)
Company Letter..............................................  4.8
Company Reports.............................................  12.7(d)
Company Principal...........................................  4.22
Company Options.............................................  4.2
Company Subsidiaries........................................  4.3(d)
Company Subsidiary Principal................................  4.22
Confidentiality Agreement...................................  5.3
Current Company Subsidiaries................................  4.3(b)
Current Real Properties.....................................  4.16(a)
Department of Financial Institutions........................  1.2
Dissenting Shares...........................................  2.3
Effective Date..............................................  1.2
Effective Time..............................................  1.2
Environmental Audits........................................  7.5
Environmental Laws..........................................  4.16(c)
Environmental Reports.......................................  7.5
ERISA.......................................................  4.14(a)
ERISA Affiliate.............................................  4.14(a)
Exchange Act................................................  3.9
Exchange Agent..............................................  2.6(a)
Exchange Fund...............................................  2.6(a)
Exchange Ratio..............................................  2.1(a)
Expenses....................................................  6.14(c)(i)
FDIC........................................................  4.7

TERM                                                                                            SECTION
----                                                                                            -------
FRA........................................................................................  3.8
Federal Reserve Board......................................................................  4.1
GAAP.......................................................................................  3.5
Governmental Entity........................................................................  3.8
IRS........................................................................................  4.14(b)
LLC........................................................................................  4.1
Latest Company Financial Statements........................................................  4.7
Latest Statement Date......................................................................  4.7
Loan Property..............................................................................  4.16(c)
Material Adverse Effect....................................................................  12.7(e)
Meeting Date...............................................................................  6.9
Merger.....................................................................................  First Recital
Nevada Subsidiaries........................................................................  4.3(b)
New AMCORE Options.........................................................................  2.4
Newco......................................................................................  Introduction
Person.....................................................................................  6.14(c)(ii), 12.7(f)
Plans......................................................................................  4.14(b)
Prohibited Transaction.....................................................................  4.14(b)
Proxy Statement/Prospectus.................................................................  7.1
Real Properties............................................................................  4.16(c)
Registration Statement.....................................................................  7.1
Regulatory Agreement.......................................................................  4.11
Remediation Action.........................................................................  7.5
Remediation Costs..........................................................................  7.5
Rights.....................................................................................  2.1(e)
Rights Agreement...........................................................................  2.1(e)
SEC........................................................................................  3.5
SEC Filings................................................................................  3.5
Securities Act.............................................................................  3.9
Share Exchange Agreement...................................................................  6.4(d)
Stockholders Voting Agreement..............................................................  Second Recital
Subsidiary.................................................................................  12.7(g)
Superior Proposal..........................................................................  6.4(d)
Surviving Corporation......................................................................  1.1
To the Company's knowledge.................................................................  12.7(h)
Termination Date...........................................................................  11.1(b)(i)
Termination Fee............................................................................  6.14(b)
Transaction Proposal.......................................................................  6.14(c)(ii)
Trust Account Shares.......................................................................  2.1(c)
WBCL.......................................................................................  1.1
Wisconsin Division.........................................................................  4.3(a)

               AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER

     THIS AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER dated as of May 1, 1997 (the "Agreement"), is entered into by and among AMCORE Financial, Inc., a Nevada corporation ("AMCORE"), CBS Acquisition Corp., a Wisconsin corporation and a wholly-owned subsidiary of AMCORE ("Newco") and Country Bank Shares Corporation, a Wisconsin corporation (the "Company").

                                  WITNESSETH:

     WHEREAS, the respective Boards of Directors of AMCORE, Newco and the Company have determined that the merger of Newco with and into the Company (the "Merger") upon the terms and conditions set forth in this Agreement, would be fair and in the best interests of their respective stockholders, and such Boards of Directors have approved such Merger, pursuant to which each share of common stock, no par value, of the Company ("Company Common Stock") issued and outstanding immediately prior to the Effective Time (as defined in Section 1.2 hereof) of the Merger, will be converted into the right to receive the number of shares of common stock, par value $0.33 per share, of AMCORE ("AMCORE Common Stock") as provided in Section 2.1 hereof; and

     WHEREAS, as a condition and inducement to AMCORE's and Newco's willingness to enter into this Agreement, concurrently with the execution hereof, certain beneficial and record stockholders of the Company are entering into agreements (collectively, "Stockholders Voting Agreement") to vote in favor of or consent to the Merger, substantially in the form attached hereto as Exhibit B; and

     WHEREAS, the parties hereto desire and intend that the Merger qualify for federal income tax purposes as a tax-free reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code") and the regulations thereunder, and be accounted for as a "pooling of interests" in accordance with generally accepted accounting principles.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants, representations, warranties, and agreements herein contained and in order to set forth the conditions upon which the foregoing Merger will be carried out, the parties agree as follows:

                                   ARTICLE I

                                   THE MERGER

     1.1 The Merger. Subject to the terms and conditions of this Agreement, and in accordance with the provisions of the Wisconsin Business Corporation Law (the "WBCL"), at the Effective Time, Newco will merge with and into the Company, the separate corporate existence of Newco shall thereupon cease, and the Company will be the surviving corporation (the "Surviving Corporation") and shall continue its corporate existence under the laws of the State of Wisconsin, as a wholly-owned subsidiary of AMCORE.

     1.2 Effective Time of the Merger. Subject to the provisions of this Agreement, articles of merger (the "Articles of Merger") shall be duly prepared and executed by Newco and the Company and thereafter delivered to the Department of Financial Institutions of the State of Wisconsin (the "Department of Financial Institutions") for filing, as provided in the WBCL, as soon as practicable on or after the Closing Date (as defined in Section 1.6 hereof). The Merger shall become effective upon the filing of the Articles of Merger with the Department of Financial Institutions or at such other time as may be specified therein (the "Effective Time"). The date on which the Effective Time shall occur is referred to herein as the "Effective Date." The Merger shall have the effects set forth in Section 180.1106 of the WBCL.

     1.3 Articles of Incorporation. At the Effective Time, the Articles of Incorporation of Newco shall be the Articles of Incorporation of the Surviving Corporation.

     1.4 Bylaws of the Surviving Corporation. At the Effective Time, the Bylaws of Newco shall be the Bylaws of the Surviving Corporation until thereafter amended in accordance with its terms, the Articles of Incorporation of the Surviving Corporation and as provided by law.

     1.5 Board of Directors and Officers of the Surviving Corporation.At the Effective Time, (i) the directors of Newco and (ii) the officers of the Company, immediately prior to the Effective Time shall be the directors and officers of the Surviving Corporation, each of such directors and officers to hold office in accordance with the Articles of Incorporation and Bylaws of the Surviving Corporation.

     1.6 Closing. Subject to the terms and conditions herein set forth, the closing of the transactions contemplated by this Agreement (the "Closing") will be effected on a date specified by AMCORE and the Company that shall be not later than the fifth business day of the satisfaction or waiver of the last of the conditions set forth in Articles VIII, IX, and X hereof and the expiration of any waiting periods in connection with necessary regulatory approvals or on such other date as shall be mutually agreed upon by the parties (the "Closing Date"). It is anticipated that the Closing will take place on the Closing Date at the offices of Skadden, Arps, Slate, Meagher & Flom, 333 West Wacker Drive, Chicago, Illinois 60606, or at such other place as shall be mutually agreeable to AMCORE and the Company. Notwithstanding the foregoing, if the Closing does not take place on the date referred to above because any condition under this Agreement to the obligations of AMCORE and Newco, on the one hand, or the Company, on the other hand, is not met on such date, the other party may postpone the Closing from time to time to any designated subsequent business day not more than ten (10) business days after the original or postponed date on which the Closing was to occur by delivering prompt notice of such postponement prior to the original or postponed date of Closing.

                                   ARTICLE II

                  EFFECT OF THE MERGER ON COMPANY COMMON STOCK

     2.1 Effect on Common Stock. As of the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of Company Common Stock, but subject to the provisions of Section 180.1302 of the WBCL with respect to the rights of dissenting stockholders of the Company:

          (a) Conversion of Company Common Stock. Each issued and outstanding share of Company Common Stock (other than shares of Company Common Stock held (x) in the Company's treasury or (y) directly or indirectly held by AMCORE or the Company or any of their respective subsidiaries) shall be exchanged for and converted into the number (the "Exchange Ratio") of fully paid and nonassessable shares of AMCORE Common Stock to be determined as follows:

             1. In the event the AMCORE Average Price (as hereinafter defined) is less than $15.00, each share of Company Common Stock shall be exchanged for and converted into 5.6247 shares of AMCORE Common Stock.

             2. In the event the AMCORE Average Price is greater than $15.00 but less than $19.50, each share of Company Common Stock shall be exchanged for and converted into a number of shares of AMCORE Common Stock determined by dividing (A) 84.37 by (B) the AMCORE Average Price.

             3. In the event the AMCORE Average Price is greater than or equal to $19.50 but less than or equal to $24.50, each share of Company Common Stock shall be exchanged for and converted into 4.3267 shares of AMCORE Common Stock.

             4. In the event the AMCORE Average Price is greater than $24.50 but less than or equal to $28.50, each share of Company Common Stock shall be exchanged for and converted into a number of shares of AMCORE Common Stock determined by dividing (A) 106.00 by (B) the AMCORE Average Price.

             5. In the event the AMCORE Average Price is greater than $28.50, each share of Company Common Stock shall be exchanged for and converted into 3.7193 shares of AMCORE Common Stock.

             6. Notwithstanding the foregoing, in the event that AMCORE enters into an Approved Transaction any time on or prior to the fifteenth
        (15th) day following the Meeting Date (as defined in Section 6.9 hereof), the Exchange Ratio shall be equal to 4.3267. "Approved Transaction" as used in this Agreement means AMCORE shall have directly or indirectly entered into a definitive agreement or letter of intent providing for, or shall have announced the approval of AMCORE's Board of Directors of, (A) a bona fide tender offer or exchange offer for 51% or more of the then outstanding shares of AMCORE which shall have been publicly proposed to be made or shall have been commenced or made by any corporation, partnership, person, other entity, or group (as defined in Section 13(d)(3) of the Exchange Act) (each, for purposes of this Section 2.1(a), a "Person"); (B) a merger, consolidation, or other business combination with AMCORE involving the acquisition of AMCORE by another Person; or (C) any sale, lease, exchange, mortgage, pledge, transfer, or other disposition (whether in one transaction or a series of related transactions) involving all or substantially all of AMCORE's consolidated assets, or all or substantially all of the assets of any of its Subsidiaries, to any other Person.

          For purposes hereof, the AMCORE Average Price shall mean the average of the daily closing prices on an ex-dividend basis of a share of AMCORE Common Stock as reported on the consolidated tape of the Nasdaq National Market during the period of twenty (20) trading days ending at the end of the third trading day immediately preceding the Meeting Date.

          (b) Cancellation of Shares. All shares of Company Common Stock issued and outstanding immediately prior to the Effective Time that are to be converted into shares of AMCORE Common Stock pursuant to Section 2.1(a) shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist. After the Effective Time, until surrendered, each outstanding certificate (a "Certificate") which prior to the Effective Time represented any such shares of Company Common Stock shall be deemed to evidence ownership of the number of shares of AMCORE Common Stock and cash in lieu of fractional shares of AMCORE Common Stock as provided in Section 2.6 into which the same shall have been so converted; provided, however, that each holder of a Certificate shall cease at the Effective Time to have any rights with respect thereto, the right to receive a Certificate representing the shares of AMCORE Common Stock and cash in lieu of fractional shares to be issued in consideration therefor and any dividends paid on such shares of AMCORE Common Stock with respect to record dates set on or after the Effective Date, upon the surrender of such Certificate in accordance with this Section 2.1, without interest; and provided further, that no dividends declared with respect to shares of AMCORE Common Stock shall be paid to the holder of any unsurrendered Certificate until such holder shall surrender such Certificate, at which time the holder shall be paid the amount of any dividends, without interest, that theretofore became payable with respect to the shares evidenced by such Certificate.

          (c) Stock Held by the Company. At the Effective Time, all shares of Company Common Stock that are owned by Company as treasury stock and all shares of Company Common Stock that are owned directly or indirectly by AMCORE or the Company or any of their respective subsidiaries (other than shares of Company Common Stock held directly or indirectly in trust accounts, managed accounts and the like or otherwise held in a fiduciary capacity that are beneficially owned by third parties (any such shares, and shares of AMCORE Common Stock which are similarly held, whether held directly or indirectly by AMCORE or the Company, as the case may be, being referred to herein as "Trust Account Shares")) shall be cancelled and shall cease to exist and no stock of AMCORE or other consideration shall be delivered in exchange therefor. All shares of AMCORE Common Stock that are owned by the Company or its subsidiary (other than Trust Account Shares) shall become treasury stock of AMCORE.

          (d) Conversion of Newco Common Stock. At the Effective Time, all shares of Newco capital stock owned by AMCORE shall be automatically cancelled and converted into a like number of shares of Common Stock in the Surviving Corporation.

          (e) Rights. There shall be included with each share of AMCORE Common Stock issued in the Merger an equal number of any share purchase rights (the "Rights") issued pursuant to the Rights Agreement dated as of February 21, 1996 between AMCORE and Firstar Trust Company, as rights agent. All references in this Agreement to AMCORE Common Stock to be received pursuant to the Merger should be deemed to include the Rights.

     2.2 Adjustments for Dilution and Other Matters. If prior to the Effective Time, AMCORE shall declare a stock dividend or distribution upon or subdivide, split up, reclassify, combine its shares of AMCORE Common Stock or declare a dividend or make a distribution on AMCORE Common Stock of any security convertible into AMCORE Common Stock, then the Exchange Ratio shall be appropriately adjusted to reflect such dividend, distribution, subdivision, reclassification or combination.

     2.3 Dissenting Shares. Notwithstanding anything in this Agreement to the contrary, shares of the Company which immediately prior to the Effective Time are held by stockholders who have properly exercised and perfected dissenters' rights under Section 180.1301 et seq. of the WBCL (the "Dissenting Shares") shall not be converted into the right to receive shares of AMCORE Common Stock as provided in Section 2.1(a) hereof, but the holders of Dissenting Shares shall be entitled to receive consideration as shall be determined pursuant Section
180.1328 of the WBCL; provided, however, that if any such holder shall have failed to perfect or shall withdraw or lose his dissenter's rights, such holder's shares shall thereupon be deemed to have been converted into shares of AMCORE Common Stock as of the Effective Time, without any interest thereon, as provided in Section 2.1(a), and such shares shall no longer be Dissenting Shares.

     2.4 Stock Option Plans. The Company and AMCORE shall take such action as may be necessary to cause each unexpired and unexercised Company Option (as defined in Section 4.2 hereof) issuable pursuant to the stock option plan and/or agreements listed in Section 2.4 of the Company Letter, to be automatically converted at the Effective Time into options ("New AMCORE Options") to purchase a number of shares of AMCORE Common Stock equal to the number of shares of Company Common Stock that could have been purchased under the Company Option multiplied by the Exchange Ratio (with the resulting number of shares rounded down to the nearest whole share), at a price per share of AMCORE Common Stock equal to the option exercise price determined pursuant to such Company Options divided by the Exchange Ratio (with the resulting exercise price rounded up to the nearest whole cent). Such New AMCORE Options shall otherwise be subject to substantially similar terms and conditions as such Company Options (with the exception of those terms relating to restrictions on transfer of shares, rights upon sale of the capital stock of the Company and the mandatory redemption of shares upon termination of employment). AMCORE shall (i) as of the Effective Time, assume all of the Company's obligations with respect to Company Options as so converted, (ii) on or prior to the Effective Time, reserve for issuance the number of shares of AMCORE Common Stock that will become subject to New AMCORE Options pursuant to this Section 2.4, (iii) from and after the Effective Time, upon exercise of the New AMCORE Options in accordance with the terms thereof, make available for issuance all shares of AMCORE Common Stock covered thereby and (iv) at the Effective Time, issue to each holder of an outstanding Company Option a document evidencing the foregoing assumption by AMCORE.

     2.5 Registration of Company Stock Option Plans. AMCORE will file on, or as soon as practicable after, the Effective Date, but in no event later than 30 days after the Effective Date, a registration on Form S-8 under the Securities Act covering the shares of AMCORE Common Stock issuable upon the exercise of New AMCORE Options created upon the assumption by AMCORE of the Company Options pursuant to Section 2.4.

     2.6 Exchange of Certificates.

          (a) Exchange Agent. At or prior to the Effective Time, AMCORE shall deposit, or shall cause to be deposited, with a bank or trust company selected by AMCORE (which may be a bank or trust company subsidiary of AMCORE ) (the "Exchange Agent"), for the benefit of the holders of Certificates, for exchange in accordance with this Section 2.6, certificates representing the shares of AMCORE Common Stock and the cash in lieu of fractional shares (such cash and certificates for shares of AMCORE Common Stock, being hereinafter referred to as the "Exchange Fund") to be issued pursuant to Section 2.1(a) and paid pursuant to Section 2.7 in exchange for outstanding shares of Company Common Stock.

          (b) Exchange Procedures. As soon as practicable after the Effective Time, but in no event later than five (5) business days thereafter, the Exchange Agent shall mail to each holder of record of a Certificate or Certificates (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing the shares of AMCORE Common Stock. Upon surrender of a Certificate for cancellation to the Exchange Agent, together with such letter of transmittal, duly executed, the holder of such Certificate(s) shall be entitled to receive in exchange therefor (x) an AMCORE certificate representing that number of whole shares of AMCORE Common Stock into which the shares of Company Common Stock have been converted pursuant to Section 2.1(a) hereof and (y) cash in lieu of fractional shares of AMCORE Common Stock to which such holder is entitled pursuant to Section 2.7 hereof, and the Certificate so surrendered shall be cancelled. No interest will be paid or accrued on the cash in lieu of fractional shares and unpaid dividends and distributions, if any, payable to holders of Certificates. If any certificate representing shares of AMCORE Common Stock is to be issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it shall be a condition of the issuance thereof that the Certificate so surrendered shall be properly endorsed (or accompanied by an appropriate instrument of transfer) and otherwise in proper form for transfer, and that the person requesting such exchange shall pay to the Exchange Agent in advance any transfer or other taxes required by reason of the issuance of a certificate representing shares of AMCORE Common Stock in any name other than that of the registered holder of the Certificate surrendered, or required for any other reason, or shall establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable. Until surrendered as contemplated by this Section 2.6, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the certificate representing shares of AMCORE Common Stock and cash in lieu of any fractional shares of AMCORE Common Stock as contemplated by Section 2.7 hereof.

          (c) Distributions with Respect to Unexchanged Shares. No dividends or other distributions declared with respect to AMCORE Common Stock and payable to the holders of record thereof after the Effective Time shall be paid to the holder of any unsurrendered Certificate until the holder thereof shall surrender such Certificate in accordance with this Article
     II. After the surrender of a Certificate in accordance with this Article II, the record holder thereof shall be entitled to receive any such dividends or other distributions, without any interest thereon, which theretofore had become payable with respect to shares of AMCORE Common Stock represented by such Certificate. No holder of an unsurrendered Certificate shall be entitled, until the surrender of such Certificate, to vote the shares of AMCORE Common Stock into which Company Common Stock shall have been converted.

          (d) Lost or Stolen Shares. In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by AMCORE, in accordance with its normal and customary procedures, the posting by such person of a bond in such amount as AMCORE may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the shares of AMCORE Common Stock and cash in lieu of fractional shares deliverable in respect thereof pursuant to this Agreement.

          (e) No Further Ownership Rights in Company Common Stock. After the Effective Time, there shall be no transfers on the stock transfer books of the Company of the shares of Company Common Stock which were issued and outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates representing such shares are presented for transfer to the Exchange Agent, they shall be cancelled and exchanged for certificates representing shares of AMCORE Common Stock as provided in this
     Article II.

     2.7 No Fractional Shares. Notwithstanding anything to the contrary contained herein, no certificates or scrip representing fractional shares of AMCORE Common Stock shall be issued upon the surrender for exchange of Certificates, no dividend or distribution with respect to AMCORE Common Stock shall be payable on or with respect to any fractional share, and such fractional share interests shall not entitle the owner thereof to vote or to any other rights of a shareholder of the Company. In lieu of the issuance of any such fractional share, AMCORE shall pay to each former stockholder of the Company who otherwise would be entitled to receive a fractional share of AMCORE Common Stock an amount in cash determined by multiplying (i) the average of the closing-sale prices of AMCORE Common Stock on the Nasdaq National Market reported by The Wall Street Journal for the five (5) trading days immediately preceding the date of the Effective Time by (ii) the fraction of a share of AMCORE Common Stock to which such holder would otherwise be entitled to receive pursuant to Section 2.1(a) hereof.

     2.8 Return of Exchange Fund. Any portion of the Exchange Fund that remains unclaimed by the stockholders of the Company for twelve (12) months after the Effective Time shall be paid to AMCORE. Any stockholders of the Company who have not theretofore complied with this Article II shall thereafter look only to AMCORE for payment of their shares of AMCORE Common Stock, cash in lieu of fractional shares pursuant to Section 2.7 hereof and unpaid dividends and distributions on the AMCORE Common Stock deliverable in respect of each share of Company Common Stock such stockholder holds as determined pursuant to this Agreement, in each case, without any interest thereon. Notwithstanding the foregoing, none of AMCORE, the Company, the Exchange Agent or any other person shall be liable to any former holder of shares of Company Common Stock for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

                                  ARTICLE III

               REPRESENTATIONS AND WARRANTIES OF AMCORE AND NEWCO

     AMCORE and Newco represent and warrant to the Company as follows:

     3.1 Corporate Organization. AMCORE is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada. Newco is a corporation duly organized, validly existing, and in active status under the laws of the State of Wisconsin. Both AMCORE and Newco have all requisite corporate power and authority to own, operate, and lease their properties as presently owned, operated, and leased and to engage in the activities and business now being conducted. AMCORE and Newco are qualified to do business in each jurisdiction in which the nature of business conducted or assets owned or leased makes such qualification necessary and where failure to do so would have a Material Adverse Effect (as defined in Section 12.7 hereof). AMCORE is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended ("BHCA"). AMCORE has delivered to the Company as an exhibit to the written statement signed by the Chief Financial Officer of AMCORE and delivered by AMCORE to the Company at least three (3) business days prior to the date hereof (the "AMCORE Letter") true, accurate and complete copies of the currently effective Certificate of Incorporation of AMCORE, the Articles of Incorporation of Newco and the Bylaws of AMCORE and Newco, including all amendments thereto.

     3.2 Capitalization. As of the date hereof, the authorized capital stock of AMCORE consists of 30,000,000 shares of AMCORE Common Stock, par value $0.33 per share, and 10,000,000 shares of preferred stock, par value $1.00 per share. As of September 30, 1996, there were issued and outstanding 14,224,578 shares of AMCORE Common Stock (which includes the corresponding number of rights to purchase shares of AMCORE Common Stock pursuant to the Rights Agreement dated as of February 21, 1996 between AMCORE and Firstar Trust Company as Rights Agent) and no shares of Preferred Stock. As of September 30, 1996, a total of 191,721 shares of AMCORE Common Stock were reserved for issuance in connection with the agreements and plans described in Section 3.2 of the AMCORE Letter, and 702,117 shares of AMCORE Common Stock were held in AMCORE's treasury. All of such issued and outstanding shares of capital stock are validly issued, fully paid, and nonassessable and not issued in violation of any person's preemptive rights. The shares of AMCORE Common Stock to be issued pursuant to Article II hereof will, upon issuance, be duly authorized, validly issued, fully paid, nonassessable, and free of preemptive rights.

     3.3 Authorization. AMCORE and Newco have full corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The respective Boards of Directors of AMCORE and Newco, and AMCORE as the sole stockholder of Newco, have unanimously approved the Agreement and the transactions contemplated hereby and have, respectively, authorized the execution, delivery, and performance by AMCORE and Newco of this Agreement. No other corporate proceeding on the part of AMCORE and Newco is necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by AMCORE and Newco and constitutes the valid and binding obligations of AMCORE and Newco, enforceable against them in accordance with their terms, subject to (a) all applicable bankruptcy, insolvency, moratorium, or other similar laws affecting the enforcement of creditors' rights generally, and (b) the application of equitable principles if equitable remedies are sought.

     3.4 No Violation. Neither the execution and delivery of this Agreement by AMCORE or Newco nor the consummation by AMCORE or Newco of the transactions contemplated hereby, nor compliance by AMCORE or Newco with any of the terms or provisions hereof, will (i) violate any provision of the Certificate of Incorporation of AMCORE, the Articles of Incorporation of Newco or the Bylaws of AMCORE or Newco, or (ii) assuming that the consents and approvals referred to in
Section 3.8 hereof are duly obtained, (x) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to AMCORE or any of its Subsidiaries or any of their respective properties or assets, or (y) except as set forth in Section 3.8 of the AMCORE Letter, violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any lien, pledge, security interest, charge or other encumbrance upon any of the respective properties or assets of AMCORE or any of its Subsidiaries under the terms, conditions or provisions of, any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which AMCORE or any of its Subsidiaries is a party, or by which they or any of their respective properties or assets may be bound or affected, except (in the case of clause (ii) above) for such violations, conflicts, breaches or defaults which either individually or in the aggregate will not have a Material Adverse Effect on AMCORE.

     3.5 AMCORE Reports and Financial Statements. AMCORE has heretofore delivered to the Company true and complete copies of all reports, registration statements and other filings made by AMCORE with the Securities and Exchange Commission (the "SEC") since January 1, 1995 through the date hereof (such reports, registration statements and other filings, together with any amendments thereto, are sometimes collectively referred to as the "SEC Filings"). As of their respective dates, the SEC Filings did not contain any untrue statements of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made not misleading. The audited financial statements and unaudited interim financial statements included in the SEC Filings fairly present, in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis except as disclosed in the footnotes thereto, the consolidated financial position and results of operations of AMCORE and its Subsidiaries as of the dates and for the periods then ended (subject to normal year end adjustments).

     3.6 Absence of Certain Changes. Except as may be set forth in Section 3.6 of the AMCORE Letter or as disclosed in the SEC Filings made after September 30, 1996, since September 30, 1996, (i) neither AMCORE nor any of its Subsidiaries has incurred any material liability, except in the ordinary course of their businesses consistent with their past practices, and (ii) no event has occurred which has had, individually or in the aggregate, a Material Adverse Effect on AMCORE.

     3.7 Legal Proceedings. Except as set forth in Section 3.7 of the AMCORE Letter or in AMCORE's Quarterly Report on Form 10-Q for the quarter ended September 30, 1996, neither AMCORE nor any of its Subsidiaries is a party to any and there are no pending or, to the best of AMCORE's knowledge, threatened, material legal, administrative, arbitral or other proceedings, claims, actions or governmental or regulatory investigations of any nature against AMCORE or any of its Subsidiaries or challenging the validity or propriety of the transactions contemplated by this Agreement as to which there is a reasonable probability of an adverse determination and which, if adversely determined, would have a Material Adverse Effect on AMCORE. There is no injunction, order, judgment, decree, or regulatory restriction imposed upon AMCORE, any of its Subsidiaries or the assets of AMCORE or any of its Subsidiaries which has had a Material Adverse Effect on AMCORE.

     3.8 Consents and Approvals. Except for the consents and approvals of or filings or registrations with (i) the Federal Reserve Board under the BHCA, the Bank Merger Act and the Federal Reserve Act (the "FRA"), (ii) applicable state banking authorities, and (iii) the SEC, if any, and the filing of the Articles of Merger with the Department of Financial Institutions pursuant to the WBCL and the requirements of state securities or "Blue Sky" laws and otherwise in Section
3.8 of the AMCORE Letter, no consent or approval of or filing or registration with any court, administrative agency, or commission, or other governmental authority or instrumentality, domestic or foreign ("Governmental Entity") or with any third party are necessary in connection with the execution and delivery by AMCORE and Newco of this Agreement and the consummation by AMCORE and Newco of the Merger and the other transactions contemplated hereby.

     3.9 Registration Statement. The Registration Statement to be filed pursuant to Section 7.1 hereof and the Proxy Statement/Prospectus (as defined in Section
7.1 hereof) included therein (a) will comply in all material respects with the requirements of the Securities Act of 1933 (the "Securities Act"), and the Securities Exchange Act of 1934 (the "Exchange Act"), and (b) will not, at the date the Proxy Statement/Prospectus is first mailed or delivered to the Company stockholders, and will not, at the date or dates of the meeting of the Company's stockholders referred to in Section 6.9 hereof, as then amended or supplemented, contain any untrue statement of any material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not false or misleading. Notwithstanding the foregoing, AMCORE and Newco make no representation or warranty and shall have no responsibility for the truth or accuracy of any information with respect to the Company or its affiliates or associates contained in the Registration Statement or the Proxy Statement/Prospectus that was provided by the Company, its affiliates, or associates.

     3.10 Newco. Newco was formed by AMCORE solely for the purpose of engaging in the transactions contemplated hereby. As of the date hereof and at the Effective Time, the capital stock of Newco is and will be 100% owned by AMCORE directly. Further, there are not as of the date hereof and there will not be at the Effective Time any outstanding or authorized options, warrants, calls, rights, commitments or any other agreements of any character to which Newco is a party, or by which it may be bound, requiring it to issue, transfer, sell, purchase, redeem or acquire any shares of its capital stock or any securities or rights convertible into, exchangeable for, or evidencing the right to subscribe for or acquire any shares of its capital stock. As of the date hereof and at the Effective Time, except for obligations or liabilities incurred in connection with its incorporation or organization and the transactions contemplated hereby, Newco has not and will not have incurred, directly or indirectly through any Affiliate, any obligations or liabilities or engaged in any business or activities of any type or kind whatsoever or entered into any agreements or arrangements with any Person. AMCORE will take all action necessary to ensure that Newco at no time prior to the Effective Time owns any asset other than an amount of cash necessary to incorporate Newco and to pay the expenses of the Merger attributable to Newco if the Merger is consummated.

     3.11 Compliance with Laws and Orders. AMCORE and its Subsidiaries have complied in all material respects with all laws, regulations, and orders (including zoning ordinances) applicable to it and to the conduct of its respective businesses, including without limitation, all statutes, rules, and regulations pertaining to the conduct of AMCORE's Subsidiaries' banking activities, and neither AMCORE nor any AMCORE Subsidiary is in default under, and no event has occurred that, with the lapse of time or action by a third party or both, could result in the default under the terms of any judgment, decree, order, writ, rule, or regulation of any governmental authority or court, whether federal, state, or local and whether at law or in equity, where the failure to be in full compliance or where to be in default would reasonably be expected to result in damages, costs, or expenses which in the aggregate would have a Material Adverse Effect.

                                   ARTICLE IV

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company represents and warrants to AMCORE and Newco as follows:

     4.1 Corporate Organization. The Company is a corporation duly organized, validly existing, and in active status under the laws of the State of Wisconsin and has all requisite corporate power and authority to own, operate, and lease its properties as presently owned, operated, or leased and to engage in the activities and business now conducted by it. The Company is qualified to do business in each jurisdiction in which the nature of business conducted or assets owned or leased make such qualification necessary and where a failure to do so would have a Material Adverse Effect on the Company. The Company is duly registered as a bank holding company under the BHCA. The Company's acquisition of the capital stock of the Banks (as hereinafter defined) was duly approved by the Board of Governors of the Federal Reserve System (the "Federal Reserve Board") pursuant to applicable sections of the BHCA. The Company has heretofore delivered to AMCORE, true, accurate, and complete copies of the currently effective Articles of Incorporation and Bylaws of the Company, including all amendments thereto. Except for shares of the Company Subsidiaries (as hereinafter defined), the Company and its Subsidiaries do not own beneficially, directly or indirectly, five percent (5%) or more of any class of equity securities, partnership interests, limited liability company ("LLC") interests or similar interests of any other corporation, bank, partnership, LLC, business trust, association, or similar organization.

     4.2 Capitalization. Except as set forth in Section 4.2 of the Company Letter, the authorized capital stock of the Company consists of (a) 400,000 shares, no par value, of Company Common Stock, of which 358,250 shares were issued and outstanding, 75,449 shares were subject to issuance in the Belleville Transactions and 6,000 shares were reserved for or subject to issuance, as set forth in Section 4.2 of the Company Letter, under various warrants, options, or similar agreements ("Company Options") and no shares were held in the Company's treasury; and (b) no shares of preferred stock. All such issued and outstanding shares of the Company capital stock are validly issued, fully paid, and non-assessable and not issued in violation of any person's preemptive rights (except as provided in Section 180.0622(2)(b) of the WBCL including judicial interpretations thereof and of predecessor statutes thereto). Except for the Belleville Transactions, the Company Options and as set forth in Section 4.2 of the Company Letter, the Company does not have any arrangements or commitments obligating the Company to issue or sell or otherwise dispose of, or to purchase or redeem shares of its capital stock or any securities convertible into or having the right to purchase shares of its capital stock.

     4.3 Organization of Company Subsidiaries. (a) Section 4.3 of the Company Letter sets forth a true and correct list of all of the banking subsidiaries of the Company (the "Banks"). Each of the Banks is state-chartered, duly organized, validly existing, and in good standing under the laws of the State of Wisconsin. The Company has delivered to AMCORE, as Section 4.3 to the Company Letter, true, accurate, and complete copies of the currently effective Charter and Bylaws of each Company Subsidiary, including all amendments thereto. Each Bank (a) is duly authorized to conduct a general banking business, subject to the supervision of the Division of Banking of the Wisconsin Department of Financial Institutions (the "Wisconsin Division"), at its office identified in Section 4.3 to the Company Letter; (b) is an insured bank as defined in the Federal Deposit Insurance Act; (c) has full power and authority to engage in the business and activities now conducted by it; and (d) possesses and is in full compliance with all material licenses, franchises, permits, and other governmental authorizations that are legally required.

     (b) Section 4.3 of the Company Letter sets forth a true and complete list of all of the subsidiaries of the Banks (the "Nevada Subsidiaries" and together with the Banks, the "Current Company Subsidiaries"). Each of the Nevada Subsidiaries is a corporation duly organized and validly existing and in good standing under the laws of Nevada with full power and authority to engage in the activities and business now conducted by it. The Company has delivered to AMCORE true, accurate and complete copies of the currently effective Articles of Incorporation and Bylaws of the Nevada Subsidiaries. The Nevada Subsidiaries possess and are in full compliance with all licenses, franchises, permits and other governmental authorizations that are legally required except to the extent that non-possession and noncompliance would not have a Material Adverse Effect.

     (c) Belleville State Bank ("Belleville Bank") is state chartered, duly organized, validly existing and in active status under the laws of the State of Wisconsin. The Company has delivered to AMCORE true, accurate and complete copies of the currently effective articles and Bylaws of Belleville Bank, including all amendments thereto. Belleville Bank (a) is duly authorized to conduct a general banking business, subject to the supervision of the Department of Financial Institutions, at its office identified in Section 4.3 to the Company Letter; (b) is an insured bank as defined in the Federal Deposit Insurance Act; (c) has full power and authority to engage in the business and activities now conducted by it; and (d) possesses and is in full compliance with all licenses, franchises, permits, and other governmental authorizations that are legally required.

     (d) BBC-Belleville, Inc. ("Belleville Sub" and after consummation of the Belleville Transactions and together with Belleville Bank and Current Company Subsidiaries, the "Company Subsidiaries") is a corporation duly organized and validly existing and in good standing under the laws of Nevada with full power and authority to engage in the activities and business now conducted by it. The Company has delivered to AMCORE true, accurate and complete copies of the currently effective Articles of Incorporation and Bylaws of Belleville Sub. Belleville Sub possesses and is in full compliance with all licenses, franchises, permits and other governmental authorizations that are legally required.

     (e) As used herein: "Current Company Subsidiaries" shall mean the Banks and the Nevada Subsidiaries; and "Company Subsidiaries" shall mean the Current Company Subsidiaries and, after consummation of the Belleville Transactions, Belleville Bank and Belleville Sub.

     4.4 Capitalization of Company Subsidiaries. Except as set forth in Section
4.4 of the Company Letter, the Company owns 100% of the issued and outstanding shares of capital stock of each of the Current Company Subsidiaries, and at Closing will own 100% of the issued and outstanding shares of capital stock of each of the Company Subsidiaries (except for any shares of Belleville Bank which are not acquired pursuant to the Belleville Transactions), and Belleville Bank owns 100% of the issued and outstanding shares of capital stock of Belleville Sub, in each case free and clear of all liens, charges, pledges, claims, encumbrances and security interests whatsoever, and all of such shares are duly authorized and validly issued and are fully paid, nonassessable (except pursuant to Wisconsin Statutes Sections 180.0622(2)(b) and 220.07 and free of preemptive rights, with no personal liability attaching to the ownership thereof. The Company is not a party to or bound by any commitment or obligation to issue or sell or otherwise dispose of, or to purchase or redeem, any capital stock or any other security convertible into or having the right to purchase such shares of capital stock of the Company Subsidiaries.

     4.5 Authorization. The Board of Directors of the Company has approved this Agreement and the transactions contemplated hereby and has authorized the execution, delivery and performance by the Company of this Agreement and will recommend approval of this Agreement by the Company's stockholders at the special meeting described in Section 6.9 hereof. No other corporate proceeding on the part of the Company is necessary to authorize this Agreement or to consummate the transactions contemplated hereby other than the approval and adoption of this Agreement by stockholders holding a majority of the outstanding Company Common Stock entitled to vote thereon. The Company has full corporate power and authority to enter into this Agreement and, upon approval of its stockholders in accordance with the law and subject to the conditions set forth in Article IX of this Agreement, to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Company and constitutes the valid and binding obligations of the Company, enforceable in accordance with its terms, subject to (a) all applicable bankruptcy, insolvency, moratorium, or other similar laws affecting the enforcement of creditors' rights generally, and (b) the application of equitable principles if equitable remedies are sought.

     4.6 No Violation; Consents and Approvals. (a) Neither the execution and delivery of this Agreement by the Company nor the consummation by the Company of the transactions contemplated hereby, nor compliance by the Company with any of the terms or provisions hereof, will (i) violate any provision of the Articles of Incorporation or Bylaws of the Company or its Subsidiaries, or (ii) assuming that the consents and approvals referred to in this Section 4.6 are duly obtained, (x) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to the Company or any of the Company Subsidiaries or any of their respective properties or assets, or (y) except as set forth in Section 4.6(a) of the Company Letter, violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any lien, pledge, security interest, charge or other encumbrance upon any of the respective properties or assets of the Company or any Company Subsidiary under the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which the Company or any of the Company Subsidiaries is a party, or by which they or any of their respective properties or assets may be bound or affected, except (in the case of clause (ii) above) for such violations, conflicts, breaches or defaults which either individually or in the aggregate will not have a Material Adverse Effect on the Company or the Company Subsidiaries.

     (b) Except for the consents and approvals of or filings or registrations with (i) the Federal Reserve Board under the BHCA, the Bank Merger Act and the FRA, (ii) applicable requirements of the Wisconsin Division, and (iii) the SEC, if any, and the filing of the Articles of Merger with the Department of Financial Institutions pursuant to the WBCL and the requirements of state securities or "Blue Sky" laws and otherwise set forth in Section 4.6(b) of the Company Letter, no consent or approval of or filing or registration with any Governmental Entity or with any third party are necessary in connection with the execution and delivery by the Company of this Agreement and the consummation by the Company of the Merger and the other transactions contemplated hereby.

     4.7 Financial Statements. The Company has heretofore furnished to AMCORE copies of the following financial statements: (a) the audited Consolidated Balance Sheet of the Company as of December 31, 1994 and 1995, and the Consolidated Statements of Earnings, Stockholders' Equity, and Cash Flows for each of the years in the three-year period ended December 31, 1995 (the "Latest Statement Date"), together with the notes thereto, and the unqualified opinion of Arthur Andersen LLP, the Company's independent auditors (the "Latest Company Financial Statements"); (b) the Consolidated Balance Sheet of the Company and the Consolidated Statement of Earnings for each quarter ended between the Latest Statement Date and the date hereof; and (c) Report of Condition of each Bank and Belleville Bank as of June 30, 1996, together with the related Reports of Income for the period then ended, as included in the call report of each Bank as of said date as filed with the Federal Deposit Insurance Corporation (the "FDIC") (collectively, the "Company Financial Statements"). The Company Financial Statements are true and correct in all material respects and fairly present the financial position and results of operation of the Company and its Subsidiaries as of the dates and for the periods then ended. Each of the financial statements referred to in clauses (a) and (b) of this Section 4.7 has been prepared in accordance with GAAP (applied on a consistent basis except as disclosed in the footnotes thereto) and, with respect to the financial statements referred to in clause (b), subject to normal year end adjustments. The financial statements referred to in clause (c) of this Section 4.7 have been prepared in accordance with the applicable regulations and standards of the FDIC. The Company Financial Statements do not, as of the date thereof, include any material assets or omit to state any material liability, absolute or contingent, or other facts, the inclusion or omission of which renders such financial statements, in light of the circumstances under which they were made, misleading in any material respect. Since the Latest Statement Date, there has been no change in the financial condition, results of operation, assets, or business of the Company or Company Subsidiaries (other than changes in the ordinary course of business, none of which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect), nor has there been any other event or condition of any character that has had a Material Adverse Effect, and to the knowledge of the Company, no fact or condition exists that would reasonably be expected to have such a Material Adverse Effect in the future. The Company Financial Statements pursuant to GAAP, reflect adequate provision for, or reserves against, the possible credit losses of the Company and the Company Subsidiaries as of such dates. There are no facts, circumstances, trends, or expectations known to the Company that could cause the Company to restate the level of such allowance for loan losses. The books and records of the Company and the Company Subsidiaries have been, and are being, maintained in all material

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

respects in accordance with applicable legal and accounting requirements and reflect only actual transactions, except to the extent required by applicable legal or accounting requirements.

     4.8 Absence of Certain Changes. Since the Latest Statement Date, neither the Company nor any of the Company Subsidiaries has, except as set forth in
Section 4.8 of the written statement signed by the Chief Executive Officer of the Company and delivered by the Company to AMCORE at least three (3) business days prior to the date hereof (the "Company Letter") and except for the Belleville Transactions, (a) issued or sold any corporate debt securities (except documents and instruments issued in the ordinary course of the banking business of the Banks); (b) granted any option for the purchase of its capital stock; (c) declared or set aside or paid any dividend or other distribution in respect of its capital stock; (d) incurred any material obligation or liability (absolute or contingent) except obligations or liabilities incurred in the ordinary course of business, (e) mortgaged, pledged, or subjected to lien or encumbrance (other than statutory liens for taxes not yet delinquent) any of its assets or properties, except pledges to secure government deposits and in connection with repurchase or reverse repurchase agreements; (f) discharged or satisfied any lien or encumbrance or paid any obligation or liability (absolute or contingent), other than current liabilities included in the Company's and the Company Subsidiaries' consolidated balance sheet as of the Latest Statement Date, and current liabilities incurred since the date thereof in the ordinary course of business; (g) sold, exchanged, or otherwise disposed of any of its capital assets other than in the ordinary course of business; (h) made or modified any general wage or salary increase, entered into or modified any employment contract with any officer or salaried employee, or instituted any employee welfare, fringe benefit, bonus, stock option, profit sharing, retirement, or similar plan or arrangement and has not contributed any amounts, funds or property to any trust in respect of any obligations under such plans or arrangements; (i) suffered any damage, destruction, or loss, whether or not covered by insurance, having a Material Adverse Effect, or waived any rights of value that are material in the aggregate, considering its business taken as a whole; (j) except in the ordinary course of business, entered, or agreed to enter, into any agreement or arrangement granting any preferential right to purchase any of its assets, properties, or rights or requiring the consent of any party to the transfer and assignment of any such assets, properties, or rights; (k) entered into any transaction outside the ordinary course of its business, except as expressly contemplated by this Agreement; (l) except in the ordinary course of business or as reflected in the Company Financial Statements, sold or otherwise disposed of any of its loans and investment securities; or (m) changed accounting principles utilized by the Company or the Company Subsidiaries.

     4.9 Legal Proceedings. (a) Except as set forth in Section 4.9 of the Company Letter, neither the Company nor any Company Subsidiary is a party to any, and there are no pending or, to the best of the Company's and the Company Subsidiaries' knowledge, threatened, legal, administrative, arbitral or other proceedings, claims, actions or governmental or regulatory investigations of any nature against the Company or any Company Subsidiary or challenging the validity or propriety of the transactions contemplated by this Agreement.

     (b) Except as otherwise disclosed in Section 4.9(b) of the Company Letter, there is no injunction, order, judgment, decree or regulatory restriction imposed upon the Company, the Company Subsidiaries or the assets of the Company or the Company Subsidiaries which has had, or might reasonably be expected to have, a Material Adverse Effect on the Company.

     (c) Section 4.9(c) of the Company Letter sets forth all pending litigation involving any claim against the Company, whether directly or by counterclaim, involving a "lender liability" cause of action.

     4.10 Company Information. The information relating to the Company and the Company Subsidiaries to be contained in a proxy statement of the Company or furnished to AMCORE for the Registration Statement (as defined in Section 7.1 hereof) which such proxy statement will be included as a prospectus, or in any other document filed with any other regulatory agency in connection herewith by the Company, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading.

     4.11 Agreements with Regulatory Agencies. Except as disclosed in the Company Reports or as set forth in Section 4.11 of the Company Letter, neither the Company nor any Company Subsidiary is subject to any

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

cease-and-desist or other order issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or is a recipient of any extraordinary supervisory letter from, or has adopted any board resolutions at the request of (each, whether or not set forth in Section 4.11 of the Company Letter, a "Regulatory Agreement"), any Regulatory Agency or other Governmental Entity that restricts the conduct of its business or that in any manner relates to its capital adequacy, its credit policies, its management or its business, nor has the Company or any Company Subsidiary been advised by any Regulatory Agency or other Governmental Entity that it is considering issuing or requesting any Regulatory Agreement.

     4.12 Intellectual Property. The Company and the Company Subsidiaries own or possess valid and binding licenses or other rights to use without payment all material patents, copyrights, trade secrets, tradenames, servicemarks and trademarks used in its businesses and neither the Company nor any Company Subsidiary has received any notices of conflict with respect thereto that asserts the right of others. The Company and the Company Subsidiaries have in all material respects performed all the obligations required to be performed by them and are not in default in any material respect under any contract, agreement, arrangement or commitment relating to any of the foregoing, except where such nonperformance or default would not, individually, or in the aggregate, have a Material Adverse Effect on the Company.

     4.13 Fairness Opinion. The Company has received an opinion, dated the date of this Agreement, from The Chicago Corporation ("Chicago Corp.") to the effect that, subject to the terms, conditions and qualifications set forth therein, as of the date hereof the consideration to be received by the stockholders of the Company pursuant to the Merger is fair to such stockholders from a financial point of view, a copy of which opinion will be delivered to the Company, dated the Closing Date on or about the date that is three (3) business days prior to the date that the Proxy Statement/Prospectus is mailed to stockholders of the Company, and a copy of which such updated opinion may be included in the Proxy Statement/Prospectus.

     4.14 Employee Benefit Matters. (a) The Company Letter sets forth in Section 4.14(a) a true and complete list of each bonus, deferred compensation, incentive compensation, stock purchase, stock option, restricted stock, severance or termination pay, hospitalization or other medical, life or other insurance, supplemental unemployment benefits, profit-sharing, pension, savings or retirement plan, program, agreement or arrangement, and each other employee benefit plan, program, agreement or arrangement, sponsored, maintained or contributed to or required to be contributed to by the Company or by any trade or business, whether or not incorporated (an "ERISA Affiliate"), that together with the Company would be deemed a "single employer" within the meaning of section 4001(b) of the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder ("ERISA"), for the benefit of any current or former employee, officer, director, consultant or agent of the Company or any of its ERISA Affiliates.

     (b) All of the plans, programs, and arrangements described in this Section
4.14 or listed in the Company Letter (hereinafter referred to as the "Plans") have been operated and administered in accordance with their respective provisions and are in material compliance with all applicable requirements of ERISA, the Code and all other applicable federal and state laws, including the reporting and disclosure requirements of Part I of Title I of ERISA and the continuation coverage requirements of Sections 601 through 608 of ERISA. Each of the Plans that is intended to be qualified under Section 401(a) of the Code has been determined by the Internal Revenue Service (the "IRS") to qualify under
Section 401(a) of the Code and there exist no circumstances that may adversely affect the qualified status of any such Plan. Except as set forth in the Company Letter, there is no pending or, to Company's Knowledge, threatened litigation, governmental proceeding, or investigation against or relating to any Plan, and there is no reasonable basis for any material proceedings, claims, actions, or proceedings against any Plan. Except as set forth in Section 4.14(b) of the Company Letter, no Plan (or Plan fiduciary) has engaged in a "Prohibited Transaction" (as defined in Section 406 of ERISA or Section 4975(c) of the Code) or breach of fiduciary standards (as described in Section 404 of ERISA or other applicable law). All payments due from any Plan (or from the Company or any ERISA Affiliate with respect to any Plan) have been made, and all amounts properly accrued to date as liabilities of the Company or any ERISA Affiliate that have not yet been paid have been properly recorded on the books of the Company or any ERISA Affiliate.

     (c) Neither the Company nor any ERISA Affiliate maintains or contributes to (or is required to contribute to) or previously maintained or contributed to (or was required to contribute to) a plan, fund, or program that is subject to Title IV of ERISA.

     (d) Except as set forth in Section 4.14(d) of the Company Letter, neither the Company nor any ERISA Affiliate nor any Plan maintained or contributed to by the Company or any ERISA Affiliate provides or has any obligation to provide (or contribute toward the cost of) post-retirement welfare benefits with respect to current or former employees, officers, directors, agents, or consultants of the Company or any ERISA Affiliate or any other entity, including, without limitation, post-retirement medical, dental, life insurance, severance, or any other similar benefit, whether provided on an insured or self-insured basis.

     (e) The Company has delivered to AMCORE as Sections 4.14(e)(i)-(viii) of the Company Letter (i) a true and correct copy of each Plan (or, in the case of any Plan that is not in written form, a complete and accurate description of the material provisions of the Plan); (ii) complete and current copies of summary plan descriptions of each Plan that is subject to ERISA; (iii) each trust agreement, insurance policy, or other instrument relating to the funding of any Plan; (iv) the two most recent Annual Reports (Form 5500 series) and accompanying schedules filed with the IRS or United States Department of Labor with respect to each Plan that is subject to ERISA, if applicable; (v) the most recent determination letter issued by the IRS with respect to each Plan that is intended to qualify under Section 401(a) of the Code; (vi) the most recent available financial statements for each Plan that has assets; (vii) the most recent audited financial statements for each Plan for which audited financial statements are required by ERISA; and (viii) the most recent actuarial report for each Plan that is a defined benefit pension plan.

     (f) Neither the Company nor any ERISA Affiliate maintains or has maintained any employee stock ownership plan within the meaning of Code Section 4975(e)(7) or similar retirement plan.

     (g) Except as set forth in Section 4.14(g) of the Company Letter, the consummation of the transactions contemplated by this Agreement will not entitle any current or former employee, officer, director, consultant, or agent of the Company or any ERISA Affiliate to severance pay, unemployment compensation, or any other payment, or accelerate the time of payment or vesting, or increase the amount of compensation due to any such current or former employee, officer, director, consultant, or agent. Further, except as set forth in Section 4.14(g) of the Company Letter, neither the Company nor any ERISA Affiliate has announced any type of plan or binding commitment to create any additional Plan or to amend or modify any existing Plan, except as required by applicable law.

     (h) No amounts payable under the Plans or any other agreement or arrangement to which the Company or any ERISA Affiliate is a party will, as a result of the transaction contemplated hereby, fail to be deductible for federal income tax purposes by virtue of section 280G of the Code.

     (i) No Plan is nor does the Company or any ERISA Affiliate have any liability under a "multi-employer plan," as such term is defined in section 4001(a)(3) of ERISA.

     (j) There are no pending, threatened or anticipated claims by or on behalf of any Plan, by any employee or beneficiary covered under any such Plan, or otherwise involving any such Plan (other than routine claims for benefits).

     4.15 Tax Matters. Except as set forth in Section 4.15 of the Company Letter, the Company and the Company Subsidiaries have duly and timely filed with the appropriate governmental agencies all federal, state, local, and foreign tax returns and reports (including information returns and reports) that are required to be filed, and have paid all taxes owed by them, including those relating to income, withholding, social security, unemployment, workers compensation, franchise and valorem, premium, excise, use, and sales taxes. There are included in the Company Financial Statements adequate reserves for the payment of all federal, state, and local taxes of the Company and the Company Subsidiaries, including interest, additions and penalties, whether or not disputed for such fiscal year and all fiscal years prior thereto. Neither the Company nor any of the Company Subsidiaries has executed or filed with the IRS, the Wisconsin Department of Revenue, or any other taxing authority any agreement extending the period for assessment and collection of any federal, state or local tax, nor is the Company nor any of the Company Subsidiaries a party to any action or proceeding by any taxing authority for assessment or collection of taxes, except tax liens or levies against customers of the Company Subsidiaries.

     Neither the Company nor any of the Company Subsidiaries has, during the past five (5) years, except as disclosed in Section 4.15 of the Company Letter, received any notice of deficiency or proposed deficiency from the IRS or any other taxing authority with respect to any federal, state or local taxes, and to the Company's knowledge, no circumstances exist that reasonably could be expected to result in assessments. No federal, state or local tax return of the Company or any of the Company Subsidiaries is currently the subject of any audit by the IRS or any other taxing authority. Except as disclosed in Section 4.15 of the Company Letter, neither the Company nor any of the Company Subsidiaries is a party to any agreement providing for allocation or sharing of taxes. Neither the Company nor any of the Company Subsidiaries has ever been a member of an affiliated group of corporations (within the meaning of Section 1504(a) of the Code) filing federal consolidated income tax returns or state unitary combined, consolidated or similar income tax returns, other than the affiliated group of which the Company is the common parent.

     4.16 Title and Condition. (a) Each of the Company and the Company Subsidiaries has good, valid, and marketable title to all assets and properties, whether real or personal, tangible or intangible, that it purports to own, including without limitation all assets and properties reflected in the Company Financial Statements or acquired subsequent thereto (except to the extent that such assets and properties have been disposed of for fair value in the ordinary course of business since the Latest Statement Date), subject to no liens, mortgages, security interests, encumbrances, or charges of any kind, except (i) as noted in said financial statements or the notes thereto; (ii) statutory liens for taxes not yet delinquent; (iii) securing interests granted to secure deposits of funds by federal, state, or other governmental agencies granted in connection with repurchase or reverse repurchase agreements or otherwise incurred in the ordinary course of business; and (iv) minor defects and irregularities title and encumbrances that do not materially impair the use thereof for the purposes for which they are held, and such liens, mortgage, security interests,encumbrances, and charges as are not in the aggregate material to the assets and properties of the Company or any Company Subsidiary. The Company or any of the Company Subsidiaries, as lessee, has the right under valid and subsisting leases to occupy, use, possess, and control all property leased by the Company or any Company Subsidiary, qualified only by the written terms of such leases, as set forth in Section 4.16(a) of the Company Letter. A legal description of all real property currently owned or leased by the Company and the Company Subsidiaries, including properties held by the Company Subsidiaries as a result of foreclosure or repossession or carried on the Company Subsidiaries' books as "other real estate owned" (the "Current Real Properties"), has been provided as Section 4.16(a) of the Company Letter. The Current Real Properties and all tangible properties therein are in generally good condition and have been well maintained in accordance with reasonable and prudent business practices applicable to like facilities.

     (b) There are no proceedings, claims, disputes, or conditions affecting any of the Current Real Properties of the Company or the Company Subsidiaries that could reasonably be expected to curtail or interfere with use of such property.

     (c) Except as described in Section 4.16(c)(i) of the Company Letter or as described in environmental reports disclosed therein, the Current Real Properties and the Loan Property (as defined below) are in material compliance with all Environmental Laws, as hereinafter defined, and there are not conditions existing currently or likely to exist at the Current Real Properties, the Loan Property, and all other real properties owned, leased, held or administered in any capacity by the Company or the Company Subsidiaries at any time in the past ("Former Real Properties") (together with Current Real Properties and the Loan Property, the "Real Properties") that would subject the Company or any Company Subsidiary to damages, penalties, injunctive relief, or cleanup costs under any Environmental Laws or assertions thereof, or which require or are likely to require, in any material respect, cleanup, removal, remedial action, or other response pursuant to Environmental Laws by the Company or any Company Subsidiary; neither the Company nor any Company Subsidiary (either in its own capacity or as trustee or fiduciary) has violated in any material respects Environmental Laws, nor is the Company or any of the Company Subsidiaries (either in its own capacity or as trustee or fiduciary) required to clean up, remove, or take remedial or other responsive action at any property due to the disposal, for disposal, treating, depositing, discharge, leaking, or other release of any hazardous substances or materials. No material permits, licenses or approvals are required under Environmental Laws relative to the Current Real Properties; and, except as disclosed in Section 4.16(c)(ii) of the Company Letter or as described in environmental reports disclosed therein, there are not now nor, to the Company's knowledge, have there ever been materials (including, without limitation, asbestos) stored, deposited, treated, recycled, used, or disposed of on, under, or at the Real Properties (or tanks or other facilities thereon containing such materials), in a manner or condition which materials, if known to be present on the Real Properties or present in soils or ground water, would require material cleanup, removal, or some other remedial action under Environmental Laws. The term "Environmental Laws" shall mean all applicable federal, state, and local environmental laws relating to pollution, protection of the environment, or protection of human health and safety, as now or at any time hereinafter in effect, including, without limitation, the Solid Waste Disposal Act, the Hazardous Materials Transportation Act, the Clean Water Act, the Clean Air Act, the Resource Conservation and Recovery Act, the Toxic Substances Control Act, the Occupational Safety and Health Act and the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), any so-called "Superfund" or "Superlien" laws, their state and local laws, their state and local law counterparts, all rules and regulations promulgated thereunder, relevant common law standards and any order, judgment, or injunction issued, entered promulgated, or approved thereunder. For purposes of this
Section 4.16(c), "Loan Property" means any property in which the Company or any Company Subsidiary holds a security interest, and where required by the context, said term meaning the owner or operator of such property.

     (d) With respect to each facility in which the Company and/or the Company Subsidiaries has held or currently holds indicia of ownership to protect a security interest in the facility ("Company Interested Property"), the Company and/or the Company Subsidiaries has at all times conducted its operations such that it did not "participate in the management of the facility" or otherwise become liable under any Environmental Laws with respect to such facilities.

     (e) No claim, action, suit, demand, investigation, or proceeding is pending or known to be threatened against the Company or any Company Subsidiary relating to any Real Property or otherwise involving any Real Property, before any court or other governmental authority or arbitration tribunal relating to pollution, Environmental Laws, or the environment; there is no outstanding judgment, order, writ, injunction, decree, or award against or affecting the Company or any Company Subsidiary with respect to Real Property or, to the knowledge of the Company, with respect to Company Interested Property, other than liens on such Company Interested Property in the ordinary course; and neither the Company nor its Subsidiaries have been identified, to their knowledge, as a potentially responsible party any Governmental Entity in a matter arising under any Environmental Laws. Section 4.16(e) of the Company Letter includes a list of all environmental reports, investigations, or audits relating to any Real Property or Company Interested Property of which the Company has knowledge, whether conducted by or on behalf of the Company or any Company Subsidiary or a third party, and whether done at the initiative of the Company or any Company Subsidiary or directed by a Governmental Entity or other third party. The Company has delivered to AMCORE complete and accurate copies of each such report, or the results of each such investigation or audit, in each case to the extent reasonably available to the Company.

     4.17 Insurance. The Company has delivered to AMCORE as Section 4.17 of the Company Letter, true, accurate and complete copies of all insurance policies and fidelity bonds of the Company and the Company Subsidiaries. Since December 31, 1993, there have been no claims with respect to the Company or any of the Company Subsidiaries under such bonds and insurance policies, and neither the Company nor any of the Company Subsidiaries is aware of any acts of dishonesty or losses that would form the basis of a material claim under such bonds or insurance coverage. Each such policy is in full force and effect, with all premiums due thereon on or prior to the Closing Date having been paid as and when due. Neither the Company nor any Company Subsidiary has been notified that its fidelity or insurance coverage will not be renewed by its carrier on substantially the same terms as its existing coverage.

     4.18 Compliance with Laws and Orders. The Company and the Company Subsidiaries have complied in all material respects with all laws, regulations, and orders (including zoning ordinances) applicable to it and to the conduct of its respective businesses, including without limitation, all statutes, rules, and regulations pertaining to the conduct of the Company Subsidiaries' banking activities, and neither the Company nor any Company Subsidiary is in default under, and no event has occurred that, with the lapse of time or action by a third party or both, could result in the default under the terms of any judgment, decree, order, writ, rule, or regulation of any governmental authority or court, whether federal, state, or local and whether at law or in equity, where the failure to be in full compliance would reasonably be expected to result in damages, costs, or expenses of more than $50,000 in the aggregate or to otherwise have a Material Adverse Effect.

     4.19 Governmental Regulation. Each of the Company and the Company Subsidiaries holds all licenses, certificates, permits, franchises, and rights from all appropriate federal, state, and other public authorities necessary for the conduct of their respective businesses, and, between the date hereof and the Closing Date, the Company will, and will cause each Company Subsidiary to use its best efforts to, maintain all such licenses, certificates, permits, franchises and rights in effect. Each Bank is a member of the Bank Insurance Fund administered by the FDIC; and has never been party to a "conversion transaction" within the meaning of 12 U.S.C. Section 1815(d)(2)(B). Since January 1, 1993, each of the Company and its Subsidiaries have timely filed all Company Reports and amendments thereto that it was required to file and as of their respective dates, and such Reports were correct in all material respects. Neither the Company nor any of its Subsidiaries is a party or subject to any agreement with, or directive or order issued by, the Federal Reserve Board or any other bank regulatory authority, which imposes any restrictions or requirements not applicable generally to bank holding companies (in the case of the Company), or national banking association (in the case of the Banks or Belleville Bank), with respect to the conduct of its business.

     4.20 Contracts and Commitments. Except as set forth in Section 4.20 of the Company Letter or the Belleville Transactions, neither the Company nor any of its Subsidiaries is a party to or bound by any written or oral (a) lease or license with respect to any property, real or personal, involving payments in excess of $25,000 per annum, whether as lessor, lessee, licensor, or licensee;
(b) contract or commitment for capital expenditures in excess of $25,000 for any one project or $100,000 in the aggregate; (c) contract or option for the purchase or sale of any real or personal property other than in the ordinary course of business; (d) contract, commitment, or agreement made outside the ordinary course of business; (e) employment or consulting contract, not terminable without penalty in excess of $25,000 by the Company or any of the Company Subsidiaries on sixty (60) days notice or less; (f) agreement, option, or contract relating to or involving the merger, consolidation, or sale of assets or stock of the Company or any of the Company Subsidiaries; (g) union contract or collective bargaining agreement; or (h) other executory material agreement as defined by the instructions to Exhibit 10 under Item 601 of SEC Regulation S-K. Each of the Company and its Subsidiaries has performed in all material respects all obligations required to be performed by it to date and is not in default under, and no event has occurred that, with the lapse of time or action by a third party or both, could result in a default resulting in damages, costs, or expenses of more than $50,000 in the aggregate or other material default under any outstanding mortgage, lease, contract, commitment, or agreement to which the Company or any of the Company Subsidiaries is a party or by which the Company or any of the Company Subsidiaries is bound or under any provision of their respective charter documents or Bylaws. Each such outstanding mortgage, lease, contract, commitment, or agreement is a valid and legally binding obligation of the Company or any of the Company Subsidiaries and, to the knowledge of the Company, constitutes a valid and legally binding obligation of the other party or parties thereto, subject to all applicable bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights generally, and the application of equitable principles if equitable remedies are sought.

     4.21 Affiliate's Undertakings and Stockholders Voting Agreement. The Company has furnished to AMCORE, (a) as Section 4.21 of the Company Letter, current stockholder lists that (i) set forth the record name and the address and number of shares held by each holder of Company Common Stock, and (ii) identify each stockholder who is an executive officer (as defined under applicable SEC rules and regulations) or director of the Company or any of the Company Subsidiaries or a holder of five percent (5%) or more of the outstanding Company Common Stock; (b) written undertakings, in the form attached hereto as Exhibit A ("Affiliate's Undertakings"), of all of the stockholders of the Company referred to in clause (a)(ii) above; and (c) a Stockholders Voting Agreement, in the form attached as Exhibit B, executed by each stockholder of the Company identified in
Section 4.21 of the Company Letter.

     4.22 Agreements with Directors, Officers, and Stockholders. Except as set forth in Section 4.22 of the Company Letter, no director, executive officer, or holder of five percent (5%) or more of the outstanding capital stock of the Company, nor any director or executive officer of any of its Subsidiaries, nor any associate of any such person (a "Company Principal or Company Subsidiary Principal") is or has during the period subsequent to December 31, 1994, been a party (other than as a depositor) to any transaction with the Company or any of the Company Subsidiaries. Except as disclosed in Section 4.22 of the Company Letter, no Company Principal or Company Subsidiary Principal holds any position with or owns more than five percent (5%) of the outstanding shares of any class of voting stock of any depository organization other than the Company.

     4.23 Accuracy of Information. The statements contained in this Agreement, in the Company Letter, and in any other written documents executed and/or delivered by or on behalf of the Company pursuant to the terms of this Agreement are true and correct in all material respects, and such Company Letter and any such other documents do not omit any material fact necessary to make the statements contained therein not materially misleading. The statements contained in such Company Letter and such other documents contained therein or specifically referred to in this Agreement or in the sections of the Company Letter or made available pursuant to Section 6.5 hereof or in the exhibits or schedules attached thereto will be deemed to constitute representations and warranties of the Company under this Agreement to the same extent as if set forth herein in full.

     4.24 No Undisclosed Liabilities. Neither the Company, nor any of its Subsidiaries, nor any of their respective properties is subject to any liability or obligation (absolute, accrued, contingent, or otherwise), including without limitation, any lease, contract, commitment, or purchase or sale agreement, except: (a) as specifically disclosed and adequately reserved against in the Company Financial Statements; (b) as disclosed in Section 4.24 of the Company Letter; (c) liabilities or obligations arising or incurred in the ordinary course of business of the Company or any of the Company Subsidiaries since the Latest Statement Date, and consistent with past practices, none of which would reasonably be expected to have individually or in the aggregate a Material Adverse Effect on the Company and its Subsidiaries taken as a whole; or (d) liabilities or obligations that are not material to the business, operations, prospects, properties, or assets of the Company and its Subsidiaries taken as a whole.

     4.25 Continuity of Interest. There is no plan or intention on the part of the holders of Company Common Stock to sell, exchange, or otherwise dispose of a number of shares of AMCORE Common Stock received in the Merger that would reduce the ownership of AMCORE Common Stock by all such former holders of Company Common Stock to a number of shares having a value, as of the Closing Date, of less than 50% of the value of all of the formerly outstanding stock of the Company as of the same date. For purposes of this representation, shares of Company Common Stock surrendered by dissenters or exchanged for cash in lieu of fractional shares of AMCORE Common Stock will be treated as outstanding Company Common Stock on the date of the Merger. In addition, shares of Company Common Stock and shares of AMCORE Common Stock held by Company stockholders and otherwise sold, redeemed, or disposed of prior or subsequent to the Merger as part of an overall plan pursuant to which the Merger is also being consummated shall be considered in making the foregoing representation.

     4.26 Investment and Loan Portfolios. All United States Treasury securities, obligations of other United States Government agencies and corporations, obligations of states and political subdivisions of the United States, and other investment securities held by the Company and its Subsidiaries, as reflected in the latest consolidated balance sheet of the Company included in the Company Financial Statements, are accounted for in accordance with generally accepted accounting principles. All loans and discounts shown on the Company Financial Statements at the Latest Statement Date, or that were entered into after the Latest Statement Date, but before the date hereof, were made in all material respects for good, valuable, and adequate consideration in the ordinary course of the business of the Company and its Subsidiaries, in accordance in all material respects with sound banking practices, and the notes or other evidences of indebtedness evidencing them are and will be, in all material respects, enforceable (subject to all applicable bankruptcy, insolvency, moratorium, or other similar laws affecting the enforcement of creditors' rights generally and the applicability of equitable principles) valid, true, and genuine. The Company and its Subsidiaries have complied and will prior to the

Closing Date comply with all laws and regulations relating to such loans, or to the extent there has not been such compliance, such failure to comply would not reasonably be expected to materially interfere with the collection of any such loan.

     4.27 Certain Loans. Except as set forth in Sections 4.27(a) and (b), respectively, of the Company Letter, (a) as of September 30, 1996, the Company Subsidiaries were not a party to any written or oral loan agreement, note, or borrowing arrangement under the terms of which the obligor is sixty (60) days past due in payment of principal or interest or, to the knowledge of the Company, in default of any other provision as of the dates shown thereon other than credit card loans and other loans the unpaid balance of which does not exceed $25,000 per loan; and (b) as of September 30, 1996, the Company Subsidiaries were not a party to any written or oral loan agreement, note, or borrowing arrangement which has been classified as "substandard," "doubtful," "loss," or any comparable classifications by the Company, its subsidiary, or any banking regulator. The aggregate amount of all loans made by the Company and its Subsidiaries which, as of the date hereof were ninety (90) days or more past due in payment of principal or interest, including any nonaccrued loans, did not exceed 1.0% of the gross amount of all such loans. For the purposes of this
Section 4.27, a loan shall be deemed to be past due if it is in fact past due more than sixty (60) or ninety (90) days, as the case may be, or if it would have been past due more than sixty (60) or ninety (90) days, as the case may be, under the terms of the agreement under which it was originally created but for a refinancing of such loan or a waiver, modification, or amendment of such original agreement if such refinancing, waiver, modification, or amendment was effectuated principally because of the borrower's actual or anticipated failure or inability to comply with the terms of such agreement.

     4.28 Administration of Trust Accounts. Each of the Company and its Subsidiaries have properly administered, in all material respects, all accounts for which it acts as fiduciary, including but not limited to accounts for which it serves as a trustee, agent, custodian, personal representative, guardian, or investment advisor, in accordance with the terms of the governing documents and applicable state and federal law and regulations and common law. None of the Company, its Subsidiaries, and any director, officer, or employee of the Company and its Subsidiaries have committed any breach of trust with respect to any such fiduciary account, and the accounting for each such fiduciary account is true and correct in all respects and accurately reflects the assets of such fiduciary account.

     4.29 Accounting Matters. Neither the Company nor any of its Subsidiaries has through the date hereof taken or agreed to take any action or actions that would either alone or in conjunction with actions by others prevent AMCORE from accounting for the business combination to be effected by the Merger as a pooling of interests.

     4.30 Interest Rate Risk Management Instruments. (a) Section 4.30 of the Company Letter sets forth a true, correct, and complete list of all interest rate swaps, caps, floors, and option agreements and other interest rate risk management arrangements (including the names of all parties and counterparties thereto) to which the Company or any of the Company Subsidiaries is a party or by which any of their properties or assets may be bound. The Company has delivered or made available to AMCORE true, correct, and complete copies of all such interest rate risk management agreements and arrangements.

     (b) All interest rate swaps, caps, floors, and option agreements to which the Company is subject and other interest rate risk management arrangements to which the Company or any of the Company Subsidiaries is a party or by which any of their properties or assets may be bound were entered into in the ordinary course of business and, in accordance with prudent banking practice and applicable rules, regulations, and policies of the regulators to which the Company is subject and with counterparties believed to be financially responsible at the time; are legal, valid, and binding obligations enforceable in accordance with their terms, subject to (i) all applicable bankruptcy, insolvency, moratorium, or other similar laws affecting the enforcement of creditors' rights generally, and (ii) the application of equitable principles if equitable remedies are sought; and are in full force and effect. The Company and its Subsidiaries have duly performed in all material respects all of their obligations thereunder to the extent that such obligations to perform have accrued; and there are no breaches, violations, or defaults or allegations or assertions of such by any party thereunder.

                                   ARTICLE V

                              COVENANTS OF AMCORE

     AMCORE agrees that from the date of this Agreement until the Effective
Time:

     5.1 Affirmative Covenants. (a) AMCORE will, except insofar as deviations from the following covenants would not reasonably be expected to have a Material Adverse Effect on AMCORE: (a) conduct its business and operate only in accordance with sound banking and business practices; (b) maintain its corporate existence in good standing and file all material AMCORE Reports; and (c) as soon as reasonably practicable, furnish the Company copies of all AMCORE's periodic reports on Forms 10-K, 10-Q, and 8-K and any other documents filed with the SEC and all press releases made public, subsequent to the date hereof and (d) use its reasonable best efforts to cause the Merger to qualify (x) for "pooling of interests" accounting treatment and (y) as a reorganization within the meaning of Section 368(a) of the Code.

     (b) Employee Benefits. AMCORE agrees to cause the Company and its Subsidiaries to honor and assume, and the Company agrees to honor and assume, the Company's employee benefit plans and employee programs, arrangements and agreements available to AMCORE. Nothing in this Agreement shall prohibit AMCORE, the Company or its Subsidiaries from amending or terminating any such plan, program, arrangement or agreement at any time after the Closing Date in accordance with applicable law (except as to benefits already vested thereunder) and subject to the terms of such plans, programs or arrangements or other agreements between the Company and its current and former employees described in
Section 5.1(b) of the Company Letter; provided, however, that any such amendment or termination prior to the first anniversary of the Closing Date shall not result in employee benefit plans and employee programs, arrangements and agreements for the benefit of its current and former employees of the Company which are less favorable, in the aggregate, than the Company's employee benefit plans and employee programs, arrangements and agreements listed in Section 5.1(b) of the Company Letter. AMCORE shall take all actions required so that each current and former employee will receive credit for purposes of participation rights for is periods of service with the Company prior to the Effective Time under any employee benefit plans, programs or arrangements established, maintained, continued or made available by AMCORE to the Company in which any such current and former employee is eligible to participate.

     5.2 Negative Covenants. Except as specifically contemplated by this Agreement or Section 5.2 of the AMCORE Letter, from the date hereof to the Effective Time, AMCORE will not do, or agree or commit to do, or permit any of its Subsidiaries to do, without the prior written consent of the Company (which shall not be unreasonably withheld) any of the following:

          (a) take any action that is intended or may reasonably be expected to result in any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect, or in any of the conditions to the Merger set forth in Article X hereof not being satisfied or in a violation of any provision of this Agreement except, in every case, as may be required by applicable law;

          (b) take action which, or fail to take action which failure, would or is reasonably likely to (i) adversely affect the ability of either of AMCORE or the Company to obtain any necessary approvals of governmental authorities required for the transactions contemplated hereby; (ii) adversely affect the Company's ability to perform its covenants and agreements under this Agreement; or (iii) result in any of its representation and warranties set forth in this Agreement being or becoming untrue in any material respect; (iv) result in any of the conditions to the Merger set forth in Article IX and Article X hereof not being satisfied; or
     (v) result in a violation of any provisions of this Agreement except, in every case, as may be required by applicable law;

          (c) take or cause to be taken any actions that would, or would be reasonably likely to (i) prevent AMCORE from accounting for the Merger as a "pooling of interests" for accounting purposes or (ii) adversely affect the status of the Merger as a tax free reorganization under Section 368(a) of the Code; or

          (d) agree to do any of the foregoing.

     5.3 Full Disclosure. (a) AMCORE will afford the Company, its executive officers, accountants, counsel, and other authorized representatives, such reasonable access to all books, records, and documents of AMCORE and its Subsidiaries, for purposes of inspecting their condition, and will furnish to the Company such information with respect to the assets and business of AMCORE and its Subsidiaries as the Company may from time to time reasonably request in connection with this Agreement as permitted by law, provided that such access or investigation shall not interfere unnecessarily with the normal operations of AMCORE and its Subsidiaries. The Company will hold all such information in confidence to the extent required by, and in accordance with, the provisions of the confidentiality agreement, dated May 15, 1996, between the Company and AMCORE (the "Confidentiality Agreement").

     (b) In the event of termination of this Agreement for any reason, the Company shall promptly return all non-public documents obtained from AMCORE, and any copies made of such documents, to AMCORE. In addition, in the event of such termination, all documents, memoranda, notes and other writing whatsoever prepared by the Company based on the information in such material shall be destroyed (and the Company shall use its best efforts to cause its advisors and their representatives to similarly destroy their respective documents, memoranda and notes), and such destruction (and best efforts) shall be certified in writing to AMCORE by an authorized officer supervising such destruction. All non-public information obtained pursuant to this Section 5.3 shall be governed by the Confidentiality Agreement.

     5.4 Breaches. AMCORE shall, in the event it becomes aware of the impending or threatened occurrence of any event or condition which would cause or constitute a material breach (or would have caused or constituted a breach had such event occurred or been known prior to the date hereof) of any of its representations or agreements contained or referred to herein, give prompt written notice thereof to the Company and use its best efforts to prevent or promptly remedy the same.

     5.5 Supplement to AMCORE Letter. AMCORE will promptly supplement or amend the AMCORE Letter with respect to any matter hereafter arising that, if existing or occurring at the date of this Agreement, would have been required to be set forth or described in the AMCORE Letter. No supplement or amendment to the AMCORE Letter will have any effect for the purpose of determining satisfaction of the conditions set forth in Article VIII hereof.

                                   ARTICLE VI

                            COVENANTS OF THE COMPANY

     The Company agrees that from the date of this Agreement until the Effective
Time:

     6.1 Affirmative Covenants. Unless the prior written consent of AMCORE shall have been obtained, the Company will and will cause its Subsidiaries to:

          (a) operate its business only in accordance with sound banking and business practices and in the usual, regular and ordinary course consistent with past practices; and

          (b) preserve intact its business organization and assets, maintain its rights, licenses, permits and franchises, use its best efforts to retain the services of its officers and key employees (except that it shall have the right to terminate the employment of any officer or key employee in accordance with established employment procedures), and use its best efforts to maintain its relationships with customers.

     6.2 Current Information. During the period from the date of this Agreement to the Effective Time, the Company will cause one or more of its designated representatives to confer on a regular and frequent basis (not less than monthly) with representatives of AMCORE and to report (i) the general status of the ongoing operations of the Company and its Subsidiaries and (ii) the status of, and the action proposed to be taken with respect to, those Loans held by the Company or any of the Company Subsidiaries which, individually or in combination with one or more other Loans to the same borrower thereunder, have an original principal amount of $800,000 or more and are non-performing assets. The Company will promptly notify AMCORE of any material change in the normal course of business or in the operation of the properties of the Company or any of the Company Subsidiaries and of any governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated), or the institution or the threat of significant litigation involving the Company or any of the Company Subsidiaries, and will keep AMCORE fully informed of such events.

     6.3 Certain Revaluations, Changes, and Adjustments. On or before the Effective Time, upon the request of AMCORE, the Company shall, consistent with GAAP, modify and change its loan, litigation and real estate valuation policies and practices (including loan classifications and levels of reserves) so as to be applied consistently on a mutually satisfactory basis with those of AMCORE and establish such accruals and reserves as shall be necessary to reflect Merger-related expenses and costs incurred by the Company, provided, however, that the Company shall not be required to take such action (A) more than five
(5) days prior to the Effective Time; (B) unless AMCORE agrees in writing that all conditions to closing set forth in Article IX have been satisfied or waived; and (C) unless the Company shall have received a written waiver by AMCORE of its right to terminate this Agreement, and no accrual or reserve made by the Company or any of the Company Subsidiaries pursuant to this Section 6.3, or any litigation or regulatory proceeding arising out of any such accrual or reserve, shall constitute or be deemed to be a breach, violation of or failure to satisfy any representation, warranty, covenant, condition or other provision of this Agreement or otherwise be considered in determining whether any such breach, violation or failure to satisfy shall have occurred.

     6.4 Negative Covenants. Except as specifically contemplated by this Agreement or set forth in Section 6.4 of the Company Letter, from the date hereof until the Effective Time, the Company shall not do, or permit its Subsidiaries to do, without the prior written consent of AMCORE any of the following:

          (a) (i) subject to clause (ii) below, declare or pay any dividend on, or make any other distribution in respect of, its outstanding shares of capital stock, except for (A) cash dividends on the Company Common Stock for the quarter ending December 31, 1996, and each quarter thereafter ending prior to the Effective Time, each of which dividends shall be declared for a record date on or after the record date for payment of dividends by AMCORE on AMCORE Common Stock for such quarter, shall be paid prior to the Effective Time, and shall not exceed for any quarter $0.6923 per share; and (B) dividends by a Company Subsidiary to the Company. Notwithstanding the foregoing, if in the reasonable opinion of McGladrey & Pullen, LLP, AMCORE's independent public accountant, the payment of dividends as provided in this Section 6.4(a) shall be adverse to the treatment of the Merger as a "pooling-of-interests," such dividends shall not be payable. AMCORE and the Company agree to cooperate in good faith to secure, if necessary, confirmation from the SEC that such dividends would not be adverse to the treatment of the Merger as a "pooling-of-interests.

          (ii) except as herein provided, declare or pay any dividends or make any distributions in any amount on Company Common Stock in any calendar quarter in which the Effective Time is expected to occur and in which the shareholders of Company Common Stock will be entitled to receive dividends on the shares of AMCORE Common Stock into which the shares of Company Common Stock have been converted; it is the intent of this clause (ii) to provide that the holders of Company Common Stock will receive either the payment of cash dividends on their shares of Company Common Stock permitted pursuant to clause (i) above or the payment of cash dividends as the holders of shares of AMCORE Common Stock received in the Merger for the calendar quarter during which the Effective Time shall occur, but will not receive and will not become entitled to receive for the same calendar quarter both the payment of a cash dividend as shareholders of Company Common Stock and the payment of a cash dividend as the holders of the shares of AMCORE Common Stock received in the Merger; and if the Company does not declare and pay cash dividends in a particular calendar quarter because of the Company's reasonable expectation that the Effective Time was to have occurred in such calendar quarter, and the Effective Time does not in fact occur in such calendar quarter then, as a result thereof, the Company shall be entitled to declare and pay a cash dividend (within the limitations of this Section 6.4,) on such shares of Company Common Stock) for such calendar quarter by the declaration and payment of such cash dividends as soon as reasonably practicable;

          (b) (i) redeem, purchase, or otherwise acquire any shares of its capital stock or any securities or obligations convertible into or exchangeable for any shares of its capital stock, or any options, warrants, conversion or other rights to acquire any shares of its capital stock or any such securities or obligations; (ii) merge with or into any other corporation or bank, permit any other corporation or bank to merge into it or consolidate with any other corporation or bank, or effect any reorganization or recapitalization; (iii) purchase or otherwise acquire any of the assets, or any class of stock, of any corporation, bank, or other business (other than purchases of passive investments in the ordinary course of business consistent with past business practices); (iv) liquidate, sell, dispose of, or encumber any assets or acquire any assets, other than in the ordinary course of its business consistent with past practice; (v) sell any intangible rights, including but not limited to mortgage servicing rights; (vi) split, combine, or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of, or in substitution for shares of its capital stock; or (vii) release or relinquish any material contract rights not in the ordinary course of business;

          (c) issue, deliver, award, grant, or sell, or authorize or propose the issuance, delivery, award, grant, or sale of, any shares of its capital stock of any class (including shares held in treasury), any debt instrument having a right to vote or any securities convertible into, or any rights, warrants, or options to acquire, any such shares, voting debt, or convertible securities;

          (d) initiate, solicit, or encourage (including by way of furnishing information or assistance), or take any other action to facilitate, any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Transaction Proposal (as such term is defined in Section 6.14 hereof), or discuss or negotiate with any person in furtherance of such inquiries or to obtain a Transaction Proposal, or agree to or endorse any Transaction Proposal, or authorize or permit any of its officers, directors, or employees or any investment banker, financial advisor, attorney, accountant, or other representative retained by it or any of its Subsidiaries to take any such action, provided, however, that the Board of Directors of the Company (the "Board") may, in response to an unsolicited written proposal from a third party regarding a Superior Proposal, furnish or cause to be furnished information to and engage in discussions with such third party, but only if (A) the Board determines in good faith, after consultation with its independent financial advisors and based upon the written opinion of Quarles & Brady that failure to take such action could be reasonably expected to result in a breach of the fiduciary duties of such Board under applicable law and (B) prior to furnishing such non-public information to, or entering into discussions or negotiations with such third party, the Company receives from such third party an executed confidentiality agreement with terms no less favorable than those contained in the Confidentiality Agreement. As used herein, "Superior Proposal" means a bona fide, written and unsolicited proposal or offer made by any person (or group) (other than AMCORE or any of its Subsidiaries) with respect to a Transaction Proposal (i) on terms which the Board determines in good faith, and in the exercise of reasonable judgment (based on the advice of independent financial advisors and legal counsel), to be more favorable to the Company and its stockholders than the transactions contemplated hereby (including taking into account the financing thereof). The Company will immediately cease and cause to be terminated any existing activities, discussions or negotiations previously conducted with any third parties other than AMCORE with respect to any of the foregoing. The Company will take all actions necessary or advisable to inform the appropriate individuals or entities referred to in the first sentence hereof of the obligations undertaken in this Section 6.4(d). In the event that the Board furnishes information to or engages in such discussions with any person, the Company shall promptly notify AMCORE orally and in writing of all of the relevant details relating to all inquiries and proposals that it may receive relating to any of such matters (including the identity of the person making such inquiry or proposal) and provide AMCORE with copies of all materials delivered to such person;

          (e) propose or adopt any amendments to its corporate charter or by-laws except to increase the number of authorized shares of Company Common Stock to 500,000;

          (f) except in its fiduciary capacity, purchase any shares of AMCORE Common Stock;

          (g) take action which, or fail to take action which failure, would or is reasonably likely to (i) adversely affect the ability of either of AMCORE or the Company to obtain any necessary approvals of governmental authorities required for the transactions contemplated hereby; (ii) adversely affect the Company's ability to perform its covenants and agreements under this Agreement; or (iii) result in any of its representation and warranties set forth in this Agreement being or becoming untrue in any material respect; (iv) result in any of the conditions to the Merger set forth in Article VIII and Article X hereof not being satisfied; or (v) result in a violation of any provisions of this Agreement except, in every case, as may be required by applicable law;

          (h) change the lending, investment, liability management, and other material policies concerning the banking business of the Company or any of the Company Subsidiaries, unless required by law or regulation and such change does not cause a Material Adverse Effect;

          (i) enter into any new line of business;

          (j) change its methods of accounting in effect at December 31, 1995, except as required by changes in GAAP or regulatory accounting principles as concurred to by the Company's independent auditors;

          (k) (i) except as required by applicable law or to maintain qualification pursuant to the Code, adopt, amend, renew or terminate any Plan or any agreement, arrangement, plan or policy between the Company or any of the Company Subsidiaries and one or more of its current or former directors, officers or employees or (ii) except for normal increases in the ordinary course of business consistent with past practice or except as required by applicable law, increase in any manner the compensation or fringe benefits of any director, officer or employee or pay any benefit not required by any plan or agreement as in effect as of the date hereof (including, without limitation, the granting of stock options, stock appreciation rights, restricted stock, restricted stock units or performance units or shares) or (iii) enter into, modify or renew any contract, agreement, commitment or arrangement providing for the payment to any director, officer or employee of such party of compensation or benefits contingent, or the terms of which are materially altered, upon the occurrence of any of the transactions contemplated by this Agreement;

          (l) take or cause to be taken any actions that would, or would be reasonably likely to (i) prevent AMCORE from accounting for the Merger as a "pooling-of-interests" for accounting purposes (ii) adversely affect the status of the Merger as a tax-free reorganization under Section 368(a) of the Code;

          (m) other than activities in the ordinary course of business consistent with prior practice, sell, lease, encumber, assign or otherwise dispose of, or agree to sell, lease, encumber, assign or otherwise dispose of, any of its material assets, properties or other rights or agreements;

          (n) other than in the ordinary course of business consistent with past practice, incur any indebtedness for borrowed money, assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other individual, corporation, or other entity;

          (o) file any application to relocate or terminate the operations of any banking office of it or any of its Subsidiaries;

          (p) make any equity investment or commitment to make such an investment in real estate or in any real estate development project, other than in connection with foreclosures, settlements in lieu of foreclosure or troubled loan or debt restructuring in the ordinary course of business consistent with prudent banking practices;

          (q) create, renew, amend or terminate or give notice of a proposed renewal, amendment or termination of, any material contract, agreement or lease for goods, services or office space to which the Company or any of the Company Subsidiaries is a party or by which the Company or any of the Company Subsidiaries or their respective properties is bound except that the Company may renew contracts, agreements or leases in the ordinary course of business after consultation with AMCORE; or

          (r) agree in writing or otherwise to do any of the foregoing.

     6.5 Full Disclosure.(a) The Company will afford AMCORE, its officers, accountants, counsel, and other authorized representatives, such access to all books, records, tax returns, leases, contracts, and documents of the Company and its Subsidiaries, to any work papers of the Company's independent auditors, and to the buildings, structures, fixtures, and appurtenances of the Company and its Subsidiaries for purposes of inspecting their condition, and will furnish to AMCORE such information with respect to the assets and business of the Company and its Subsidiaries as AMCORE may from time to time reasonably request in connection with this Agreement as permitted by law; and will instruct and request the Company's directors, officers, employees, counsel and financial advisors to cooperate with AMCORE in its investigation of the business of the Company and its Subsidiaries and in the planning for the combination of the businesses of the Company and AMCORE following the consummation of the Merger, provided that such access or investigation shall not interfere unnecessarily with the normal operations of the Company and its Subsidiaries. AMCORE will hold all such information in confidence to the extent required by, and in accordance with, the provisions of the Confidentiality Agreement.

     (b) In the event of termination of this Agreement for any reason, AMCORE shall promptly return all non-public documents obtained from the Company, and any copies made of such documents, to the Company. In addition, in the event of such termination, all documents, memoranda, notes and other writing whatsoever prepared by AMCORE based on the information in such material shall be destroyed (and AMCORE shall use its best efforts to cause its advisors and their representatives to similarly destroy their respective documents, memoranda and notes), and such destruction (and best efforts) shall be certified in writing to the Company by an authorized officer supervising such destruction. All non-public information obtained pursuant to this Section 6.5 shall be governed by the Confidentiality Agreement.

     6.6 Letter of the Company's Accountant. At the request of AMCORE, the Company shall use its best efforts to cause to be delivered to AMCORE "cold comfort" letters of Arthur Andersen, LLP, the Company's independent public accountant, dated the date on which the Registration Statement shall become effective and the Effective Time, respectively, and addressed to AMCORE, reasonably customary in form, scope, and substance for letters delivered by independent public accountants in connection with the procedures undertaken by them with respect to the financial statements and other financial information of the Company contained in registration statements similar to the Registration Statement and the other matters contemplated by AICPA Statement No. 72 and customarily included in comfort letters relating to transactions similar to transactions such as those contemplated by the Agreement.

     6.7 Report to AMCORE. The Company will promptly advise AMCORE in writing of all actions taken by the directors and stockholders of the Company at meetings or in connection with written consents filed with the Company and will furnish AMCORE with copies of all monthly and other interim financial statements of the Company and its Subsidiaries as they become available. The Company will use its best efforts to keep AMCORE fully informed concerning all trends and developments of which it becomes aware that may have a material effect upon the business, any properties, or condition (either financial or otherwise) of the Company or the Company Subsidiaries.

     6.8 Breaches. The Company shall, in the event it becomes aware of the impending or threatened occurrence of any event or condition which would cause or constitute a material breach (or would have caused or constituted a breach had such event occurred or been known prior to the date hereof) of any of its representations or agreements contained or referred to herein, give prompt written notice thereof to AMCORE and use its best efforts to prevent or promptly remedy the same.

     6.9 Stockholders Meeting. The Company shall call a meeting of its stockholders to be held as promptly as practicable for the purpose of voting upon this Agreement and related matters. The Company will, through its Board of Directors, recommend to the Company stockholders approval of such matters, will not withdraw, modify, or amend such recommendations, and will use its best efforts to obtain such stockholder approval. The Company shall coordinate and cooperate with AMCORE with respect to the timing of such meeting and shall use its best efforts to hold such meeting as soon as practicable after the date hereof. The Company shall not, at its stockholder meeting, submit any other matter for approval of its stockholders (except with the prior written consent of AMCORE, which consent shall not be unreasonably withheld). The date on which the Company stockholders vote upon the Agreement and related matters shall be referred to as the "Meeting Date".

     6.10 Supplement to Company Letter. The Company will promptly supplement or amend the Company Letter with respect to any matter hereafter arising that, if existing or occurring at the date of this Agreement, would have been required to be set forth or described in the Company Letter. No supplement or amendment to the Company Letter will have any effect for the purpose of determining satisfaction of the conditions set forth in Article IX hereof.

     6.11 Dissent Process. The Company will give to AMCORE prompt notice of any written notice relating to the exercise of dissenters' rights granted under the WBCL, including the name of the dissenting stockholder and the number of shares of Company Common Stock to which the dissent relates. AMCORE will have the right to participate in all negotiations and proceedings relating thereto, and exceptions required by law. The Company will not make any payment with respect to, or settle or offer to settle, any appraisal demands without AMCORE's prior written consent.

     6.12 Delivery of Shareholder List. The Company shall arrange to have its transfer agent deliver to AMCORE or its designee, immediately prior to the Closing Date, a true and complete list setting forth the names and addresses of the Company stockholders. From time to time prior to the Closing Date, the Company shall deliver to AMCORE such information as AMCORE may request regarding the holdings of stock of persons who may be affiliates of the Company and such other stockholder information as AMCORE may reasonably request.

     6.13 Affiliates; Accounting and Tax Treatment. As soon as practicable after the meeting of the Company stockholders held pursuant to Section 6.9 hereof, (a) the Company shall deliver to AMCORE a letter identifying all persons who are then "affiliates" of the Company for purposes of Rule 145 under the Securities Act, and (b) the Company shall cause each person identified in such letter who is not also identified as an affiliate in the Company Letter to deliver to AMCORE an Affiliate's Undertaking. The Company shall cause any person who becomes an affiliate of the Company after the Company's delivery of the letter referred to above, and on or prior to the Closing Date, to deliver to AMCORE an Affiliate Undertaking as soon as practicable after attaining such status. The Company will use its best efforts to cause the Merger to qualify (x) for "pooling-of-interests" accounting treatment and (y)as a reorganization within the meaning of Section 368(a) of the Code.

     6.14 Expenses and Fees.

          (a) Expenses. If this Agreement or the transactions contemplated hereby are terminated:

             (i) (A) By AMCORE (1) because any condition set forth in Article VIII hereof (other than the failure to satisfy the condition set forth in Section 8.4(b) hereof or Section 8.5 if such failure is a result of any action or inaction taken by AMCORE) or the condition set forth in
        Section 10.3 hereof has not been satisfied or waived in accordance with
        Section 11.1 (b)(i) hereof, or (2) pursuant to Section 11.1 (b)(ii), 11.1(b)(iii), 11.1(f), 11.1(g) or 11.1(h) or (B) by the Company pursuant to Section 11.1(i), then the Company shall promptly (and in any event within five (5) days after such termination, except as provided in
        Section 11.1(i)) pay AMCORE all Expenses (as defined in clause (c) of this Section 6.14) of AMCORE, not to exceed a total of $400,000, provided, however, that in the event that AMCORE shall terminate this Agreement pursuant to Section 11.1(f) hereof, AMCORE is not entitled to payment of Expenses pursuant to this Section 6.14(a)(i) unless the Remediation Costs referred to in Section 11.1(f) hereof exceed $700,000, without regard to Remediation Costs of up to $600,000 which relate to the Excluded Company Real Properties set forth in Exhibit C, attached hereto;

             (ii) By the Company (A) because any condition set forth in Article IX hereof (other than the failure to satisfy the condition set forth in Section 9.4 hereof) has not been satisfied or waived in accordance with
        Section 11.1(c)(i) hereof, or (B) pursuant to Section 11.1(c)(ii) or
        (iii) hereof, then AMCORE shall promptly (and in any event within five
        (5) days after such termination) pay the Company all Expenses of the Company, not to exceed a total of $400,000.

          (b) Fees. If this Agreement or the transactions contemplated hereby are terminated and if any one of the following conditions has been met, then the Company shall promptly (and in any event within five (5) business days after the later to occur of such termination and the date on which one of the following conditions is met, except as provided in 11.1(i)) pay AMCORE a fee equal to $1,000,000 (the "Termination Fee"):

             (i) this Agreement is terminated by the Company pursuant to Section 11.1(i) hereof; or

             (ii) this Agreement is terminated by AMCORE pursuant to Section 11.1(g) or 11.1(h) hereof; or

             (iii) this Agreement is terminated (A) by AMCORE for any reason pursuant to Section 11.1(b) (other than the failure to satisfy the conditions set forth in Section 8.2, 8.5 or 10.2 hereof) and (B) without the prior approval of AMCORE (1) prior to or contemporaneously with such termination there is a Transaction Proposal (other than the Merger) and
        (2) prior to or within twelve (12) months after the termination of this Agreement, the Company shall have directly or indirectly entered into a definitive agreement for, or shall have consummated, a Transaction Proposal which is or is reasonably expected to be more favorable to the Company's stockholders than the transaction contemplated hereby.

          (c) (i) "Expenses" of either party as used in this Section 6.14 shall include all reasonable out-of-pocket expenses (including all fees and expenses of counsel, accountants, investment bankers, environmental consultants, experts, and consultants to the party and its affiliates) incurred by it or on its behalf in connection with the transactions contemplated by this Agreement and, as to either party, the internal cost of any due diligence performed by that party with respect to the other in connection with such transactions, calculated at that party's standard audit rates.

             (ii) "Transaction Proposal" as used in this Agreement means (in each case other than the transactions contemplated hereby) (A) a bona fide tender offer or exchange offer for 25% or more of the then outstanding shares of the Company which shall have been publicly proposed to be made or shall have been commenced or made by any corporation (excluding AMCORE or any of its Subsidiaries or Affiliates), partnership, person, other entity, or group (as defined in Section 13(d)(3) of the Exchange Act) (each, for purposes of this Section 6.14(c)(ii), a "Person"); (B) a merger, consolidation, or other business combination with the Company, or with any of its Subsidiaries, shall have been effected by any Person, or an agreement relating to any such transaction shall have been entered into; (C) any sale, lease, exchange, mortgage, pledge, transfer, or other disposition (whether in one transaction or a series of related transactions) involving a substantial part of the Company's consolidated assets (including stock of the Banks), or all or a substantial part of the assets of any of its Subsidiaries, to any Person shall have been effected, or any agreement relating to such transaction shall have been entered into; (D) the acquisition by any Person (other than AMCORE or any Company Subsidiary in a fiduciary capacity for third parties, none of whom beneficially owns 10% or more of the outstanding Company Common Stock) of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, which will be deemed for purposes hereof to provide that a Person beneficially owns any shares of Company Common Stock that may be acquired by such person pursuant to any right, option, warrant, or other agreement, regardless of when such acquisition would be permitted by the terms thereof) of 25% or more of the outstanding shares of Company Common Stock (including Company Common Stock currently beneficially owned by such Person); (E) any reclassification of securities or recapitalization of the Company or other transaction that has the effect, directly or indirectly, of increasing the proportionate share of any class of equity security (including securities convertible into equity securities) of the Company that is owned by any Person shall have been effected, or any agreement relating to such transaction shall have been entered into or plan with respect thereto adopted; (F) any transaction having an effect similar to those described in (A) through
        (E) above; or (G) a public announcement with respect to a proposal, plan, or intention by the Company or another

        Person to effect any of the foregoing transactions (which may include publication of notice of filing or any similar notice under applicable law).

     6.15 Consummation of the Belleville Transactions. The Company agrees that it shall use all reasonable efforts to purchase all of the outstanding shares of Belleville State Bank in connection with completing the Belleville Transactions, as defined in Section 12.7 hereof.

                                  ARTICLE VII

                             ADDITIONAL AGREEMENTS

     7.1 Preparation of Registration Statement and the Proxy Statement.

     (a) AMCORE shall prepare and file with the SEC under the Securities Act a registration statement on Form S-4 with respect to the shares of AMCORE Common Stock to be issued in the Merger (the "Registration Statement"). The Registration Statement shall include, in a form reasonably acceptable to AMCORE and the Company, the Proxy Statement of the Company for use in connection with the stockholders' meeting referenced in Section 6.9 hereof (the "Proxy Statement/Prospectus"). AMCORE shall use all reasonable efforts to have the Registration Statement declared effective under the Securities Act as promptly as practicable after such filing and shall use all reasonable efforts to cause the shares of AMCORE Common Stock issuable in the Merger to be approved for listing on the Nasdaq National Market. AMCORE shall also take any action (other than qualifying to do business in any jurisdiction in which it is now not so qualified) required to be taken under any applicable state securities laws or "Blue Sky" permits and approvals in connection with the issuance of AMCORE Common Stock in the Merger and the Company shall furnish all information concerning the Company and the holders of Company Common Stock as may be reasonably requested in connection with any such action and shall cooperate fully with AMCORE in the preparation of the Proxy Statement/Prospectus and the obtaining of all necessary approvals and consents required by this Agreement.

     7.2 Legal Conditions to Merger. (a) Each of the Company, AMCORE, and Newco will take all reasonable actions necessary to comply promptly with all legal requirements which may be imposed on itself with respect to the transactions contemplated hereby (including furnishing all information required by the Federal Reserve Board, the Wisconsin Division, or in connection with approvals of or filings with the Federal Reserve Board and any other governmental entity) and to obtain all necessary consents and approvals from governmental entities or public or private third parties, and will promptly cooperate with and furnish information to each other in connection with any such requirements, consents, and approvals. The obligation to take all reasonable actions shall not be construed as including an obligation to accept any terms of or conditions to a consent, authorization, order, or approval of, or any exemption by, any party that are not acceptable to AMCORE, in its sole discretion, or to change the business practices of AMCORE or any AMCORE Subsidiary. In the event of a restraining order or injunction that prevents the Closing by reason of the operation of Section 8.4(a) or 9.4 hereof, the Company, AMCORE, and Newco shall use their respective best reasonable efforts to cause such order or injunction to be lifted and the Closing consummated as soon as reasonably practicable.

     (b) The parties hereto shall cooperate with each other and use all reasonable efforts to promptly prepare and file all necessary documentation, to effect all applications, notices, petitions and filings, and to obtain as promptly as practicable all permits, consents, approvals and authorizations of all third parties and Governmental Entities which are necessary or advisable to consummate the transactions contemplated by this Agreement (it being understood that any amendments to the Registration Statement or a resolicitation of proxies as consequence of an acquisition agreement by AMCORE or any of its Subsidiaries shall not violate this covenant). The Company and AMCORE shall have the right to review in advance, and to the extent practicable each will consult the other on, in each case subject to applicable laws relating to the exchange of information, all the information relating to the Company or AMCORE, as the case may be, and any of their respective Subsidiaries, which appear in any filing made with, or written materials submitted to, any third party or any Governmental Entity in connection with the transactions contemplated by this Agreement;

provided, however, that nothing contained herein shall be deemed to provide either party with a right to review any information provided to any Governmental Entity on a confidential basis in connection with the transactions contemplated hereby. In exercising the foregoing right, each of the parties hereto shall act reasonably and as promptly as practicable. The parties hereto agree that they will consult with each other with respect to the obtaining of all permits, consents, approvals and authorizations of all third parties and Governmental Entities necessary or advisable to consummate the transactions contemplated by this Agreement and each party will keep the other apprised of the status of matters relating to completion of the transactions contemplated herein.

     (c) AMCORE and the Company shall, upon request, furnish each other with all information concerning themselves, their Subsidiaries, directors, officers and stockholders and such other matters as may be reasonably necessary or advisable in connection with the Proxy Statement/Prospectus, the Registration Statement or any other statement, filing, notice or application made by or on behalf of AMCORE, the Company or any of their respective Subsidiaries to any Governmental Entity in connection with the Merger and the other transactions contemplated by this Agreement.

     (d) AMCORE and the Company shall promptly advise each other upon receiving any communication from any Governmental Entity whose consent or approval is required for consummation of the transactions contemplated by this Agreement which causes such party to believe that there is a reasonable likelihood that the necessary regulatory approval will not be obtained or that the receipt of any such approval will be materially delayed.

     7.3 Indemnification; Directors and Officers Insurance. From and after the Effective Time, AMCORE agrees for a period of six (6) years to indemnify and hold harmless all past and present officers and directors of the Company and its Subsidiaries to the same extent such persons are currently indemnified by the Company and its Subsidiaries pursuant to the WBCL and the Company's Articles of Incorporation and Bylaws for acts or omissions occurring prior to the Effective Time.

     7.4 Brokers or Finders. Each of AMCORE and the Company represents, as to itself, its Subsidiaries, and its affiliates, that no agent, broker, investment banker, financial advisor, or other firm or person is or will be entitled to any broker's or finder's fee or any other commission or similar fee in connection with any of the transactions contemplated by this Agreement, except Chicago Corp., whose fees and expenses will be paid by the Company in accordance with the letter agreement, dated March 19, 1996, between Chicago Corp. and the Company.

     7.5 Environmental Audits. AMCORE shall have the right to engage an environmental consulting engineering firm, reasonably acceptable to the Company, to perform environmental site assessments of the Real Properties of the Company or its Subsidiaries (collectively, the "Audited Properties") which shall satisfy the American Society of Testing and Materials "Standard Practice for Environmental Site Assessments: Phase I Environmental Site Assessment Process" (ASTM Designation: E-1527-93), except that such assessment shall also include a review of compliance with Environmental Laws (the "Environmental Audits"), and render reports of the Environmental Audits (the "Environmental Reports") to determine, to AMCORE's reasonable satisfaction, whether there are any indications or evidence that (i) any toxic substance has been stored, deposited, treated, recycled, used or accidentally or intentionally disposed of, discharged, spilled, released, dumped, emitted or otherwise placed on, under or at, or used in any construction on, any such Audited Property, (ii) any such Audited Property is contaminated by or contains any toxic substance or (iii) any violations of Environmental Laws have occurred or are likely to occur on any Audited Property. The scope of the Environmental Audits may also include any testing or sampling of materials to determine, to AMCORE's reasonable satisfaction, whether any clean up, removal, remedial action or other response ("Remediation Action") is required to bring the Audited Properties into material compliance with Environmental Laws or to eliminate any condition that could result in a material liability as a result of the ownership, lease, operation or use of any Audited Property, and the estimated cost of such Remediation Action to the Company or any of the Company Subsidiaries, net of costs which are properly reimbursable pursuant to the Wisconsin Agricultural Chemical Clean-up Program, the PECFA program, or similar governmental programs (the "Remediation Costs"). AMCORE shall require that the environmental consulting firm not disclose (except as required by law) any information in the Environmental Audits to anyone other than AMCORE. AMCORE will use reasonable efforts to engage an environmental consulting engineering firm within ten (10) days of the date hereof and AMCORE and the Company will use reasonable efforts to cause the Environmental Audits to be completed within forty-five (45) days of the date hereof.

     7.6 Additional Agreements: Reasonable Efforts. Subject to the terms and conditions of this Agreement, each of the parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper, or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, subject to the appropriate vote of the stockholders of the Company described in Section 10.3 hereof, including cooperating fully with the other party. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of each party to this Agreement shall take all such necessary action.

     7.7 Release of Information. The Company, the Banks or any Company Subsidiary and AMCORE will consult with each other before issuing any press release or otherwise making any public statements with respect to the Merger or this Agreement and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by law. If no agreement on such release is reached despite such efforts the party determining to release such information shall provide the other party with twenty-four (24) hours notice before releasing such information.

                                  ARTICLE VIII

               CONDITIONS TO THE OBLIGATIONS OF AMCORE AND NEWCO

     The obligations of AMCORE and Newco under this Agreement to cause the transactions contemplated therein to be consummated shall be subject to the satisfaction of the following conditions:

          8.1 No Material Adverse Change. There shall not have been any material adverse change, or discovery of a condition or the occurrence of any event that has resulted or is likely to result in such a change, in the condition (financial or otherwise), assets, liabilities, reserves, results of operation, or business of the Company and its Subsidiaries taken as a whole from the Latest Statement Date, to the Closing Date.

          8.2 Representations and Warranties. Each of the representations and warranties by the Company contained in this Agreement shall be true and correct in all material respects (or where any statement in a representation or warranty expressly contains a standard of materiality, such statement shall be true and correct in all respects) at, or as of, the date of this Agreement and (except to the extent such representation speaks as of an earlier date) as of the Closing Date as though such representations and warranties were made on and as of said date, except with respect to changes expressly contemplated in this Agreement.

          8.3 Performance and Compliance. The Company shall have performed or complied in all material respects with all covenants, agreements, and conditions required by this Agreement to be performed and satisfied by it on or prior to the Closing Date.

          8.4 No Proceeding or Litigation. At the Closing Date, no suit, action, or proceeding shall be pending or overtly threatened, and no liability or claim shall have been asserted against the Company, the Banks or any Company Subsidiary that has not been disclosed in the Company Letter (a) involving any of the assets, properties, business, or operations of the Company or its Subsidiaries that would reasonably be expected to have a Material Adverse Effect, or (b) before any court or other governmental agency by the federal or any state government in which it is or will be sought to restrain or prohibit the consummation of the Merger.

          8.5 Pooling Letter. AMCORE shall have confirmation from McGladrey & Pullen, LLP that the Merger will be accounted for as a "pooling-of-interests" in accordance with generally accepted accounting principles, as of a date no more than five (5) business days prior to the Closing Date.

          8.6 Letters from the Company Affiliates. AMCORE shall have received from (a) each person named in the Company Letter, as updated pursuant to
     Section 6.13 hereof, and (b) from any person who to the Company's knowledge becomes an Affiliate of the Company after the Company Letter is so updated, an executed copy of an Affiliate's Undertaking.

          8.7 Consents Under Agreements. The Company shall have obtained the consent or approval of each person whose consent or approval shall be required in order to permit consummation of the Merger under any loan or credit agreement, note, mortgage, indenture, lease, or other agreement or instrument, including, without limitation, if required, the Country Bank Shares Corporation Restated Shareholders' Agreement dated April 23, 1996, except those for which failure to obtain such consents and approvals would not, in the reasonable opinion of AMCORE, individually or in the aggregate, have a Material Adverse Effect on AMCORE whether prior to or following the consummation of the transactions contemplated hereby.

          8.8 Dissenters. Holders of not more than five percent (5%) of the Company Common Stock outstanding as of the record date for the meeting of the Company stockholders shall have undertaken steps to perfect their right to object in accordance with Section 180.1302 of the WBCL and not lost or abandoned such right.

          8.9 1996 Audited Financial Statements. If the Closing Date shall occur on or after February 15, 1997, the Company shall have delivered to AMCORE audited consolidated financial statements as of and for the fiscal year ended December 31, 1996, that (i) are prepared in accordance with GAAP consistently applied, (ii) fairly reflect the financial positions of the Company and its Subsidiaries, as of such date, and the results of operations of the Company and its Subsidiaries, for the period ended on such date, and (iii) reflect in accordance with GAAP consistently applied, adequate provision for, or reserves against, the possible loan losses of the Company and its Subsidiaries.

          8.10 Certificate of the Company Officer. The Company shall have furnished to AMCORE a certificate, signed by its Chief Executive Officer, dated the Closing Date, to the effect that the conditions described in Sections 8.1, 8.2, 8.3, 8.4, 8.7 and 8.8 of this Agreement have been fully satisfied.

          8.11 Good Standing Certificates. AMCORE and Newco shall have received statements from the appropriate officials of the State of Wisconsin and State of Nevada, certifying that each of the Company and the Nevada Subsidiaries, respectively, is a corporation in active status or good standing, and a statement from the Wisconsin Division stating that each Bank is in good standing under the laws of the State of Wisconsin, each dated within fifteen (15) business days prior to the Closing Date.

          8.12 Accountant's Letter. The Company shall have caused to be delivered to AMCORE letters from the Company's independent public accountants dated the date on which the Registration Statement or last amendment thereto shall become effective, and dated the date of the Closing, and addressed to AMCORE and the Company, with respect to the Company's consolidated financial position and results of operation, reasonably customary in form, scope, and substance for letters delivered by independent public accountants in connection with the information of the Company contained in the Registration Statement and the other matters contemplated by AICPA Statement No. 72 and customarily included in comfort letters relating to transactions similar to those contemplated by the Agreement.

          8.13 Belleville Transactions. All of the Belleville Transactions (as defined in Section 12.7) shall have been consummated and all of the former shareholders of Belleville Bancshares, Inc. that received shares of Company Common Stock in exchange for shares of Belleville Bancshares, Inc., pursuant to the Belleville Transactions, shall continue to own such shares of Company Common Stock.

                                   ARTICLE IX

                  CONDITIONS TO THE OBLIGATIONS OF THE COMPANY

     The obligations of the Company under this Agreement to cause the transactions contemplated herein to be consummated shall be subject to the satisfaction of the following conditions:

          9.1 No Material Adverse Change. There shall not have been any material adverse change, or discovery of a condition or the occurrence of any event that has resulted or is likely to result in such a change, in the consolidated condition (financial or otherwise), assets, liabilities, results of operation, or business of AMCORE from the Latest Statement Date, to the Closing Date.

          9.2 Representations and Warranties. Each of the representations and warranties of AMCORE and Newco contained in this Agreement shall be true and correct in all material respects (or where any statement in a representation or warranty expressly contains a standard of materiality such statement shall be true and correct in all respects) at, or as of, the date of this Agreement and (except to the extent such representation speaks as of an earlier date) as of the Closing Date as though such representations were made on and as of said date.

          9.3 Performance and Compliance. AMCORE shall have performed or complied in all material respects with all covenants, agreements, and conditions required by this Agreement to be performed and satisfied by it on or prior to the Closing Date.

          9.4 No Proceeding or Litigation. At the Closing Date, no suit, action, or proceeding shall be pending or overtly threatened before any court or other governmental agency by the federal or any state government in which it is sought to restrain or prohibit the consummation of the Merger.

          9.5 Certificate of Financial Officer. AMCORE shall have furnished to the Company a certificate, signed by its chief financial officer and dated the Closing Date, to the effect that the conditions described in Sections
     9.1. 9.2. 9.3. and 9.4 of this Agreement have been fully satisfied.

          9.6 Tax Opinion. The Company shall have received an opinion from Quarles & Brady, special tax counsel to the Company, opining that the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code, dated the Closing Date on or about the date that is two (2) business days prior to the date the Proxy Statement/Prospectus is first mailed to stockholders of the Company, shall have been delivered and shall not have been withdrawn or modified in any material respect prior to the Closing Date.

                                   ARTICLE X

                  CONDITIONS TO THE OBLIGATIONS OF ALL PARTIES

     In addition to the provisions of Articles VIII and IX hereof, the obligations of the Company, AMCORE, and Newco under this Agreement to cause the transactions contemplated herein to be consummated, shall be subject to the satisfaction of the following conditions:

          10.1 Governmental Approvals. The parties hereto shall have received all necessary approvals of governmental agencies and authorities, on conditions satisfactory to AMCORE, of the transactions contemplated by this Agreement, each of such approvals shall remain in full force and effect and all statutory waiting periods in connection therewith shall have expired prior to the Closing Date, and such approvals and the transactions contemplated thereby shall not have been contested by any federal or state governmental authority nor by any other third party by formal proceeding. If any contest as aforesaid is brought by formal proceedings, any party may, but shall not be obligated to, answer and defend such contest.

          10.2 Securities Law Compliance. The Registration Statement shall have become effective by an order of the SEC, the AMCORE Common Stock to be issued in the Merger shall have been qualified or exempted under all applicable state securities or blue sky laws, there shall have been no stop order issued or threatened by the SEC that suspends the effectiveness of the Registration Statement, and no proceeding shall have been commenced, pending, or overtly threatened for such purpose.

          10.3 Stockholder Approval. The Merger shall have been duly approved by consent or the requisite affirmative votes of the stockholders of the Company.

                                   ARTICLE XI

                                  TERMINATION

     11.1 Reasons for Termination. This Agreement may be terminated and the Merger abandoned at any time before the Closing Date, notwithstanding the approval or adoption of this Agreement by the stockholders of the Company and subject to the payment obligations of Section 6.14 hereof:

          (a) By mutual written consent of the Board of Directors of the Company and the Board of Directors of AMCORE.

          (b) By written notice from AMCORE to the Company if:

             (i) any condition set forth in Article VIII or X of this Agreement has not been substantially satisfied or waived in writing by September 30, 1997 (the "Termination Date"); or

             (ii) any warranty or representation made by the Company shall be discovered to be or to have become untrue, incomplete, or misleading in any way that has resulted, or would reasonably be expected to result, in a Material Adverse Effect on the Company or upon the consummation of the transactions contemplated hereby, where any such breach has not been cured within twenty (20) business days following receipt by the Company of notice of such discovery; or

             (iii) the Company shall have breached one or more provisions of this Agreement in any way that has resulted, or would reasonably be expected to result, in a Material Adverse Effect on the Company considering all such breaches in the aggregate, or upon the consummation of the transactions contemplated hereby, where such breach has not been cured within twenty (20) business days following receipt by the Company of notice of such breach.

          (c) By written notice from the Company to AMCORE, authorized by the Board of Directors of the Company, if:

             (i) any condition set forth in Article IX or X of this Agreement has not been substantially satisfied or waived in writing by the Termination Date; or

             (ii) any warranty or representation made by AMCORE shall be discovered to be or to have become untrue, incomplete or, misleading in any way that has resulted or would reasonably be expected to result, in a Material Adverse Effect on AMCORE, or upon the consummation of the transactions contemplated hereby, where any such breach has not been cured within twenty (20) business days following receipt by AMCORE of notice of such discovery; or

             (iii) AMCORE shall have breached one or more provisions of this Agreement in any way that has resulted, or would reasonably be expected to result, in a Material Adverse Effect on AMCORE considering all such breaches in the aggregate or upon the consummation of the transactions contemplated hereby, where such breach has not been cured within twenty
        (20) business days following receipt by AMCORE of notice of such breach.

          (d) [Intentionally Omitted.]

          (e) [Intentionally Omitted.]

          (f) By written notice from AMCORE to the Company delivered not later than the Meeting Date, if AMCORE's good faith estimate of Remediation Costs based upon the Environmental Audits is $700,000 or more, provided that AMCORE shall, upon such notice, provide the Company with full and complete access to the Environmental Audits.

          (g) By AMCORE, if without the prior approval of AMCORE (A) the Company
     (1) shall have withdrawn, modified, or amended in any respect its approval or recommendation of this Agreement or the transactions contemplated hereby, or (2) shall not at the appropriate time have recommended or shall have withdrawn, modified, or amended in any respect its recommendation that its shareholders vote in favor of this Agreement, or (3) shall not have included such recommendation in the Proxy Statement/Prospectus (as defined in Section 7.1 hereof); or (4) shall have taken any action or public position inconsistent with such approval or recommendation; (B) the Board of Directors of the Company shall have resolved to do any of the foregoing, or (C) any director of the Company shall take any action inconsistent with such approval or recommendation and such action has not been renounced by the Board of Directors of the Company.

          (h) By AMCORE, if (A) there is a Transaction Proposal initiated or made by or relating to the Company which is approved of or agreed to by the Board of Directors of the Company; (B) any person shall have solicited proxies in opposition to the approval of the Merger, and the Board of Directors of the Company has taken action or a public position consistent with approving of such person's proxy solicitation; or (C) any person (other than AMCORE or any AMCORE Subsidiary or any entity under the control of AMCORE) shall have filed an application under the BHCA or the Change in Bank Control Act, as amended, with respect to the acquisition by such person of any shares of Company Common Stock or the capital stock of any of the Banks, and the Board of Directors of the Company has taken action or a public position consistent with both approving of such person's application and approving of such person's attempt to gain control of the Company or the Bank.

          (i) By the Company, if the Board shall reasonably determine that a proposal for a Transaction Proposal constitutes a Superior Proposal and the Board shall have received a written opinion of Quarles & Brady that the failure to accept such Superior Proposal could reasonably be expected to result in a breach of the fiduciary duties of such Board under applicable law; provided, however, that the Company may not terminate this Agreement pursuant to this clause (i) unless (A) five (5) business days shall have elapsed after delivery to AMCORE of a written notice of such determination by such Board and, during such 5 business day period, the Company shall have informed AMCORE of the material terms and conditions and financing arrangements of such proposal for a Transaction Proposal and the identity of the person or group making such proposal for a Transaction Proposal and
     (B) at the end of such 5 business day period, such Board shall continue reasonably to believe that such proposal for a Transaction Proposal constitutes a Superior Proposal and promptly thereafter the Company shall enter into a definitive acquisition, merger or similar agreement to effect such Superior Proposal. Notwithstanding the foregoing, the Company shall not have the right to terminate this Agreement pursuant to this subsection
     (i) unless it has simultaneously or previously paid the $1,000,000 fee owed to AMCORE pursuant to Section 6.14(b)(i) and confirms its obligation to reimburse AMCORE for its Expenses pursuant to Section 6.14(a)(i).

     11.2 Effect of Termination.

          (a) In the event of termination of this Agreement by either the Company or AMCORE as provided in Section 11.1 hereof, this Agreement shall become void and, except with respect to claims by the terminating party for damages for breaches described in Sections 11.1(b) and 11.1(c) hereof, there shall be no liability or obligation on the part of AMCORE or the Company or their respective officers or directors except with respect to Sections 6.5 and 6.14 hereof; provided that the payment of the Termination Fee to AMCORE shall be deemed to constitute full payment for any damages incurred by AMCORE as a result of breaches described in Section 11.1(b) with respect to which the Termination Fee was paid to AMCORE.

          (b) In the event AMCORE terminates this Agreement pursuant to Section 11.1(b) and is entitled to the Termination Fee, the parties agree that AMCORE would suffer direct and substantial damages, which damages cannot be determined with reasonable certainty. To compensate AMCORE for such damages, the Company has agreed to pay to AMCORE such Termination Fee as liquidated damages. It is specifically agreed that the amount to be paid pursuant to Section 6.14 hereof represents liquidated damages and not a penalty.

          (c) Notwithstanding the foregoing, no party hereto shall be relieved from liability for any willful or intentional breach of this Agreement.

                                  ARTICLE XII

                                 MISCELLANEOUS

     12.1 Non-survival of Representations, Warranties and Agreements. None of the representations, warranties, and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time, except for the agreements of the "affiliates" of the Company delivered pursuant to Section 6.13 hereof and the agreements of AMCORE in Article II and in Sections 5.1(b) and 7.3 hereof.

     12.2 Expenses. Except as otherwise provided herein, all expenses incurred by AMCORE and the Company in connection with or related to the authorization, preparation, and execution of this Agreement, the solicitation of stockholder approvals, and all other matters related to the closing of the transactions contemplated thereby, including, without limitation of the generality of the foregoing, all fees and expenses of agents, representatives, counsel, and accountants employed by either such party or its affiliates, shall be borne solely and entirely by the party that has incurred the same.

     12.3 Waivers; Amendments. At any time prior to the Closing Date, either AMCORE, by action taken by its Board of Directors, or any committee or officers hereunto authorized, or the Company, by action taken by its Board of Directors, or any committee or officers hereunto authorized, may waive the performance of any of the obligations of the other or waive compliance by the other with any of the covenants or conditions contained in this Agreement or agree to the amendment or modification of this Agreement by an agreement in writing executed in the same manner as this Agreement; provided, however, that after consent of or a favorable vote by the stockholders of the Company pursuant to Section 6.9 of this Agreement, any such action shall be taken by the Company only if, in the opinion of its Board of Directors, such waiver, amendment, or modification will not have any material adverse effect on the stockholders of the Company and will not require resolicitation of any proxies from such stockholders.

     12.4 Assignment; Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their respective successors and assigns, but shall not be assigned by the parties hereto, by operation of law or otherwise, without the prior written consent of the other parties. Nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

     12.5 Entire Agreement. This Agreement, together with the Confidentiality Agreement, the Stockholders' Agreements, and the Affiliate's Undertakings supersede any other agreement, whether written or oral, that may have been made or entered into by the Company or AMCORE or Newco or by any officer or officers of such parties relating to the acquisition of the business or the capital stock of the Company by AMCORE or Newco. The aforementioned agreements constitute the entire agreement by the respective parties, and there are no agreements or commitments except as set forth herein and therein.

     12.6 Captions and Counterparts. The captions in this Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement. This Agreement may be executed in several counterparts, each of which shall constitute one in the same instrument.

     12.7 Certain Definitions. For purposes of this Agreement, the term:

          (a) "Affiliate" means a person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, another person;

          (b) "AMCORE Reports" shall mean all reports, registrations, and statements, together with any amendments required to be made with respect thereto, that were or are required to be filed with the SEC, the Federal Reserve Board, the Office of the Comptroller of the Currency, FDIC, and any applicable state securities or banking authorities;

          (c) "Belleville Transactions" shall mean (i) the proposed acquisition by the Company of Belleville Bancshares, Inc. in exchange for shares of Company Common Stock, in accordance with the Agreement and Plan of Reorganization dated July 9, 1996, and (ii) the transactions in which each of the minority shareholders of Belleville State Bank (with the exception of holders of no more than two and one half percent (2.5%) of Belleville State Bank common stock) will provide a full release of the Company, Belleville Bancshares Corporation, and their officers, directors, related parties, affiliates, successors and assigns from any and all claims such minority shareholders have or may have against such persons or entities (subject to appropriate exceptions), in a form and substance reasonably acceptable to AMCORE, and the Company would acquire up to 1,166 shares of common stock of Belleville Sate Bank currently held by minority shareholders thereof, for cash in the amount of $1,110 for each share of Belleville State Bank common stock, all in accordance with the letter of AMCORE to the Company dated October 3, 1996.

          (d) "Company Reports" shall mean all reports, registrations, and statements, together with any amendments required to be made with respect thereto, that were and are required to be filed with the Federal Reserve Board, the OCC, the FDIC, and any applicable state banking and securities authorities;

          (e) "Material Adverse Effect" shall mean any condition of, change in, or effect on the business, operations, properties, condition (financial or otherwise), assets, or liabilities of the Company and the Company Subsidiaries taken as a whole, on the one hand, or AMCORE and its Subsidiaries taken as a whole, on the other hand, as applicable, that is or would reasonably be expected to be materially adverse to the business, operations, properties, condition (financial or otherwise), assets, or liabilities of the Company and the Company Subsidiaries taken as a whole, on the one hand, or AMCORE and its Subsidiaries taken as a whole, on the other hand, respectively;

          (f) "Person" shall mean an individual, corporation, partnership, association, trust, unincorporated organization or, as applicable, any other entity, unless otherwise indicated;

          (g) "Subsidiary" shall mean any corporation or other organization whether incorporated or unincorporated (i) of which a party or any subsidiary of such party is a general partner (excluding partnerships, the general partnership interest of which held by such party or any subsidiary of such party does not have a majority of the voting interest in such partnership) or (ii) at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the Board of Directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such party or by any one or more of its subsidiaries; and

          (h) "To the Company's knowledge" as used in this Agreement means to the knowledge of any officer of the Company, the Banks or any Company Subsidiary as reflected in the recollection of such officers or in the books and records of the Company, the Banks or any Company Subsidiary.

     12.8 Governing Law. This Agreement shall be construed and interpreted in accordance with the laws of the State of Illinois without regard to the conflicts of laws rules.

     12.9 Notices. All notices given hereunder shall be in writing (including a telecopy) and shall be mailed by first class mail, postage prepaid, or sent by facsimile transmission or by nationally recognized overnight delivery service, addressed as follows:

        (a) If to AMCORE or Newco, to:

           Mr. John R. Hecht
           AMCORE Financial, Inc.
           Senior Vice President
           501 Seventh Street
           Rockford, Illinois 61104
           Telecopy No. (815) 961-3443
           with a copy to:

           William R. Kunkel, Esq.
           Peter C. Krupp, Esq. Skadden, Arps, Slate,
             Meagher & Flom (Illinois)
           333 West Wacker Drive
           Suite 2100
           Chicago, Illinois 60606
           Telecopy No. (312) 407-0411

        (b) If to the Company to:

           Mr. Thomas D. Heuerman
           County Bank Shares Corporation
           100 S. First Street, Box 108
           Mt. Horeb, Wisconsin 53572
           Telecopy No. (608) 437-4968

           with a copy to:

           Kenneth V. Hallet, Esq.
           Quarles & Brady
           411 East Wisconsin Avenue
           Milwaukee, Wisconsin 53202
           Telecopy No. (414) 271-3552

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement and Plan of Merger to be duly executed as of the date first above written.

                                          AMCORE FINANCIAL, INC.

                                          By:        /s/ JOHN R. HECHT
                                             ---------------------------------

                                          Attest:       /s/ ANN FARMER
                                                 -----------------------------

                                          CBS ACQUISITION CORP.

                                          By:        /s/ JOHN R. HECHT
                                             ---------------------------------

                                          Attest:       /s/ ANN FARMER
                                                 -----------------------------

                                          COUNTRY BANK SHARES CORPORATION

                                          By:       /s/ NEAL H. BRUNNER
                                             ---------------------------------

                                          Attest:   /s/ THOMAS D. HEUERMAN
                                                 -----------------------------

                                                                       ANNEX III

                       WISCONSIN BUSINESS CORPORATION LAW
                                SUBCHAPTER XIII
                               DISSENTERS' RIGHTS

     180.1301 DEFINITIONS.  IN SS. 180.1301 TO 180.1331:

          (1) "Beneficial shareholder" means a person who is a beneficial owner of shares held by a nominee as the shareholder.

          (1m) "Business combination" has the meaning given in s. 180.1130(3).

          (2) "Corporation" means the issuer corporation or, if the corporate action giving rise to dissenters' rights under s.180.1302 is a merger or share exchange that has been effectuated, the surviving domestic corporation or foreign corporation of the merger or the acquiring domestic corporation or foreign corporation of the share exchange.

          (3) "Dissenter" means a shareholder or beneficial shareholder who is entitled to dissent from corporate action under s.180.1302 and who exercises that right when and in the manner required by ss. 180.1320 to 1328.

          (4) "Fair value", with respect to a dissenter's shares other than in a business combination, means the value of the shares immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable. "Fair value", with respect to a dissenter's shares in a business combination, means market value, as defined in s.180.1130(9)(a) 1 to 4.

          (5) "Interest" means interest from the effectuation date of the corporate action until the date of payment, at the average rate currently paid by the corporate on its principal bank loans or, if none, at a rate that is fair and equitable under all the circumstances.

          (6) "Issuer corporation" means a domestic corporation that is the issuer of the shares held by a dissenter before the corporate action.

     180.1302 RIGHT TO DISSENT. (1) Except as provided in sub (4) and s. 180.1008(3), a shareholder or beneficial shareholder may dissent from, and obtain payment of the fair value of his or her shares in the event of, any of the following corporate actions:

          (a) Consummation of a plan of merger to which the issuer corporation is a party if any of the following applies:

             1. Shareholder approval is required for the merger by s. 180.1103 or by the articles of incorporation.

             2. The issuer corporation is a subsidiary that is merged with its parent under s. 180.1104.

          (b) Consummation of a plan of share exchange if the issuer corporation's shares will be acquired, and the shareholder or the shareholder holding shares on behalf of the beneficial shareholder is entitled to vote on the plan.

          (c) Consummation of a sale or exchange of all, or substantially all, of the property of the issuer corporation other than in the usual and regular course of business, including a sale in dissolution, but not including any of the following:

             1. A sale pursuant to court order.

             2. A sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within one year after the date of sale.

                                      III-1

          (d) Except as provided in sub. (2), any other corporate action taken pursuant to a shareholder vote to the extent that the articles of incorporation, bylaws or a resolution of the board of directors provides that the voting or nonvoting shareholder or beneficial shareholder may dissent and obtain payment for his or her shares.

     (2) Except as provided in sub. (4) and s. 180.1008(3), the articles of incorporation may allow a shareholder or beneficial shareholder to dissent from an amendment of the articles of incorporation and obtain payment of the fair value of his or her shares if the amendment materially and adversely affects rights in respect of a dissenter's shares because it does any of the following:

          (a) Alters or abolishes a preferential right of the shares.

          (b) Creates, alters or abolishes a right in respect of redemption, including a provision respecting a sinking fund for the redemption or repurchase, of the shares.

          (c) Alters or abolishes a preemptive right of the holder of shares to acquire shares or other securities.

          (d) Excludes or limits the right of the shares to vote on any matter or to cumulate votes, other than a limitation by dilution through issuance of shares or other securities with similar voting rights.

          (e) Reduces the number of shares owned by the shareholder or beneficial shareholder to a fraction of a share if the fractional share so created is to be acquired for cash under s. 180.0604.

     (3) Notwithstanding sub. (1)(a) to (c), if the issuer corporation is a statutory close corporation under ss. 180.1801 to 180.1837, a shareholder of the statutory close corporation may dissent from a corporate action and obtain payment of the fair value of his or her shares, to the extent permitted under sub. (1)(d) or (2) or s. 180.1803, 180.1813(1)(d) or (2)(b), 180.1815(3) or
180.1829(1)(c).

     (4) Except in a business combination or unless the articles of incorporation provide otherwise, subs. (1) and (2) do not apply to the holders of shares of any class or series if the shares of the class or series are registered on a national securities exchange or quoted on the national association of securities dealers, inc., automated quotations system on the record date fixed to determine the shareholders entitled to notice of a shareholders meeting at which shareholders are to vote on the proposed corporate action.

     (5) Except as provided in s. 180.1833, a shareholder or beneficial shareholder entitled to dissent and obtain payment for his or her shares under ss. 180.1301 to 180.1331 may not challenge the corporate action creating his or her entitlement unless the action is unlawful or fraudulent with respect to the shareholder, beneficial shareholder or issuer corporation.

     180.1303 DISSENT BY SHAREHOLDERS AND BENEFICIAL SHAREHOLDERS. (1) A shareholder may assert dissenters' rights as to fewer than all of the shares registered in his or her name only if the shareholder dissents with respect to all shares beneficially owned by any one person and notifies the corporation in writing of the name and address of each person on whose behalf he or she asserts dissenters' rights. The rights of a shareholder who under this subsection asserts dissenters' rights as to fewer than all of the shares registered in his or her name are determined as if the shares as to which he or she dissents and his or her other shares were registered in the names of different shareholders.

     (2) A beneficial shareholder may assert dissenters' rights as to shares held on his or her behalf only if the beneficial shareholder does all of the following:

          (a) Submits to the corporate the shareholder's written consent to the dissent not later than the time that the beneficial shareholder assets dissenters' rights.

          (b) Submits the consent under par. (a) with respect to all shares of which he or she is the beneficial shareholder.

     180.1320 NOTICE OF DISSENTERS' RIGHTS. (1) If proposed corporate action creating dissenters' rights under s. 180.1302 is submitted to a vote at a shareholders' meeting, the meeting notice shall state that

                                      III-2
shareholders and beneficial shareholders are or may be entitled to assert dissenters' rights under ss. 180.1301 to 180.1331 and shall be accompanied by a copy of those sections.

     (2) If corporate action creating dissenters' rights under s. 180.1302 is authorized without a vote of shareholders, the corporation shall notify, in writing and in accordance with s. 180.0141 [which is set forth below], all shareholders entitled to assert dissenters' rights that the action was authorized and send them the dissenters' notice described in s. 180.1322.

     180.1321 NOTICE OF INTENT TO DEMAND PAYMENT. (1) If proposed corporate action creating dissenters' rights under s. 180.1302 is submitted to a vote at a shareholder's meeting, a shareholder or beneficial shareholder who wishes to assert dissenters' rights shall do all of the following:

          (a) Deliver to the issuer corporation before the vote is taken written notice that complies with s. 180.0141 of the shareholder's beneficial shareholder's intent to demand payment for his or her shares if the proposed action is effectuated.

          (b) Not vote his or her shares in favor of the proposed action.

     (2) A shareholder or beneficial shareholder who fails to satisfy sub. (1) is not entitled to payment for his or her shares under ss. 180.1301 to 180.1331.

     180.1322 DISSENTERS' NOTICE. (1) If proposed corporate action creating dissenters' rights under s. 180.1302 is authorized at a shareholders' meeting, the corporation shall deliver a written dissenters' notice to all shareholders and beneficial shareholders who satisfied s. 180.1321.

     (2) The dissenters' notice shall be sent no later than 10 days after the corporate action is authorized at a shareholders' meeting or without a vote of shareholders, whichever is applicable. The dissenters' notice shall comply with
s. 180.0141 and shall include or have attached all of the following:

          (a) A statement indicating where the shareholder or beneficial must send the payment demand ad where and when certificates for certificated shares must be deposited.

          (b) For holders of uncertificated shares, an explanation of the extent to which transfer of the shares will be restricted after the payment demand is received.

          (c) A form for demanding payment that includes the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action and that whether he or she acquired beneficial ownership of the shares before that date.

          (d) A date by which the corporation must receive the payment demand, which may not be fewer than 30 days nor more than 60 days after the date on which the dissenters' notice delivered.

          (e) A copy of ss. 180.1301 to 180.1331.

     180.1323 DUTY TO DEMAND PAYMENT. (1) A shareholder or beneficial shareholder who is sent a dissenters' notice described in s. 180.1322, or a beneficial shareholder whose shares are held by a nominee who is sent a dissenters' notice described in s. 180.1322, must demand payment in writing and certify whether he or she acquired beneficial ownership of the shares before the date specified in the dissenters' notice under s. 180.1322(2)(c). A shareholder or beneficial shareholder with certificated shares must also deposit his or her certificates in accordance with the terms of the notice.

     (2) A shareholder or beneficial shareholder with certificated shares who demands payment and deposits his or her share certificates under sub. (1) retains all other rights of a shareholder or beneficial shareholder until these rights are canceled or modified by the effectuation of the corporate action.

     (3) A shareholder or beneficial shareholder with certificated or uncertificated shares who does not demand payment by the date set in the dissenters' notice, or a shareholder or beneficial shareholder with certificated shares who does not deposit his or her share certificates where required and by the date set in the dissenters' notice is not entitled to payment for his or her shares under ss. 180.1301 to 180.1331.

                                      III-3

     180.1324 RESTRICTIONS ON UNCERTIFICATED SHARES. (1) The issuer corporation may restrict the transfer of uncertificated shares from the date that the demand for payment for those shares is received until the corporate action is effectuated or the restrictions released under s. 180.1326.

     (2) The shareholder or beneficial shareholder who asserts dissenters' rights as to uncertificated shares retains all of the rights of a shareholder or beneficial shareholder, other than those restricted under sub. (1), until these rights are canceled or modified by the effectuation of the corporate action.

     180.1325 PAYMENT. (1) Except as provided in s. 180.1327, as soon as the corporate action is effectuated or upon receipt of a payment demand, whichever is later, the corporation shall pay each shareholder or beneficial shareholder who has complied with s. 180.1323 the amount that the corporation estimates to be the fair value of his or her shares, plus accrued interest.

     (2) The payment shall be accompanied by all of the following:

          (a) The corporation's latest available financial statements, audited and including footnote disclosure if available, but including not less than a balance sheet as of the end of a fiscal year ending not more than 16 months before the date of payment, an income statement for that year, a statement of changes in shareholders' equity for that year and the latest available interim financial statements, if any.

          (b) A statement of the corporation's estimate of the fair value of the shares.

          (c) An explanation of how the interest was calculated.

          (d) A statement of the dissenter's right to demand payment under s.
     180.1328 if the dissenter is dissatisfied with the payment.

          (e) A copy of ss. 180.1301 to 180.1331.

     180.1326 FAILURE TO TAKE ACTION. (1) If an issuer corporation does not effectuate the corporate action within 60 days after the date set under s.
180.1322 for demanding payment, the issuer corporation shall return the deposited certificates and release the transfer restrictions imposed on uncertified shares.

     (2) If after returning deposited certificates and releasing transfer restrictions, the issuer corporation effectuates the corporate action, the corporation shall deliver a new dissenters' notice under s. 180.1322 and repeat the payment demand procedure.

     180.1327 AFTER-ACQUIRED SHARES. (1) A corporation may elect to withhold payment required by s. 180.1325 from a dissenter unless the dissenter was the beneficial owner of the shares before the date specified in the dissenters' notice under s. 180.1322(2)(c) as the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action.

     (2) To the extent that the corporation elects to withhold payment under sub. (1) after effectuating the corporate action, it shall estimate the fair value of the shares, plus accrued interest, and shall pay this amount to each dissenter who agrees to accept it in full satisfaction of his or her demand. The corporation shall send with its offer a statement of its estimate of the fair value of the shares, an explanation of how the interest was calculated, and a statement of the dissenter's right to demand payment under s. 180.1328 if the dissenter is dissatisfied with the offer.

     180.1328 PROCEDURE IF DISSENTER DISSATISFIED WITH PAYMENT OR OFFER. (1) A dissenter may, in the manner provided in sub. (2), notify the corporation of the dissenter's estimate of the fair value of his or her shares and amount of interest due, and demand payment of his or her estimate, less any payment received under s. 180.1325, or reject the offer under s. 180.1327 and demand payment of the fair value of his or her shares and interest due, if any of the following applies:

          (a) The dissenter believes that the amount paid under s. 180.1325 or offered under s. 180.1327 is less than the fair value of his or her shares or that the interest due is incorrectly calculated.

          (b) The corporation fails to make payment under s. 180.1325 within 60 days after the date set under s. 180.1322 for demanding payment.

                                      III-4

          (c) The issuer corporation, having failed to effectuate the corporate action, does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within 60 days after the date set under s. 180.1322 for demanding payment.

     (2) A dissenter waives his or her rights to demand payment under this section unless the dissenter notifies the corporation of his or her demand under sub. (1) in writing within 30 days after the corporation made or offered payment for his or her shares. The notice shall comply with s. 180.0141.

     180.1330 COURT ACTION. (1) If a demand for payment under s. 180.1328 remains unsettled, the corporation shall bring a special proceeding within 60 days after receiving the payment demand under s. 180.1328 and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not bring the special proceeding within the 60-day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

     (2) The corporation shall bring the special proceeding in the circuit court for the county where its principal office or, if none in this state, its registered office is located. If the corporation is a foreign corporation without a registered office in this state, it shall bring the special proceeding in the county in the state in which was located the registered office of the issuer corporation that merged with or whose shares were acquired by the foreign corporation.

     (3) The corporation shall make all dissenters, whether or not residents of this state, whose demands remain unsettled parties to the special proceeding. Each party to the special proceeding shall be served with a copy of the petition as provided in s. 801.14.

     (4) The jurisdiction of the court in which the special proceeding is brought under sub. (2) is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend decision on the question of fair value. An appraiser has the power described in the order appointing him or her or in any amendment to the order. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.

     (5) Each dissenter made a party to the special proceeding is entitled to judgment for any of the following:

          (a) the amount, if any, by which the court finds the fair value of his or her shares, plus interest, exceeds the amount paid by the corporation.

          (b) The fair value, plus accrued interest, of his or her shares acquired on or after the date specified in the dissenter's notice under s. 180.1322(2)(c), for which the corporation elected to withhold payment under
     s. 180.1327.

     180.1331 COURT COSTS AND COUNSEL FEES. (1)(a) Notwithstanding ss. 814.01 to 814.04, the court in a special proceeding brought under s. 180.1330 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court and shall assess the costs against the corporation, except as provided in par. (b).

          (b) Notwithstanding ss. 814.01 and 814.04, the court may assess costs against all or some of the dissenters, in amounts that the court finds to be equitable, to the extent that the court finds the dissenters acted arbitrarily, vexatiously or not in good faith in demanding payment under s. 180.1328.

     (2) The parties shall bear their own expenses of the proceeding, except that, notwithstanding ss. 814.01 to 814.04, the court may also assess the fees and expenses of counsel and experts for the respective parties, in amounts that the court finds to be equitable, as follows:

          (a) Against the corporation and in favor of any dissenter if the court finds that the corporation did not substantially comply with ss. 180.1320 to 180.1328.

          (b) Against the corporation or against a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously or not in good faith with respect to the rights provided by this chapter.

                                      III-5

     (3) Notwithstanding sec.sec.814.01 to 814.04, if the court finds that the services of counsel and experts for any dissenter were of substantial benefit to other dissenters similarly situated, the court may award to these counsel and experts reasonable fees to be paid out of the amounts awarded the dissenters who were benefited.

                                     * * *

     180.0141 NOTICE. (1) This section applies to notice that is required under this chapter and that is made subject to this section by express reference to this section.

     (2) (a) A person shall give notice in writing, except as provided in par.
(b).

          (b) A person may give oral notice is oral notice is permitted by the articles of incorporation or bylaws and not otherwise prohibited by this chapter.

     (3) Except as provided in sec.180.0721(4) or unless otherwise provided in the articles of incorporation or bylaws, notice may be communicated in person, by telephone, telegraph, teletype, facsimile or other form of wire or wireless communication, or by mail or private carrier, and, if these forms of personal notice are impracticable, notice may be communicated by a newspaper of general circulation in the area where published, or by radio, television or other form of public broadcast communication.

     (4) Written notice to a domestic corporation or a foreign corporation authorized to transact business in this state may be addressed to its registered agent at its registered office or to the domestic corporation or foreign corporation at its principal office. With respect to a foreign corporation that has not yet filed an annual report under sec.180.1622, the address of the foreign corporation's principal office may be determined from its application for a certificate of authority.

     (5) (a) Except as provided in par. (b) and sec.sec.180.0807(2) and 180.0843(1), written notice is effective at the earliest of the following:

             1. When received.

             2. Five days after its deposit in the U.S. mail, if mailed postpaid and correctly addressed.

             3. On the date shown on the return receipt, if sent by registered or certified mail, return receipt requested, and the receipt is signed by or on behalf of the addressee.

             4. On the effective date specified in the articles of incorporation or bylaws.

          (b) Written notice by a domestic corporation or foreign corporation to its shareholder is effective when mailed and may be addressed to the shareholder's address shown in the domestic corporation's or foreign corporation's current record of shareholders.

          (c) Oral notice is effective when communicated.

                                      III-6

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     AMCORE has purchased for the benefit of its officers and directors, and those of certain subsidiaries, insurance policies whereby the insurance companies agree, among other things, that in the event any such officer or director becomes legally obligated to make a payment (including legal fees and expenses) in connection with an alleged wrongful act, such insurance companies will pay AMCORE up to $5,000,000. Wrongful act means any breach of duty, neglect, error, misstatement, misleading statement or other act done by an officer or director of AMCORE or any subsidiary.

     Reference is made to the caption "Comparison of Stockholders' Rights Indemnification and Personal Liability of Directors and Officers" in the Proxy Statement/Prospectus for a description of certain statutory and charter provisions under which controlling persons, directors and officers of AMCORE are afforded indemnification against liabilities which they may incur in such capacities and for the statement of the Commission with respect thereto as to the enforceability thereof.

     Pursuant to the Merger Agreement, AMCORE has agreed to indemnify the executive officers and directors of CBSC and its subsidiaries for a period of six years after the Effective Time to the same extent such persons are currently indemnified pursuant to CBSC's Articles of Incorporation and Bylaws.

ITEM 21. EXHIBITS.

     (a) The following exhibits have been filed (except where otherwise indicated) as part of this Registration Statement:

EXHIBIT NO.                             EXHIBIT
-----------                             -------
    2.1       Amended and Restated Agreement and Plan of Merger, dated as of May 1, 1997, among AMCORE Financial, Inc., CBS
              Acquisition Corp. and Country Bank Shares Corporation
              (included as Annex II to the Proxy Statement/Prospectus)
    3.1       Amended and Restated Articles of Incorporation of AMCORE
              Financial, Inc. dated May 1, 1990 (Incorporated by reference to Exhibit 23 of AMCORE's Annual Report on Form 10-K for the
              year ended December 23, 1989)
    3.2       Bylaws of AMCORE Financial, Inc. as amended May 17, 1990
              (Incorporated by reference as Exhibit 3.1 of AMCORE's Annual
              Report on Form 10-K for the year ended December 31, 1994)
    4.1       Shareholder Rights Plan of AMCORE Financial, Inc.
              (incorporated by reference to Exhibit 4.1 to the AMCORE
              Financial, Inc. Form 8-K dated February 21, 1996)
    5.1       Opinion of Marshall Hill Cassas & de Lipkau
    8.1       Opinion of Quarles & Brady
   10.1       Form of Stockholder Voting Agreement, dated as of January
              30, 1997, between AMCORE Financial, Inc. and certain
              directors, officers and other significant shareholders of
              Country Bank Shares Corporation (included as Exhibit B to
              Annex II to the Proxy Statement/ Prospectus)
   23.1       Consent of McGladrey and Pullen, LLP
   23.2       Consent of Arthur Andersen LLP
   23.3       Consent of Skadden, Arps, Slate, Meagher & Flom (Illinois)
   23.4       Consent of Quarles & Brady (included in Exhibit 8.1)
   23.5       Consent of Marshall Hill Cassas & de Lipkau (included in
              Exhibit 5.1)
   23.6       Consent of ABN AMRO Chicago Corporation
   24.1       Power of Attorney
   99         Form of Proxy for Country Bank Shares Corporation

     (b) No financial statement schedules are required to be filed with regard to AMCORE or CBSC.

ITEM 22. UNDERTAKINGS.

     (1) AMCORE hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the Registrant's Special report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (2) AMCORE hereby undertakes that prior to any public reoffering of the securities registered hereunder through use of a Prospectus which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering Prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

     (3) AMCORE undertakes that every Prospectus (i) that is filed pursuant to paragraph (2) immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the Registration Statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (4) Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of AMCORE pursuant to the foregoing provisions, or otherwise, AMCORE has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by AMCORE of expenses incurred or paid by a director, officer or controlling person or AMCORE in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, AMCORE will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (5) AMCORE hereby undertakes to respond to requests for information that is incorporated by reference into the Prospectus pursuant to Items 4, 10(b), 11 or 13 of Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

     (6) AMCORE hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

     (7) AMCORE hereby undertakes to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rockford, State of Illinois, on this 13th day of May 1997.

                                          AMCORE FINANCIAL, INC.

                                          By:        /s/ JOHN R. HECHT

                                            ------------------------------------
                                                       John R. Hecht
                                                 Senior Vice President and
                                                  Chief Financial Officer

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned officers and directors of AMCORE Financial, Inc. hereby constitutes and appoints Robert J. Meuleman and John R. Hecht, or either of them (with full power to each of them to act alone), his true and lawful attorney-in-fact and agent, with full power of substitution, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute and file this Registration Statement under the Securities Act of 1933, as amended, and any or all amendments (including, without limitation, post-effective amendments and any amendment or amendments or additional registration statements filed pursuant to Rule 462 of the Securities Act increasing the amount of securities for which registration is being sought), with all exhibits and any and all documents required to be filed with respect thereto, with the Securities and Exchange Commission or any regulatory authority, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same, as fully to all intents and purposes as he himself might or could do if personally present, hereby ratifying and confirming that all such attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

                   SIGNATURE                                      TITLE                       DATE
                   ---------                                      -----                       ----
             /s/ ROBERT J. MEULEMAN               Director and President and Chief        May 13, 1997
------------------------------------------------    Executive Officer (principal
               Robert J. Meuleman                   executive officer)

               /s/ JOHN R. HECHT                  Senior Vice President and Chief         May 13, 1997
------------------------------------------------    Financial Officer (principal
                 John R. Hecht                      financial officer and principal
                                                    accounting officer)

              /s/ MILTON R. BROWN                                Director                 May 13, 1997
------------------------------------------------
                Milton R. Brown

             /s/ LAWRENCE E. GLOYD                               Director                 May 14, 1997
------------------------------------------------
               Lawrence E. Gloyd

                   SIGNATURE                                      TITLE                       DATE
                   ---------                                      -----                       ----

            /s/ WILLIAM R. MCMANAMAN                             Director                 May 14, 1997
------------------------------------------------
              William R. McManaman

              /s/ RICHARD C. DELL                                Director                 May 14, 1997
------------------------------------------------
                Richard C. Dell

              /s/ ROBERT A. DOYLE                                Director                 May 14, 1997
------------------------------------------------
                Robert A. Doyle

                  /s/ TED ROSS                                   Director                 May 13, 1997
------------------------------------------------
                    Ted Ross

             /s/ JACK D. WARD, ESQ.                              Director                 May 13, 1997
------------------------------------------------
               Jack D. Ward, Esq.

                                 EXHIBIT INDEX

EXHIBIT NO.
-----------
    2.1       Amended and Restated Agreement and Plan of Merger, dated as of May 1, 1997, among AMCORE Financial, Inc., CBS
              Acquisition Corp. and Country Bank Shares Corporation
              (included as Annex II to the Proxy Statement/Prospectus)
    3.1       Amended and Restated Articles of Incorporation of AMCORE
              Financial, Inc. dated May 1, 1990 (Incorporated by reference to Exhibit 23 of AMCORE's Annual Report on Form 10-K for the
              year ended December 23, 1989)
    3.2       Bylaws of AMCORE Financial, Inc. as amended May 17, 1990
              (Incorporated by reference as Exhibit 3.1 of AMCORE's Annual
              Report on Form 10-K for the year ended December 31, 1994)
    4.1       Shareholder Rights Plan of AMCORE Financial, Inc.
              (incorporated by reference to Exhibit 4.1 to the AMCORE
              Financial, Inc. Form 8-K dated February 21, 1996)
    5.1       Opinion of Marshall Hill Cassas and de Lipkau
    8.1       Opinion of Quarles & Brady
   10.1       Form of Stockholder Voting Agreement, dated as of January
              30, 1997, between AMCORE Financial, Inc. and certain
              directors, officers and other significant shareholders of
              Country Bank Shares Corporation (included as Exhibit B to
              Annex II to the Proxy Statement/ Prospectus)
   23.1       Consent of McGladrey and Pullen, LLP
   23.2       Consent of Arthur Andersen LLP
   23.3       Consent of Skadden, Arps, Slate, Meagher & Flom (Illinois)
   23.4       Consent of Quarles & Brady (included in Exhibit 8.1)
   23.5       Consent of Marshall Hill Cassas and de Lipkau (included in
              Exhibit 5.1)
   23.6       Consent of ABN AMRO Chicago Corporation
   24.1       Power of Attorney
   99         Form of Proxy for Country Bank Shares Corporation